SUPPLEMENT TO
                         INCOME MANAGER(R) ROLLOVER IRA
                       PROSPECTUS DATED DECEMBER 31, 1997

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(SM) Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A) offered to issue ages 76 or older under the INCOME MANAGER Prospectus for Rollover IRA. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A) than the versions discussed on page 21 of the prospectus under "baseBUILDER Benefits" is available for issue ages 76 or older. The charge for this benefit is still 0.45% of the Guaranteed Minimum Death Benefit in effect on a Processing Date. The versions of the baseBUILDER Benefit described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 or older is as discussed below:

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

     4% to Age 85 Benefit - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through age 85 (or at your death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Death Benefit interest rate applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program will be 4%.

The Guaranteed Minimum Income Benefit discussed on page 22 of the prospectus may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than your age 90.

The period certain will be 90 less your age at election.

The Guaranteed Minimum Income Benefit benefit base described on page 34 of the prospectus is as follows:

     The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through age 85, and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base interest rate applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program will be 4%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


--------------------------------------------------------------------------------
        Income Manager is a registered service mark and baseBUILDER is a service mark of The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED DECEMBER 31, 1997

IM-95-04SUPP1(1/98)

                                                               DECEMBER 31, 1997



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                    PROFILE OF INCOME MANAGER(R) ROLLOVER IRA
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.


1. THE ANNUITY CERTIFICATE. The Rollover IRA Certificate is a deferred individual retirement annuity (IRA, which can be either TRADITIONAL IRAS or ROTH
IRAS) issued by Equitable Life. It is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions. You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called GIROS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the GIROs' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. All amounts distributed are subject to income tax.

The Investment Funds offer a potential for better returns than the interest rates guaranteed under GIROs, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and GIROs. The value of GIROs prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The  Certificate   provides  a  number  of   distribution   methods  during  the
accumulation phase and for converting to annuity income, which include the ASSURED PAYMENT OPTION, APO PLUS and other annuity benefits.

The Assured Payment Option may also be elected if you desire to start receiving a form of lifetime income immediately. When you elect the Assured Payment Option, your Certificate's value will be reduced to provide for guaranteed lifetime income. You may also elect APO Plus whereby a portion of your money is invested under the Assured Payment Option, and the remaining amount is allocated to the Alliance Common Stock Fund or the Alliance Equity Index Fund, as you select. Every three years during the fixed period of the Assured Payment Option, a portion of your money in the selected Investment Fund is applied to increase the guaranteed payments under the Assured Payment Option. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you will receive.

                             ---------------------

     Income Manager is a registered service mark and baseBUILDER is a service mark of The Equitable Life Assurance Society of the United States.


IM-95-04Pros(1/98)                                             Catalog No. 12734

2. ANNUITY PAYMENTS. You can have your Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for your life; (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and
(4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity Benefits (other than the Refund Certain which is only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving income annuity payments, you cannot change your annuity benefit.

3. PURCHASE. You can purchase a Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Regular contributions under a Traditional IRA are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.

Subject to certain age restrictions, you may purchase the baseBUILDER(SM) guaranteed benefits in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is provided under the Certificate at a lower charge (Plan B). Both benefits are discussed below.

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST). The portfolios are described in the prospectuses for HR Trust and EQ Trust.

--------------------------------------------------------------------------------------------------------------
                                               EQUITY SERIES:
--------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                    INTERNATIONAL EQUITY                AGGRESSIVE EQUITY

 Alliance Common Stock               Alliance Global                     Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International              Alliance Small Cap Growth
 BT Equity 500 Index                 BT International Equity Index       BT Small Company Index
 EQ/Putnam Growth & Income           Morgan Stanley Emerging Markets     MFS Emerging Growth Companies
    Value                               Equity                           Warburg Pincus Small Company
 MFS Research                        T. Rowe Price International             Value
 Merrill Lynch Basic Value Equity       Stock
 T. Rowe Price Equity Income
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
     ASSET ALLOCATION SERIES                                  FIXED INCOME SERIES
--------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   AGGRESSIVE FIXED INCOME             DOMESTIC FIXED INCOME
 Alliance Growth Investors           Alliance High Yield                 Alliance Intermediate Government
 EQ/Putnam Balanced                                                          Securities
 Merrill Lynch World Strategy                                            Alliance Money Market
--------------------------------------------------------------------------------------------------------------
                             Alliance Equity Index (AVAILABLE ONLY UNDER APO PLUS)
--------------------------------------------------------------------------------------------------------------

You may also invest in one or more GIROs currently maturing in years 1999 through 2008. Under the Assured Payment Option and APO Plus, GIROs currently maturing in years 2009 through 2012 are also available. The GIRO maturing on February 15, 2013 will become available under the Assured Payment Option and APO Plus on January 2, 1998.

5. EXPENSES. The Certificate has expenses as follows: There is an annual charge expressed as a percentage of the Guaranteed Minimum Death Benefit. For Plan A the percentage is equal to 0.45% for the 6% to Age 80 Benefit; and 0.30% for the 6% to Age 70 Benefit. For Plan B the percentage is equal to 0.20%. As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks at an annual rate of 0.90%; and a daily charge is deducted for administration expenses at an annual rate of 0.25%.

The charges for the portfolios of HR Trust range from 0.63% to 1.33% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected. The charges for the portfolios of EQ Trust range from 0.55% to 1.75% of the average daily net assets of EQ Trust portfolios, depending upon the EQ Trust portfolios selected. The amounts for HR Trust are based on restated values during 1996 (as well as an expense cap for the Alliance Small Cap Growth portfolio), and the amounts for EQ Trust are based on a current expense cap. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily net assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year, except that under the Assured Payment Option and APO Plus it is 10%. The withdrawal charge does not apply under certain of the distribution methods available under the Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."


                                                    Year of Contribution Withdrawal

                                    1        2        3        4        5       6        7       8+
                                 -----------------------------------------------------------------------
Percentage of
Contribution                       7.0%    6.0%     5.0%     4.0%     3.0%     2.0%    1.0%     0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the Guaranteed Minimum Death Benefit based charge for the optional Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit equal to 0.45%. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of the year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                               EXAMPLES
                                                                                             Total Annual
                                TOTAL ANNUAL      TOTAL ANNUAL         TOTAL             Expenses at End of:
                                 CERTIFICATE       PORTFOLIO          ANNUAL             (1)              (2)
INVESTMENT FUND                    CHARGES          CHARGES           CHARGES           1 Year          10 Years

Alliance Conservative                1.15%            0.80%             1.95%           $89.74            $275.75
   Investors

Alliance Growth Investors            1.15%            0.84%             1.99%           $90.14            $279.80

Alliance Growth & Income             1.15%            0.85%             2.00%           $90.24            $280.80

Alliance Common Stock                1.15%            0.66%             1.81%           $88.35            $261.52

Alliance Global                      1.15%            0.98%             2.13%           $91.53            $293.80

Alliance International               1.15%            1.33%             2.48%           $95.01            $328.00

Alliance Aggressive Stock            1.15%            0.83%             1.98%           $90.04            $278.79

Alliance Small Cap Growth            1.15%            1.20%             2.35%           $93.72            $315.43

Alliance Money Market                1.15%            0.64%             1.79%           $88.15            $259.45

Alliance Intermediate
   Government Securities             1.15%            0.84%             1.99%           $90.14            $279.80

Alliance High Yield                  1.15%            0.91%             2.06%           $90.84            $286.83

UNDER APO PLUS

Alliance Common Stock                1.15%            0.66%             1.81%           $88.35            $233.84

Alliance Equity Index                1.15%            0.63%             1.78%           $88.05            $230.74


BT Equity 500 Index                  1.15%            0.55%             1.70%           $87.26            $250.17

BT Small Company Index               1.15%            0.60%             1.75%           $87.75            $255.35

BT International Equity Index        1.15%            0.80%             1.95%           $89.74            $275.75

MFS Emerging Growth Companies
                                     1.15%            0.85%             2.00%           $90.24            $288.87

MFS Research                         1.15%            0.85%             2.00%           $90.24            $288.87

Merrill Lynch Basic Value
   Equity
                                     1.15%            0.85%             2.00%           $90.24            $288.87

Merrill Lynch World Strategy         1.15%            1.20%             2.35%           $93.72            $323.50

Morgan Stanley Emerging
   Markets Equity                    1.15%            1.75%             2.90%           $99.19            $375.62

EQ/Putnam Balanced                   1.15%            0.90%             2.05%           $90.74            $293.88

EQ/Putnam Growth & Income
   Value                             1.15%            0.85%             2.00%           $90.24            $288.87

T. Rowe Price Equity Income          1.15%            0.85%             2.00%           $90.24            $288.87

T. Rowe Price International
   Stock                             1.15%            1.20%             2.35%           $93.72            $323.50

Warburg Pincus Small Company
   Value                             1.15%            1.00%             2.15%           $91.73            $303.84

Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation. For more detailed information, see the Fee table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you also may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS: (1) Lump Sum Withdrawals of at least $1,000 may be taken at any time. Lump Sum Withdrawals are also available under the Distribution Options. (2) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; (3) Systematic Withdrawals (if you are age 59 1/2 to 70), paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value; and (4) only under Traditional IRA Certificates, Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code. You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders are subject to income tax and may be subject to a tax penalty.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.

9. DEATH BENEFIT. If you die before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit (except in New York) is equal to (1) your Certificate's value in the Investment Funds, or if greater, the Guaranteed Minimum Death Benefit, and (2) the amount of the death benefit provided with respect to GIROs.

      The Guaranteed Minimum Death Benefit is a "6% to Age 80 Benefit." We add interest to the initial amount at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) through age 80 (or at your death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

      If you elect Plan A and are between the ages of 20 through 65, you may instead elect a 6% to Age 70 Benefit, for a lower charge.

The death benefit with respect to the GIROs is equal to the amounts in the GIROs, or if greater, the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.

The death benefit applicable to Certificates issued in New York is equal to the amounts in the Investment Funds and the GIROs, or if greater, the Guaranteed Minimum Death Benefit.

      The Guaranteed Minimum Death Benefit is reset each year through age 80 to your Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. The Guaranteed Minimum Death Benefit at your death will never be less than the amounts in the Investment Funds, plus the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.

10. OTHER INFORMATION.

BASEBUILDER BENEFIT (PLAN A). The baseBUILDER (available for ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. A baseBUILDER benefit (which is different from the one described below) may be available for annuitant issue ages 76 and older. The baseBUILDER benefit is currently not available in New York.

      Income Benefit -- The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Assured Payment Option, the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors. Investment performance is not guaranteed. The Guaranteed Minimum Income Benefit provides a safety net for your future.

      Death Benefit -- As part of the baseBUILDER a Guaranteed Minimum Death Benefit is provided which is the 6% to Age 80 Benefit or the 6% to Age 70 Benefit, both of which are described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the GIROs, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your registered representative.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a GIRO maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the GIRO, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging -- You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time the mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging -- You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable Certificate charges deducted from the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semi-annually or annually in order to retain the investment percentage allocations you select. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your need may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to GIROs.

11. INQUIRIES. If you need more information, please contact your agent. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ 07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                         INCOME MANAGER(R) ROLLOVER IRA
                       PROSPECTUS DATED DECEMBER 31, 1997

                              ---------------------

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus describes individual retirement annuity (IRA, which can be either TRADITIONAL IRAS or ROTH IRAS) certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ROLLOVER IRA) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Under the Rollover IRA we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $5,000 is required to put a Certificate into effect.

The Rollover IRA is designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. The distribution methods include the ASSURED PAYMENT OPTION, Assured Payment Option Plus (APO PLUS), and a variety of payout options, including variable annuities and fixed annuities. The Assured Payment Option and APO Plus are also available for election in the application if you are interested in receiving distributions rather than accumulating funds.

The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 24 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT. There is an additional Investment Fund which is available only under APO Plus.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks of the Portfolios.
                                INVESTMENT FUNDS

-------------------------------------------------------------------------------------------------------------------------------
                                  EQUITY SERIES
-------------------------------------------------------------------------------------------------------------------------------
   DOMESTIC EQUITY                           INTERNATIONAL EQUITY                      AGGRESSIVE EQUITY
     Alliance Common Stock                     Alliance Global                           Alliance Aggressive Stock
     Alliance Growth & Income                  Alliance International                    Alliance Small Cap Growth
     BT Equity 500 Index                       BT International Equity Index             BT Small Company Index
     EQ/Putnam Growth & Income Value           Morgan Stanley Emerging Markets           MFS Emerging Growth Companies
     MFS Research                                Equity                                  Warburg Pincus Small Company Value
     Merrill Lynch Basic Value Equity          T. Rowe Price International Stock
     T. Rowe Price Equity Income
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         ASSET ALLOCATION SERIES                                          FIXED INCOME SERIES
-------------------------------------------------------------------------------------------------------------------------------
     Alliance Conservative Investors         AGGRESSIVE FIXED INCOME                   DOMESTIC FIXED INCOME
     Alliance Growth Investors                 Alliance High Yield                       Alliance Intermediate Government
     EQ/Putnam Balanced                                                                    Securities
     Merrill Lynch World Strategy                                                        Alliance Money Market
-------------------------------------------------------------------------------------------------------------------------------

           Alliance Equity Index Fund (AVAILABLE ONLY UNDER APO PLUS)
--------------------------------------------------------------------------------

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008 under the Rollover IRA and 1999 through 2012 under the Assured Payment Option and APO Plus. The Guarantee Period maturing on February 15, 2013 will become available under the Assured Payment Option and APO Plus on January 2, 1998.

This prospectus provides information about the Rollover IRA that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HR Trust and EQ Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated December 31, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.
--------------------------------------------------------------------------------
    Copyright 1997 The Equitable Life Assurance Society of the United States,
                 New York, New York 10104. All rights reserved.
  Income Manager is a registered service mark and baseBUILDER is a service mark of The Equitable Life Assurance Society of the United States.

IM-95-04 PROS (1/98)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, and a current report on Form 8-K dated July 10, 1997 are incorporated herein by reference.

      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

























--------------------------------------------------------------------------------
This prospectus dated December 31, 1997 is a revision of Equitable Life's prospectus dated May 1, 1997, for the Income Manager Rollover IRA Certificates and reflects limited changes in the Certificates and features described in the May prospectus. These Certificates were first offered on May 1, 1997. For convenience, in lieu of a supplement to the May prospectus, the prospectus has been reprinted in its entirety.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          PROSPECTUS TABLE OF CONTENTS

--------------------------------------------------------------------------------

GENERAL TERMS                                       PAGE   4

FEE TABLE  PAGE   6

PART 1:    EQUITABLE LIFE, THE SEPARATE
           ACCOUNT AND THE
           INVESTMENT FUNDS                          PAGE 10
Equitable Life                                          10
Separate Account No. 45                                 10
HR Trust                                                10
HR Trust's Manager and Adviser                          11
EQ Trust                                                11
EQ Trust's Manager and Advisers                         11
Investment Policies and Objectives of
   HR Trust's Portfolios and EQ Trust's
   Portfolios                                           12

PART 2:    THE GUARANTEED PERIOD
           ACCOUNT                                   PAGE 15
Guarantee Periods                                       15
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to the
   Expiration Date                                      16
Modal Payment Portion                                   17
Investments                                             17

PART 3:    PROVISIONS OF THE
           CERTIFICATES AND SERVICES
           WE PROVIDE                                PAGE 18
What Is the Rollover IRA?                               18
Availability of the Certificates                        18
Contributions under the Certificates                    18
Methods of Payment                                      18
Allocation of Contributions                             19
Free Look Period                                        19
Annuity Account Value                                   20
Transfers among Investment Options                      20
Dollar Cost Averaging                                   21
Rebalancing                                             21
baseBUILDER Benefits                                    21
Death Benefit                                           22
Guaranteed Minimum Income Benefit                       22
Cash Value                                              24
Surrendering the Certificates to
   Receive the Cash Value                               24
When Payments Are Made                                  24
Assignment                                              24
Services We Provide                                     24
Distribution of the Certificates                        25

PART 4:    DISTRIBUTION METHODS
           UNDER THE CERTIFICATES                    PAGE 26
Assured Payment Option                                  26
APO Plus                                                30
Withdrawal Options                                      31

How Withdrawals and Transfers Affect Your
   Guaranteed Minimum Death Benefit and
   Guaranteed Minimum Income Benefit                    33
Annuity Benefits                                        34

PART 5:    DEDUCTIONS AND CHARGES                    PAGE 36
Charges Deducted from the Annuity
   Account Value                                        36
Charges Deducted from the Investment Funds              37
HR Trust Charges to Portfolios                          37
EQ Trust Charges to Portfolios                          38
Sponsored Arrangements                                  38
Other Distribution Arrangements                         38

PART 6:    VOTING RIGHTS                             PAGE 39
HR Trust and EQ Trust Voting Rights                     39
Voting Rights of Others                                 39
Separate Account Voting Rights                          39
Changes in Applicable Law                               39

PART 7:    TAX ASPECTS OF THE CERTIFICATES           PAGE 40
IRA Tax Information                                     40
Traditional Individual Retirement
   Annuities (Traditional IRAs)                         40
Roth Individual Retirement Annuities
   (Roth IRAs)                                          46
Federal and State Income Tax Withholding                49
Other Withholding                                       50
Impact of Taxes to Equitable Life                       50
Transfers among Investment Options                      50
Tax Changes                                             50

PART 8:    INDEPENDENT ACCOUNTANTS                   PAGE 51

PART 9:    INVESTMENT PERFORMANCE                    PAGE 52
Adjusted Historical Performance Data                    52
Rate of Return Data for Investment Funds                54
Communicating Performance Data                          57
Alliance Money Market Fund and
   Alliance Intermediate Government
   Securities Fund Yield Information                    58

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                                PAGE 59

APPENDIX II: DEATH BENEFIT FOR
   CERTIFICATES ISSUED IN NEW YORK                   PAGE 60

APPENDIX III: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                             PAGE 61

APPENDIX IV: EXAMPLE OF PAYMENTS
   UNDER THE ASSURED PAYMENT
   OPTION AND APO PLUS                               PAGE 62

STATEMENT OF ADDITIONAL
   INFORMATION TABLE OF CONTENTS                     PAGE 63

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT -- The individual who is the measuring life for determining benefits under a Certificate. The Annuitant and Certificate Owner must be the same individual.

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE -- The date on which annuity benefit payments are to commence.

ASSURED PAYMENT OPTION -- A distribution option which provides guaranteed lifetime income. The Assured Payment Option may be elected in the application or elected as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account and the Life Contingent Annuity. No amounts may be allocated to the Investment Funds.

APO PLUS -- A distribution option which provides guaranteed lifetime income. APO Plus may be elected in the application or as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account, the Life Contingent Annuity and to the Alliance Common Stock Fund or the Alliance Equity Index Fund. The amount in the selected Fund is then systematically converted to increase the guaranteed lifetime income.

BASEBUILDERSM -- Optional protection benefit, consisting of the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner must be the same individual as the Annuitant.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable with respect to the Investment Funds (in all states except New York), upon the death of the Annuitant. The Guaranteed Minimum Death Benefit is different in New York.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income provided with respect to the Investment Funds.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROS).

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.

HR TRUST -- The  Hudson  River  Trust,  a mutual  fund in which  the  assets  of
separate  accounts  of  insurance  companies  are  invested.   Alliance  Capital
Management L.P. (ALLIANCE) is the manager and adviser to HR Trust.

INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates. The Alliance Equity Index Fund is only available under APO Plus.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds and each available Guarantee Period.

IRA-- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA, and a Roth IRA which must also meet the requirements of Section 408A of the Code.

LIFE CONTINGENT ANNUITY -- Provides guaranteed lifetime income beginning at a future date. Amounts may only be applied under the Life Contingent Annuity through election of the Assured Payment Option and APO Plus.

MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION -- Under the Assured Payment Option and APO Plus, the portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

PORTFOLIOS -- The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 45.

TRADITIONAL   IRA  --  An  IRA  which  is   generally   purchased   with  pretax
contributions, the distributions from which are treated as taxable.

TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------

                                    FEE TABLE

--------------------------------------------------------------------------------

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 5: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. See "Part 5: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS  (percentage deducted upon surrender      CONTRACT
   or  for  certain  withdrawals.   The  applicable  withdrawal  charge  percentage  is      YEAR
   determined by the Contract Year in which the  withdrawal is made or the  Certificate      ----
   is surrendered  beginning  with "Contract Year 1" with respect to each  contribution      1........................7.00%
   withdrawn or  surrendered.  For each  contribution,  the  Contract  Year in which we      2........................6.00
   receive that contribution is "Contract Year 1").(1)                                       3........................5.00
                                                                                             4........................4.00
                                                                                             5........................3.00
                                                                                             6........................2.00
                                                                                             7........................1.00
                                                                                             8+.......................0.00


GUARANTEED BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)(2)
----------------------------------------------------------------
COMBINED GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT
   (PLAN A) (calculated as a percentage of the Guaranteed Minimum Death Benefit)............................         0.45%

GUARANTEED MINIMUM DEATH BENEFIT ONLY (PLAN B) (calculated as a percentage of the
   Guaranteed Minimum Death Benefit)........................................................................         0.20%

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISKS.................................................................................         0.90%
ADMINISTRATION(3)...........................................................................................         0.25%
                                                                                                                     =====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...................................................................         1.15%
                                                                                                                     =====

-------------------
See footnotes on next page.

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------

                                                                          INVESTMENT PORTFOLIOS
                                            -----------------------------------------------------------------------------------
                                               ALLIANCE      ALLIANCE     ALLIANCE      ALLIANCE
                                             CONSERVATIVE     GROWTH      GROWTH &       COMMON       ALLIANCE     ALLIANCE
HR TRUST                                      INVESTORS     INVESTORS      INCOME        STOCK         GLOBAL    INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.48%         0.53%         0.55%        0.38%         0.65%         0.90%
12b-1 Fee(4)                                    0.25%         0.25%         0.25%        0.25%         0.25%         0.25%
Other Expenses                                  0.07%         0.06%         0.05%        0.03%         0.08%         0.18%
===============================================================================================================================
 TOTAL HR TRUST ANNUAL EXPENSES(5)              0.80%         0.84%         0.85%        0.66%         0.98%         1.33%
===============================================================================================================================

                                                                                                      ALLIANCE
                                                             ALLIANCE     ALLIANCE      ALLIANCE    INTERMEDIATE   ALLIANCE
                                                            AGGRESSIVE    SMALL CAP      MONEY         GOVT.         HIGH
HR TRUST                                                      STOCK        GROWTH        MARKET      SECURITIES      YIELD
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee                        0.55%         0.90%        0.35%         0.50%         0.60%
12b-1 Fee(4)                                                  0.25%         0.25%(7)     0.25%         0.25%         0.25%
Other Expenses                                                0.03%         0.10%        0.04%         0.09%         0.06%
===============================================================================================================================
   TOTAL HR TRUST ANNUAL EXPENSES(5)                          0.83%         1.20%(7)     0.64%         0.84%         0.91%
===============================================================================================================================

                                                                BT           BT           MFS                       MERRILL
                                                  BT         SMALL      INTERNATIONAL   EMERGING                     LYNCH
                                              EQUITY 500     COMPANY       EQUITY        GROWTH         MFS       BASIC VALUE
EQ TRUST                                        INDEX         INDEX         INDEX      COMPANIES      RESEARCH      EQUITY
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.25%         0.25%         0.35%        0.55%         0.55%         0.55%
12b-1 Fee(4)                                    0.25%         0.25%         0.25%        0.25%         0.25%         0.25%
Other Expenses                                  0.05%         0.10%         0.20%        0.05%         0.05%         0.05%
===============================================================================================================================
   TOTAL EQ TRUST ANNUAL EXPENSES(6)            0.55%         0.60%         0.80%        0.85%         0.85%         0.85%
===============================================================================================================================

                                                           MORGAN                                                    WARBURG
                                              MERRILL     STANLEY                EQ/PUTNAM    T. ROWE    T. ROWE     PINCUS
                                               LYNCH      EMERGING               GROWTH &      PRICE      INTER-      SMALL
                                               WORLD      MARKETS    EQ/PUTNAM    INCOME      EQUITY     NATIONAL    COMPANY
EQ TRUST                                      STRATEGY     EQUITY     BALANCED     VALUE      INCOME      STOCK       VALUE
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.70%       1.15%       0.55%       0.55%      0.55%       0.75%       0.65%
12b-1 Fee(4)                                    0.25%       0.25%       0.25%       0.25%      0.25%       0.25%       0.25%
Other Expenses                                  0.25%       0.35%       0.10%       0.05%      0.05%       0.20%       0.10%
===============================================================================================================================
   TOTAL EQ TRUST ANNUAL EXPENSES(6)            1.20%       1.75%       0.90%       0.85%      0.85%       1.20%       1.00%
===============================================================================================================================

Notes:
(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Withdrawal Charge" in Part 5.
(2) This charge is deducted annually on each Processing Date. See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge (Plan A)" and "Guaranteed Minimum Death Benefit Only Benefit Charge (Plan B)" in Part 5.
(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.
(4) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.
(5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997 (see footnote 7). The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 5.
(6) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown as "Other Expenses" for these Portfolios are estimated. The MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and was offered under this prospectus as of September 2, 1997). The BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in "Total Annual
    Expenses"). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.412% for EQ/Putnam Balanced; 0.262% for EQ/Putnam Growth & Income Value; 0.242% for MFS Emerging Growth Companies; 0.234% for MFS Research; 0.247% for Merrill Lynch Basic Value Equity; 0.497% for Merrill Lynch World Strategy; 0.461% for Morgan Stanley Emerging Markets Equity; 0.235% for T. Rowe Price Equity Income; 0.422% for T. Rowe Price International Stock; and 0.191% for Warburg Pincus Small Company Value. See "EQ Trust Charges to Portfolios" in Part 5.
(7) Equitable Distributors Inc. (EDI) has agreed to waive the 0.25% 12b-1 fee to the extent necessary to limit annual expenses for the Alliance Small Cap Growth Portfolio to 1.20% of the average daily net assets of that Portfolio as set forth above. This agreement may be modified by EDI and HR Trust at any time, and there can be no assurance that the 12b-1 fee will not be restored to 0.25% in the future. Absent the fee waiver, we estimate that the annual expenses for 1997 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A), under the Guaranteed Minimum Death Benefit Only Benefit (Plan B) and under APO Plus in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                    COMBINED GUARANTEED MINIMUM DEATH BENEFIT
             AND GUARANTEED MINIMUM INCOME BENEFIT (PLAN A) ELECTION

-------------------------------------------------------------------------------------------------------------------------------

                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
--------
Alliance Conservative
   Investors                     $89.74    $120.55     $154.64     $275.75      $24.51     $ 75.92     $130.68      $283.83
Alliance Growth Investors         90.14     121.76      156.67      279.80       24.91       77.12      132.69       287.85
Alliance Growth & Income          90.24     122.06      157.17      280.80       25.01       77.42      133.19       288.87
Alliance Common Stock             88.35     116.35      147.61      261.52       23.12       71.71      123.63       269.57
Alliance Global                   91.53     125.95      163.66      293.80       26.30       81.30      139.67       301.85
Alliance International            95.01     136.36      180.97      328.00       29.78       91.73      157.01       336.07
Alliance Aggressive Stock         90.04     121.46      156.17      278.79       24.81       76.82      132.19       286.85
Alliance Small Cap
   Growth                         93.72     132.50          --          --       28.49       87.87          --           --
Alliance Money Market             88.15     115.75      146.59      259.45       22.92       71.11      122.61       267.51
Alliance Intermediate Gov't
   Securities                     90.14     121.76      156.67      279.80       24.91       77.12      132.69       287.85
Alliance High Yield               90.84     123.86      160.17      286.83       25.61       79.22      136.19       294.89

EQ TRUST
--------
BT Equity 500 Index              $87.26    $113.04          --          --      $22.03      $68.40          --           --
BT Small Company Index            87.75     114.55          --          --       22.52       69.90          --           --
BT International Equity
   Index                          89.74     120.55          --          --       24.51       75.92          --           --
MFS Emerging
   Growth Companies               90.24     122.06          --          --       25.01       77.42          --           --
MFS Research                      90.24     122.06          --          --       25.01       77.42          --           --
Merrill Lynch Basic Value
   Equity                         90.24     122.06          --          --       25.01       77.42          --           --
Merrill Lynch World
   Strategy                       93.72     132.50          --          --       28.49       87.87          --           --
Morgan Stanley Emerging
   Markets Equity                 99.19     148.78          --          --       33.96      104.14          --           --
EQ/Putnam Balanced                90.74     123.56          --          --       25.51       78.91          --           --
EQ/Putnam Growth & Income
   Value                          90.24     122.06          --          --       25.01       77.42          --           --
T. Rowe Price Equity
   Income                         90.24     122.06          --          --       25.01       77.42          --           --
T. Rowe Price
   International Stock            93.72     132.50          --          --       28.49       87.87          --           --
Warburg Pincus
   Small Company Value            91.73     126.55          --          --       26.50       81.90          --           --

-------------------
See footnote on next page.

        GUARANTEED MINIMUM DEATH BENEFIT ONLY BENEFIT (PLAN B) ELECTION

-------------------------------------------------------------------------------------------------------------------------------

                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
--------
Alliance Conservative
   Investors                     $89.74    $115.25     $143.62     $248.28      $21.86      $67.64     $116.31      $251.89
Alliance Growth Investors         90.14     116.46      145.64      252.38       22.26       68.84      118.33       255.98
Alliance Growth & Income          90.24     116.76      146.16      253.43       22.36       69.14      118.83       257.01
Alliance Common Stock             88.35     111.05      136.55      233.84       20.47       63.42      109.21       237.42
Alliance Global                   91.53     120.66      152.69      266.60       23.65       73.04      125.36       270.18
Alliance International            95.01     131.11      170.11      301.30       27.13       83.49      142.78       304.87
Alliance Aggressive Stock         90.04     116.16      145.14      251.37       22.16       68.54      117.82       254.95
Alliance Small Cap
   Growth                         93.72     127.24          --          --       25.84       79.62          --           --
Alliance Money Market             88.15     110.44      135.53      231.77       20.27       62.82      108.21       235.35
Alliance Intermediate Gov't
   Securities                     90.14     116.46      145.64      252.38       22.26       68.84      118.33       255.98
Alliance High Yield               90.84     118.56      149.17      259.51       22.96       70.95      121.86       263.11

EQ TRUST
--------
BT Equity 500 Index              $87.26    $107.73          --          --      $19.38      $60.11          --           --
BT Small Company Index            87.75     109.23          --          --       19.87       61.61          --           --
BT International Equity
   Index                          89.74     115.25          --          --       21.86       67.64          --           --
MFS Emerging
   Growth Companies               90.24     116.76          --          --       22.36       69.14          --           --
MFS Research                      90.24     116.76          --          --       22.36       69.14          --           --
Merrill Lynch Basic Value
   Equity                         90.24     116.76          --          --       22.36       69.14          --           --
Merrill Lynch World
   Strategy                       93.72     127.24          --          --       25.84       79.62          --           --
Morgan Stanley Emerging
   Markets Equity                 99.19     143.56          --          --       31.31       95.94          --           --
EQ/Putnam Balanced               $90.74    $118.26          --          --      $22.86      $70.65          --           --
EQ/Putnam Growth &
   Income Value                   90.24     116.76          --          --       22.36       69.14          --           --
T. Rowe Price Equity
   Income                         90.24     116.76          --          --       22.36       69.14          --           --
T. Rowe Price
   International Stock            93.72     127.24          --          --       25.84       79.62          --           --
Warburg Pincus
   Small Company Value            91.73     121.26          --          --       23.85       73.64          --           --

-------------------
See note below.
                                APO PLUS ELECTION

-------------------------------------------------------------------------------------------------------------------------------

                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
--------
Alliance Common Stock            $88.35    $111.05     $136.55     $233.84      $20.47      $63.42     $109.21      $237.42
Alliance Equity Index             88.05     110.14      135.02      230.74       20.17       62.52      107.69       234.31

-------------------
Note:
(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits" in Part
   4. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

--------------------------------------------------------------------------------

                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS

--------------------------------------------------------------------------------

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's
Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Rollover IRA Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Rollover IRA Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

HR TRUST

HR Trust is an open-end, diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to Class IB shares, and all other aspects of its operations appears in the HR Trust prospectus which accompanies this prospectus or in the HR Trust statement of additional information.

HR TRUST'S MANAGER AND ADVISER

HR Trust is managed and advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable Life. On September 30, 1997, Alliance was managing approximately $217.3 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

EQ TRUST

EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the EQ Trust prospectus which accompanies this prospectus and in the EQ Trust statement of additional information.

EQ TRUST'S MANAGER AND ADVISERS

EQ Trust is managed by EQ Financial Consultants, Inc. (EQ FINANCIAL) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management and administration of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios; Massachusetts Financial Services Company, adviser to the MFS Emerging Growth Companies and MFS Research Portfolios; Merrill Lynch Asset Management Inc., adviser to the Merrill Lynch Basic Value Equity and Merrill Lynch World Strategy Portfolios; Putnam Investments, adviser to the EQ/Putnam Balanced and EQ/Putnam Growth & Income Value Portfolios; Morgan Stanley Asset Management Inc., adviser to the Morgan Stanley Emerging Markets Equity Portfolio; T. Rowe Price Associates, Inc. and Rowe Price-Fleming International, Inc., adviser to the T. Rowe Price Equity Income and T. Rowe Price International Stock Portfolios; and Warburg, Pincus Counsellors, Inc., adviser to the Warburg Pincus Small Company Value Portfolio.

INVESTMENT POLICIES AND OBJECTIVES OF HR TRUST'S PORTFOLIOS AND EQ
TRUST'S PORTFOLIOS
--------------------------------------------------------------------------------

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------
         HR TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative                 Diversified mix of publicly traded equity and       High total return without, in the
   Investors                          debt securities.                                    adviser's opinion, undue risk to
                                                                                          principal
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors             Diversified mix of publicly traded equity and       High total return consistent with
                                      fixed-income securities, including at times         the adviser's determination of
                                      common stocks issued by intermediate and            reasonable risk
                                      small-sized companies and at times
                                      lower-quality fixed-income securities commonly
                                      known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income              Primarily income producing common stocks and        High total return through a
                                      securities convertible into common stocks.          combination of current income and
                                                                                          capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Global                       Primarily  equity   securities  of                  Long-term  growth  of  capital
                                      non-United States as well as United States
                                      companies.
-------------------------------------------------------------------------------------------------------------------------------
Alliance International                Primarily equity securities selected                Long-term growth of capital
                                      principally to permit participation in
                                      non-United States companies with prospects for
                                      growth.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate                 Primarily debt securities issued or guaranteed      High current income consistent
   Government Securities              as to principal and interest by the U.S.            with relative stability of
                                      government or any of its agencies or                principal
                                      instrumentalities. Each investment will have a
                                      final maturity of not more than 10 years or a
                                      duration not exceeding that of a 10-year
                                      Treasury note.
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         HR TRUST PORTFOLIO
      AVAILABLE UNDER APO PLUS                       INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                 Selected  securities  in  the  Standard  &          Total  return  (before trust and  separate
                                      Poor's  500   Index  (the  "Index")  which          account  expenses)  approximates  the  in-
                                      the  adviser that  believes will,  in  the          vestment performance of the Index (includ-
                                      aggregate,  approximate  the   performance          ing  reinvestment  of  dividends)  at risk
                                      results of  the  Index.                             level  consistent with that of the Index
-------------------------------------------------------------------------------------------------------------------------------
         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample of the    Replicate as closely as possible
                                      500 stocks included in the Standard & Poor's 500    (before the deduction of
                                      Composite Stock Price Index ("S&P 500").            Portfolio expenses) the total
                                                                                          return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in statistically selected sample of the      Replicate as closely as possible
                                      2,000 stocks included in the Russell 2000 Small     (before the deduction of
                                      Stock Index ("Russell 2000").                       Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of the     Replicate as closely as possible
                                      securities of companies included in the Morgan      (before the deduction of
                                      Stanley Capital International Europe,               Portfolio expenses) the total
                                      Australia,   Far  East   Index   ("EAFE"),          return of the EAFE
                                      although  not  all companies   within  a
                                      country will  be represented  in the Portfolio
                                      at the same time.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the Portfolio
                                      adviser believes are early in their life cycle
                                      but which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common  stock  or  securities  convertible          future income
                                      into common stock  of companies   believed
                                      by  the   Portfolio adviser to  possess
                                      better  than  average prospects for long-term
                                      growth.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity      Investment in securities, primarily equities,       Capital appreciation and,
                                      that the Portfolio adviser believes are             secondarily, income
                                      undervalued and therefore represent basic
                                      investment value.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy          Investment primarily in a portfolio of equity       High total investment return
                                      and fixed-income securities, including
                                      convertible securities, of U.S. and foreign
                                      issuers.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets       Primarily equity securities of emerging market      Long-term capital appreciation
   Equity                             country issuers with a focus on those in which
                                      the  Portfolio's   adviser   believes  the
                                      economies are  developing  strongly and in
                                      which  the  markets  are   becoming   more
                                      sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                    A well-diversified portfolio of stocks and          Balanced investment
                                      bonds that will produce both capital growth and
                                      current income.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   EQ TRUST PORTFOLIO (CONTINUED)                    INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income           Primarily dividend paying common stocks of          Substantial dividend income and
                                      established companies.                              also capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock     Primarily common stocks of established              Long-term growth of capital
                                      non-United States companies.
-------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small                  Primarily in a portfolio of equity securities       Long-term capital appreciation
   Company Value                      of small capitalization companies (i.e.,
                                      companies having market capitalizations of
                                      $1  billion or less at the time of initial
                                      purchase)   that  the  Portfolio   adviser
                                      considers to be relatively undervalued.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      PART 2: THE GUARANTEED PERIOD ACCOUNT

--------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for ages 76 and above. See "Allocation of Contributions" in Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

Under the Assured Payment Option and APO Plus, in addition to the Guarantee Periods above, Guarantee Periods ending on February 15th for each of the maturity years 2009 through 2012 are also available. The Guarantee Period maturing on February 15, 2013 will become available on January 2, 1998.

Under the Rollover IRA, we will not accept allocations to a Guarantee Period if, on the Transaction Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of December 10, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------
      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF       DECEMBER 10,        PER $100 OF
    MATURITY YEAR            1997          MATURITY VALUE
-------------------------------------------------------------
        1999                4.78%              $94.62
        2000                4.88                90.12
        2001                4.95                85.73
        2002                4.98                81.59
        2003                5.03                77.53
        2004                5.09                73.56
        2005                5.11                69.89
        2006                5.12                66.44
        2007                5.14                63.09
        2008                5.08                60.36
-------------------------------------------------------------

Available under the Assured Payment Option and APO Plus
-------------------------------------------------------------
        2009                5.08%              $57.43
        2010                5.08                54.66
        2011                5.08                52.01
        2012                5.08                49.50
-------------------------------------------------------------

Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of December 10, 1997 would be $429.59 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1999 through
2003).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

Under the Rollover IRA, we will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:

     (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

     (1) We determine the present value of the Maturity Value on the Transaction Date as follows:

         (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

         (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

         (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

         (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

     (2) We determine the Guaranteed Period Amount as of the current date.

     (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

MODAL PAYMENT PORTION

Under the Assured Payment Option and APO Plus, a portion of your contributions or Annuity Account Value is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "Assured Payment Option," "Life Contingent Annuity," in Part 4.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------

         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

--------------------------------------------------------------------------------

THE PROVISIONS DISCUSSED IN THIS PART 3 APPLY WHEN YOUR CERTIFICATE IS OPERATING PRIMARILY TO ACCUMULATE ANNUITY ACCOUNT VALUE. DIFFERENT RULES MAY APPLY WHEN YOU ELECT THE ASSURED PAYMENT OPTION OR APO PLUS IN THE APPLICATION OR AS LATER ELECTED AS A DISTRIBUTION OPTION UNDER YOUR ROLLOVER IRA AS DISCUSSED IN PART 4. THE PROVISIONS OF YOUR CERTIFICATE MAY BE RESTRICTED BY APPLICABLE LAWS OR REGULATIONS.

WHAT IS THE ROLLOVER IRA?

The Rollover IRA is a deferred annuity designed to provide for the accumulation of retirement savings and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Rollover IRA Certificates can be issued as two different types of individual retirement annuities, TRADITIONAL IRAS and ROTH IRAS.

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may be subject to tax penalty.

AVAILABILITY OF THE CERTIFICATES

The Certificates are available for issue ages 20 through 78. These Certificates may not be available in all states. These Certificates are not available in Puerto Rico.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $5,000. Under Traditional IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 7: Tax Aspects of the Certificates."

Under Traditional IRA Certificates, you may make subsequent contributions in an amount of at least $1,000 at any time until you attain age 79. Subsequent Traditional IRA contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" contributions to Traditional IRAs may no longer be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Part 7: Tax Aspects of the Certificates." For the consequences of making a "regular" IRA contribution to your Traditional IRA Certificate, also see Part 7.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time during your lifetime provided you meet certain requirements. See "Part 7: Tax Aspects of the Certificates."

We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the agent, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Automatic Investment Program

Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into a Traditional IRA Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum of $2,000 annually for Traditional IRAs). AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available for Roth IRA Certificates.

You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation

You allocate your contributions to one or up to all of the available Investment Options. Allocations among the Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation

This option (for issue ages 20 through 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for a Traditional IRA Certificate, before you select a year that would extend beyond the year in which you will attain age 70 1/2 you should consider your ability to take minimum distributions from other Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 7.

Dollar Cost Averaging Allocation

A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 3 under "Dollar Cost Averaging."

FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If the Assured Payment Option or APO Plus is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity. See "Assured Payment Option," "Life Contingent Annuity" in
Part 4. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA Certificate, you may cancel your Roth IRA Certificate and return to a Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. While the Assured Payment Option or APO Plus is in effect, the Annuity Account Value will include any amount in the Modal Payment Portion of the Guaranteed Period Account. However, amounts held in the Modal Payment Portion of the Guaranteed Period Account are not subject to a market value adjustment. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:

o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At ages 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

We offer two Dollar Cost Averaging programs as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the Alliance Money Market Fund to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(disucssed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 4) is in effect.

Special Dollar Cost Averaging

For Certificate Owners who at issue of the Certificate want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.

General Dollar Cost Averaging

If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.

The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st). If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

REBALANCING

We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit. The combined benefit (Plan A) for which there is a charge is available for issue ages 20 through 75. You elect Plan A in the application. Once elected, the benefit may not be changed. See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit

Charge" in Part 5. The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is still provided under the Certificate at a lower charge. The combined benefit (Plan A) is not currently available in New York.

DEATH BENEFIT

Generally, upon receipt of proof satisfactory to us of your death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit applicable to Certificates issued in all states except New York is equal to the sum of:

     (1) the Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit defined below; and

     (2) the death benefit provided with respect to the Guaranteed Period Account, which is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 2: The Guaranteed Period Account."

GUARANTEED MINIMUM DEATH BENEFIT

Your Guaranteed Minimum Death Benefit is the minimum amount payable with respect to the Investment Funds upon your death.

6% to Age 80 Benefit -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through age 80 (or at your death, if earlier) and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%.

Withdrawals and transfers will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" in Part 4.

For the death benefit applicable to Certificates issued in New York, see Appendix II.

See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of your death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit amount to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits" in Part 4.

Successor Annuitant

If you elect to have your spouse be both the sole primary beneficiary and the successor Annuitant/Certificate Owner, then no death benefit is payable until your surviving spouse's death.

On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of your Certificate and is in effect at your death, the Guaranteed Minimum Death Benefit will be reset at the greater of the then current Guaranteed Minimum Death Benefit and the then current Annuity Account Value in the Investment Funds. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Processing Date) of the successor Annuitant/ Certificate Owner.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income with respect to the Investment Funds. It operates through application of your Annuity Account Value in the Investment Funds under the Assured Payment Option (discussed in Part 4).

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Assured Payment Option will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value in the Investment Funds at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Funds.

Because it is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

If you have any Annuity Account Value in the Guaranteed Period Account as of the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, such Annuity Account Value will also be applied (at current annuity purchase factors) toward providing payments under the Assured Payment Option. Such Annuity Account Value will increase the payments provided by the Guaranteed Minimum Income Benefit. A market value adjustment may apply.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male age 60 (at issue) on Contract Date anniversaries as indicated below, assuming allocation only to the Investment Funds (excluding the Alliance Money Market and Alliance Intermediate Government Securities Funds), no subsequent contributions, transfers or withdrawals.

-------------------------------------------------------------
                                 GUARANTEED MINIMUM
      CONTRACT DATE            INCOME BENEFIT -- ANNUAL
       ANNIVERSARY          INCOME PAYABLE FOR LIFE WITH
       AT ELECTION              10 YEAR FIXED PERIOD
-------------------------------------------------------------
           7                          $  8,992
          10                            12,160
          15                            18,358
-------------------------------------------------------------

Withdrawals and transfers will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" in Part 4.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary. However, it may not be exercised earlier than your age 60, nor later than age 83; except that for issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

When you exercise your Guaranteed Minimum Income Benefit, you will receive at least the minimum annual income specified and a fixed period based on your age at the time the benefit is exercised as follows:

-------------------------------------------------------------
                      LEVEL PAYMENTS*
         AGE AT ELECTION            PERIOD CERTAIN YEARS
-------------------------------------------------------------
          60 through 75                       10
               76                              9
               77                              8
          78 through 83                        7
----------------
* Other  forms and  periods  certain  may also be  available.  See  "Traditional
  Individual   Retirement   Annuities   (Traditional  IRAs):   Required  Minimum
  Distributions" in Part 7 to see how this option may be affected if exercised after age 70 1/2.
--------------------------------------------------------------------------------

Payments start one payment mode after the Assured Payment Option goes into effect.

Each year on your Contract Date anniversary, if you are eligible to exercise your Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise your Guaranteed Minimum Income Benefit by submitting the proper form. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

The Guaranteed Minimum Death Benefit, which relates to the Investment Funds, will no longer be in effect if you elect the Assured Payment Option. If you subsequently terminate the Assured Payment Option and have your Certificate operate under the Rollover IRA rules, then the Guaranteed Minimum Death Benefit will go back into effect based on your Annuity Account Value in the Investment Funds as of the Transaction Date that the Rollover IRA goes into effect.

You may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Assured Payment Option and may provide higher or lower income levels, but do not have all the features under the Assured Payment Option. You may request an illustration from your agent.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner election (discussed above) was elected at issue of the Certificate and is in effect at your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.

Alternate Plan A Arrangements

Available for issue ages 20 through 65 -- In addition to a baseBUILDER Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit where the Guaranteed Minimum Death Benefit interest is credited through age 80 (6% to Age 80 Benefit), there is a lower cost benefit where interest is credited through age 70 (6% to Age 70 Benefit) to the Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit. If you wish to elect this alternate benefit, you must do so in the application; otherwise the 6% to Age 80 Benefit will apply. Once elected, the benefit may not be changed.

Available for issue ages 76 through 78 -- If you are age 76 or older and you are interested in the Combined Guaranteed Minimum Death Benefit and Guaranteed

Minimum Income Benefit, ask your agent for a copy of the prospectus supplement describing this benefit.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 5: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while you are living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date, other than any Life Contingent Annuity Benefits, discussed in Part 4.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE

   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     Post Office Box 13014
     Newark, NJ 07188-0014

   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Income Management Group
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents. Broker-dealer sales compensation for EDI and its affiliates will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------

               PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES

--------------------------------------------------------------------------------

The Rollover IRA Certificates offer several distribution methods specifically designed to provide retirement income. The Assured Payment Option and APO Plus, may be elected in the application or as a distribution option at a later date. In addition, the Traditional IRA and Roth IRA Certificates provide for Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are provided for only under Traditional IRA Certificates. Fixed and variable annuity benefit options are also available for amounts to be applied at the Annuity Commencement Date. The Assured Payment Option and APO Plus may not be available in all states.

The Traditional IRA Certificates are subject to the Code's minimum distribution requirements. Generally, distributions from these Certificates must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. Subsequent distributions must be made by December 31st of each calendar year. If you do not commence minimum distributions in the calendar year in which you attain age 70 1/2, and wait until the three-month period (January 1 to April
1) in the next calendar year to commence minimum distributions, then you must take two required minimum distributions in that calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 7: Tax Aspects of the Certificates" for a discussion of various special rules concerning the minimum distribution requirements.

For  Traditional  IRA  retirement  benefits  subject  to  minimum   distribution
requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not annuitized before that time).

ASSURED PAYMENT OPTION

The Assured Payment Option is designed to provide you with guaranteed payments for your life (SINGLE LIFE) or for the lifetime of you and a joint Annuitant you designate (JOINT AND SURVIVOR) through a series of distributions from the Annuity Account Value that are followed by Life Contingent Annuity payments. Payments you receive during the fixed period are designed to pay out the entire Annuity Account Value by the end of the fixed period and, for Traditional IRA Certificates, to meet or exceed minimum distribution requirements, if applicable. See "Minimum Distribution Withdrawals" below. The fixed period ends with the distribution of the Maturity Value of the last Guarantee Period, or distribution of the final amount in the Modal Payment Portion of the Guaranteed Period Account. The fixed period may also be referred to as the "liquidity period" as during this period, you have access to the Cash Value through Lump Sum Withdrawals or surrender of the Certificate, with lifetime income continuing in reduced amounts.

After the fixed period, the payments are made under the Life Contingent Annuity described below.

You may elect the Assured Payment Option at any time if your initial contribution or Annuity Account Value is at least $10,000 at the time of election, by submitting a written request satisfactory to us. The Assured Payment Option may be elected at ages 59 1/2 through 83. If you are over age 70 1/2, the availability of this option may be restricted under certain limited circumstances. See "Traditional Individual Retirement Annuities (Traditional
IRAs): Tax  Considerations  for the Assured Payment Option and APO Plus" in Part
7. The Assured Payment Option with level payments (described below) may be elected at ages as young as 45. However, there are tax considerations that should be taken into account before electing level payments under the Assured Payment Option if you are under age 59 1/2. See "Part 7: Tax Aspects of the Certificates." The Assured Payment Option with increasing payments (described below) may be elected at ages as young as 53 1/2 provided payments do not start before you attain age 59 1/2.

Once the Assured Payment Option is elected, all amounts currently held under your Rollover IRA must be allocated to the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. See "Allocation of Contributions or Annuity Account Value" below. Subsequent contributions may be made according to the rules set forth below and in "Part 7: Tax Aspects of the Certificates."

Subsequent Contributions under the Assured
Payment Option

Under Traditional IRA Certificates, subsequent "regular" Traditional IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Subsequent Traditional IRA rollover and direct transfer contributions may be made at any time until the earlier of (i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the Assured Payment Option is in effect. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time until the earlier of (i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the Assured Payment Option is in effect and provided you meet certain requirements. See "Part 7: Tax Aspects of the Certificates."

Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments to be made on an Expiration Date during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 2: The Guaranteed Period Account."

You have a choice of receiving level payments during the fixed period and then under the Life Contingent Annuity. Or, you may elect to receive payments that increase. During the fixed period, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the Life Contingent Annuity will be 10% greater than the final payment made under the fixed period. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

Payments will generally start one payment mode from the date the Assured Payment Option goes into effect. Or you may choose to defer the date payments will start generally for a period of up to 72 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available above age 80. For Traditional IRA Certificates, before you elect to defer the date your payments will start, you should consider the consequences of this decision on the requirement under the Code that you take minimum distributions each calendar year with respect to the value of your Traditional IRA. See "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 7. The ability to defer the payment start date may not be available in all states. Also, if amounts are applied to the Assured Payment Option as a result of the Guaranteed Minimum Income Benefit (discussed in Part 3), deferral of the payment start date is not permitted.

For Traditional IRA Certificates, required minimum distributions will be calculated based on the Annuity Account Value in each Guarantee Period and the deemed value of the Life Contingent Annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn under your Traditional IRA Certificate and such withdrawal will be treated as a Lump Sum Withdrawal; however, no withdrawal charge will apply. An adjustment will be made to future scheduled payments. Or, you may take the amount from other Traditional IRA funds you may have. See "Lump Sum Withdrawals" below and "Traditional Individual Retirement Annuities (Traditional IRAs):
Required Minimum Distributions" in Part 7.

See Appendix IV for an example of payments purchased under an Assured Payment Option.

Fixed Period

If you elect level payments, you may select a fixed period of not less than seven years nor more than 15 years. The maximum fixed period available based on your age at issue of the Certificate (or age at the time of election if the Assured Payment Option is elected after issue) is as follows:

-------------------------------------------------------------
                                         MAXIMUM
             AGE*                      FIXED PERIOD
-------------------------------------------------------------

        45 through 70                    15 years
        71 through 78                85 less your age
        79 through 83                    7 years
-------------------------------------------------------------

The minimum and maximum fixed period will be reduced by each year you defer the date payments will start.

If you elect increasing payments, you do not have a choice as to the fixed period. Based on your age at issue of the Certificate (or age at the time of election if the Assured Payment Option is elected after issue), your fixed period will be as follows:

-------------------------------------------------------------
             AGE*                      FIXED PERIOD
-------------------------------------------------------------
    59 1/2 through 70                    15 years
        71 through 75                    12 years
        76 through 80                     9 years
        81 through 83                     6 years
-------------------------------------------------------------

If you elect increasing payments and defer the date payments will start, your fixed period will be as follows:


-------------------------------------------------------------
                                  FIXED PERIOD
                            BASED ON DEFERRAL PERIOD
                     ----------------------------------------
                         1-36         37-60        61-72
        AGE*            MONTHS       MONTHS       MONTHS
-------------------------------------------------------------
   53 1/2 through 70    12 years     9 years      9 years
    71 through 75        9 years     9 years        N/A
    76 through 80        6 years     6 years        N/A
    81 through 83          N/A         N/A          N/A

-------------------
* For joint and survivor, the fixed period is based on the age of the younger Annuitant.
--------------------------------------------------------------------------------

If amounts are applied to the Assured Payment Option as a result of the Guaranteed Minimum Income Benefit, the fixed periods will be as discussed under "Guaranteed Minimum Income Benefit" in Part 3.

Allocation of Contributions or Annuity Account Value

If the Assured Payment Option is elected in the application, then based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the fixed period you select, your entire contribution will be allocated by us. A portion of the initial contribution will be allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, to provide fixed period payments and a portion will be applied under the Life Contingent Annuity in order to provide the payments for life. For initial contributions of $500,000 or more, amounts allocated to the Life Contingent Annuity may also be based on your underwriting classification. In general, underwriting classification is based on your medical history and smoker status and may result in a smaller allocation of amounts to the Life Contingent Annuity if your classification is lower than our standard class. If the Assured Payment Option is elected anytime after issue of the Certificate or if you cancel APO Plus (discussed below) and elect the Assured Payment Option, then based on your Annuity Account Value and the information you provide as described above, your entire Annuity Account Value, including any amounts currently invested in the Investment Funds, will be allocated by us among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied under the Life Contingent Annuity. While the Assured Payment Option is in effect, no amounts may be allocated to the Investment Funds. If amounts in the Guarantee Periods are transferred, a market value adjustment may apply.

If you elect the Assured Payment Option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be allocated to the Alliance Money Market Fund under the Rollover IRA described in Part 3. Election of the Assured Payment Option must include your instructions to apply your Annuity Account Value, on the date the last such contribution is received, under the Assured Payment Option as described above.

Any subsequent contributions made while the Assured Payment Option is in effect must be allocated to the Guarantee Periods and applied to the Life Contingent Annuity. We will determine the allocation of such contributions, such that your payments will be increased and the fixed period and date that payments are to start under the Life Contingent Annuity will remain the same.

Life Contingent Annuity

The Life Contingent Annuity provides lifetime payments starting after the end of the fixed period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the fixed period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide level or increasing payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments, the payments will increase annually based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the fixed period.

Election Restrictions under Joint and Survivor

Election of the Assured Payment Option with a Joint and Survivor form of the Life Contingent Annuity is subject to the following restrictions: (i) the joint Annuitant must be your spouse; (ii) neither you nor the joint Annuitant can be over age 83; (iii) under level payments if you elect the Joint and 100% to Survivor form, only the longest fixed period is permitted; and (iv) the fixed period under the Traditional IRA Certificates may be limited by the minimum distribution rules. See "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 7.

Withdrawals under the Assured Payment Option

While the Assured Payment Option is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or, if a Lump Sum Withdrawal is made under a Traditional IRA Certificate to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account, if applicable, such that the amount of the payments and the length of the fixed period will be reduced, and the date payments are to start under the Life Contingent Annuity will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.

Substantially Equal Payment Withdrawals, Systematic Withdrawals and, under Traditional IRA Certificates, Minimum Distribution Withdrawals, may not be elected while the Assured Payment Option is in effect. See "Substantially Equal Payment Withdrawals," "Systematic Withdrawals" and "Minimum Distribution Withdrawals," below.

Death Benefit

Once you have elected the Assured Payment Option, if a death benefit becomes payable during the fixed period we will pay the death benefit amount, as described under "Death Benefit" in Part 3, to the designated beneficiary. Unless you have elected a Joint and Survivor form under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

If you have elected a Joint and Survivor form of annuity under the Life Contingent Annuity, payments will be made to you or the joint Annuitant, if living on the date payments are to start. The designated beneficiary and the joint Annuitant must be your spouse.

Termination of the Assured Payment Option

The Assured Payment Option will be terminated if: (i) you cancel such option at any time by sending a written request satisfactory to us; (ii) you submit a subsequent contribution and you do not want it applied under the Assured Payment Option; (iii) you request a transfer of your Annuity Account Value as described under "Transfers Among Investment Options" in Part 3, while the Assured Payment Option is in effect; or (iv) you request a change in the date the payments are to start under the Life Contingent Annuity. Once the Assured Payment Option is terminated, in order to receive distributions from your Annuity Account Value you must utilize the withdrawal options described under "Withdrawal Options" below. Although the Life Contingent Annuity will continue in effect and payments will be made if you or your joint Annuitant, if applicable, are living on the date payments are to start, additional Life Contingent Annuity payments may not be purchased. You may elect to start the Assured Payment Option again by submitting a written request satisfactory to us, but no sooner than three years after the Option was terminated. If you own a Traditional IRA Certificate and you elected the Assured Payment Option at age 70 1/2 or older and subsequently terminate this Option, required minimum distributions must continue to be made with respect to your Traditional IRA Certificate.

For Traditional IRA Certificates, before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Traditional Individual Retirement Annuities (Traditional IRAs): Tax Considerations for the Assured Payment Option and APO Plus" in Part 7.

Income Annuity Options and Surrendering the Certificates

If you elect an annuity benefit as described under "Annuity Benefits" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" in Part 3, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.

Withdrawal Charge

While the Assured Payment Option is in effect, withdrawal charges will not apply to the level or increasing payments made during the fixed period. Except as necessary to meet minimum distribution requirements under the Traditional IRA Certificate, Lump Sum Withdrawals will be subject to a withdrawal charge and will have a 10% free corridor available. Upon termination of the Assured Payment Option, the free corridor will apply as described under "Withdrawal Charge" in
Part 5.

APO PLUS

APO Plus is a variation of the Assured Payment Option. APO Plus is available at ages 59 1/2 through 83. It may also be elected at ages as young as 53 1/2 provided payments under APO Plus do not start before you attain age 59 1/2. Except as indicated below, all provisions of the Assured Payment Option apply to APO Plus. APO Plus enables you to keep a portion of your Annuity Account Value in the Alliance Common Stock Fund or the Alliance Equity Index Fund as you select, while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the Assured Payment Option. You select either the Alliance Common Stock Fund or Alliance Equity Index Fund in the application and once elected it may not be changed. When you elect APO Plus, a portion of your initial contribution or Annuity Account Value as applicable is allocated by us to the Assured Payment Option to provide a minimum guaranteed lifetime income through allocation of amounts to the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and application of amounts to the Life Contingent Annuity. The remaining Annuity Account Value remains in the Investment Fund you selected. Periodically during the fixed period (as described below), a portion of the remaining Annuity Account Value in such Investment Fund is applied to increase the guaranteed level payments under the Assured Payment Option.

APO Plus allows you to remain invested in an Investment Fund for longer than would be possible if you applied your entire Annuity Account Value all at once to the Assured Payment Option or to an annuity benefit, while utilizing an "exit strategy" to provide retirement income.

The fixed period under APO Plus will be based on your age (or the age of the younger Annuitant if Joint and Survivor is elected) at issue of the Certificate (or age at the time of election if APO Plus is elected after issue) and will be the same as the periods indicated for increasing payments under "Assured Payment Option" above.

You may elect to defer the payment start date as described in "Payments" under "Assured Payment Option," above. The fixed period will also be as indicated for deferral of the payment start date for increasing payments under the Assured Payment Option.

You elect APO Plus in the application or at a later date by submitting the proper form. APO Plus may not be elected if the Assured Payment Option is already in effect.

The amount applied under APO Plus is either the initial contribution if APO Plus is elected at issue of the Certificate, or the Annuity Account Value if APO Plus is elected after issue of the Certificate. Out of a portion of the amount applied, level payments are provided under the Assured Payment Option equal to the initial payment that would have been provided on the Transaction Date by the allocation of the entire amount to increasing payments as described in "Payments" under "Assured Payment Option," above. The difference between the amount required for level payments and the amount required for increasing payments is allocated to the Investment Fund. If you have Annuity Account Value in the Guaranteed Period Account at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to effect the Assured Payment Option.

On the third February 15th following the date the first payment is made (if payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th) during the fixed period while you are living, a portion of the Annuity Account Value in the Investment Fund is applied to increase the level payments under the Assured Payment Option. If a deferral period of three years or more is elected, a portion of the Annuity Account Value in the Investment Fund will be applied on the February 15th prior to the date the first payment is made, to increase the initial level payments. If payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th.

The amount applied is the amount which provides for level payments equal to the initial payment that would have been provided by the allocation of the entire Annuity Account Value to increasing payments, as described in the preceding paragraph. This process is repeated each third year during the fixed period. The first increased payment will be reflected in the payment made following three full years of payments and then every three years thereafter. On the Transaction Date immediately following the last payment during the fixed period, the remaining Annuity Account Value in the Investment Fund is first applied to the Life Contingent Annuity to change the level payments previously purchased to increasing payments. If there is any Annuity Account Value remaining after the increasing payments are purchased, this balance is applied to the Life Contingent Annuity to further increase such increasing payments. If the Annuity Account Value in the Investment Fund is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased to the extent possible.

While APO Plus provides a minimum guaranteed lifetime payment under the Assured Payment Option, the total amount of income that can be provided over time will depend on the investment performance of the Investment Fund in which you have Annuity Account Value, as well as the current Guaranteed Rates and the cost of the Life Contingent Annuity, which may vary. Consequently, the aggregate amount of guaranteed lifetime income under APO Plus may be more or less than the amount that could have been purchased by application at the outset of the entire initial contribution or Annuity Account Value to the Assured Payment Option.

See Appendix IV for an example of the payments purchased under Assured Payment Option and APO Plus.

For Traditional IRA Certificates, in calculating your required minimum distributions your Annuity Account Value in the Investment Fund, the Annuity Account Value in each Guarantee Period, any amount in the Modal Payment Portion of the Guaranteed Period Account, and the deemed value of the Life Contingent Annuity for tax purposes will be taken into account as described in "Payments"
under "Assured Payment Option," above. Also see "Traditional Individual Retirement Annuities (Traditional IRAs):
Required Minimum Distributions" in Part 7.

Allocation of Subsequent Contributions
under APO Plus

Any subsequent contributions you make may only be allocated to the Investment Fund you selected, where it is later applied by us under the Assured Payment Option. Subsequent contributions may no longer be made after the end of the fixed period.

Withdrawals under APO Plus

While APO Plus is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or, under Traditional IRA Certificates, if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from your Annuity Account Value in the Investment Fund unless you specify otherwise. If there is insufficient value in the Investment Fund the excess will be taken from the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, as described under "Withdrawals Under the Assured Payment Option" above.

For Traditional IRA Certificates, a Lump Sum Withdrawal taken to satisfy minimum distribution requirements under the Certificate will not be subject to a withdrawal charge.

Death Benefit

Once you have elected APO Plus, if a death benefit becomes payable during the fixed period we will pay the death benefit amount as described under "Death Benefit" in Part 3, to the designated beneficiary. Unless you have elected Joint and Survivor under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit relates only to the Investment Funds and the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

Termination of APO Plus

You may terminate APO Plus at any time by submitting a request satisfactory to us. In connection with the termination, you may either (i) elect to terminate APO Plus at any time and have your Certificate operate under the Rollover IRA rules (see "Part 3: Provisions of the Certificates and Services We Provide") or
(ii) elect the Assured Payment Option with level or increasing payments. In the latter case your remaining Annuity Account Value in the Investment Fund will be allocated to the Guaranteed Period Account and applied under the Life Contingent Annuity. A market value adjustment may apply for any amounts allocated from a Guarantee Period. At least 45 days prior to the end of each three-year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current Annuity Account Value, current Guaranteed Rates for the Guarantee Periods and current purchase rates under the Life Contingent Annuity as of the date of the quote. The actual amount of future income would depend on the rates in effect on the Transaction Date.

WITHDRAWAL OPTIONS

The Rollover IRA is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. Four withdrawal options are available: Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and under Traditional IRA Certificates, Minimum Distribution Withdrawals. Withdrawals may result in withdrawal charges. See "Part 5: Deductions and Charges." Special withdrawal rules may apply under the Assured Payment Option and APO Plus.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7:
Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS

You may take a Lump Sum Withdrawal at any time subject to a minimum withdrawal amount of $1,000.

A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 3.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. While either the Assured Payment Option or APO Plus is in effect, Lump Sum Withdrawals that exceed the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 5.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 7: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS

This option may be elected if you are age 59 1/2 to 70 1/2. Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our

Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

MINIMUM   DISTRIBUTION   WITHDRAWALS   (Available  Only  under  Traditional  IRA
Certificates)

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Traditional IRA Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases the Traditional IRA at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

    [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA GRAPH IN THE PROSPECTUS]

                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                            Age      Amount Withdrawn
                             70           $6,250
                             75           $7,653
                             80           $8,667
                             85           $8,770
                             90           $6,931
                             95           $3,727
                            100           $1,179

                           Assumes 6.0% Rate of Return

                     [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Rollover IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AND TRANSFERS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT

Your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals and transfers from the Investment Funds in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal or transfer is made that causes cumulative withdrawals and transfers from the Investment Funds in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal or transfer and any subsequent withdrawals and transfers in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000, you have withdrawn 40% ($4,000/$10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000-$8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT
BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the portion of the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through age 80, and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 3) will be 6%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS

Annuity benefits provide periodic payments over a specified period of time which may be fixed or may be based on your life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the Processing Date which follows your 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send you a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay you a fixed annuity benefit on the "normal form" indicated for your Certificate as of your Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as you are living.

o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of your life. In addition, if you die before a specific period of time (the "certain period") has ended, payments will continue to your beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.

The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for you. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Investment Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your agent can provide details.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, your age (or your and the joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

--------------------------------------------------------------------------------

                         PART 5: DEDUCTIONS AND CHARGES

--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under sponsored arrangements. See "Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

If the Assured Payment Option or APO Plus is in effect, the withdrawal charge will be imposed as a percentage of contributions (less withdrawals), less the amount applied under the Life Contingent Annuity.

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

While either the Assured Payment Option or APO Plus is in effect, the free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under a Traditional IRA Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions.

The withdrawal charge is to help cover sales expenses.

Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge (Plan A)

We deduct a charge annually on each Processing Date for providing the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.45% for the 6% to Age 80 Benefit and 0.30% for the 6% to Age 70 Benefit.

Guaranteed Minimum Death Benefit Only Benefit Charge (Plan B)

We deduct a charge annually on each Processing Date for providing the Guaranteed Minimum Death Benefit Only Benefit (Plan B). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.20%.

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25%.

CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HR TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                            AVERAGE DAILY ASSETS
                 --------------------------------------------
                  FIRST    NEXT     NEXT     NEXT
                   $750    $750      $1      $2.5     THERE-
                 MILLION  MILLION  BILLION  BILLION   AFTER
-------------------------------------------------------------
Alliance
Conservative
Investors          0.475%  0.425%   0.375%   0.350%   0.325%
Alliance Growth
   Investors       0.550%  0.500%   0.450%   0.425%   0.400%
Alliance Growth
   & Income        0.550%  0.525%   0.500%   0.480%   0.470%
Alliance
   Common
   Stock           0.475%  0.425%   0.375%   0.355%   0.345%*

Alliance Global    0.675%  0.600%   0.550%   0.530%   0.520%
Alliance
   International   0.900%  0.825%   0.800%   0.780%   0.770%
Alliance
   Aggressive
   Stock           0.625%  0.575%   0.525%   0.500%   0.475%
Alliance Small
   Cap Growth      0.900%  0.850%   0.825%   0.800%   0.775%
Alliance Money
   Market          0.350%  0.325%   0.300%   0.280%   0.270%
Alliance
   Intermediate
   Government
   Securities      0.500%  0.475%   0.450%   0.430%   0.420%
Alliance High
   Yield           0.600%  0.575%   0.550%   0.530%   0.520%
Alliance Equity
   Index Fund      0.325%  0.300%   0.275%   0.255%   0.245%

-------------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.
--------------------------------------------------------------------------------

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that the HR Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. EDI is currently waiving a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

--------------------------------------------------------------
                                            AVERAGE DAILY
                                             NET ASSETS
                                        ----------------------
BT Equity 500 Index                             0.25%
BT Small Company Index                          0.25%
BT International Equity Index                   0.35%
MFS Emerging Growth Companies                   0.55%
MFS Research                                    0.55%
Merrill Lynch Basic Value Equity                0.55%
Merrill Lynch World Strategy                    0.70%
Morgan Stanley Emerging Markets Equity          1.15%
EQ/Putnam Balanced                              0.55%
EQ/Putnam Growth and Income Value               0.55%
T. Rowe Price Equity Income                     0.55%
T. Rowe Price International Stock               0.75%
Warburg Pincus Small Company Value              0.65%
--------------------------------------------------------------

Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; 0.80% for the BT International Equity Index Portfolio; 0.85% for the MFS Research, MFS Emerging Growth Companies, Merrill Lynch Basic Value Equity, EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Small Company Value Portfolio; 1.20% for the Merrill Lynch World Strategy and T. Rowe Price International Stock Portfolios; and 1.75% for the Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQ Trust prospectus.

SPONSORED ARRANGEMENTS

For certain sponsored arrangements, we may reduce the withdrawal charge, or the mortality and expense risks charge, or change the minimum initial contribution requirements. Under the Assured Payment Option and APO Plus, we may increase Guaranteed Rates and reduce purchase rates under the Life Contingent Annuity. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to the 12b-1 fee. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER A SPONSORED ARRANGEMENT SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

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                              PART 6: VOTING RIGHTS

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HR TRUST AND EQ TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HR Trust and EQ Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect each trust's Board of Trustees,

o  to ratify the selection of independent auditors for each trust, and

o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Rollover IRA Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

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

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                     PART 7: TAX ASPECTS OF THE CERTIFICATES

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IRA TAX INFORMATION

The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pretax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. As the Rollover Roth IRA is an individual retirement annuity, the term "Roth IRA" refers to a Roth individual retirement annuity unless the context requires otherwise.

There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This  prospectus  contains the  information  which the Internal  Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases a Traditional IRA.

The Rollover IRA  Certificate is designed to qualify as a Traditional  IRA under
Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that a Traditional IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Traditional IRA Certificates.

Further information on Traditional IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Rollover IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, and does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Rollover IRA Certificates.

Cancellation

You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 3. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs (including Roth IRAs) by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

The amount of Traditional IRA contributions for a tax year that an individual can deduct depends on whether the individual is covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000. This amount will be indexed every year until 2005. If the individual is married and files a joint return, and the individual is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000. This amount will be indexed every year until 2007.

Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. To determine the deductible amount of the contribution with the phase out, the individual determines AGI and subtracts $30,000 if the individual is a single person, $50,000 if the individual is married and files a joint return with the spouse. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for Traditional IRA contributions using the following formula:

   $10,000-Excess AGI        Maximum         Adjusted
   ------------------   x  Permissable  =     Dollar
      $10,000               Dollar         Deduction
                            Deduction          Limit

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to a Traditional IRA in prior years and is receiving amounts from any Traditional IRA must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

EXCESS CONTRIBUTIONS

Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

TAX-FREE TRANSFERS AND ROLLOVERS

Tax-free rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by the individual in gross income.

If the individual has made nondeductible Traditional IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. The individual must keep records of all such nondeductible contributions. At the end of each tax year in which the individual has received a distribution from any traditional individual retirement arrangement, the individual determines a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by the individual at the end of the tax year (including rollover Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS

The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

An individual who has been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) may subsequently apply such funds to a life annuity-based payout, provided that the individual had elected to recalculate life expectancy annually (and the spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.

TAXATION OF DEATH BENEFITS

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

TAX CONSIDERATIONS FOR THE ASSURED PAYMENT OPTION AND APO PLUS

Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your Traditional IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any Traditional IRA funds under the Assured Payment Option or APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the Assured Payment Option and APO Plus in view of your own particular situation.

When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Assured Payment Option and APO Plus will not be

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

available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other Traditional IRA funds you may have. Alternatively, you may convert your Traditional IRA Life Contingent Annuity under the Rollover IRA to a non-qualified Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the Traditional IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of a Traditional IRA, its value would not have to be taken into account in determining future required minimum distributions.

If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocations of funds to the Life Contingent  Annuity may prevent the Certificate
from  later  receiving  "conduit"  Traditional  IRA  treatment.   See  "Tax-Free
Transfers and Rollovers" above.

PROHIBITED TRANSACTION

A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Traditional IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are Traditional IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or (7) higher educational expense payments, all as defined in the Code.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Assured Payment Option with level payments, both of which are described in Part 4. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates," above. Once Substantially Equal Payment Withdrawals or Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Assured Payment Option payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the tax-payer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This prospectus contains the information which the IRS requires to be disclosed to you before you purchase a Roth IRA. This section of Part 7 covers some of the special tax rules that apply to Roth IRAs.

The Rollover Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for the Rollover IRA as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

Cancellation

You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 3 under "Free Look Period." In addition, you can cancel a Rollover Roth IRA Certificate issued as a result of a full conversion of a Rollover Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 3. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer

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

transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth
IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.)

However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION ROLLOVER CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 5. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions."

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.

(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Additional Taxes and Penalties" and "Excess Contributions" below).

Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are
(1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Rollover Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

Non-Qualified Distributions from Roth IRAs

Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it is highly possible that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions

A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth

IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.

Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs" and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.

FEDERAL AND STATE INCOME TAX WITHHOLDING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation. No withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below.

The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

--------------------------------------------------------------------------------

                         PART 8: INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

                         PART 9: INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data are calculated by two methods. The first method presented in the tables under "Adjusted Historical Performance Data," reflects all applicable fees and charges, including the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge, but not the charge for tax such as premium taxes.

The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were not offered prior to May 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date.

HR Trust Portfolios

The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results for the Alliance Growth & Income, Alliance International, Alliance Conservative Investors and Alliance Intermediate Government Securities Portfolios (under which Class IB shares were only recently available) and for the other Portfolios prior to October 1996, when Class IB shares were not available under such Portfolios, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Trust Portfolios

The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established. EQ Trust commenced operations on May 1, 1997. In this connection, see the discussion immediately following the tables below.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

ADJUSTED HISTORICAL PERFORMANCE DATA

The performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calculation method described above) are prepared for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1996*

------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
------------------------------------------ ----------------- ----------------- ----------------- ------------- ----------------
HR TRUST
Alliance Conservative Investors                 (3.01)%            3.61%             5.20%               --          6.60%
Alliance Growth Investors                        4.24              8.24              8.65                --         12.44
Alliance Growth & Income                        11.70             11.01                --                --          8.04
Alliance Common Stock                           15.76             14.24             13.64             14.14%        13.57
Alliance Global                                  6.20              9.72             11.42                --          9.26
Alliance International                           1.54                --                --                --         13.25
Alliance Aggressive Stock                       13.71             12.66              9.70             16.91         18.36
Alliance Money Market                           (2.95)             1.89              2.15              4.23          5.43
Alliance Intermediate Government
   Securities                                   (4.43)             0.85              3.47                --          4.85
Alliance High Yield                             14.39              9.69             12.59                --          9.69
Alliance Equity Index                           13.97                --                --                --         16.23

-------------------
See footnotes below.
--------------------------------------------------------------------------------

The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the standardized basis described above for the first method of calculation.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
------------------------------------------ ----------------- ----------------- ----------------- ------------- ----------------
HR TRUST
Alliance Conservative Investors                $  970            $1,112            $1,288                --       $ 1,668
Alliance Growth Investors                       1,042             1,268             1,514                --         2,555
Alliance Growth & Income                        1,117             1,368                --                --         1,362
Alliance Common Stock                           1,158             1,491             1,895            $3,752        14,485
Alliance Global                                 1,062             1,321             1,717                --         2,424
Alliance International                          1,015                --                --                --         1,132
Alliance Aggressive Stock                       1,137             1,430             1,589             4,770         6,388
Alliance Money Market                             971             1,058             1,112             1,514         2,332
Alliance Intermediate Government
   Securities                                     956             1,026             1,186                --         1,328
Alliance High Yield                             1,144             1,320             1,809                --         2,522
Alliance Equity Index                           1,140                --                --                --         1,570

-------------------
* For all the Investment Funds shown other than the Alliance Equity Index, the tables reflect the withdrawal charge and charges under a Certificate with the 0.45% Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge. The values shown for the Alliance Equity Index Fund reflect the withdrawal charge and charges under a Certificate with the 0.20% Guaranteed Minimum Death Benefit Only Benefit Charge.
** The "Since  Inception"  dates for the  Portfolios of HR Trust are as follows:
   Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1, 1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27, 1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Money Market (July 13, 1981); Alliance Intermediate Government Securities (April 1, 1991); Alliance High Yield (January 2, 1987); and Alliance Equity Index (March 1, 1994).
--------------------------------------------------------------------------------

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the require-ments and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax-exempt clients of Alliance. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Growth Portfolio is based on actual historical performance.

The investment performance data for HR Trust's Alliance Small Cap Growth Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Growth Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge and the administration charge, or any withdrawal charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

ALLIANCE GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

ALLIANCE GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

ALLIANCE INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch Master High Yield.

ALLIANCE EQUITY INDEX FUND: March 1, 1994; Standard & Poor's 500 Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Rollover IRA performance relative to other variable annuity products.

        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE
   INVESTORS                               3.99%       5.47%       6.08%         --          --           --        7.77%
   Lipper Income                           8.95        8.91        9.55          --          --           --        9.55
   Benchmark                               8.78       10.14        9.64          --          --           --       10.42
ALLIANCE GROWTH
   INVESTORS                              11.24        9.98        9.47          --          --           --       14.22
   Lipper Flexible Portfolio              12.51        9.26        9.30          --          --           --        9.99
   Benchmark                              16.94       15.84       13.02          --          --           --       12.73
ALLIANCE GROWTH &
   INCOME                                 18.70       12.69          --          --          --           --       11.47
   Lipper Growth & Income                 19.96       15.39          --          --          --           --       14.78
   Benchmark                              21.28       17.93          --          --          --           --       17.24
ALLIANCE COMMON STOCK                     22.76       15.85       14.38       14.48%      15.16%       14.16%      13.90
   Lipper Growth                          18.78       14.80       12.39       13.08       14.04        13.60       13.42
   Benchmark                              22.96       19.66       15.20       15.28       16.79        14.55       14.63
ALLIANCE GLOBAL                           13.20       11.42       12.18          --          --           --       10.42
   Lipper Global                          17.89        8.49       10.29          --          --           --        3.65
   Benchmark                              13.48       12.91       10.82          --          --           --        7.44
ALLIANCE INTERNATIONAL                     8.54          --          --          --          --           --       10.90
   Lipper International                   13.36          --          --          --          --           --       14.33
   Benchmark                               6.05          --          --          --          --           --        8.74
ALLIANCE AGGRESSIVE
   STOCK                                  20.71       14.31       10.53       17.23          --           --       18.79
   Lipper Small Company Growth            16.55       12.70       17.53       16.29          --           --       16.47
   Benchmark                              17.85       14.14       14.80       14.29          --           --       13.98
ALLIANCE MONEY MARKET                      4.05        3.80        3.11        4.68        5.87           --        6.07
   Lipper Money Market                     3.82        3.60        2.93        4.52        5.72           --        5.89
   Benchmark                               5.25        5.07        4.37        5.67        6.72           --        6.97
ALLIANCE INTERMEDIATE
   GOVERNMENT SECURITIES                   2.57        2.80        4.38          --          --           --        5.75
   Lipper Gen. U.S. Government             1.57        3.99        5.21          --          --           --        6.76
   Benchmark                               4.06        5.37        6.23          --          --           --        7.43
ALLIANCE HIGH YIELD                       21.39       11.41       13.32          --          --           --       10.13
   Lipper High Yield                      12.46        7.93       11.47          --          --           --        9.13
   Benchmark                              11.06        9.59       12.76          --          --           --       11.24
ALLIANCE EQUITY INDEX                     20.97          --          --          --          --           --       18.92
   Lipper S&P Index                       21.10          --          --          --          --           --       18.87
   Benchmark                              22.96          --          --          --          --           --       20.90
-------------------------------------------------------------------------------------------------------------------------------

        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE
   INVESTORS                               3.99%      17.34%      34.32%         --          --             --        72.02%
   Lipper Income                           8.95       29.47       58.37          --          --             --        94.21
   Benchmark                               8.78       33.60       58.40          --          --             --       105.23
ALLIANCE GROWTH
   INVESTORS                              11.24       33.03       57.18          --          --             --       162.01
   Lipper Flexible Portfolio              12.51       30.84       56.65          --          --             --       100.79
   Benchmark                              16.94       55.46       84.42          --          --             --       138.49
ALLIANCE GROWTH &
   INCOME                                 18.70       43.09          --          --          --             --        42.30
   Lipper Growth & Income                 19.96       53.82          --          --          --             --        56.73
   Benchmark                              21.28       63.99          --          --          --             --        67.75
ALLIANCE COMMON STOCK                     22.76       55.49       95.76      286.77%     731.08%      1,313.81%    1,429.67
   Lipper Growth                          18.78       51.65       80.51      243.70      627.03       1,185.21     1,298.19
   Benchmark                              22.96       71.34      102.85      314.34      925.25       1,416.26     1,655.74
ALLIANCE GLOBAL                           13.20       38.31       77.66          --          --             --       152.53
   Lipper Global                          17.89       28.45       63.87          --          --             --        39.73
   Benchmark                              13.48       43.95       67.12          --          --             --        95.62
ALLIANCE INTERNATIONAL                     8.54          --          --          --          --             --        19.76
   Lipper International                   13.36          --          --          --          --             --        26.53
   Benchmark                               6.05          --          --          --          --             --        15.78
ALLIANCE AGGRESSIVE
   STOCK                                  20.71       49.35       64.99      390.16          --             --       556.01
   Lipper Small Company Growth            16.55       43.42      142.70      352.31          --             --       428.32
   Benchmark                              17.85       48.69       99.38      280.32          --             --       318.19
ALLIANCE MONEY MARKET                      4.05       11.83       16.52       57.94      135.33             --       148.77
   Lipper Money Market                     3.82       11.18       15.58       55.73      130.46             --       141.99
   Benchmark                               5.25       15.99       23.86       73.61      165.31             --       184.26
ALLIANCE INTERMEDIATE
   GOVERNMENT SECURITIES                   2.57        8.63       23.89          --          --             --        37.89
   Lipper Gen. U.S. Government             1.57       12.45       28.92          --          --             --        45.71
   Benchmark                               4.06       16.98       35.30          --          --             --        51.07
ALLIANCE HIGH YIELD                       21.39       38.28       86.89          --          --             --       162.22
   Lipper High Yield                      12.46       25.77       72.39          --          --             --       142.30
   Benchmark                              11.06       31.63       82.29          --          --             --       190.43
ALLIANCE EQUITY INDEX                     20.97          --          --          --          --             --        63.39
   Lipper S&P Index                       21.10          --          --          --          --             --        63.19
   Benchmark                              22.96          --          --          --          --             --        71.28
-------------------------------------------------------------------------------------------------------------------------------

                                       56

                          YEAR-BY-YEAR RATES OF RETURN*

----------------------------------------------------------------------------------------------------------------------------------
                    1984     1985    1986     1987    1988     1989    1990     1991    1992     1993     1994    1995     1996
                  ----------------------------------------------------------------------------------------------------------------
ALLIANCE
   CONSERVATIVE
   INVESTORS          --       --      --       --      --     2.79%   5.14%   18.51%   4.50%    9.54%   (5.20)% 19.02%    3.99%
ALLIANCE
   GROWTH
   INVESTORS          --       --      --       --      --     3.53    9.39    47.19    3.69    13.95    (4.27)  24.92    11.24
ALLIANCE
   GROWTH
   & INCOME           --       --      --       --      --       --      --       --      --    (0.55)   (1.72)  22.65    18.70
ALLIANCE
   COMMON
   STOCK**         (3.09)%  31.90%  16.02%    6.21%  21.03%   24.16   (9.17)   36.30    2.03    23.29    (3.26)  30.93    22.76
ALLIANCE
   GLOBAL             --       --      --   (13.62)   9.61    25.29   (7.15)   29.06   (1.65)   30.60     4.02   17.45    13.20
ALLIANCE
   INTERNATIONAL      --       --      --       --      --       --      --       --      --       --       --   10.34     8.54
ALLIANCE
   AGGRESSIVE
   STOCK              --       --   33.83     6.06   (0.03)   41.86    6.92    84.73   (4.28)   15.41    (4.92)  30.13    20.71
ALLIANCE MONEY
   MARKET**         9.59     7.22    5.39     5.41    6.09     7.93    6.99     4.97    2.37     1.78     2.82    4.53     4.05
ALLIANCE
   INTERMEDIATE
   GOVERNMENT
   SECURITIES         --       --      --       --      --       --      --    11.30    4.38     9.27    (5.47)  12.03     2.57
ALLIANCE HIGH
   YIELD              --       --      --     3.49    8.48     3.93   (2.26)   23.03   11.02    21.74    (3.90)  18.54    21.39
ALLIANCE
   EQUITY
   INDEX              --       --      --       --      --       --      --       --      --       --     0.11   34.92    20.97

-------------------
 * Returns do not reflect the withdrawal charge the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge and any charge for tax such as premium taxes.

** Prior to 1984 the  Year-by-Year  Rates of  Return   1976     1977      1978      1979     1980      1981     1982      1983
   were:                                               -----------------------------------------------------------------------
   ALLIANCE COMMON STOCK                              8.20%    (10.28)%  6.99%    28.35%    48.39%   (6.94)%   16.22%   24.67%
   ALLIANCE MONEY MARKET                                --         --      --        --        --     5.71     11.72     7.70

--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 9, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND AND ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund and Alliance Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Alliance Money Market Fund

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program assume no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

Alliance Intermediate Government Securities Fund

Current yield for the Alliance Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded monthly.

Alliance Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge and any charge for tax such as premium tax. See "Part 5: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003
                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------
As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value..................................             $144,048                     $119,487
(2)  Guaranteed Period Amount....................................              131,080                      131,080
(3)  Market Value Adjustment: (1)-(2)............................               12,968                      (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................             $  4,501                     $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000-(4)]................................               45,499                       54,851
(6)  Guaranteed Period Amount: (2)-(5)...........................               85,581                       76,229
(7)  Maturity Value..............................................              120,032                      106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................               94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: DEATH BENEFIT FOR CERTIFICATES ISSUED IN NEW YORK
--------------------------------------------------------------------------------

The death benefit applicable to Certificates issued in New York is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit.

GUARANTEED MINIMUM DEATH BENEFIT

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals. In no event will the Guaranteed Minimum Death Benefit at your death be less than the Annuity Account Value in the Investment Funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

Withdrawals will cause a reduction in your current Guaranteed Minimum Death Benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date of the withdrawal, and we reduce your current Guaranteed Minimum Death Benefit by that same percentage. For an example of the calculation, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" in Part 4.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------

Under the Certificates the death benefit for Certificates issued in all states except New York is equal to the sum of:

     (1) the Annuity Account Value in the Investment  Funds or, if greater,  the
         Guaranteed  Minimum  Death  Benefit  (see  "Guaranteed   Minimum  Death
         Benefit" in Part 3); and

     (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit" in Part 3).

See Appendix II for the description of the death benefit applicable to Certificates issued in New York.

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market and Alliance Intermediate Government Securities Funds), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

         ----------------------------------------------------------------------------------------------------------------------
                END OF                                                  NON-NEW YORK                      NEW YORK
               CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
                 YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
         ----------------------------------------------------------------------------------------------------------------------
                   1                      $105,000                        $106,000                       $105,000(2)
                   2                      $115,500                        $112,360                       $115,500(2)
                   3                      $132,825                        $119,102                       $132,825(2)
                   4                      $106,260                        $126,248                       $132,825(3)
                   5                      $116,886                        $133,823                       $132,825(3)
                   6                      $140,263                        $141,852                       $140,263(2)
                   7                      $140,263                        $150,363                       $140,263(3)
         ----------------------------------------------------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.

6% TO AGE 80  BENEFIT

(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

NEW  YORK

(2) At the end of Contract Years 1, 2, and 3 and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

                        APPENDIX IV: EXAMPLE OF PAYMENTS
                  UNDER THE ASSURED PAYMENT OPTION AND APO PLUS
--------------------------------------------------------------------------------

The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on February 14, 1997 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1998. It assumes that the fixed period is 15 years and that the Life Contingent Annuity will provide payments on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on February 14, 1997, the initial payment would be $6,730.77 and would increase in each three-year period to a final payment of $9,854.53. The first payment under the Life Contingent Annuity would be $10,839.98.

The Guaranteed Rates as of February 14, 1997 for Guarantee Periods maturing on February 15, 1998 through 2012 are: 4.40%, 4.69%, 4.86%, 5.00%, 5.11%, 5.22%,
5.32%, 5.41%, 5.50%, 5.57%, 5.56%, 5.56%, 5.56%, 5.56% and 5.56%, respectively.

Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the Life Contingent Annuity on a Single Life basis. Assuming election of the Alliance Common Stock Fund based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on February 14, 1997, the same initial payment of $6,730.77 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $78,949.12 is needed to purchase the initial payment stream, and the remaining $21,050.87 is invested in the Investment Funds. Any future increase in payments under APO Plus will depend on the investment performance in the Alliance Common Stock Fund.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the Investment Fund, the Annuity Account Value in the Investment Fund would grow to $21,050.87 and $26,518.03 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the Investment Fund to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the Life Contingent Annuity. Based on Guaranteed Rates for the Guarantee Periods and purchase rates for the Life Contingent Annuity as of February 14, 1997, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.

Under both options, while the Certificate Owner is living payments increase annually after the 16th year under the Life Contingent Annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

         ANNUAL PAYMENTS
         ----------------------------------------------------------------------------------------------------------------------
                                   GUARANTEED INCREASING                ILLUSTRATIVE                    ILLUSTRATIVE
                                          PAYMENTS                        PAYMENTS                        PAYMENTS
                                         UNDER THE                         UNDER                           UNDER
                 YEARS             ASSURED PAYMENT OPTION              APO PLUS AT 0%                  APO PLUS AT 8%
         ----------------------------------------------------------------------------------------------------------------------
                  1-3                    $ 6,730.77                       $6,730.77                      $ 6,730.77
                  4-6                      7,403.85                        7,100.57                        7,520.00
                  7-9                      8,144.23                        7,483.79                        8,345.92
                10-12                      8,958.66                        7,868.31                        9,191.42
                13-15                      9,854.53                        8,217.67                       10,010.94
                   16                     10,839.98                        8,475.41                       10,731.67
         ----------------------------------------------------------------------------------------------------------------------

As described above, a portion of the illustrated contribution is applied to the Life Contingent Annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus. Also, a larger portion of the contribution will be allocated to Guarantee Periods under the former than the latter. In this illustration, $80,458.33 is allocated under the Assured Payment Option to the Guarantee Periods and under APO Plus, $68,020.34 is allocated to the Guarantee Periods. In addition, under APO Plus $21,050.87 is allocated to the Investment Fund. The balance of the $100,000 ($19,541.67 and $10,928.78, respectively) is applied to the Life Contingent Annuity.

The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the Guaranteed Rates and Life Contingent Annuity purchase rates in effect as of the Transaction Date. It is assumed that no Lump Sum Withdrawals are taken.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------
                                                                            PAGE
--------------------------------------------------------------------------------
Part 1:           Minimum Distribution Withdrawals -- Traditional
                  IRA Certificates                                           2
--------------------------------------------------------------------------------
Part 2:           Accumulation Unit Values                                   2
--------------------------------------------------------------------------------
Part 3:           Annuity Unit Values                                        2
------------------------------------------------------------------------------
Part 4:           Custodian and Independent Accountants                      3
--------------------------------------------------------------------------------
Part 5:           Alliance Money Market Fund and Alliance Intermediate
                  Government Securities Fund Yield Information               3
--------------------------------------------------------------------------------
Part 6:           Long-Term Market Trends                                    4
------------------------------------------------------------------------------
Part 7:           Financial Statements                                       6
-------------------------------------------------------------------------------








          HOW TO OBTAIN AN INCOME MANAGER ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45





                  Send this request form to:

                      Equitable Life
                      Income Management Group
                      P.O. Box 1547
                      Secaucus, NJ 07096-1547




       Please  send me an  Income  Manager  Rollover  IRA  SAI  dated
       December 31, 1997:

       -------------------------------------------------------------------------
       Name

       -------------------------------------------------------------------------
       Address

       -------------------------------------------------------------------------
       City                                            State                Zip

       -------------------------------------------------------------------------


(IMIRASAI)

                                  SUPPLEMENT TO
                         INCOME MANAGER(R) ACCUMULATOR(SM)
                       PROSPECTUS DATED DECEMBER 31, 1997

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(SM) Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A) offered to Annuitant issue ages 76 or older under the INCOME MANAGER Accumulator Prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A) than the version discussed on page 20 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is still 0.45% of the Guaranteed Minimum Death Benefit in effect on a Processing Date. The version of the baseBUILDER Benefit described in the prospectus is not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 and older is as discussed below:

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

     4% to Age 85 Benefit - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Death Benefit interest rate applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program will be 4%.

The Guaranteed Minimum Income Benefit discussed on page 21 of the prospectus may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Income Benefit benefit base described on page 24 of the prospectus is as follows:

     The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base interest rate applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program will be 4%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


--------------------------------------------------------------------------------
Income Manager is a registered service mark and Accumulator and baseBUILDER are service marks of The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED DECEMBER 31, 1997

IM-95-02SUPP1(1/98)

                                                               DECEMBER 31, 1997

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                  PROFILE OF INCOME MANAGER ACCUMULATOR(SM)
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.


1. THE ANNUITY CERTIFICATE. The Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. It is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of after-tax money. You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called GIROS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the GIROs' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under the Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under GIROs, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and GIROs. The value of GIROs prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.


2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate. You can also have your Certificate's value applied to any of the following ANNUITY BENEFITS:
(1) Life Annuity payments for your life, (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4)


                              --------------------
Income Manager is a registered service mark and Accumulator and baseBUILDER are service marks of The Equitable Life Assurance Society of the United States.

                                       1
IM-95-02PROS(1/98)                                            CATALOG NO. 127135

Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity benefits (other than the Refund Certain available only on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your annuity benefit.


3. PURCHASE. You can purchase an Accumulator Certificate with $5,000 or more. You may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Subject to certain age restrictions, you may purchase the baseBUILDERSM guaranteed benefit in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is provided under the Certificate at a lower charge (Plan B). Both benefits are discussed below. You choose the one that best suits your needs.


4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST). The portfolios are described in the prospectuses for HR Trust and EQ Trust.

---------------------------------------------------------------------------------------------------------------------
                                  EQUITY SERIES
---------------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                         INTERNATIONAL EQUITY                   AGGRESSIVE EQUITY

   Alliance Common Stock                   Alliance Global                         Alliance Aggressive Stock
   Alliance Growth & Income                Alliance International                  Alliance Small Cap Growth
   BT Equity 500 Index                     BT International Equity Index           BT Small Company Index
   EQ/Putnam Growth & Income Value         Morgan Stanley Emerging Markets         MFS Emerging Growth Companies
   MFS Research                              Equity                                Warburg Pincus Small Company
   Merrill Lynch Basic Value Equity        T. Rowe Price International Stock         Value
   T. Rowe Price Equity Income
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
       ASSET ALLOCATION SERIES                                      FIXED INCOME SERIES
--------------------------------------------------------------------------------------------------------------------
   Alliance Conservative Investors      AGGRESSIVE FIXED INCOME                DOMESTIC FIXED INCOME
   Alliance Growth Investors               Alliance High Yield                     Alliance Intermediate
   EQ/Putnam Balanced                                                                Government Securities
   Merrill Lynch World Strategy                                                    Alliance Money Market
--------------------------------------------------------------------------------------------------------------------

You may also invest in one or more GIROs currently maturing in years 1999 through 2008.

5. EXPENSES. The Certificate has expenses as follows: There is an annual charge expressed as a percentage of the Guaranteed Minimum Death Benefit. For Plan A the percentage is equal to 0.45%. For Plan B the percentage is equal to 0.20%. As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks at an annual rate of 0.90%; and a daily charge is deducted for administration expenses at an annual rate of 0.25%.

The charges for the portfolios of HR Trust range from 0.64% to 1.33% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected. The charges for the portfolios of EQ Trust range from 0.55% to 1.75% of the average daily net assets of EQ Trust portfolios, depending upon the EQ Trust portfolios selected. The amounts for HR Trust are based on restated values during 1996 (as well as an expense cap for the Alliance Small Cap Growth portfolio) and the amounts for EQ Trust are based on a current expense cap. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily net assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                                    Year of Contribution Withdrawal

                                    1       2        3        4        5        6       7        8+
                                    ---------------------------------------------------------------
Percentage of
Contribution                       7.0%    6.0%     5.0%     4.0%     3.0%     2.0%    1.0%     0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the Guaranteed Minimum Death Benefit based charge for the optional Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                                       EXAMPLES
                                    TOTAL ANNUAL       TOTAL ANNUAL           TOTAL                  Total Annual
                                    CERTIFICATE          PORTFOLIO           ANNUAL               Expenses at End of:
INVESTMENT FUND                       CHARGES             CHARGES            CHARGES            (1)              (2)
                                                                                              1 Year           10 Years
Alliance Conservative
   Investors                           1.15%               0.80%               1.95%           $89.74           $275.75

Alliance Growth Investors              1.15%               0.84%               1.99%           $90.14           $279.80

Alliance Growth & Income               1.15%               0.85%               2.00%           $90.24           $280.80

Alliance Common Stock                  1.15%               0.66%               1.81%           $88.35           $261.52

Alliance Global                        1.15%               0.98%               2.13%           $91.53           $293.80

Alliance International                 1.15%               1.33%               2.48%           $95.01           $328.00

Alliance Aggressive Stock              1.15%               0.83%               1.98%           $90.04           $278.79

Alliance Small Cap Growth              1.15%               1.20%               2.35%           $93.72           $315.43

Alliance Money Market                  1.15%               0.64%               1.79%           $88.15           $259.45

Alliance Intermediate
   Government Securities               1.15%               0.84%               1.99%           $90.14           $279.80

Alliance High Yield                    1.15%               0.91%               2.06%           $90.84           $286.83

BT Equity 500 Index                    1.15%               0.55%               1.70%           $87.26           $250.17

BT Small Company Index                 1.15%               0.60%               1.75%           $87.75           $255.35

BT International Equity Index          1.15%               0.80%               1.95%           $89.74           $275.75

MFS Emerging Growth
   Companies                           1.15%               0.85%               2.00%           $90.24           $288.87

MFS Research                           1.15%               0.85%               2.00%           $90.24           $288.87

Merrill Lynch Basic Value
   Equity                              1.15%               0.85%               2.00%           $90.24           $288.87

Merrill Lynch World Strategy           1.15%               1.20%               2.35%           $93.72           $323.50

Morgan Stanley Emerging
   Markets Equity                      1.15%               1.75%               2.90%           $99.19           $375.62

EQ/Putnam Balanced                     1.15%               0.90%               2.05%           $90.74           $293.88

EQ/Putnam Growth & Income
   Value                               1.15%               0.85%               2.00%           $90.24           $288.87

T. Rowe Price Equity Income            1.15%               0.85%               2.00%           $90.24           $288.87

T. Rowe Price International
   Stock                               1.15%               1.20%               2.35%           $93.72           $323.50

Warburg Pincus Small
   Company Value                       1.15%               1.00%               2.15%           $91.73           $303.84


Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any expense waiver or limitation. For more detailed information, see the Fee Table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received.


7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS: (1) Lump Sum Withdrawals of at least $1,000 may be taken at any time, and (2) Systematic Withdrawals, paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. You also have access to your Certificate's value by surrendering the Certificate. All or a portion of a withdrawal may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from GIROs prior to their maturity may result in a market value adjustment.


8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.


9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit (except in New York ) is equal to (1) your Certificate's value in the Investment Funds, or if greater, the Guaranteed Minimum Death Benefit, and (2) the amount of the death benefit provided with respect to GIROs.

The Guaranteed Minimum Death Benefit is equal to a "6% to Age 80 Benefit" for annuitant ages 20 through 79 at issue of the Certificate. For ages 80 through 83 at issue of the Certificate, the Guaranteed Minimum Death Benefit is a return of the money you invested in the Investment Funds.

         6% to Age 80 Benefit -- We add interest to the initial amount at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

The death benefit with respect to the GIROs is equal to the amounts in the GIROs, or if greater, the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.

The death benefit applicable to Certificates issued in New York is equal to the amounts in the Investment Funds and the GIROs, or if greater, the Guaranteed Minimum Death Benefit.

         For annuitant ages 20 through 79 at issue of the Certificate, the Guaranteed Minimum Death Benefit is reset each year through the annuitant's age 80 to your Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. For ages 80 through 83 at issue of the Certificate, the Guaranteed Minimum Death Benefit is a return of the money you have invested in the Investment Funds and the GIROs. The Guaranteed Minimum Death Benefit at the annuitant's death will never be less than the amounts in the Investment Funds, plus the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.


10. OTHER INFORMATION.

QUALIFIED PLANS. If the Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.


BASEBUILDER BENEFIT (PLAN A). The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. A baseBUILDER benefit (which is different from the one described below) may be available for annuitant issue ages 76 and older. The baseBUILDER benefit is currently not available in New York.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times), your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors. Investment performance is not guaranteed. The Guaranteed Minimum Income Benefit provides a safety net for your future.

         Death Benefit - As part of the baseBUILDER a Guaranteed Minimum Death Benefit is provided which is the 6% to Age 80 Benefit described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the GIROs, through the date we receive your Certificate. Some states may require that we calculate the refund differently.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a GIRO maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the GIRO, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time the mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging - You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable Certificate charges deducted from the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.


REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semi-annually or annually in order to retain the investment percentage allocations you select. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.


REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to GIROs.


11. INQUIRIES. If you need more information, please contact your agent. You may also contact us at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                         INCOME MANAGER(R) ACCUMULATORSM
                       PROSPECTUS DATED DECEMBER 31, 1997

                               ------------------

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ACCUMULATOR) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Accumulator Certificates are issued as non-qualified annuities for after-tax contributions. A minimum initial contribution of $5,000 is required to put the Certificates into effect.

The Accumulator is designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be later distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 24 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks of the Portfolios.

                                INVESTMENT FUNDS

-------------------------------------------------------------------------------------------------------------------------------
                                  EQUITY SERIES
-------------------------------------------------------------------------------------------------------------------------------
   DOMESTIC EQUITY                           INTERNATIONAL EQUITY                      AGGRESSIVE EQUITY
     Alliance Common Stock                     Alliance Global                           Alliance Aggressive Stock
     Alliance Growth & Income                  Alliance International                    Alliance Small Cap Growth
     BT Equity 500 Index                       BT International Equity Index             BT Small Company Index
     EQ/Putnam Growth & Income Value           Morgan Stanley Emerging Markets           MFS Emerging Growth Companies
     MFS Research                                Equity                                  Warburg Pincus Small Company Value
     Merrill Lynch Basic Value Equity          T. Rowe Price International Stock
     T. Rowe Price Equity Income
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         ASSET ALLOCATION SERIES                                          FIXED INCOME SERIES
-------------------------------------------------------------------------------------------------------------------------------

     Alliance Conservative Investors         AGGRESSIVE FIXED INCOME                   DOMESTIC FIXED INCOME
     Alliance Growth Investors                 Alliance High Yield                       Alliance Intermediate Government
     EQ/Putnam Balanced                                                                    Securities
     Merrill Lynch World Strategy                                                        Alliance Money Market
-------------------------------------------------------------------------------------------------------------------------------


Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008.

You may choose from a variety of payout options, including Income Manager payout annuity options and our other variable annuities and fixed annuities.

This prospectus provides information about the Accumulator that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HR Trust and EQ Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated December 31, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

--------------------------------------------------------------------------------
    Copyright 1997 The Equitable Life Assurance Society of the United States,
       New York, New York 10104. All rights reserved. Income Manager is a registered service mark and Accumulator and baseBUILDER are service marks of
           The Equitable Life Assurance Society of the United States.

IM-95-02 PROS (1/98)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, and a current report on Form 8-K dated July 10, 1997 are incorporated herein by reference.

      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

















--------------------------------------------------------------------------------
This prospectus dated December 31, 1997 is a revision of Equitable Life's prospectus dated May 1, 1997 for the Income Manager Accumulator Certificates, and reflects limited changes in the Accumulator Certificates and features described in the May prospectus. These Certificates were first offered on May 1, 1997. For convenience, in lieu of a supplement to the May prospectus, the prospectus has been reprinted in its entirety.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          PROSPECTUS TABLE OF CONTENTS

--------------------------------------------------------------------------------

GENERAL TERMS                                       PAGE 4

FEE TABLE                                           PAGE 5

PART 1:    EQUITABLE LIFE, THE SEPARATE
           ACCOUNT AND THE INVESTMENT
           FUNDS                                    PAGE 9
Equitable Life                                          9
Separate Account No. 45                                 9
HR Trust                                                9
HR Trust's Manager and Adviser                         10
EQ Trust                                               10
EQ Trust's Manager and Advisers                        10
Investment Policies and Objectives of HR
   Trust's Portfolios and EQ Trust's
   Portfolios                                          11

PART 2:    THE GUARANTEED PERIOD
           ACCOUNT                                  PAGE 14
Guarantee Periods                                      14
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to
   the Expiration Date                                 15
Investments                                            15

PART 3:    PROVISIONS OF THE CERTIFICATES
           AND SERVICES WE PROVIDE                  PAGE 17
What Is the Accumulator?                               17
Availability of the Certificates                       17
Contributions under the Certificates                   17
Methods of Payment                                     17
Allocation of Contributions                            17
Free Look Period                                       18
Annuity Account Value                                  18
Transfers among Investment Options                     19
Dollar Cost Averaging                                  19
Rebalancing                                            19
baseBUILDER Benefits                                   20
Death Benefit                                          20
How Death Benefit Payment Is Made                      21
When the Certificate Owner Dies before
   the Annuitant                                       21
Guaranteed Minimum Income Benefit                      21
Withdrawal Options                                     22
How Withdrawals and Transfers Affect Your
   Guaranteed Minimum Death Benefit and
   Guaranteed Minimum Income Benefit                   23
Cash Value                                             24
Surrendering the Certificates to Receive
   the Cash Value                                      24
When Payments Are Made                                 24
Annuity Benefits and Payout Annuity
   Options                                             24
Assignment                                             26

Services We Provide                                    26
Distribution of the Certificates                       26

PART 4:    DEDUCTIONS AND CHARGES                   PAGE 27
Charges Deducted from the Annuity
   Account Value                                       27
Charges Deducted from the Investment
   Funds                                               28
HR Trust Charges to Portfolios                         28
EQ Trust Charges to Portfolios                         29
Group or Sponsored Arrangements                        29
Other Distribution Arrangements                        29

PART 5:    VOTING RIGHTS                            PAGE 30
HR Trust and EQ Trust Voting Rights                    30
Voting Rights of Others                                30
Separate Account Voting Rights                         30
Changes in Applicable Law                              30

PART 6:    TAX ASPECTS OF THE
           CERTIFICATES                             PAGE 32
Tax Changes                                            32
Taxation of Non-Qualified Annuities                    32
Charitable Remainder Trusts                            33
Federal and State Income Tax
   Withholding                                         33
Other Withholding                                      34
Special Rules for Certificates Issued in
   Puerto Rico                                         34
Impact of Taxes to Equitable Life                      34
Transfers among Investment Options                     34

PART 7:    INDEPENDENT ACCOUNTANTS                  PAGE 35

PART 8:    INVESTMENT PERFORMANCE                   PAGE 36
Adjusted Historical Performance Data                   36
Rate of Return Data for Investment
   Funds                                               38
Communicating Performance Data                         41
Alliance Money Market Fund and
   Alliance Intermediate Government
   Securities Fund Yield Information                   41

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                               PAGE 43

APPENDIX II: QUALIFIED PLAN
   CERTIFICATES                                     PAGE 44

APPENDIX III: DEATH BENEFIT FOR
   CERTIFICATES ISSUED IN NEW YORK                  PAGE 45

APPENDIX IV: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                            PAGE 46

STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS                                PAGE 47

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT -- The individual who is the measuring life for determining benefits under a Certificate.

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Accumulator Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE -- The date on which annuity benefit payments are to commence.

BASEBUILDERSM -- Optional protection benefit, consisting of the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER -- The person who owns an Accumulator Certificate and has the right to exercise all rights under the Certificate.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable with respect to the Investment Funds (in all states except New York), upon the death of the Annuitant. The Guaranteed Minimum Death Benefit is different in New York.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income provided with respect to the Investment Funds.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROS).

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.

HR TRUST -- The  Hudson  River  Trust,  a mutual  fund in which  the  assets  of
separate  accounts  of  insurance  companies  are  invested.   Alliance  Capital
Management L.P. (ALLIANCE) is the manager and adviser to HR Trust.

INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds and each available Guarantee Period.

MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

PORTFOLIOS -- The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 45.

TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------

                                    FEE TABLE

--------------------------------------------------------------------------------

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 4: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. See "Part 4: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS  (percentage deducted upon surrender    CONTRACT
   or  for  certain  withdrawals.   The  applicable  withdrawal  charge  percentage  is      YEAR
   determined by the Contract Year in which the  withdrawal is made or the  Certificate      ----
   is surrendered  beginning  with "Contract Year 1" with respect to each  contribution
   withdrawn or  surrendered.  For each  contribution,  the  Contract  Year in which we         1.......................7.00%
   receive that contribution is "Contract Year 1.")(1)                                          2.......................6.00
                                                                                                3.......................5.00
                                                                                                4.......................4.00
                                                                                                5.......................3.00
                                                                                                6.......................2.00
                                                                                                7.......................1.00
                                                                                                8+......................0.00

GUARANTEED BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)(2)
-------------------------------------------------------------------

COMBINED GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT
   (PLAN A) (calculated as a percentage of the Guaranteed Minimum Death Benefit)............................       0.45%
GUARANTEED MINIMUM DEATH BENEFIT ONLY (PLAN B) (calculated as a percentage of the
   Guaranteed Minimum Death Benefit)........................................................................       0.20%


SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------

MORTALITY AND EXPENSE RISKS.................................................................................       0.90%
ADMINISTRATION(3)...........................................................................................       0.25%
                                                                                                                   =====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...................................................................       1.15%
                                                                                                                   =====

-------------------
See footnotes on next page.

HR TRUST AND EQ TRUST  ANNUAL  EXPENSES (AS A  PERCENTAGE  OF AVERAGE  DAILY NET ASSETS IN EACH PORTFOLIO)
------------------------------------------------------------------------------------------------------------------------------
                                                                          INVESTMENT PORTFOLIOS
                                            -----------------------------------------------------------------------------------
                                               ALLIANCE      ALLIANCE     ALLIANCE      ALLIANCE
                                             CONSERVATIVE     GROWTH      GROWTH &       COMMON       ALLIANCE     ALLIANCE
HR TRUST                                      INVESTORS     INVESTORS      INCOME        STOCK         GLOBAL    INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------------

Investment Management and Advisory Fee          0.48%         0.53%         0.55%        0.38%         0.65%         0.90%
12b-1 Fee(4)                                    0.25%         0.25%         0.25%        0.25%         0.25%         0.25%
Other Expenses                                  0.07%         0.06%         0.05%        0.03%         0.08%         0.18%
===============================================================================================================================
   TOTAL HR TRUST ANNUAL EXPENSES(5)            0.80%         0.84%         0.85%        0.66%         0.98%         1.33%
===============================================================================================================================

                                                                                                      ALLIANCE
                                                             ALLIANCE     ALLIANCE      ALLIANCE    INTERMEDIATE   ALLIANCE
                                                            AGGRESSIVE    SMALL CAP      MONEY         GOVT.         HIGH
HR TRUST                                                      STOCK        GROWTH        MARKET      SECURITIES      YIELD
-------------------------------------------------------------------------------------------------------------------------------

Investment Management and Advisory Fee                        0.55%         0.90%        0.35%         0.50%         0.60%
12b-1 Fee(4)                                                  0.25%         0.25%(7)     0.25%         0.25%         0.25%
Other Expenses                                                0.03%         0.10%        0.04%         0.09%         0.06%
===============================================================================================================================
   TOTAL HR TRUST ANNUAL EXPENSES(5)                          0.83%         1.20%(7)     0.64%         0.84%         0.91%
===============================================================================================================================

                                                                BT           BT           MFS                       MERRILL
                                                  BT          SMALL     INTERNATIONAL   EMERGING                     LYNCH
                                              EQUITY 500     COMPANY       EQUITY        GROWTH         MFS       BASIC VALUE
EQ TRUST                                        INDEX         INDEX         INDEX      COMPANIES      RESEARCH      EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Investment Management and Advisory Fee          0.25%         0.25%         0.35%        0.55%         0.55%         0.55%
12b-1 Fee(4)                                    0.25%         0.25%         0.25%        0.25%         0.25%         0.25%
Other Expenses                                  0.05%         0.10%         0.20%        0.05%         0.05%         0.05%
===============================================================================================================================
   TOTAL EQ TRUST ANNUAL EXPENSES(6)            0.55%         0.60%         0.80%        0.85%         0.85%         0.85%
===============================================================================================================================

                                                           MORGAN                                                    WARBURG
                                              MERRILL     STANLEY                EQ/PUTNAM   T. ROWE     T. ROWE     PINCUS
                                               LYNCH      EMERGING               GROWTH &     PRICE       PRICE       SMALL
                                               WORLD      MARKETS    EQ/PUTNAM    INCOME     EQUITY    INTERNATIONAL COMPANY
EQ TRUST                                      STRATEGY    EQUITY*     BALANCED     VALUE      INCOME      STOCK       VALUE
-------------------------------------------------------------------------------------------------------------------------------
Investment Management and Advisory Fee          0.70%       1.15%       0.55%       0.55%      0.55%       0.75%       0.65%
12b-1 Fee(4)                                    0.25%       0.25%       0.25%       0.25%      0.25%       0.25%       0.25%
Other Expenses                                  0.25%       0.35%       0.10%       0.05%      0.05%       0.20%       0.10%
===============================================================================================================================
   TOTAL EQ TRUST ANNUAL EXPENSES(6)            1.20%       1.75%       0.90%       0.85%      0.85%       1.20%       1.00%
===============================================================================================================================

Notes:
(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Withdrawal Charge" in Part 4.
(2) This charge is deducted annually on each Processing Date. See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge (Plan A)" and "Guaranteed Minimum Death Benefit Only Benefit Charge (Plan B)" in Part 4.
(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.
(4) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.
(5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997 (see footnote 7). The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 4.
(6) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown as "Other Expenses" for these Portfolios are estimated. The MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and was offered under this prospectus as of September 2, 1997). The BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in "Total Annual
    Expenses"). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.412% for EQ/Putnam Balanced; 0.262% for EQ/Putnam Growth & Income Value; 0.242% for MFS Emerging Growth Companies; 0.234% for MFS Research; 0.247% for Merrill Lynch Basic Value Equity; 0.497% for Merrill Lynch World Strategy; 0.461% for Morgan Stanley Emerging Markets Equity; 0.235% for T. Rowe Price Equity Income; 0.422% for T. Rowe Price International Stock; and 0.191% for Warburg Pincus Small Company Value. See "EQ Trust Charges to Portfolios" in Part 4.
(7) Equitable Distributors Inc. (EDI) has agreed to waive the 0.25% 12b-1 fee to the extent necessary to limit annual expenses for the Alliance Small Cap Growth Portfolio to 1.20% of the average daily net assets of that Portfolio as set forth above. This agreement may be modified by EDI and HR Trust at any time, and there can be no assurance that the 12b-1 fee will not be restored to 0.25% in the future. Absent the fee waiver, we estimate that the annual expenses for 1997 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A), under the Guaranteed Minimum Death Benefit Only Benefit (Plan B) in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                    COMBINED GUARANTEED MINIMUM DEATH BENEFIT
             AND GUARANTEED MINIMUM INCOME BENEFIT (PLAN A) ELECTION

-------------------------------------------------------------------------------------------------------------------------------
                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
--------
Alliance Conservative
   Investors                     $89.74    $120.55     $154.64     $275.75      $24.51     $ 75.92     $130.68      $283.83
Alliance Growth Investors         90.14     121.76      156.67      279.80       24.91       77.12      132.69       287.85
Alliance Growth & Income          90.24     122.06      157.17      280.80       25.01       77.42      133.19       288.87
Alliance Common Stock             88.35     116.35      147.61      261.52       23.12       71.71      123.63       269.57
Alliance Global                   91.53     125.95      163.66      293.80       26.30       81.30      139.67       301.85
Alliance International            95.01     136.36      180.97      328.00       29.78       91.73      157.01       336.07
Alliance Aggressive Stock         90.04     121.46      156.17      278.79       24.81       76.82      132.19       286.85
Alliance Small Cap Growth
                                  93.72     132.50          --          --       28.49       87.87          --           --
Alliance Money Market             88.15     115.75      146.59      259.45       22.92       71.11      122.61       267.51
Alliance Intermediate Gov't
   Securities                     90.14     121.76      156.67      279.80       24.91       77.12      132.69       287.85
Alliance High Yield               90.84     123.86      160.17      286.83       25.61       79.22      136.19       294.89

EQ TRUST
--------
BT Equity 500 Index              $87.26    $113.04          --          --      $22.03     $ 68.40          --           --
BT Small Company Index            87.75     114.55          --          --       22.52       69.90          --           --
BT International Equity Index
                                  89.74     120.55          --          --       24.51       75.92          --           --
MFS Emerging
   Growth Companies               90.24     122.06          --          --       25.01       77.42          --           --
MFS Research                      90.24     122.06          --          --       25.01       77.42          --           --
Merrill Lynch Basic Value
   Equity                         90.24     122.06          --          --       25.01       77.42          --           --
Merrill Lynch World Strategy
                                  93.72     132.50          --          --       28.49       87.87          --           --
Morgan Stanley Emerging
   Markets Equity                 99.19     148.78          --          --       33.96      104.14          --           --
EQ/Putnam Balanced                90.74     123.56          --          --       25.51       78.91          --           --
EQ/Putnam Growth & Income
   Value                          90.24     122.06          --          --       25.01       77.42          --           --
T. Rowe Price Equity Income
                                  90.24     122.06          --          --       25.01       77.42          --           --
T. Rowe Price
   International Stock            93.72     132.50          --          --       28.49       87.87          --           --
Warburg Pincus
   Small Company Value            91.73     126.55          --          --       26.50       81.90          --           --

-------------------
See footnote on next page.

         GUARANTEED MINIMUM DEATH BENEFIT ONLY BENEFIT (PLAN B) ELECTION

-------------------------------------------------------------------------------------------------------------------------------
                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                1 YEAR     3 YEARS     5 YEARS     10 YEARS     1 YEAR     3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
--------
Alliance Conservative
   Investors                     $89.74    $115.25     $143.62     $248.28      $21.86      $67.64     $116.31      $251.89
Alliance Growth Investors         90.14     116.46      145.64      252.38       22.26       68.84      118.33       255.98
Alliance Growth & Income          90.24     116.76      146.16      253.43       22.36       69.14      118.83       257.01
Alliance Common Stock             88.35     111.05      136.55      233.84       20.47       63.42      109.21       237.42
Alliance Global                   91.53     120.66      152.69      266.60       23.65       73.04      125.36       270.18
Alliance International            95.01     131.11      170.11      301.30       27.13       83.49      142.78       304.87
Alliance Aggressive Stock         90.04     116.16      145.14      251.37       22.16       68.54      117.82       254.95
Alliance Small Cap Growth
                                  93.72     127.24          --          --       25.84       79.62          --           --
Alliance Money Market             88.15     110.44      135.53      231.77       20.27       62.82      108.21       235.35
Alliance Intermediate Gov't
   Securities                     90.14     116.46      145.64      252.38       22.26       68.84      118.33       255.98
Alliance High Yield               90.84     118.56      149.17      259.51       22.96       70.95      121.86       263.11

EQ TRUST
--------
BT Equity 500 Index              $87.26    $107.73          --          --      $19.38      $60.11          --           --
BT Small Company Index            87.75     109.23          --          --       19.87       61.61          --           --
BT International Equity
   Index                          89.74     115.25          --          --       21.86       67.64          --           --
MFS Emerging
   Growth Companies               90.24     116.76          --          --       22.36       69.14          --           --
MFS Research                      90.24     116.76          --          --       22.36       69.14          --           --
Merrill Lynch Basic Value
   Equity                         90.24     116.76          --          --       22.36       69.14          --           --
Merrill Lynch World
   Strategy                       93.72     127.24          --          --       25.84       79.62          --           --
Morgan Stanley Emerging
   Markets Equity                 99.19     143.56          --          --       31.31       95.94          --           --
EQ/Putnam Balanced                90.74     118.26          --          --       22.86       70.65          --           --
EQ/Putnam Growth & Income
   Value                          90.24     116.76          --          --       22.36       69.14          --           --
T. Rowe Price Equity
   Income                         90.24     116.76          --          --       22.36       69.14          --           --
T. Rowe Price
   International Stock            93.72     127.24          --          --       25.84       79.62          --           --
Warburg Pincus
   Small Company Value            91.73     121.26          --          --       23.85       73.64          --           --

-------------------
Note:

(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 3. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

--------------------------------------------------------------------------------

                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS

--------------------------------------------------------------------------------

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's
Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Accumulator Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Accumulator Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

HR TRUST

HR Trust is an open-end, diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to Class IB shares, and all other aspects of its operations appears in the HR Trust prospectus which accompanies this prospectus or in the HR Trust statement of additional information.

HR TRUST'S MANAGER AND ADVISER

HR Trust is managed and advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable Life. On September 30, 1997, Alliance was managing approximately $217.3 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

EQ TRUST

EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the EQ Trust prospectus which accompanies this prospectus and in the EQ Trust statement of additional information.

EQ TRUST'S MANAGER AND ADVISERS

EQ Trust is managed by EQ Financial Consultants, Inc. (EQ FINANCIAL) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management and administration of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios; Massachusetts Financial Services Company, adviser to the MFS Emerging Growth Companies and MFS Research Portfolios; Merrill Lynch Asset Management Inc., adviser to the Merrill Lynch Basic Value Equity and Merrill Lynch World Strategy Portfolios; Putnam Investments, adviser to the EQ/Putnam Balanced and EQ/Putnam Growth & Income Value Portfolios; Morgan Stanley Asset Management Inc., adviser to the Morgan Stanley Emerging Markets Equity Portfolio; T. Rowe Price Associates, Inc. and Rowe Price-Fleming International, Inc., adviser to the T. Rowe Price Equity Income and T. Rowe Price International Stock Portfolios; and Warburg, Pincus Counsellors, Inc., adviser to the Warburg Pincus Small Company Value Portfolio.

INVESTMENT POLICIES AND OBJECTIVES OF HR TRUST'S PORTFOLIOS AND EQ TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------
         HR TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative                 Diversified mix of publicly traded equity and       High total return without, in the
   Investors                          debt securities.                                    adviser's opinion, undue risk to
                                                                                          principal
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors             Diversified mix of publicly traded equity and       High total return consistent with
                                      fixed-income securities, including at times         the adviser's determination of
                                      common stocks issued by intermediate- and           reasonable risk
                                      small-sized companies and at times
                                      lower-quality fixed-income securities commonly
                                      known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income              Primarily income producing common stocks and        High total return through a
                                      securities convertible into common stocks.          combination of current income and
                                                                                          capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Global                       Primarily  equity   securities  of non-United       Long-term growth of capital
                                      States as well as United States companies.
-------------------------------------------------------------------------------------------------------------------------------
Alliance International                Primarily equity securities selected                Long-term growth of capital
                                      principally to permit participation in
                                      non-United States companies with prospects for
                                      growth.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate                 Primarily debt securities issued or guaranteed      High current income consistent
   Government Securities              as to principal and interest by the U.S.            with relative stability of
                                      government or any of its agencies or                principal
                                      instrumentalities. Each investment will have a
                                      final maturity of not more than 10 years or a
                                      duration not exceeding that of a 10-year
                                      Treasury note.
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------

                                       11

-------------------------------------------------------------------------------------------------------------------------------

         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a specifically selected sample of the     Replicate as closely as possible
                                      500 stocks included in the Standard & Poor's        (before the deduction of
                                      500 Composite Stock Price Index ("S&P 500").        Portfolio expenses) the total
                                                                                          return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in statistically selected sample of the      Replicate as closely as possible
                                      2,000 stocks included in the Russell 2000 Small     (before the deduction of
                                      Stock Index ("Russell 2000").                       Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in statistically selected sample of the      Replicate as closely as possible
                                      securities of companies included in the Morgan      (before the deduction of
                                      Stanley Capital International Europe,               Portfolio expenses) the total
                                      Australia,   Far  East   Index   ("EAFE"),          return of the EAFE
                                      although not all companies within a country
                                      will  be  represented  in the  Portfolio
                                      at the same time.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the Portfolio
                                      adviser believes are early in their life cycle
                                      but which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common  stock  or  securities  convertible          future income
                                      into  common  stock  of companies believed
                                      by the Portfolio adviser to possess better
                                      than average prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity      Investment in securities, primarily equities,       Capital appreciation and,
                                      that the Portfolio adviser believes are             secondarily, income
                                      undervalued and therefore represent basic
                                      investment value.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy          Investment primarily in a portfolio of equity       High total investment return
                                      and fixed-income securities, including
                                      convertible securities, of U.S. and foreign
                                      issuers.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets       Primarily equity securities of emerging market      Long-term capital appreciation
   Equity                             country issuers with a focus on those in which
                                      the  Portfolio's   adviser   believes  the
                                      economies are  developing  strongly and in
                                      which  the  markets  are   becoming   more
                                      sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                    A well-diversified portfolio of stocks and          Balanced investment
                                      bonds that will produce both capital growth and
                                      current income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------

                                       12

-------------------------------------------------------------------------------------------------------------------------------
   EQ TRUST PORTFOLIO (CONTINUED)                    INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income           Primarily dividend paying common stocks of          Substantial dividend income and
                                      established companies.                              also capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock     Primarily common stocks of established              Long-term growth of capital
                                      non-United States companies.
-------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small                  Primarily in a portfolio of equity securities       Long-term capital appreciation
   Company Value                      of small capitalization companies (i.e.,
                                      companies having market capitalizations of
                                      $1  billion or less at the time of initial
                                      purchase)   that  the  Portfolio   adviser
                                      considers to be relatively undervalued.
-------------------------------------------------------------------------------------------------------------------------------

                                       13

--------------------------------------------------------------------------------

                      PART 2: THE GUARANTEED PERIOD ACCOUNT

--------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee
Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all Guarantee Periods will be available for Annuitants ages 76 and above. See "Allocation of Contributions" in Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of December 10, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------
      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF       DECEMBER 10,        PER $100 OF
    MATURITY YEAR            1997          MATURITY VALUE
-------------------------------------------------------------

        1999                4.78%             $94.62
        2000                4.88               90.12
        2001                4.95               85.73
        2002                4.98               81.59
        2003                5.03               77.53
        2004                5.09               73.56
        2005                5.11               69.89
        2006                5.12               66.44
        2007                5.14               63.09
        2008                5.08               60.36
-------------------------------------------------------------

Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of December 10, 1997 would be $429.59 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1999 through
2003).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or the market value adjustment that would apply for such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:

     (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We  determine  the  current   Guaranteed  Rate  which  applies  on  the
         Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------

         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR?

The Accumulator Certificate is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Accumulator Certificates are issued as non-qualified annuities for after-tax contributions. The provisions of your Certificate may be restricted by applicable laws or regulations.

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to age 59 1/2may be subject to tax penalty.

When issued with the appropriate endorsement, an Accumulator Certificate may be purchased by a plan qualified under Section 401(a) of the Code. Such purchases may not be available in all states. Plan fiduciaries considering purchase of a Certificate should read the important information in Appendix II.

AVAILABILITY OF THE CERTIFICATES

The Certificates are available for Annuitant issue ages 20 through 83.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $5,000. Subsequent contributions may be made in an amount of at least $1,000 at any time up until the Annuitant attains age 84. We may refuse to accept any contributions if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the agent, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Section 1035 Exchanges

You may apply the values of an existing non-qualified life insurance or deferred annuity contract to purchase an Accumulator Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified Annuities: Withdrawals" in
Part 6.

Automatic Investment Program

Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account or credit union checking account and to be contributed as a subsequent contribution into an Accumulator Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly. AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.

You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation

You allocate your contributions to one or up to all of the available Investment Options. Allocations among the Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation

This option (for Annuitant issue ages 20 through 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

Dollar Cost Averaging Allocation

A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 3 under "Dollar Cost Averaging."

FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 6: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

   o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

   o At Annuitant ages 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

   o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

We offer two Dollar Cost Averaging programs as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the Alliance Money Market Fund to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" below) is in effect.

Special Dollar Cost Averaging

For Certificate Owners who at issue of the Certificate want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 4.

General Dollar Cost Averaging

If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.

The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st). If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

REBALANCING

We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment

Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office. You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit. The combined benefit (Plan A) for which there is a charge is available for Annuitant issue ages 20 through 75. You elect Plan A in the application. Once elected, the benefit may not be changed. See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge" in Part 4. The baseBUILDER provides a degree of protection while you live (Income Benefit) as well as for your beneficiary should you die. If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is still provided under the Certificate at a lower charge. The combined benefit (Plan A) is not currently available in New York.

If the Annuitant is age 76 or older and you are interested in the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit, ask your agent for a copy of the prospectus supplement describing this benefit.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit applicable to Certificates issued in all states except New York is equal to the sum of:

     (1) the Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit defined below; and

     (2) the death benefit provided with respect to the Guaranteed Period Account, which is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Part 2: The Guaranteed Period Account."

GUARANTEED MINIMUM DEATH BENEFIT

Your Guaranteed Minimum Death Benefit is the minimum amount payable with respect to the Investment Funds upon the death of the Annuitant.

Applicable for Annuitant Issue Ages 20 through 79

6% to Age 80 Benefit -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%.

Applicable for Annuitant Issue Ages 80 through 83

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is equal to such portion of the initial contribution plus (a) any subsequent contributions and transfers into the Investment Funds, less (b) any transfers and withdrawals from such Funds.

Withdrawals and transfers will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" below.

For the death benefit applicable to Certificates issued in New York, see Appendix III.

See Appendix IV for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" below. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be both the sole primary beneficiary and the successor Annuitant/Certificate Owner, then no death benefit is payable until your surviving spouse's death.

On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of your Certificate and is in effect at your death, the Guaranteed Minimum Death Benefit will be reset at the greater of the then current Guaranteed Minimum Death Benefit and the then current Annuity Account Value in the Investment Funds. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Processing Date) of the successor Annuitant/Certificate Owner.

WHEN THE CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an annuity benefit is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an annuity benefit has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income with respect to the Investment Funds when you apply your Annuity Account Value in the Investment Funds under your Accumulator Certificate to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value in the Investment Funds at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Funds. Because it is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

If you have any Annuity Account Value in the Guaranteed Period Account under your Accumulator Certificate as of the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, such Annuity Account Value will also be applied (at current annuity purchase factors) toward the purchase of payments under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate. Such Annuity Account Value will increase the payments provided by the Guaranteed Minimum Income Benefit. A market value adjustment may apply.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming allocation only to the Investment Funds (excluding the Alliance Money Market and Alliance Intermediate Government Securities Funds), no subsequent contributions, transfers or withdrawals.

-------------------------------------------------------------
                            GUARANTEED MINIMUM INCOME BENEFIT
      CONTRACT DATE         -- ANNUAL INCOME PAYABLE FOR LIFE
 ANNIVERSARY AT ELECTION       WITH 10 YEAR PERIOD CERTAIN
-------------------------------------------------------------
             7                         $  8,992
            10                           12,160
            15                           18,358
-------------------------------------------------------------

Withdrawals and transfers will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" below.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant's issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

When you exercise your Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Accumulator Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

-------------------------------------------------------------
                      LEVEL PAYMENTS*
   ANNUITANT'S AGE AT ELECTION       PERIOD CERTAIN YEARS
-------------------------------------------------------------
          60 through 80                       10
               81                              9
               82                              8
               83                              7
-------------------
* Other forms and period certains may also be available.
-------------------------------------------------------------

Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise your Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise your Guaranteed Minimum Income Benefit by submitting the proper form and returning your Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our other life annuity benefits. The annuity benefits are discussed below. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of Income Manager payout annuity certificates. You may request an illustration from your agent.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your agent. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner election (discussed above) was elected at issue of the Certificate and is in effect at your death, the Guaranteed Minimum Income Benefit will continue to be available on the Contract Date anniversaries specified above based on the Contract Date of the Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.

WITHDRAWAL OPTIONS

The Accumulator is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. Two withdrawal options are available: Lump Sum Withdrawals and Systematic Withdrawals. Withdrawals in excess of the 15% free corridor amount may result in withdrawal charges. See "Part 4: Deductions and Charges." Withdrawals may also be taxable and subject to tax penalty. See "Part 6: Tax Aspects of the Certificates."

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 6: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" below.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" below. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawals option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

HOW WITHDRAWALS AND TRANSFERS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT

Your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals and transfers from the Investment Funds in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal or transfer is made that causes cumulative withdrawals and transfers from the Investment Funds in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal or transfer and any subsequent withdrawals and transfers in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000, you have withdrawn 40% ($4,000/$10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000
- $8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT
BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the portion of the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 4: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits described below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 6: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain-only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.

The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through Investment Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your agent can provide details.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS

Under Accumulator Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate or an Income Manager (Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed level or increasing payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. The

Income Manager (Period Certain) payout annuity certificate provides level payments for a specified period. The Certificate Owner and Annuitant must meet the issue age and payment requirements.

If you apply a part of the Annuity Account Value under an Income Manager payout annuity certificate, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the new certificate withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under the Income Manager payout annuity certificate.

You may also apply your Annuity Account Value to purchase the Income Manager (Period Certain) payout annuity certificate once withdrawal charges are no longer in effect under the Accumulator Certificate. No withdrawal charges will apply under this Income Manager (Period Certain) payout annuity certificate.

The Income Manager payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your agent. To purchase an Income Manager payout annuity certificate, we also require the return of your Accumulator Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

ASSIGNMENT

The Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 6: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semi-annual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE

   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life Income Management Group
     Post Office Box 13014
     Newark, NJ 07188-0014

   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Income Management Group
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities

Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents. Broker-dealer sales compensation for EDI and its affiliates will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------

                         PART 4: DEDUCTIONS AND CHARGES

--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that a withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during that Contract Year.

Any withdrawal requested that exceeds the free corridor amount will be subject to the withdrawal charge. The 15% free corridor amount is not applicable to a surrender.


For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 6: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses.

For Certificates issued to a charitable remainder trust (CRT), the free corridor amount will be changed to be the greater of (1) the current Annuity Account
Value, less contributions that have not been withdrawn (earnings in the Certificate) and (2) the free corridor amount defined above. If you are considering an annuity for use in a CRT, see "Charitable Remainder Trusts" in
Part 6 concerning recent IRS announcements on the use of annuities in CRTs.

Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge (Plan A)

We deduct a charge annually on each Processing Date for providing the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.45%.

Guaranteed Minimum Death Benefit Only Benefit Charge (Plan B)

We deduct a charge annually on each Processing Date for providing the Guaranteed Minimum Death Benefit Only Benefit (Plan B). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.20%.

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HR TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                            AVERAGE DAILY ASSETS
                 --------------------------------------------
                     FIRST       NEXT        NEXT        NEXT
                     $750        $750         $1         $2.5         THERE-
                    MILLION     MILLION     BILLION     BILLION       AFTER
----------------------------------------------------------------------------
Alliance
   Conservative
   Investors          0.475%     0.425%      0.375%      0.350%      0.325%
Alliance Growth
   Investors          0.550%     0.500%      0.450%      0.425%      0.400%
Alliance Growth
   & Income           0.550%     0.525%      0.500%      0.480%      0.470%
Alliance Common
   Stock              0.475%     0.425%      0.375%      0.355%      0.345%*
Alliance Global       0.675%     0.600%      0.550%      0.530%      0.520%
Alliance
   International      0.900%     0.825%      0.800%      0.780%      0.770%
Alliance
   Aggressive
   Stock              0.625%     0.575%      0.525%      0.500%      0.475%
Alliance Small
   Cap Growth         0.900%     0.850%      0.825%      0.800%      0.775%
Alliance Money
   Market             0.350%     0.325%      0.300%      0.280%      0.270%
Alliance
   Intermediate
   Government
   Securities         0.500%     0.475%      0.450%      0.430%      0.420%
Alliance High
   Yield              0.600%     0.575%      0.550%      0.530%      0.520%
-------------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.
--------------------------------------------------------------------------------

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that the HR Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. EDI is currently waiving a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

--------------------------------------------------------------
                                            AVERAGE DAILY
                                             NET ASSETS
                                        ----------------------
BT Equity 500 Index                             0.25%
BT Small Company Index                          0.25%
BT International Equity Index                   0.35%
MFS Emerging Growth Companies                   0.55%
MFS Research                                    0.55%
Merrill Lynch Basic Value Equity                0.55%
Merrill Lynch World Strategy                    0.70%
Morgan Stanley Emerging Markets Equity
                                                1.15%
EQ/Putnam Balanced                              0.55%
EQ/Putnam Growth and Income Value               0.55%
T. Rowe Price Equity Income                     0.55%
T. Rowe Price International Stock               0.75%
Warburg Pincus Small Company Value              0.65%
--------------------------------------------------------------

Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; 0.80% for the BT International Equity Index Portfolio; 0.85% for the MFS Research, MFS Emerging Growth Companies, Merrill Lynch Basic Value Equity, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Small Company Value Portfolio; 1.20% for the Merrill Lynch World Strategy and T. Rowe Price International Stock Portfolios; and 1.75% for the Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQ Trust prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge, or the mortality and expense risks charge, or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and  sponsored  arrangements  may be  governed by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------

                              PART 5: VOTING RIGHTS

--------------------------------------------------------------------------------

HR TRUST AND EQ TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HR Trust and EQ Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect each trust's Board of Trustees,

o  to ratify the selection of independent auditors for each trust, and

o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Accumulator Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------

                     PART 6: TAX ASPECTS OF THE CERTIFICATES

--------------------------------------------------------------------------------

This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to a non-qualified annuity purchased with only after-tax dollars. This part does not apply to Qualified Plan Certificates discussed in Appendix II.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Accumulator Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Accumulator Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule:
(1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Accumulator Certificate was issued as a result of a tax-free exchange of another non-qualified life insurance or deferred annuity contract as described in "Methods of Payment:
Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Accumulator Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after the taxpayer's death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take distribution of the contract within a specified period of time.

CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulations concerning CRTs. The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

FEDERAL AND STATE INCOME TAX WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Accumulator Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Accumulator Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

--------------------------------------------------------------------------------

                         PART 7: INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

                         PART 8: INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data are calculated by two methods. The first method presented in the tables under "Adjusted Historical Performance Data," reflects all applicable fees and charges, including the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge, but not the charge for tax such as premium taxes.

The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were not offered prior to May 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date.

HR Trust Portfolios

The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results for the Alliance Growth & Income, Alliance International, Alliance Conservative Investors and Alliance Intermediate Government Securities Portfolios (under which Class IB shares were only recently available) and for the other Portfolios prior to October 1996, when Class IB shares were not available under such Portfolios, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Trust Portfolios

The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established. EQ Trust commenced operations on May 1, 1997. In this connection, see the discussion immediately following the tables below.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

ADJUSTED HISTORICAL PERFORMANCE DATA

The performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calculation method described above) are prepared for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1996*

------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------

INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
------------------------------------------ ----------------- ----------------- ----------------- ------------- ----------------
HR TRUST
Alliance Conservative Investors                 (3.01)%            3.61%             5.20%               --          6.60%
Alliance Growth Investors                        4.24              8.24              8.65                --         12.44
Alliance Growth & Income                        11.70             11.01                --                --          8.04
Alliance Common Stock                           15.76             14.24             13.64             14.14%        13.57
Alliance Global                                  6.20              9.72             11.42                --          9.26
Alliance International                           1.54                --                --                --         13.25
Alliance Aggressive Stock                       13.71             12.66              9.70             16.91         18.36
Alliance Money Market                           (2.95)             1.89              2.15              4.23          5.43
Alliance Intermediate Government
   Securities                                   (4.43)             0.85              3.47                --          4.85
Alliance High Yield                             14.39              9.69             12.59                --          9.69

-------------------
See footnotes below.
--------------------------------------------------------------------------------

The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the standardized basis described above for the first method of calculation.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------

INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
------------------------------------------ ----------------- ----------------- ----------------- ------------- ----------------
HR TRUST
Alliance Conservative Investors                $  970            $1,112            $1,288                --       $ 1,668
Alliance Growth Investors                       1,042             1,268             1,514                --         2,555
Alliance Growth & Income                        1,117             1,368                --                --         1,362
Alliance Common Stock                           1,158             1,491             1,895            $3,752        14,485
Alliance Global                                 1,062             1,321             1,717                --         2,424
Alliance International                          1,015                --                --                --         1,132
Alliance Aggressive Stock                       1,137             1,430             1,589             4,770         6,388
Alliance Money Market                             971             1,058             1,112             1,514         2,332
Alliance Intermediate Government
   Securities                                     956             1,026             1,186                --         1,328
Alliance High Yield                             1,144             1,320             1,809                --         2,522

-------------------
 * The tables reflect the withdrawal charge and charges under a Certificate with the 0.45% Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge.
** The "Since  Inception"  dates for the  Portfolios of HR Trust are as follows:
   Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1, 1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27, 1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Money Market (July 13, 1981); Alliance Intermediate Government Securities (April 1, 1991); and Alliance High Yield (January 2, 1987).
--------------------------------------------------------------------------------

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth
Portfolio is subject and that they are managed for tax-exempt clients of Alliance. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Growth Portfolio is based on actual historical performance.

The investment performance data for HR Trust's Alliance Small Cap Growth Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Growth Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge and the administration charge, or any withdrawal charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

ALLIANCE GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

ALLIANCE GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

ALLIANCE INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch Master High Yield.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Accumulator performance relative to other variable annuity products.

                               ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE  INVESTORS           3.99%       5.47%       6.08%         --          --           --        7.77%
   Lipper Income                           8.95        8.91        9.55          --          --           --        9.55
   Benchmark                               8.78       10.14        9.64          --          --           --       10.42

ALLIANCE GROWTH INVESTORS                 11.24        9.98        9.47          --          --           --       14.22
   Lipper Flexible Portfolio              12.51        9.26        9.30          --          --           --        9.99
   Benchmark                              16.94       15.84       13.02          --          --           --       12.73

ALLIANCE GROWTH & INCOME                  18.70       12.69          --          --          --           --       11.47
   Lipper Growth & Income                 19.96       15.39          --          --          --           --       14.78
   Benchmark                              21.28       17.93          --          --          --           --       17.24

ALLIANCE COMMON STOCK                     22.76       15.85       14.38       14.48%      15.16%       14.16%      13.90
   Lipper Growth                          18.78       14.80       12.39       13.08       14.04        13.60       13.42
   Benchmark                              22.96       19.66       15.20       15.28       16.79        14.55       14.63

ALLIANCE GLOBAL                           13.20       11.42       12.18          --          --           --       10.42
   Lipper Global                          17.89        8.49       10.29          --          --           --        3.65
   Benchmark                              13.48       12.91       10.82          --          --           --        7.44

ALLIANCE INTERNATIONAL                     8.54          --          --          --          --           --       10.90
   Lipper International                   13.36          --          --          --          --           --       14.33
   Benchmark                               6.05          --          --          --          --           --        8.74

ALLIANCE AGGRESSIVE STOCK                 20.71       14.31       10.53       17.23          --           --       18.79
   Lipper Small Company Growth            16.55       12.70       17.53       16.29          --           --       16.47
   Benchmark                              17.85       14.14       14.80       14.29          --           --       13.98

ALLIANCE MONEY MARKET                      4.05        3.80        3.11        4.68        5.87           --        6.07
   Lipper Money Market                     3.82        3.60        2.93        4.52        5.72           --        5.89
   Benchmark                               5.25        5.07        4.37        5.67        6.72           --        6.97

ALLIANCE INTERMEDIATE  GOVERNMENT
   SECURITIES                              2.57        2.80        4.38          --          --           --        5.75
   Lipper Gen. U.S. Government             1.57        3.99        5.21          --          --           --        6.76
   Benchmark                               4.06        5.37        6.23          --          --           --        7.43

ALLIANCE HIGH YIELD                       21.39       11.41       13.32          --          --           --       10.13
   Lipper High Yield                      12.46        7.93       11.47          --          --           --        9.13
   Benchmark                              11.06        9.59       12.76          --          --           --       11.24
-------------------------------------------------------------------------------------------------------------------------------

                                       39

                               CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS            3.99%      17.34%      34.32%         --          --             --        72.02%
   Lipper Income                           8.95       29.47       58.37          --          --             --        94.21
   Benchmark                               8.78       33.60       58.40          --          --             --       105.23

ALLIANCE GROWTH INVESTORS                 11.24       33.03       57.18          --          --             --       162.01
   Lipper Flexible Portfolio              12.51       30.84       56.65          --          --             --       100.79
   Benchmark                              16.94       55.46       84.42          --          --             --       138.49

ALLIANCE GROWTH & INCOME                  18.70       43.09          --          --          --             --        42.30
   Lipper Growth & Income                 19.96       53.82          --          --          --             --        56.73
   Benchmark                              21.28       63.99          --          --          --             --        67.75

ALLIANCE COMMON STOCK                     22.76       55.49       95.76      286.77%     731.08%      1,313.81%    1,429.67
   Lipper Growth                          18.78       51.65       80.51      243.70      627.03       1,185.21     1,298.19
   Benchmark                              22.96       71.34      102.85      314.34      925.25       1,416.26     1,655.74

ALLIANCE GLOBAL                           13.20       38.31       77.66          --          --             --       152.53
   Lipper Global                          17.89       28.45       63.87          --          --             --        39.73
   Benchmark                              13.48       43.95       67.12          --          --             --        95.62

ALLIANCE INTERNATIONAL                     8.54          --          --          --          --             --        19.76
   Lipper International                   13.36          --          --          --          --             --        26.53
   Benchmark                               6.05          --          --          --          --             --        15.78

ALLIANCE AGGRESSIVE STOCK                 20.71       49.35       64.99      390.16          --             --       556.01
   Lipper Small Company Growth            16.55       43.42      142.70      352.31          --             --       428.32
   Benchmark                              17.85       48.69       99.38      280.32          --             --       318.19

ALLIANCE MONEY MARKET                      4.05       11.83       16.52       57.94      135.33             --       148.77
   Lipper Money Market                     3.82       11.18       15.58       55.73      130.46             --       141.99
   Benchmark                               5.25       15.99       23.86       73.61      165.31             --       184.26

ALLIANCE INTERMEDIATE  GOVERNMENT
   SECURITIES                              2.57        8.63       23.89          --          --             --        37.89
   Lipper Gen. U.S. Government             1.57       12.45       28.92          --          --             --        45.71
   Benchmark                               4.06       16.98       35.30          --          --             --        51.07

ALLIANCE HIGH YIELD                       21.39       38.28       86.89          --          --             --       162.22
   Lipper High Yield                      12.46       25.77       72.39          --          --             --       142.30
   Benchmark                              11.06       31.63       82.29          --          --             --       190.43
-------------------------------------------------------------------------------------------------------------------------------

                          YEAR-BY-YEAR RATES OF RETURN*

----------------------------------------------------------------------------------------------------------------------------------
                    1984     1985    1986     1987    1988     1989    1990     1991    1992     1993     1994    1995     1996
                  ----------------------------------------------------------------------------------------------------------------
ALLIANCE
   CONSERVATIVE
   INVESTORS          --       --      --       --      --     2.79%   5.14%   18.51%   4.50%    9.54%   (5.20)% 19.02%    3.99%
ALLIANCE GROWTH
   INVESTORS          --       --      --       --      --     3.53    9.39    47.19    3.69    13.95    (4.27)  24.92    11.24
ALLIANCE GROWTH &
   INCOME             --       --      --       --      --       --      --       --      --    (0.55)   (1.72)  22.65    18.70
ALLIANCE COMMON
   STOCK**         (3.09)%  31.90%  16.02%    6.21%  21.03%   24.16   (9.17)   36.30    2.03    23.29    (3.26)  30.93    22.76
ALLIANCE GLOBAL       --       --      --   (13.62)   9.61    25.29   (7.15)   29.06   (1.65)   30.60     4.02   17.45    13.20
ALLIANCE
   INTERNATIONAL      --       --      --       --      --       --      --       --      --       --       --   10.34     8.54
ALLIANCE
   AGGRESSIVE
   STOCK              --       --   33.83     6.06   (0.03)   41.86    6.92    84.73   (4.28)   15.41    (4.92)  30.13    20.71
ALLIANCE MONEY
   MARKET**         9.59     7.22    5.39     5.41    6.09     7.93    6.99     4.97    2.37     1.78     2.82    4.53     4.05
ALLIANCE
   INTERMEDIATE
   GOVERNMENT
   SECURITIES         --       --      --       --      --       --      --    11.30    4.38     9.27    (5.47)  12.03     2.57
ALLIANCE HIGH
   YIELD              --       --      --     3.49    8.48     3.93   (2.26)   23.03   11.02    21.74    (3.90)  18.54    21.39

-------------------
 * Returns do not reflect the withdrawal charge the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge and any charge for tax such as premium taxes.

** Prior to 1984 the  Year-by-Year  Rates of  Return
   were:                                               1976     1977      1978      1979     1980      1981     1982      1983
                                                      ------------------------------------------------------------------------
   ALLIANCE COMMON STOCK                              8.20%    (10.28)%  6.99%    28.35%    48.39%   (6.94)%   16.22%   24.67%
   ALLIANCE MONEY MARKET                                --         --      --        --        --     5.71     11.72     7.70
----------------------------------------------------------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and, each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 8 or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND AND ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund and Alliance Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Alliance Money Market Fund

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program assume no Certificate charges are deducted. See "Part 4: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

Alliance Intermediate Government Securities Fund

Current yield for the Alliance Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded monthly.

Alliance Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge and any charge for tax such as premium tax. See "Part 4: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003
                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------
As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value..................................           $144,048                     $119,487
(2)  Guaranteed Period Amount....................................            131,080                      131,080
(3)  Market Value Adjustment: (1) - (2)..........................             12,968                      (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................           $  4,501                     $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............................             45,499                       54,851
(6)  Guaranteed Period Amount: (2) - (5).........................             85,581                       76,229
(7)  Maturity Value..............................................            120,032                      106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................             94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

                    APPENDIX II: QUALIFIED PLAN CERTIFICATES
--------------------------------------------------------------------------------

AVAILABILITY OF THE CERTIFICATES

When issued in connection with a qualified plan, the Certificates are available for Annuitant issue ages 20 through 70.

CONTRIBUTIONS UNDER THE CERTIFICATES

When issued with the appropriate endorsement, Accumulator Certificates may be used as an investment vehicle for a defined contribution plan maintained by an employer and which is a tax-qualified plan within the meaning of Section 401(a) for the Code.

When issued in connection with such a qualified plan, we will only accept employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If the plan contains a cash or deferred arrangement within the meaning of Section 401(k) of the Code, contributions may include employee pretax and employer matching or other employer contributions, but not employee after-tax contributions to the plan.

The minimum initial contribution is $5,000. Subsequent Contributions of at least $1,000 may be made at any time until the Annuitant attains age 71.

METHODS OF PAYMENT

Automatic Investment Program

AIP, discussed in Part 3 of the prospectus, is not available for subsequent contributions under Certificates issued to qualified plans.

CERTIFICATE OWNER, ANNUITANT AND BENEFICIARY

The Certificate Owner must be the trustee of a trust for a qualified plan maintained by the employer. The Annuitant must be the participant/employee and the beneficiary under the Certificate must be the Certificate Owner.

PURCHASE CONSIDERATIONS

Any trustee considering a purchase of the Accumulator should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. Further, Equitable will not perform or provide any plan recordkeeping services with respect to this Certificate. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the Certificates, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the Certificates and the features of the Certificates may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the Certificates are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

BASEBUILDER BENEFITS

If the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit described in Part 3 of the prospectus is elected, the Guaranteed Minimum Income Benefit may be exercised only after the trustee of the qualified plan changes ownership of the Certificate to the Annuitant and the Annuitant, as the new Owner, converts such Certificate in a direct rollover to a traditional individual retirement annuity (IRA) certificate according to our rules at the time of the change. The change of ownership and rollover to a traditional IRA certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The only annuity benefits available under a Certificate issued in connection with a qualified plan are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager payout annuity options are available only after the Certificate is rolled over into a traditional IRA certificate. See "Annuity Benefits and Payout Annuity Options" in Part 3 of the prospectus.

         APPENDIX III: DEATH BENEFIT FOR CERTIFICATES ISSUED IN NEW YORK
--------------------------------------------------------------------------------

The death benefit applicable to Certificates issued in New York is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit.

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for Annuitant issue ages 20 through 79

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals. In no event will the Guaranteed Minimum Death Benefit at the Annuitant's death be less than the Annuity Account Value in the Investment Funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in
Part 2.

Applicable for Annuitant issue ages 80 through 83

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals. In no event will the Guaranteed Minimum Death Benefit at the Annuitant's death be less than the Annuity Account Value in the Investment Funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

Withdrawals will cause a reduction in your current Guaranteed Minimum Death Benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date of the withdrawal, and we reduce your current Guaranteed Minimum Death Benefit by that same percentage. For an example of the calculation, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" in Part 3.

              APPENDIX IV: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------

Under the Certificates the death benefit for Certificates issued in all states except New York is equal to the sum of:

     (1) the Annuity Account Value in the Investment  Funds or, if greater,  the
         Guaranteed  Minimum  Death  Benefit  (see  "Guaranteed   Minimum  Death
         Benefit" in Part 3); and

     (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit" in Part 3).

See Appendix III for the description of the death benefit applicable to Certificates issued in New York.

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market and Alliance Intermediate Government Securities Funds), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

         ----------------------------------------------------------------------------------------------------------------------

                END OF                                                  NON-NEW YORK                      NEW YORK
               CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
                 YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
         ----------------------------------------------------------------------------------------------------------------------

                   1                       $105,000                        $106,000                        $105,000(2)
                   2                       $115,500                        $112,360                        $115,500(2)
                   3                       $132,825                        $119,102                        $132,825(2)
                   4                       $106,260                        $126,248                        $132,825(3)
                   5                       $116,886                        $133,823                        $132,825(3)
                   6                       $140,263                        $141,852                        $140,263(2)
                   7                       $140,263                        $150,363                        $140,263(3)
         ----------------------------------------------------------------------------------------------------------------------


The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.


6% TO AGE 80 BENEFIT

(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

NEW YORK

(2) At the end of Contract Years 1, 2, and 3 and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------
                                                                          PAGE
--------------------------------------------------------------------------------

Part 1:           Accumulation Unit Values                                  2
--------------------------------------------------------------------------------
Part 2:           Annuity Unit Values                                       2
--------------------------------------------------------------------------------
Part 3:           Custodian and Independent Accountants                     3
--------------------------------------------------------------------------------
Part 4:           Alliance Money Market Fund and Alliance Intermediate
                  Government Securities Fund Yield Information              3
--------------------------------------------------------------------------------
Part 5:           Long-Term Market Trends                                   4
--------------------------------------------------------------------------------
Part 6:           Key Factors in Retirement Planning                        6
--------------------------------------------------------------------------------
Part 7:           Financial Statements                                      9
--------------------------------------------------------------------------------








                  HOW TO OBTAIN AN INCOME MANAGER ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45






                  Send this request form to:


                      Equitable Life
                      Income Management Group
                      P.O. Box 1547
                      Secaucus, NJ 07096-1547





                  Please send me an Income Manager Accumulator SAI dated December 31, 1997:


                  --------------------------------------------------------------
                  Name

                  --------------------------------------------------------------
                  Address

                  --------------------------------------------------------------
                  City                               State                Zip

                  --------------------------------------------------------------



(IMASAI)

                                  SUPPLEMENT TO
                            EQUITABLE ACCUMULATOR(SM)
                                  (IRA AND NQ)
                       PROSPECTUS DATED DECEMBER 31, 1997

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(SM) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA and NQ) Prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 20 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is still 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER Benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 or older is as discussed below:

         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.

The Guaranteed Minimum Income Benefit benefit base described on page 27 of the prospectus is as follows:

         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


--------------------------------------------------------------------------------
       Accumulator and baseBUILDER are service marks of The Equitable Life
                    Assurance Society of the United States.

SUPPLEMENT DATED DECEMBER 31, 1997

PROS 1A SUPP1(1/98)

                                                               DECEMBER 31, 1997



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

              PROFILE OF THE EQUITABLE ACCUMULATOR(SM) (IRA AND NQ) COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.


1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS) or as non-qualified annuities (NQ) for after-tax contributions only. The Equitable Accumulator Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of (a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.

You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called GUARANTEED FIXED INTEREST ACCOUNTS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the Guaranteed Fixed Interest Accounts' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under Guaranteed Fixed Interest Accounts, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and Guaranteed Fixed Interest Accounts. The value of Guaranteed Fixed Interest Accounts prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.

                                 --------------
     Accumulator and baseBUILDER are service marks, and Income Manager is a registered service mark of The Equitable Life
                    Assurance Society of the United States.


                                        1
PROS-1A(1/98)                                             CATALOG. NO. 127468

You can elect the baseBUILDER(SM) at issue of the Certificate for an additional charge. The baseBUILDER provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate.

2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to the Income Manager payout annuity certificate. You can also have your Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for your life, (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity Benefits (other than the Refund Certain which is only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your annuity benefit.

3. PURCHASE. You can purchase an Equitable Accumulator IRA Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add
additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts under a Traditional IRA Certificate are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.

An Equitable Accumulator NQ Certificate can be purchased with $5,000 or more. Additional amounts of $1,000 or more can be made at anytime (subject to certain restrictions).

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST). The portfolios are described in the prospectuses for HR Trust and EQ Trust.

HR TRUST INVESTMENT FUNDS                           EQ TRUST INVESTMENT FUNDS
-------------------------            -------------------------------------------------
o Alliance Money Market              o BT Equity 500 Index                 o MFS Research
o Alliance High Yield                o BT Small Company Index              o MFS Emerging Growth Companies
o Alliance Common Stock              o BT International Equity Index       o Morgan Stanley Emerging Markets Equity
o Alliance Aggressive Stock          o JPM Core Bond                       o EQ/Putnam Growth & Income Value
o Alliance Small Cap Growth          o Lazard Large Cap Value              o EQ/Putnam Investors Growth
                                     o Lazard Small Cap Value              o EQ/Putnam International Equity

You may also invest in one or more Guaranteed Fixed Interest Accounts currently maturing in years 1999 through 2008.

5. EXPENSES. The Certificates have expenses as follows: As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit) at an annual rate of 1.10%, and a daily charge is deducted for administration expenses at an annual rate of 0.25%. If the baseBUILDER benefit is elected, there is an annual charge of 0.30% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base.

The charges for the portfolios of HR Trust range from 0.64% to 1.20% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected. The charges for the portfolios of EQ Trust range from 0.55% to 1.75% of the average daily net assets of EQ Trust portfolios, depending upon EQ Trust portfolios selected. The amounts for HR Trust are based on restated values during 1996 (as well as an expense cap for the Alliance Small Cap Growth portfolio), and the amounts for EQ Trust are based on current expense caps. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year. The withdrawal charge does not apply under certain of the distribution methods available under the Equitable Accumulator IRA Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                 Year of Contribution Withdrawal

                         1       2        3        4        5        6       7        8+
                         ---------------------------------------------------------------
Percentage of
Contribution            7.0%    6.0%     5.0%     4.0%     3.0%     2.0%    1.0%     0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the benefit based charge for the baseBUILDER benefit. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                                         EXAMPLES
                                  TOTAL ANNUAL              TOTAL ANNUAL            TOTAL                Total Annual
                                  CERTIFICATE               PORTFOLIO               ANNUAL               Expenses at End of:
INVESTMENT FUND                   CHARGES                   CHARGES                 CHARGES              (1)..........(2)
                                                                                                         1 Year..10 Years
Alliance Money Market             1.35%                     0.64%                   1.99%                $90.19   $263.86
Alliance High Yield               1.35%                     0.91%                   2.26%                $92.88   $290.88
Alliance Common Stock             1.35%                     0.66%                   2.01%                $90.39   $265.88
Alliance Aggressive Stock         1.35%                     0.83%                   2.18%                $92.08   $282.95
Alliance Small Cap Growth         1.35%                     1.20%                   2.55%                $95.76   $319.15
BT Equity 500 Index               1.35%                     0.55%                   1.90%                $89.30   $254.70
BT Small Company Index            1.35%                     0.60%                   1.95%                $89.80   $259.80
BT International Equity Index     1.35%                     0.80%                   2.15%                $91.78   $279.95
JPM Core Bond                     1.35%                     0.80%                   2.15%                $91.78   $279.95
Lazard Large Cap Value            1.35%                     0.90%                   2.25%                $92.78   289.90
Lazard Small Cap Value            1.35%                     1.20%                   2.55%                $95.76   $319.15
MFS Research                      1.35%                     0.85%                   2.20%                $92.28   $284.94
MFS Emerging Growth
   Companies                      1.35%                     0.85%                   2.20%                $92.28   $284.94
Morgan Stanley Emerging
   Markets Equity                 1.35%                     1.75%                   3.10%                $101.22  $370.62
EQ/Putnam Growth & Income
   Value                          1.35%                     0.85%                   2.20%                $92.28   $284.94
EQ/Putnam Investors Growth        1.35%                     0.85%                   2.20%                $92.28   $284.94
EQ/Putnam International
   Equity                         1.35%                     1.20%                   2.55%                $95.76   $319.15

Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation. For more detailed information, see the Fee Table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under both IRA and NQ Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under both the Traditional IRA and Roth IRA Certificates only: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and under Traditional IRA Certificates only (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.

You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from Guaranteed Fixed Interest Accounts prior to their maturity may result in a market value adjustment.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.

9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to your Certificate's value in the Investment Funds and Guaranteed Fixed Interest Accounts, or if greater, the Guaranteed Minimum Death Benefit.

If you are between the ages of 20 through 79, you choose one of two types of Guaranteed Minimum Death Benefit available under the Certificate: a "6% Roll Up to Age 80" and an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For ages 80 through 83 a return of the money you have invested under the Certificate will be the Guaranteed Minimum Death Benefit.

6% Roll Up to Age 80 (Not available in New York) -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market Fund and Guaranteed Fixed Interest Accounts) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

Annual Ratchet to Age 80 --The Guaranteed Minimum Death Benefit is reset each year through the Annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. In New York, the Guaranteed Minimum Death Benefit at the death of the annuitant will never be less than the amounts in the Investment Funds, plus amounts (not reflecting any increase due to interest rate changes) in the Guaranteed Fixed Interest Accounts reflecting guaranteed interest.

10. OTHER INFORMATION.

QUALIFIED PLANS. If the Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFIT. The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. A baseBUILDER benefit (which is different from the one described below) may be available for annuitant issue ages 76 and older. The baseBUILDER benefit is currently not available in New York.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors.

         Death Benefit - As part of the baseBUILDER you have the choice, at issue of the Certificate, of two Guaranteed Minimum Death Benefit options: (i) the 6% Roll Up to Age 80 or, (ii) the Annual Ratchet to Age 80. These options are described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the Guaranteed Fixed Interest Accounts, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your registered representative.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a Guaranteed Fixed Interest Account maturity date, by putting a portion of your money in a particular Guaranteed Fixed Interest Account, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the Guaranteed Fixed Interest Account, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semi-annually or annually in order to retain the investment percentage allocations you select. Rebalancing does not assure a pofit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to Guaranteed Fixed Interest Accounts.

11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                             EQUITABLE ACCUMULATOR(SM)
                                  (IRA AND NQ)
                       PROSPECTUS DATED DECEMBER 31, 1997

                             ----------------------

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------
This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRAS, which can be either Traditional IRAs or ROTH IRAS), or non-qualified annuities for after-tax contributions only (NQ). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $5,000 is required to put an IRA or NQ Certificate into effect.

The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 17 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST), and EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.

                                INVESTMENT FUNDS

-------------------------------------------------------------------------------------------------------------------------------
o  ALLIANCE MONEY MARKET                  o  BT EQUITY 500 INDEX                    o  MFS RESEARCH
o  ALLIANCE HIGH YIELD                    o  BT SMALL COMPANY INDEX                 o  MFS EMERGING GROWTH COMPANIES
o  ALLIANCE COMMON STOCK                  o  BT INTERNATIONAL EQUITY INDEX          o  MORGAN STANLEY EMERGING MARKETS EQUITY
o  ALLIANCE AGGRESSIVE STOCK              o  JPM CORE BOND                          o  EQ/PUTNAM GROWTH & INCOME VALUE
o  ALLIANCE SMALL CAP GROWTH              o  LAZARD LARGE CAP VALUE                 o  EQ/PUTNAM INVESTORS GROWTH
                                          o  LAZARD SMALL CAP VALUE                 o  EQ/PUTNAM INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008.

This prospectus provides information about IRA and NQ Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HR Trust and EQ Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated December 31, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

--------------------------------------------------------------------------------
    Copyright 1997 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
     All rights reserved. Accumulator and baseBUILDER are service marks and
                 Income Manager is a registered service mark of The Equitable Life Assurance Society of the United States.


PROS 1A (1/98)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, and a current report on Form 8-K dated July 10, 1997 are incorporated herein by reference.

      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).













--------------------------------------------------------------------------------
This prospectus dated December 31, 1997 is a revision of Equitable Life's prospectus dated May 1, 1997 for the Equitable Accumulator (IRA and NQ)
Certificates, and reflects limited changes in the Certificates and features described in the May prospectus. These Certificates were first offered on May 1, 1997. For convenience, in lieu of a supplement to the May prospectus, the prospectus has been reprinted in its entirety.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          PROSPECTUS TABLE OF CONTENTS

--------------------------------------------------------------------------------

GENERAL TERMS                                        PAGE   4

FEE TABLE                                            PAGE   6

PART 1:    EQUITABLE LIFE, THE SEPARATE
           ACCOUNT AND THE
           INVESTMENT FUNDS                          PAGE   9
Equitable Life                                           9
Separate Account No. 49                                  9
HR Trust                                                 9
HR Trust's Manager and Adviser                          10
EQ Trust                                                10
EQ Trust's Manager and Advisers                         10
Investment Policies and Objectives of HR Trust's
   Portfolios and EQ Trust's Portfolios                 11

PART 2:    THE GUARANTEED PERIOD
           ACCOUNT                                   PAGE 13
Guarantee Periods                                       13
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to the
   Expiration Date                                      14
Investments                                             14

PART 3:    PROVISIONS OF THE
           CERTIFICATES AND SERVICES
           WE PROVIDE                                PAGE 16
What Is the Equitable Accumulator?                      16
Joint Ownership                                         16
Contributions under the Certificates                    16
Methods of Payment                                      17
Allocation of Contributions                             17
Free Look Period                                        18
Annuity Account Value                                   18
Transfers among Investment Options                      19
Dollar Cost Averaging                                   19
Rebalancing                                             20
baseBUILDER Benefits                                    20
Guaranteed Minimum Income Benefit                       20
Death Benefit                                           21
How Death Benefit Payment Is Made                       22
When an NQ Certificate Owner Dies
   before the Annuitant                                 22
Cash Value                                              23
Surrendering the Certificates to
   Receive the Cash Value                               23
When Payments Are Made                                  23
Assignment                                              23
Services We Provide                                     23
Distribution of the Certificates                        24

PART 4:    DISTRIBUTION METHODS UNDER THE
           CERTIFICATES                              PAGE 25
Withdrawal Options                                      25
How Withdrawals Affect Your
   Guaranteed Minimum Income Benefit
   and Guaranteed Minimum Death Benefit                 27
Annuity Benefits and Payout Annuity Options             28

PART 5:    DEDUCTIONS AND CHARGES                    PAGE 30
Charges Deducted from the Annuity
   Account Value                                        30
Charges Deducted from the Investment Funds              31
HR Trust Charges to Portfolios                          31
EQ Trust Charges to Portfolios                          31
Group or Sponsored Arrangements                         32
Other Distribution Arrangements                         32

PART 6:    VOTING RIGHTS                             PAGE 33
HR Trust and EQ Trust Voting Rights                     33
Voting Rights of Others                                 33
Separate Account Voting Rights                          33
Changes in Applicable Law                               33

PART 7:    TAX ASPECTS OF THE CERTIFICATES           PAGE 34
Tax Changes                                             34
Taxation of Non-Qualified Annuities                     34
Charitable Remainder Trusts                             35
Special Rules for NQ Certificates Issued
   in Puerto Rico                                       35
IRA Tax Information                                     35
Traditional Individual Retirement Annuities
   (Traditional IRAs)                                   36
Roth Individual Retirement Annuities
   (Roth IRAs)                                          41
Federal and State Income Tax Withholding                45
Other Withholding                                       45
Impact of Taxes to Equitable Life                       45
Transfers among Investment Options                      45

PART 8:    INDEPENDENT ACCOUNTANTS                   PAGE 46

PART 9:    INVESTMENT PERFORMANCE                    PAGE 47
Adjusted Historical Performance Data                    47
Rate of Return Data for Investment Funds                48
Communicating Performance Data                          50
Alliance Money Market Fund Yield
   Information                                          51

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                                PAGE 52

APPENDIX II: QUALIFIED PLAN
   CERTIFICATES -- NQ CERTIFICATES                   PAGE 53

APPENDIX III: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                             PAGE 54

STATEMENT OF ADDITIONAL
   INFORMATION TABLE OF CONTENTS                     PAGE 55

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under both Traditional and Roth IRA Certificates, the Annuitant and Certificate Owner must be the same individual.

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Benefit payments are to commence.

BASEBUILDER(SM) -- Optional protection benefit, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under both Traditional and Roth IRA Certificates, the Certificate Owner must be the same individual as the Annuitant.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.

HR TRUST -- The  Hudson  River  Trust,  a mutual  fund in which  the  assets  of
separate  accounts  of  insurance  companies  are  invested.   Alliance  Capital
Management L.P. (ALLIANCE) is the manager and adviser to HR Trust.

INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds and each available Guarantee Period.

IRA -- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA, and a Roth IRA which must also meet the requirements of Section 408A of the Code.

JOINT OWNER -- The person who owns an undivided interest in the entire Certificate in conjunction with the Certificate Owner. If a Joint Owner is named, reference to "Certificate Owner," "you" or "your" will apply to both the Certificate Owner and Joint Owner or either of them. Joint Owners may be selected only for NQ Certificates.

MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions, but is not a Roth IRA.

PORTFOLIOS -- The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 49.

TRADITIONAL   IRA  --  An  IRA  which  is   generally   purchased   with  pretax
contributions, the distributions from which are treated as taxable.

TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------

                                    FEE TABLE

--------------------------------------------------------------------------------

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 5: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table that will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------
WITHDRAWAL  CHARGE AS A PERCENTAGE OF  CONTRIBUTIONS  (deducted  upon  surrender or for     CONTRACT
   certain  withdrawals.  The applicable  withdrawal charge percentage is determined by      YEAR
   the Contract Year in which the withdrawal is made or the  Certificate is surrendered      ----
   beginning  with  Contract  Year 1 with  respect to each  contribution  withdrawn  or         1.......................7.00%
   surrendered.  For each  contribution,  the  Contract  Year in which we receive  that         2.......................6.00
   contribution is "Contract Year 1").(1)                                                       3.......................5.00
                                                                                                4.......................4.00
                                                                                                5.......................3.00
                                                                                                6.......................2.00
                                                                                                7.......................1.00
                                                                                                8+......................0.00

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISKS(2)..............................................................................       1.10%
ADMINISTRATION(3)...........................................................................................       0.25%
                                                                                                                   =====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...................................................................       1.35%
                                                                                                                   =====


OPTIONAL BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
--------------------------------------------------------------
BASEBUILDER BENEFIT EXPENSE (calculated as a percentage of the Guaranteed Minimum Income
   Benefit benefit base)(4).................................................................................       0.30%

-------------------
See footnotes on next page.


HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------------------------------

                                                       INVESTMENT                                                 TOTAL
                                                      MANAGEMENT &                              OTHER             ANNUAL
     PORTFOLIOS                                      ADVISORY FEES        12B-1 FEE(5)         EXPENSES          EXPENSES
     ----------                                      -------------        ---------            --------          --------

     HR TRUST

     Alliance Money Market(6)                              0.35%             0.25%               0.04%              0.64%
     Alliance High Yield(6)                                0.60%             0.25%               0.06%              0.91%
     Alliance Common Stock(6)                              0.38%             0.25%               0.03%              0.66%
     Alliance Aggressive Stock (6)                         0.55%             0.25%               0.03%              0.83%
     Alliance Small Cap Growth(6)                          0.90%             0.25%(8)            0.10%              1.20%(8)

     EQ TRUST

     BT Equity 500 Index(7)                                0.25%             0.25%               0.05%              0.55%
     BT Small Company Index(7)                             0.25%             0.25%               0.10%              0.60%
     BT International Equity Index(7)                      0.35%             0.25%               0.20%              0.80%
     JPM Core Bond(7)                                      0.45%             0.25%               0.10%              0.80%
     Lazard Large Cap Value(7)                             0.55%             0.25%               0.10%              0.90%
     Lazard Small Cap Value(7)                             0.80%             0.25%               0.15%              1.20%
     MFS Research(7)                                       0.55%             0.25%               0.05%              0.85%
     MFS Emerging Growth Companies(7)                      0.55%             0.25%               0.05%              0.85%
     Morgan Stanley Emerging Markets Equity(7)             1.15%             0.25%               0.35%              1.75%
     EQ/Putnam Growth & Income Value(7)                    0.55%             0.25%               0.05%              0.85%
     EQ/Putnam Investors Growth(7)                         0.55%             0.25%               0.05%              0.85%
     EQ/Putnam International Equity(7)                     0.70%             0.25%               0.25%              1.20%

-------------------
Notes:

(1)Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Withdrawal Charge" in Part 5.

(2)A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 5.

(3)We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(4)If the baseBUILDER Benefit is elected, this charge is deducted annually on each Processing Date. See "baseBUILDER Benefit Charge" in Part 5. For the description of the Guaranteed Minimum Income Benefit benefit base, see "Guaranteed Minimum Income Benefit Benefit Base" in Part 4.

(5)The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.

(6)The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997 (see footnote 8). The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 5.

(7)The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown as "Other Expenses" for these Portfolios are estimated. The MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and is offered under this prospectus as of December 31, 1997). The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in the "Total Annual Expenses" column). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.411% for JPM Core Bond; 0.285% for Lazard Large Cap Value; 0.231% for Lazard Small Cap Value; 0.234% for MFS Research; 0.242% for MFS Emerging Growth Companies; 0.461% for Morgan Stanley Emerging Markets Equity; 0.262% for EQ/Putnam Growth & Income Value; 0.273% for EQ/Putnam Investors Growth; and 0.459% for EQ/Putnam International Equity. See "EQ Trust Charges to Portfolios" in Part 5.

(8)Equitable Distributors Inc. (EDI) has agreed to waive the 0.25% 12b-1 fee to the extent necessary to limit annual expenses for the Alliance Small Cap Growth Portfolio to 1.20% of the average daily net assets of that Portfolio as set forth above. This agreement may be modified by EDI and HR Trust at any time, and there can be no assurance that the 12b-1 fee will not be restored to 0.25% in the future. Absent the fee waiver, we estimate that the annual expenses for 1997 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner (who has elected the baseBUILDER benefit) would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

-------------------------------------------------------------------------------------------------------------------------------
                                IF YOU SURRENDER YOUR CERTIFICATE AT THE       IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES         THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                      WOULD BE:
                                       1 YEAR                 3 YEARS                  1 YEAR                 3 YEARS
-------------------------------------------------------------------------------------------------------------------------------

HR TRUST
--------
Alliance Money
   Market                             $ 90.19                 $118.74                  $23.37                 $ 72.31
Alliance High Yield                     92.88                  126.82                   26.06                   80.39
Alliance Common
   Stock                                90.39                  119.34                   23.57                   72.91
Alliance Aggressive
   Stock                                92.08                  124.42                   25.26                   78.00
Alliance Small Cap
   Growth                               95.76                  135.44                   28.94                   89.01


EQ TRUST
--------
BT Equity 500 Index                     89.30                  116.04                   22.48                   69.62
BT Small Company Index                  89.80                  117.55                   22.98                   71.12
BT International Equity
   Index                                91.78                  123.52                   24.96                   77.10
JPM Core Bond                           91.78                  123.52                   24.96                   77.10
Lazard Large Cap Value                  92.78                  126.52                   25.96                   80.09
Lazard Small Cap Value                  95.76                  135.44                   28.94                   89.01
MFS Research                            92.28                  125.02                   25.46                   78.59
MFS Emerging
   Growth Companies                     92.28                  125.02                   25.46                   78.59
Morgan Stanley Emerging
   Markets Equity                      101.22                  151.65                   34.40                  105.23
EQ/Putnam Growth
   & Income Value                       92.28                  125.02                   25.46                   78.59
EQ/Putnam
   Investors Growth                     92.28                  125.02                   25.46                   78.59
EQ/Putnam International
   Equity                               95.76                  135.44                   28.94                   89.01

-------------------
Note:

(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 4. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

--------------------------------------------------------------------------------

                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS

--------------------------------------------------------------------------------

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's
Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

HR TRUST

HR Trust is an open-end, diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its

Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the HR Trust prospectus which accompanies this prospectus or in the HR Trust statement of additional information.

HR TRUST'S MANAGER AND ADVISER

HR Trust is managed and advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable Life. On September 30, 1997, Alliance was managing approximately $217.3 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

EQ TRUST

EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the EQ Trust prospectus which accompanies this prospectus or in the EQ Trust statement of additional information.

EQ TRUST'S MANAGER AND ADVISERS

EQ Trust is managed by EQ Financial Consultants, Inc. (EQ FINANCIAL) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management and administration of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios; J.P. Morgan Investment Management Inc., adviser to the JPM Core Bond Portfolio; Lazard Asset Management, adviser to the Lazard Large Cap Value and Lazard Small Cap Value Portfolios; Massachusetts Financial Services Company, adviser to the MFS Research and MFS Emerging Growth Companies Portfolios; Morgan Stanley Asset Management Inc., adviser to the Morgan Stanley Emerging Markets Equity
Portfolio; and Putnam Investments, adviser to the EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity Portfolios.

INVESTMENT POLICIES AND OBJECTIVES OF HR TRUST'S PORTFOLIOS AND EQ TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------
         HR TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------
         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample of the    Replicate as closely as possible
                                      500 stocks included in the Standard & Poor's        (before the deduction of
                                      500 Composite Stock Price Index ("S&P 500").        Portfolio expenses) the total
                                                                                          return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 2,000 stocks included in the Russell 2000       (before the deduction of
                                      Small Stock Index ("Russell 2000").                 Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of        Replicate as closely as possible
                                      the securities of companies included in the         (before the deduction of
                                      Morgan Stanley Capital International Europe,        Portfolio expenses) the total
                                      Australia, Far East Index ("EAFE"), although        return of the EAFE
                                      not all companies within a country will be
                                      represented in the Portfolio at the same time.
-------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                         Under normal circumstances, all of the              High total return consistent with
                                      Portfolio's assets will, at the time of             moderate risk of capital and
                                      purchase, consist of investment grade               maintenance of liquidity
                                      fixed-income securities rated BBB or better by
                                      Standard and Poor's or Baa or better by Moody's
                                      Investors Service, Inc. or unrated securities
                                      of comparable quality.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with relatively large market
                                      capitalizations (i.e., companies having market
                                      capitalizations of greater than $1 billion)
                                      that the Portfolio adviser considers to be
                                      inexpensively priced and financially productive.
-------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with small market capitalizations
                                      (i.e.,  companies  having market capitalizations
                                      of $1  billion or less) that the Portfolio
                                      adviser considers inexpensively priced and
                                      financially productive.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock or securities convertible into         future income
                                      common stock of companies believed by  the
                                      Portfolio adviser to  possess better  than
                                      average prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the Portfolio
                                      adviser believes are early in their life cycle
                                      but which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging               Primarily equity securities of emerging market      Long-term capital appreciation
   Markets Equity                     country issuers with a focus on those in which
                                      the Portfolio's adviser believes the economies
                                      are developing strongly and in which the markets
                                      are becoming more sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth            Primarily common stocks that the Portfolio          Long-term growth of capital and
                                      adviser believes afford the best opportunity        any increased income that results
                                      for long-term capital growth.                       from this growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International               Primarily a diversified portfolio of equity         Capital appreciation
   Equity                             securities of companies organized under laws of
                                      countries other than the United States.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      PART 2: THE GUARANTEED PERIOD ACCOUNT

--------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in
Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of December 10, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------

      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF       DECEMBER 10,        PER $100 OF
    MATURITY YEAR            1997          MATURITY VALUE
-------------------------------------------------------------

        1999                 4.78%             $94.62
        2000                 4.88               90.12
        2001                 4.95               85.73
        2002                 4.98               81.59
        2003                 5.03               77.53
        2004                 5.09               73.56
        2005                 5.11               69.89
        2006                 5.12               66.44
        2007                 5.14               63.09
        2008                 5.08               60.36
-------------------------------------------------------------

Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of December 10, 1997 would be $429.59 (the sum of the prices per $100 of Maturity Value for each maturity year from 1999 through
2003).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:

     (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We  determine  the  current   Guaranteed  Rate  which  applies  on  the
         Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------

         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR?

The Equitable Accumulator is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Equitable Accumulator Certificates can be issued as two different types of individual retirement annuities (IRAS), TRADITIONAL IRAS and ROTH IRAS, or non-qualified annuities (NQ). The provisions of your Certificate may be restricted by applicable laws or regulations. Roth IRA Certificates may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may also be subject to tax penalty.

IRA CERTIFICATES

IRA Certificates are available for Annuitant issue ages 20 through 78. IRA Certificates are not available in Puerto Rico.

NQ CERTIFICATES

NQ Certificates are available for Annuitant issue ages 20 through 83.

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) of the Code. Such purchases may not be available in all states. Plan fiduciaries considering purchase of a Certificate should read the important information in Appendix II.

JOINT OWNERSHIP

If a Joint Owner is named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.

CONTRIBUTIONS UNDER THE CERTIFICATES

The minimum initial contribution is $5,000. Under Traditional IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 7: Tax Aspects of the Certificates."

Under NQ Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 84.

Under Traditional IRA Certificates, your subsequent contributions of at least $1,000 may be made at any time until you attain age 79. Subsequent Traditional IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" contributions to Traditional IRAs may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 7.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time during your lifetime provided you meet certain requirements. See "Roth Individual Retirement Annuities (Roth IRAs)" in Part 7.

We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

Section 1035 Exchanges

You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Equitable Accumulator NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified Annuities: Withdrawals" in
Part 7. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.

Automatic Investment Program

Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a checking account, bank money market account or credit union checking account and to be contributed as a subsequent contribution into an NQ or a Traditional IRA Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your registered representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available for Roth IRA Certificates.

You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation

You allocate your contributions to one or up to all of the available Investment Options. Allocations among the Investment Options must be in whole percentages.

Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation

This option (for Annuitant issue ages 20 through 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for a Traditional IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional
IRAs): Required Minimum Distributions" in Part 7.

Dollar Cost Averaging Allocation

A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 3 under "Dollar Cost Averaging."

FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

In the case of a complete conversion of an existing Equitable Accumulator Traditional IRA Certificate to an Equitable Accumulator Roth IRA Certificate, you may cancel your Equitable Accumulator Roth IRA Certificate and return to an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:

o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At Annuitant age 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

We offer two programs for Dollar Cost Averaging as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the Alliance Money Market Fund to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 4) is in effect.

Special Dollar Cost Averaging

For Certificate Owners who at issue of the Certificate want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and the administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.

General Dollar Cost Averaging

If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.

The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st). If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

REBALANCING

We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your registered representative or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Benefit Charge" in Part 5). The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. As part of the baseBUILDER you will have a choice of two Guaranteed Minimum Death Benefit options: (i) a 6% Roll Up to Age 80 or (ii) an Annual Ratchet to Age 80 (both options are described below). If you do not elect the baseBUILDER benefit, the Guaranteed Minimum Death Benefit choices are still provided under the Certificate. The baseBUILDER benefit is not currently available in New York.

If the Annuitant's age at issue is 76 or older and you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your registered representative for a copy of the prospectus supplement describing this benefit.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the baseBUILDER, you should consider the extent to which you expect to utilize the Investment Funds. You elect the baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, it may not be changed or cancelled.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you apply the Annuity Account Value under your Equitable Accumulator Certificate to an Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate during the periods of time indicated below. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of
(i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by applica-tion of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.

-------------------------------------------------------------

                                 GUARANTEED MINIMUM
       CONTRACT DATE           INCOME BENEFIT -- ANNUAL
      ANNIVERSARY AT         INCOME PAYABLE FOR LIFE WITH
         ELECTION              10 YEAR PERIOD CERTAIN
-------------------------------------------------------------

             7                        $ 8,992
            10                         12,160
            15                         18,358
-------------------------------------------------------------

Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Equitable Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Equitable Accumulator Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

-------------------------------------------------------------

                      LEVEL PAYMENTS*

                                  PERIOD CERTAIN YEARS
         ANNUITANT'S           TRADITIONAL
       AGE AT ELECTION        AND ROTH IRA           NQ
-------------------------------------------------------------

          60 to 75                 10                10
             76                     9                10
             77                     8                10
             78                     7                10
             79                     7                10
             80                     7                10
             81                     7                 9
             82                     7                 8
             83                     7                 7

----------------
* Other forms and period  certains  may also be  available.
  For    Traditional   IRA    Certificates,    please   see
  "Traditional      Individual     Retirement     Annuities
  (Traditional  IRAs):  Required Minimum  Distributions" in
  Part  7 to  see  how  this  option  may  be  affected  if
  exercised after age 70 1/2.
--------------------------------------------------------------------------------
Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum Income Benefit by submitting the proper form and returning your Equitable Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity certificates. You may request an illustration from your registered representative.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your registered representative. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner (discussed below) elects to continue the Certificate after your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date of your Equitable Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The Joint Owner feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for Annuitant Issue Ages 20 through 79

You elect either the "6% Roll Up to Age 80" or the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit when you apply for a Certificate. Once elected, the benefit may not be changed.

6% Roll Up to Age 80 -- On the Contract Date the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. The 6% Roll Up to Age 80 is not available in New York.

Annual Ratchet to Age 80 -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Applicable for Annuitant Issue Ages 80 through 83

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4. For Certificates issued in New York, the Guaranteed Minimum Death Benefit at the Annuitant's death will not be less than the Annuity Account Value in the Investment Funds plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant/Certificate Owner

If you are both the Certificate Owner and the Annuitant, and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/Certificate Owner by completing the appropriate form and sending it to our Processing Office.

If the successor Annuitant/Certificate Owner elects to continue the Certificate, then on the Contract Date anniversary following your death, the Annuity Account Value will be reset to the then current Guaranteed Minimum Death Benefit if it is higher than the Annuity Account Value as of such date. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN AN NQ CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.

The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and Annuitant are living.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 5: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Payout Annuity Options" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

Traditional IRA and Roth IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 7: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE

   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 13014
     Newark, NJ 07188-0014

   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Income Management Group
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. For 1996, EDI was paid a fee of $1,204,370 for its services under a "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 6.0% of total contributions made under the Certificates. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------

               PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES

--------------------------------------------------------------------------------

The Certificates offer several distribution methods specifically designed to provide retirement income. Traditional IRA and Roth IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are available only under Traditional IRA Certificates. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager payout annuity options. Traditional IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 7: Tax Aspects of the Certificates."

For Traditional IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your distribution in the form of a life contingent annuity before that time).

WITHDRAWAL OPTIONS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7:
Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS
(Available under Traditional IRA, Roth IRA and NQ Certificates)

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 3.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 5.

SYSTEMATIC WITHDRAWALS
(Available under Traditional IRA, Roth IRA and NQ Certificates)

Under Traditional IRA and Roth IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS
(Available under Traditional IRA and Roth IRA Certificates)

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 7: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper election form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Available under Traditional IRA Certificates)

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases a Traditional IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                 [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA
                            GRAPH IN THE PROSPECTUS]

                            AGE      AMOUNT WITHDRAWN
                             70           $6,250
                             75           $7,653
                             80           $8,667
                             85           $8,770
                             90           $6,931
                             95           $3,727
                            100           $1,179

                           Assumes 6.0% Rate of Return

                     [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Traditional IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME
BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% Roll Up to Age 80, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000, you have withdrawn 40% ($4,000/$10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000
- $8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT
BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 3) will be 6%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a
                                       27

Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Equitable Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Equitable Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.

The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS

Under Equitable Accumulator Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period. The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuity certificates provide guaranteed level (Traditional IRA, Roth IRA and NQ Certificates) under both forms of certificate, or guaranteed increasing (NQ Certificates) payments under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.

If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Equitable Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Equitable Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under
an  Income  Manager  (Life  Annuity  with  a  Period   Certain)  payout  annuity
certificate.

You may also apply your Annuity Account Value to an Income Manager (Period Certain) payout annuity certificate once withdrawal charges are no longer in effect under your Equitable Accumulator Certificate. No withdrawal charges will apply under this Income Manager (Period Certain) payout annuity certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity certificate we also require the return of your Equitable Accumulator Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

--------------------------------------------------------------------------------

                         PART 5: DEDUCTIONS AND CHARGES

--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under a Traditional IRA Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings under Equitable Accumulator Certificates as withdrawn first. See "Part 7: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses.

For NQ Certificates issued to a charitable remainder trust (CRT), the free corridor amount will be changed to be the greater of (1) the current Annuity Account Value, less contributions that have not been withdrawn (earnings in the Certificate), and (2) the free corridor amount defined above. If you are considering an annuity for use in a CRT, see "Charitable Remainder Trusts" in
Part 7 concerning recent IRS announcements on the use of annuities in CRTs.

baseBUILDER Benefit Charge

If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. The percentage is equal to 0.30%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally, we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for Traditional and Roth IRA Certificates, and from 0% to 3.5% for NQ Certificates (1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HR TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------

                           AVERAGE DAILY ASSETS

               ----------------------------------------------

                 FIRST    NEXT     NEXT     NEXT
                 $750     $750      $1      $2.5    THERE-
                MILLION  MILLION  BILLION  BILLION   AFTER
-------------------------------------------------------------

Alliance
   Money
   Market       0.350%   0.325%   0.300%   0.280%   0.270%
Alliance High
   Yield        0.600%   0.575%   0.550%   0.530%   0.520%
Alliance
   Common
   Stock        0.475%   0.425%   0.375%   0.355%   0.345%*
Alliance
   Aggressive
   Stock        0.625%   0.575%   0.525%   0.500%   0.475%
Alliance Small
   Cap Growth   0.900%   0.850%   0.825%   0.800%   0.775%

-------------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.
--------------------------------------------------------------------------------

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HR Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. EDI is currently waiving a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolio cannot be changed without a vote by shareholders. They are as follows:

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


-------------------------------------------------------------
                                           AVERAGE DAILY
                                             NET ASSETS
                                        ---------------------

BT Equity 500 Index                            0.25%
BT Small Company Index                         0.25%
BT International Equity Index                  0.35%
JPM Core Bond                                  0.45%
Lazard Large Cap Value                         0.55%
Lazard Small Cap Value                         0.80%
MFS Research                                   0.55%
MFS Emerging Growth Companies                  0.55%
Morgan Stanley Emerging
   Markets Equity                              1.15%
EQ/Putnam Growth & Income Value                0.55%
EQ/Putnam Investors Growth                     0.55%
EQ/Putnam International Equity                 0.70%
-------------------------------------------------------------

Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; 0.80% for the BT International Equity Index and JPM Core Bond Portfolios; 0.85% for the MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, and EQ/Putnam Investors Growth Portfolios; 0.90% for the Lazard Large Cap Portfolio; 1.20% for the Lazard Small Cap Value and EQ/Putnam International Equity Portfolios; and 1.75% for the Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQ Trust prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA Certificates. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or  sponsored  arrangements  may be  governed  by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------

                              PART 6: VOTING RIGHTS

--------------------------------------------------------------------------------

HR TRUST AND EQ TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HR Trust and EQ Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect each trust's Board of Trustees,

o  to ratify the selection of independent auditors for each trust, and

o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.


VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------

                     PART 7: TAX ASPECTS OF THE CERTIFICATES

--------------------------------------------------------------------------------

This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ, Traditional IRA, and Roth IRA Certificates owned by United States taxpayers.

This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed in Appendix II.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and, if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.

Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate, for example, as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the NQ Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Equitable Accumulator NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of Payment:
Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Equitable Accumulator NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.

If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after the taxpayer's death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When an NQ Certificate Owner Dies before the Annuitant" in Part 3.

CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulations concerning CRTs. The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pretax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. As the Equitable Accumulator Roth IRA is an individual retirement annuity, the term "Roth IRA" refers to a Roth individual retirement annuity unless the context requires otherwise.

There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This  prospectus  contains the  information  which the Internal  Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases a Traditional IRA.

The  Equitable   Accumulator  IRA  Certificate  is  designed  to  qualify  as  a
Traditional IRA under Section 408(b) of the Code. Your rights under the IRA Certificate cannot be forfeited.

This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that a Traditional IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Traditional IRA Certificates.

Further information on Traditional IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Equitable Accumulator IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Equitable Accumulator IRA Certificate.

Cancellation

You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 3. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs (including Roth IRAs) by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed
annually  to  either  spouse's   traditional  and

Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

The amount of Traditional IRA contributions for a tax year that an individual can deduct depends on whether the individual is covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000. This amount will be indexed every year until 2005. If the individual is married and files a joint return, and the individual is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000. This amount will be indexed every year until 2007.

Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. To determine the deductible amount of the contribution with the phase out, the individual determines AGI and subtracts $30,000 if the individual is a single person, $50,000 if the individual is married and files a joint return with the spouse. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for Traditional IRA contributions using the following formula:

                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------          Dollar           Deduction
       $10,000                 Deduction            Limit

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to a Traditional IRA in prior years and is receiving amounts from any Traditional IRA must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

EXCESS CONTRIBUTIONS

Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also with-

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drawn and no tax deduction is taken for the excess  contribution.  The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty
tax.   Lastly,   excess   "regular"   contributions   may  also  be  removed  by
underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

TAX-FREE TRANSFERS AND ROLLOVERS

Tax-free rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by the individual in gross income.

If the individual has made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. The individual must keep records of all such nondeductible contributions. At the end of each tax year in which the individual has received a distribution from any traditional individual retirement arrangement, the individual determines a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total

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account  balances of all  Traditional  IRAs held by the individual at the end of the tax year (including rollover Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS

The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

An individual who has been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) may subsequently apply such funds to a life annuity-based payout, provided that the individual had elected to recalculate life expectancy annually (and the spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require

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may result in  disqualification  of your  Traditional  IRA. See "Tax Penalty for
Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained
70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.

TAXATION OF DEATH BENEFITS

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

PROHIBITED TRANSACTION

A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher educational expense payments, all as defined in the Code.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain) payout annuity certificates, both of which are described in Part 4. The version of the Income Manager payout annuity certificates which would meet this exception must provide level payments for life. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice

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89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals
and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates" above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This prospectus contains the information which the IRS requires to be disclosed to you before you purchase a Roth IRA. This section of Part 7 covers some of the special tax rules that apply to Roth IRAs.

The Equitable Accumulator Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for the Equitable Accumulator as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

Cancellation

You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 3 under "Free Look Period." In addition, you can cancel an Equitable Accumulator Roth IRA Certificate issued as a result of a full conversion of an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 3. Since only direct

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transfer  and  rollover   contributions   are  permitted   under  the  Roth  IRA
Certificate, regular after-tax contributions are not discussed here.

ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.)

However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 5. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties," and "Penalty Tax on Premature Distributions."

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.

(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Additional Taxes and Penalties," and "Excess Contributions" below).

Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are
(1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Equitable Accumulator Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

Non-Qualified Distributions from Roth IRAs

Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it is highly possible that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions

A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.

Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs," and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.

FEDERAL AND STATE INCOME TAX WITHHOLDING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation. No withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below.

The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

--------------------------------------------------------------------------------

                         PART 8: INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

                         PART 9: INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "Adjusted Historical Performance Data," reflects all applicable fees and charges, including the optional benefit charge, but not the charges for any applicable taxes such as premium taxes.

The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the optional benefit charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were not offered prior to May 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date.

HR Trust Portfolios

The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results prior to October 1996, when Class IB shares were not available, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Alliance Common Stock Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Trust Portfolios

The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established. EQ Trust commenced operations on May 1, 1997. In this connection, see the discussion immediately following the tables below.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

ADJUSTED HISTORICAL PERFORMANCE DATA

The performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period. These tables (which reflect the first calculation method described above) are prepared for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1996*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
Alliance Money Market                          (3.16)%            1.79%             2.08%             4.17%         5.37%
Alliance High Yield                            14.14              9.58             12.48                --          9.61
Alliance Common Stock                          15.51             14.12             13.53             14.02         13.44
Alliance Aggressive Stock                      13.46             12.54              9.62             16.78         18.21

-------------------
See footnotes below.
--------------------------------------------------------------------------------
The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the basis described above for the first method of calculation.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST

Alliance Money Market                           $  968            $1,055            $1,108            $1,504       $ 2,309
Alliance High Yield                              1,141             1,316             1,800                --         2,504
Alliance Common Stock                            1,155             1,486             1,886             3,713        14,130
Alliance Aggressive Stock                        1,135             1,425             1,583             4,716         6,298

-------------------
 * The tables reflect the withdrawal charge and the optional benefit charge.
** The "Since  Inception"  dates for the  Portfolios of HR Trust are as follows:
   Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); and Alliance Aggressive Stock (January 27, 1986).
--------------------------------------------------------------------------------

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth
Portfolio is subject and that they are managed for tax-exempt clients of Alliance. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Growth Portfolio is based on actual historical performance.

The investment performance data for HR Trust's Alliance Small Cap Growth Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Growth Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, or any withdrawal or optional benefit charge, under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

The Lipper Variable Insurance Products Performance Analysis Survey (LIPPER) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
HR TRUST
ALLIANCE MONEY MARKET                      3.84%       3.59%       2.90%       4.46%       5.66%          --        5.85%
   Lipper Money Market                     3.82        3.60        2.93        4.52        5.72           --        5.89
   Benchmark                               5.25        5.07        4.37        5.67        6.72           --        6.97

ALLIANCE HIGH YIELD                       21.14       11.18       13.09          --          --           --        9.90
   Lipper High Yield                      12.46        7.93       11.47          --          --           --        9.13
   Benchmark                              11.06        9.59       12.76          --          --           --       11.24

ALLIANCE COMMON STOCK                     22.51       15.62       14.15       14.25       14.93        13.39%      13.67
   Lipper Growth                          18.78       14.80       12.39       13.08       14.04        13.60       13.42
   Benchmark                              22.96       19.66       15.20       15.28       16.79        14.55       14.63

ALLIANCE AGGRESSIVE STOCK                 20.46       14.08       10.31       16.99          --           --       18.55
   Lipper Small Company Growth            16.55       12.70       17.53       16.29          --           --       16.47
   Benchmark                              17.85       14.14       14.80       14.29          --           --       13.98

-------------------
See footnote on next page.
--------------------------------------------------------------------------------

CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------

HR TRUST
ALLIANCE MONEY MARKET                      3.84%      11.16%      15.35%      54.77%     128.30%            --       141.10%
   Lipper Money Market                     3.82       11.18       15.58       55.73      130.46             --       141.99
   Benchmark                               5.25       16.99       23.86       73.61      165.31             --       184.26

ALLIANCE HIGH YIELD                       21.14       37.44       85.00          --          --             --       156.96
   Lipper High Yield                      12.46       25.77       72.39          --          --             --       142.30
   Benchmark                              11.06       31.63       82.29          --          --             --       190.43

ALLIANCE COMMON STOCK                     22.51       54.54       93.78      279.01      706.25       1,257.82%    1,366.24
   Lipper Growth                          18.78       51.65       80.51      243.70      627.03       1,185.21     1,298.19
   Benchmark                              22.96       71.39      102.85      314.34      925.25       1,416.26     1,655.74

ALLIANCE AGGRESSIVE STOCK                 20.46       48.45       63.33      380.33          --             --       514.64
   Lipper Small Company Growth            16.55       43.42      142.70      352.31          --             --       428.32
   Benchmark                              17.85       48.69       99.38      280.32          --             --       318.19

-------------------
See footnote below.
--------------------------------------------------------------------------------

                          YEAR-BY-YEAR RATES OF RETURN*

----------------------------------------------------------------------------------------------------------------------------------

                    1984     1985    1986     1987    1988     1989    1990     1991    1992     1993     1994    1995     1996
                  ----------------------------------------------------------------------------------------------------------------

HR TRUST
ALLIANCE MONEY
   MARKET**         9.37%    7.01%   5.17%    5.19%   5.87%    7.72%   6.77%    4.75%   2.16%    1.57%    2.62%   4.32%    3.84%
ALLIANCE HIGH
   YIELD              --       --      --     3.29    8.26     3.72   (2.46)   22.79   10.79    21.49    (4.09)  18.30    21.14
ALLIANCE COMMON
   STOCK*          (3.29)   31.63   15.79     5.99   20.79    23.90   (9.36)   36.03    1.82    23.14    (3.46)  30.67    22.51
ALLIANCE
   AGGRESSIVE
   STOCK              --       --   33.58     5.85   (0.23)   41.57    6.70    84.35   (4.47)   15.17    (5.11)  29.87    20.46

-------------------
 * Returns do not reflect the optional benefit charge, and any charge for tax such as premium taxes.
** Prior to 1984 the  Year-by-Year  Rates of  Return
   were:                                               1976     1977      1978      1979     1980      1981     1982      1983
                                                     -----------------------------------------------------------------------------
   ALLIANCE COMMON STOCK                              7.98%    (10.47)%  6.77%    28.09%    48.10%   (7.13)%   15.99%   24.42%
   ALLIANCE MONEY MARKET                                --         --      --        --        --     5.61     11.50     7.48

----------------------------------------------------------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 9, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business

Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, the optional benefit charge, and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.
--------------------------------------------------------------------------------

                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003
                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------

As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value..................................             $144,048                     $119,487
(2)  Guaranteed Period Amount....................................              131,080                      131,080
(3)  Market Value Adjustment: (1) - (2)..........................               12,968                      (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................             $  4,501                     $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............................               45,499                       54,851
(6)  Guaranteed Period Amount: (2) - (5).........................               85,581                       76,229
(7)  Maturity Value..............................................              120,032                      106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................               94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

           APPENDIX II: QUALIFIED PLAN CERTIFICATES -- NQ CERTIFICATES
--------------------------------------------------------------------------------

AVAILABILITY

When issued in connection with a qualified plan, NQ Certificates are available for Annuitant issue ages 20 through 70.

CONTRIBUTIONS UNDER THE CERTIFICATES

When issued with the appropriate endorsement, NQ Certificates may be used as an investment vehicle for a defined contribution plan maintained by an employer and which is a tax-qualified plan within the meaning of Section 401(a) of the Code. Such Certificates will be referred to as qualified plan (QP) Certificates.

When issued in connection with such a qualified plan, we will only accept employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If the plan contains a cash or deferred arrangement within the meaning of Section 401(k) of the Code, contributions may include employee pretax and employer matching or other employer contributions, but not employee after-tax contributions to the plan.

The minimum initial contribution is $5,000. Subsequent Contributions of at least $1,000 may be made at any time until the Annuitant attains age 71.

METHODS OF PAYMENT

Automatic Investment Program

AIP, discussed in Part 3 of the prospectus, is not available for subsequent contributions under Certificates issued to qualified plans.

CERTIFICATE OWNER, ANNUITANT AND BENEFICIARY

The Certificate Owner must be the trustee of a trust for a qualified plan maintained by the employer. The Annuitant must be the participant/employee and the beneficiary under the QP Certificate must be the Certificate Owner.

PURCHASE CONSIDERATIONS

Any trustee considering a purchase of a QP Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This QP Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. Further, Equitable will not perform or provide any plan recordkeeping services with respect to this QP Certificate. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP Certificates, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the QP Certificates and the features of the QP Certificates may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP Certificates are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

BASEBUILDER BENEFITS

If the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit described in Part 3 of the prospectus is elected, the Guaranteed Minimum Income Benefit may be exercised only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant and the Annuitant, as the new Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The only annuity benefits available under a Certificate issued in connection with a qualified plan are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager payout annuity options are available only after the QP Certificate is rolled over into a Traditional IRA Certificate. See "Annuity Benefits and Payout Annuity Options" in Part 4 of the prospectus.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 3).

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market Fund or the Guarantee Periods), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

         ----------------------------------------------------------------------------------------------------------------------
                END OF                                              6% ROLL UP TO AGE 80          ANNUAL RATCHET TO AGE 80
               CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
                 YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
         ----------------------------------------------------------------------------------------------------------------------
                   1                       $105,000                        $106,000                        $105,000(2)
                   2                       $115,500                        $112,360                        $115,500(2)
                   3                       $132,825                        $119,102                        $132,825(2)
                   4                       $106,260                        $126,248                        $132,825(3)
                   5                       $116,886                        $133,823                        $132,825(3)
                   6                       $140,263                        $141,852                        $140,263(2)
                   7                       $140,263                        $150,363                        $140,263(3)
         ----------------------------------------------------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.

6% ROLL UP TO AGE 80

(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

ANNUAL RATCHET TO AGE 80

(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                      PAGE
-------------------------------------------------------------------------------
Part 1:    Minimum Distribution Withdrawals -- Traditional IRA
           Certificates                                                 2
-------------------------------------------------------------------------------
Part 2:    Accumulation Unit Values                                     2
-------------------------------------------------------------------------------
Part 3:    Annuity Unit Values                                          2
-------------------------------------------------------------------------------
Part 4:    Custodian and Independent Accountants                        3
-------------------------------------------------------------------------------
Part 5:    Alliance Money Market Fund Yield Information                 3
-------------------------------------------------------------------------------
Part 6:    Long-Term Market Trends                                      4
-------------------------------------------------------------------------------
Part 7:    Key Factors in Retirement Planning                           5
-------------------------------------------------------------------------------
Part 8:    Financial Statements                                         9
-------------------------------------------------------------------------------






       HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49






       Send this request form to:


           Equitable Life
           Income Management Group
           P.O. Box 1547
           Secaucus, NJ 07096-1547





       Please send me an Equitable Accumulator SAI dated December 31, 1997:


       -------------------------------------------------------------------------
       Name

       -------------------------------------------------------------------------
       Address

       -------------------------------------------------------------------------
       City                                        State                Zip

       -------------------------------------------------------------------------


(EDISAI)

                                  SUPPLEMENT TO
                            EQUITABLE ACCUMULATOR(SM)
                                  (IRA AND NQ)
                       PROSPECTUS DATED DECEMBER 31, 1997

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(SM) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA and NQ) Prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the version discussed on page 20 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is still 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER Benefit described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 and older is as discussed below:

         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.

The Guaranteed Minimum Income Benefit benefit base described on page 27 of the prospectus is as follows:

         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.


--------------------------------------------------------------------------------
 Accumulator and baseBUILDER are service marks of The Equitable Life Assurance
                         Society of the United States.

SUPPLEMENT DATED DECEMBER 31, 1997

PROS 1AML SUPP1(1/98)

                                                               DECEMBER 31, 1997



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

              PROFILE OF THE EQUITABLE ACCUMULATOR(SM) (IRA AND NQ) COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.

1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS) or as non-qualified annuities (NQ) for after-tax contributions only. The Equitable Accumulator Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of (a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.

You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called GUARANTEED FIXED INTEREST ACCOUNTS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the Guaranteed Fixed Interest Accounts' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under Guaranteed Fixed Interest Accounts, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and Guaranteed Fixed Interest Accounts. The value of Guaranteed Fixed Interest Accounts prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.

                                 --------------
     Accumulator and baseBUILDER are service marks, and Income Manager is a registered service mark of The Equitable Life Assurance Society of the United States.

                                        1
PROS-1AML(1/98)                                            CATALOG. NO. 127470

You can elect the baseBUILDER(SM) at issue of the Certificate for an additional charge. The baseBUILDER provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate.

2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to the Income Manager payout annuity certificate. You can also have your Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for your life, (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity Benefits (other than the Refund Certain which is only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your annuity benefit.

3. PURCHASE. You can purchase an Equitable Accumulator IRA Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add
additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts under a Traditional IRA Certificate are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.

An Equitable Accumulator NQ Certificate can be purchased with $5,000 or more. Additional amounts of $1,000 or more can be made at anytime (subject to certain restrictions).

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST). The portfolios are described in the prospectuses for HR Trust and EQ Trust.


HR TRUST INVESTMENT FUNDS                           EQ TRUST INVESTMENT FUNDS
-------------------------            -------------------------------------------------
o Alliance Money Market              o BT Equity 500 Index                 o Merrill Lynch Basic Value Equity
o Alliance High Yield                o BT Small Company Index              o Merrill Lynch World Strategy
o Alliance Common Stock              o BT International Equity Index       o Morgan Stanley Emerging Markets Equity
o Alliance Aggressive Stock          o JPM Core Bond                       o EQ/Putnam Growth & Income Value
o Alliance Small Cap Growth          o Lazard Large Cap Value              o EQ/Putnam Investors Growth
                                     o Lazard Small Cap Value              o EQ/Putnam International Equity
                                     o MFS Research
                                     o MFS Emerging Growth Companies

You may also invest in one or more Guaranteed Fixed Interest Accounts currently maturing in years 1999 through 2008.

5. EXPENSES. The Certificates have expenses as follows: As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit) at an annual rate of 1.10%, and a daily charge is deducted for administration expenses at an annual rate of 0.25%. If the baseBUILDER benefit is elected, there is an annual charge of 0.30% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base.

The charges for the portfolios of HR Trust range from 0.64% to 1.20% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected. The charges for the portfolios of EQ Trust range from 0.55% to 1.75% of the average daily net assets of EQ Trust portfolios, depending upon EQ Trust portfolios selected. The amounts for HR Trust are based on restated values during 1996 (as well as an expense cap for the Alliance Small Cap Growth portfolio), and the amounts for EQ Trust are based on current expense caps. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year. The withdrawal charge does not apply under certain of the distribution methods available under the Equitable Accumulator IRA Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                 Year of Contribution Withdrawal

                         1       2        3        4        5        6       7        8+
                         ---------------------------------------------------------------
Percentage of
Contribution            7.0%    6.0%     5.0%     4.0%     3.0%     2.0%    1.0%     0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the benefit based charge for the baseBUILDER benefit. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                                         EXAMPLES
                                  TOTAL ANNUAL              TOTAL ANNUAL            TOTAL                Total Annual
                                  CERTIFICATE               PORTFOLIO               ANNUAL               Expenses at End of:
INVESTMENT FUND                   CHARGES                   CHARGES                 CHARGES              (1)..........(2)
                                                                                                         1 Year  10 Years
Alliance Money Market             1.35%                     0.64%                   1.99%                $90.19   $263.86
Alliance High Yield               1.35%                     0.91%                   2.26%                $92.88   $290.88
Alliance Common Stock             1.35%                     0.66%                   2.01%                $90.39   $265.88
Alliance Aggressive Stock         1.35%                     0.83%                   2.18%                $92.08   $282.95
Alliance Small Cap Growth         1.35%                     1.20%                   2.55%                $95.76   $319.15
BT Equity 500 Index               1.35%                     0.55%                   1.90%                $89.30   $254.70
BT Small Company Index            1.35%                     0.60%                   1.95%                $89.80   $259.80
BT International Equity Index     1.35%                     0.80%                   2.15%                $91.78   $279.95
JPM Core Bond                     1.35%                     0.80%                   2.15%                $91.78   $279.95
Lazard Large Cap Value            1.35%                     0.90%                   2.25%                $92.78   289.90
Lazard Small Cap Value            1.35%                     1.20%                   2.55%                $95.76   $319.15
MFS Research                      1.35%                     0.85%                   2.20%                $92.28   $284.94
MFS Emerging Growth
   Companies                      1.35%                     0.85%                   2.20%                $92.28   $284.94
Merrill Lynch Basic Value
   Equity                         1.35%                     0.85%                   2.20%                $92.28   $284.94
Merrill Lynch World Strategy      1.35%                     1.20%                   2.55%                $95.76   $319.15
Morgan Stanley Emerging
   Markets Equity                 1.35%                     1.75%                   3.10%                $101.22  $370.62
EQ/Putnam Growth & Income
   Value                          1.35%                     0.85%                   2.20%                $92.28   $284.94
EQ/Putnam Investors Growth        1.35%                     0.85%                   2.20%                $92.28   $284.94
EQ/Putnam International
   Equity                         1.35%                     1.20%                   2.55%                $95.76   $319.15

Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation. For more detailed information, see the Fee Table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under both IRA and NQ Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under both the Traditional IRA and Roth IRA Certificates only: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and under Traditional IRA Certificates only (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.

You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from Guaranteed Fixed Interest Accounts prior to their maturity may result in a market value adjustment.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.

9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to your Certificate's value in the Investment Funds and Guaranteed Fixed Interest Accounts, or if greater, the Guaranteed Minimum Death Benefit.

If you are between the ages of 20 through 79, you choose one of two types of Guaranteed Minimum Death Benefit available under the Certificate: a "6% Roll Up to Age 80" and an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For ages 80 through 83 a return of the money you have invested under the Certificate will be the Guaranteed Minimum Death Benefit.

6% Roll Up to Age 80 (Not available in New York) -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market Fund and Guaranteed Fixed Interest Accounts) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

Annual Ratchet to Age 80 --The Guaranteed Minimum Death Benefit is reset each year through the annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. In New York, the Guaranteed Minimum Death Benefit at the death of the annuitant will never be less than the amounts in the Investment Funds, plus amounts (not reflecting any increase due to interest rate changes) in the Guaranteed Fixed Interest Accounts reflecting guaranteed interest.

10. OTHER INFORMATION.

QUALIFIED PLANS. If the Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFIT. The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. A baseBUILDER benefit (which is different from the one described below) may be available for annuitant issue ages 76 and older. The baseBUILDER benefit is currently not available in New York.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors.

         Death Benefit - As part of the baseBUILDER you have the choice, at issue of the Certificate, of two Guaranteed Minimum Death Benefit options: (i) the 6% Roll Up to Age 80 or, (ii) the Annual Ratchet to Age 80. These options are described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the Guaranteed Fixed Interest Accounts, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your registered representative.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a Guaranteed Fixed Interest Account maturity date, by putting a portion of your money in a particular Guaranteed Fixed Interest Account, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the Guaranteed Fixed Interest Account, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semi-annually or annually in order to retain the investment percentage allocations you select. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to Guaranteed Fixed Interest Accounts.

11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                             EQUITABLE ACCUMULATOR(SM)
                                  (IRA AND NQ)
                       PROSPECTUS DATED DECEMBER 31, 1997

                                ----------------
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------
This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS), or non-qualified annuities for after-tax contributions only (NQ). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $5,000 is required to put an IRA or NQ Certificate into effect.

The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 19 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST), and EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.

                                INVESTMENT FUNDS

-------------------------------------------------------------------------------------------------------------------------------
O  ALLIANCE MONEY MARKET                  O  BT INTERNATIONAL EQUITY INDEX          O  MERRILL LYNCH BASIC VALUE EQUITY
O  ALLIANCE HIGH YIELD                    O  JPM CORE BOND                          O  MERRILL LYNCH WORLD STRATEGY
O  ALLIANCE COMMON STOCK                  O  LAZARD LARGE CAP VALUE                 O  MORGAN STANLEY EMERGING MARKETS
O  ALLIANCE AGGRESSIVE STOCK              O  LAZARD SMALL CAP VALUE                    EQUITY
O  ALLIANCE SMALL CAP GROWTH              O  MFS RESEARCH                           O  EQ/PUTNAM GROWTH & INCOME VALUE
O  BT EQUITY 500 INDEX                    O  MFS EMERGING GROWTH COMPANIES          O  EQ/PUTNAM INVESTORS GROWTH
O  BT SMALL COMPANY INDEX                                                           O  EQ/PUTNAM INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008.

This prospectus provides information about IRA and NQ Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HR Trust and EQ Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated December 31, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.


--------------------------------------------------------------------------------
 Copyright 1997 The Equitable Life Assurance Society of the United States,
         New York, New York 10104. All rights reserved. Accumulator and baseBUILDER are service marks and Income Manager is a registered service mark of The Equitable Life Assurance Society of the United States.


PROS 1AML (1/98)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, and a current report on Form 8-K dated July 10, 1997 are incorporated herein by reference.

      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).











--------------------------------------------------------------------------------
This prospectus dated December 31, 1997 is a revision of Equitable Life's prospectus dated August 1, 1997 for the Equitable Accumulator (IRA and NQ) Certificates, and reflects limited changes in the Certificates and features described in the August prospectus. These Certificates were first offered on August 1, 1997. For convenience, in lieu of a supplement to the August prospectus, the prospectus has been reprinted in its entirety.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          PROSPECTUS TABLE OF CONTENTS

--------------------------------------------------------------------------------

GENERAL TERMS                                        PAGE   4

FEE TABLE                                            PAGE   6

PART 1:    EQUITABLE LIFE, THE SEPARATE
           ACCOUNT AND THE
           INVESTMENT FUNDS                          PAGE   9
Equitable Life                                           9
Separate Account No. 49                                  9
HR Trust                                                 9
HR Trust's Manager and Adviser                          10
EQ Trust                                                10
EQ Trust's Manager and Advisers                         10
Investment Policies and Objectives of HR Trust's
   Portfolios and EQ Trust's Portfolios                 11

PART 2:    THE GUARANTEED PERIOD
           ACCOUNT                                   PAGE 13
Guarantee Periods                                       13
Market Value Adjustment for Transfers,
   Withdrawals or Surrender Prior to the
   Expiration Date                                      14
Investments                                             14

PART 3:    PROVISIONS OF THE
           CERTIFICATES AND SERVICES
           WE PROVIDE                                PAGE 16
What Is the Equitable Accumulator?                      16
Joint Ownership                                         16
Contributions under the Certificates                    16
Methods of Payment                                      17
Allocation of Contributions                             17
Free Look Period                                        18
Annuity Account Value                                   18
Transfers among Investment Options                      19
Dollar Cost Averaging                                   19
Rebalancing                                             20
baseBUILDER Benefits                                    20
Guaranteed Minimum Income Benefit                       20
Death Benefit                                           21
How Death Benefit Payment Is Made                       22
When an NQ Certificate Owner Dies
   before the Annuitant                                 22
Cash Value                                              23
Surrendering the Certificates to
   Receive the Cash Value                               23
When Payments Are Made                                  23
Assignment                                              23
Services We Provide                                     23
Distribution of the Certificates                        24

PART 4:    DISTRIBUTION METHODS UNDER THE
           CERTIFICATES                              PAGE 25
Withdrawal Options                                      25
How Withdrawals Affect Your
   Guaranteed Minimum Income Benefit
   and Guaranteed Minimum Death Benefit                 27
Annuity Benefits and Payout Annuity Options             28

PART 5:    DEDUCTIONS AND CHARGES                    PAGE 30
Charges Deducted from the Annuity
   Account Value                                        30
Charges Deducted from the Investment Funds              31
HR Trust Charges to Portfolios                          31
EQ Trust Charges to Portfolios                          31
Group or Sponsored Arrangements                         32
Other Distribution Arrangements                         32

PART 6:    VOTING RIGHTS                             PAGE 33
HR Trust and EQ Trust Voting Rights                     33
Voting Rights of Others                                 33
Separate Account Voting Rights                          33
Changes in Applicable Law                               33

PART 7:    TAX ASPECTS OF THE CERTIFICATES           PAGE 34
Tax Changes                                             34
Taxation of Non-Qualified Annuities                     34
Charitable Remainder Trusts                             35
Special Rules for NQ Certificates Issued
   in Puerto Rico                                       35
IRA Tax Information                                     35
Traditional Individual Retirement Annuities
   (Traditional IRAs)                                   36
Roth Individual Retirement Annuities
   (Roth IRAs)                                          41
Federal and State Income Tax Withholding                45
Other Withholding                                       45
Impact of Taxes to Equitable Life                       45
Transfers among Investment Options                      45

PART 8:    INDEPENDENT ACCOUNTANTS                   PAGE 46

PART 9:    INVESTMENT PERFORMANCE                    PAGE 47
Adjusted Historical Performance Data                    47
Rate of Return Data for Investment Funds                48
Communicating Performance Data                          50
Alliance Money Market Fund Yield
   Information                                          51

APPENDIX I: MARKET VALUE
   ADJUSTMENT EXAMPLE                                PAGE 52

APPENDIX II: QUALIFIED PLAN
   CERTIFICATES -- NQ CERTIFICATES                   PAGE 53

APPENDIX III: GUARANTEED MINIMUM
   DEATH BENEFIT EXAMPLE                             PAGE 54

STATEMENT OF ADDITIONAL
   INFORMATION TABLE OF CONTENTS                     PAGE 55

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under both Traditional and Roth IRA Certificates, the Annuitant and Certificate Owner must be the same individual.

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Benefit payments are to commence.

BASEBUILDER(SM) -- Optional protection benefit, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE -- The Annuity Account Value minus any applicable charges.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under both Traditional and Roth IRA Certificates, the Certificate Owner must be the same individual as the Annuitant.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.

HR TRUST -- The  Hudson  River  Trust,  a mutual  fund in which  the  assets  of
separate  accounts  of  insurance  companies  are  invested.   Alliance  Capital
Management L.P. (ALLIANCE) is the manager and adviser to HR Trust.

INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds and each available Guarantee Period.

IRA -- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA, and a Roth IRA which must also meet the requirements of Section 408A of the Code.

JOINT OWNER -- The person who owns an undivided interest in the entire Certificate in conjunction with the Certificate Owner. If a Joint Owner is named, reference to "Certificate Owner," "you" or "your" will apply to both the Certificate Owner and Joint Owner or either of them. Joint Owners may be selected only for NQ Certificates.

MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions, but is not a Roth IRA.

PORTFOLIOS -- The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 49.

TRADITIONAL   IRA  --  An  IRA  which  is   generally   purchased   with  pretax
contributions, the distributions from which are treated as taxable.

TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------

                                    FEE TABLE

--------------------------------------------------------------------------------
The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 5: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table that will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------

WITHDRAWAL  CHARGE AS A PERCENTAGE OF  CONTRIBUTIONS  (deducted  upon  surrender or for    CONTRACT
   certain  withdrawals.  The applicable  withdrawal charge percentage is determined by      YEAR
   the Contract Year in which the withdrawal is made or the  Certificate is surrendered      ----
   beginning  with  Contract  Year 1 with  respect to each  contribution  withdrawn  or         1.......................7.00%
   surrendered.  For each  contribution,  the  Contract  Year in which we receive  that         2.......................6.00
   contribution is "Contract Year 1").(1)                                                       3.......................5.00
                                                                                                4.......................4.00
                                                                                                5.......................3.00
                                                                                                6.......................2.00
                                                                                                7.......................1.00
                                                                                                8+......................0.00


SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISKS(2)..................................................................................         1.10%
ADMINISTRATION(3)...............................................................................................         0.25%
                                                                                                                         =====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES.......................................................................         1.35%
                                                                                                                         =====


OPTIONAL BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
--------------------------------------------------------------

BASEBUILDER BENEFIT EXPENSE (calculated as a percentage of the Guaranteed Minimum Income
   Benefit benefit base)(4).....................................................................................         0.30%

-------------------
See footnotes on next page.

HR TRUST AND EQ TRUST  ANNUAL  EXPENSES (AS A  PERCENTAGE  OF AVERAGE  DAILY NET
--------------------------------------------------------------------------------
ASSETS IN EACH PORTFOLIO)
-------------------------

                                                       INVESTMENT                                                 TOTAL
                                                      MANAGEMENT &                              OTHER             ANNUAL
     PORTFOLIOS                                      ADVISORY FEES        12B-1 FEE(5)         EXPENSES          EXPENSES
     ----------                                      -------------        ---------            --------          --------
     HR TRUST

     Alliance Money Market(6)                            0.35%               0.25%               0.04%              0.64%
     Alliance High Yield(6)                              0.60%               0.25%               0.06%              0.91%
     Alliance Common Stock(6)                            0.38%               0.25%               0.03%              0.66%
     Alliance Aggressive Stock (6)                       0.55%               0.25%               0.03%              0.83%
     Alliance Small Cap Growth(6)                        0.90%               0.25%(8)            0.10%              1.20%(8)


     EQ TRUST
     BT Equity 500 Index(7)                              0.25%               0.25%               0.05%              0.55%
     BT Small Company Index(7)                           0.25%               0.25%               0.10%              0.60%
     BT International Equity Index(7)                    0.35%               0.25%               0.20%              0.80%
     JPM Core Bond(7)                                    0.45%               0.25%               0.10%              0.80%
     Lazard Large Cap Value(7)                           0.55%               0.25%               0.10%              0.90%
     Lazard Small Cap Value(7)                           0.80%               0.25%               0.15%              1.20%
     MFS Research(7)                                     0.55%               0.25%               0.05%              0.85%
     MFS Emerging Growth Companies(7)                    0.55%               0.25%               0.05%              0.85%
     Merrill Lynch Basic Value Equity(7)                 0.55%               0.25%               0.05%              0.85%
     Merrill Lynch World Strategy(7)                     0.70%               0.25%               0.25%              1.20%
     Morgan Stanley Emerging Markets Equity(7)           1.15%               0.25%               0.35%              1.75%
     EQ/Putnam Growth & Income Value(7)                  0.55%               0.25%               0.05%              0.85%
     EQ/Putnam Investors Growth(7)                       0.55%               0.25%               0.05%              0.85%
     EQ/Putnam International Equity(7)                   0.70%               0.25%               0.25%              1.20%

-------------------
Notes:

(1)Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Withdrawal Charge" in Part 5.

(2)A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 5.

(3)We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(4)If the baseBUILDER Benefit is elected, this charge is deducted annually on each Processing Date. See "baseBUILDER Benefit Charge" in Part 5. For the description of the Guaranteed Minimum Income Benefit benefit base, see "Guaranteed Minimum Income Benefit Benefit Base" in Part 4.

(5)The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.

(6)The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997 (see footnote 8). The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 5.

(7)The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown as "Other Expenses" for these Portfolios are estimated. The MFS Research, MFS Emerging Growth Companies, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and is offered under this prospectus as of December 31, 1997). The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in the "Total Annual Expenses" column). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.411% for JPM Core Bond; 0.285% for Lazard Large Cap Value; 0.231% for Lazard Small Cap Value; 0.247% for Merrill Lynch Basic Value Equity; 0.497% for Merrill Lynch World Strategy; 0.234% for MFS Research; 0.242% for MFS Emerging Growth Companies; 0.461% for Morgan Stanley Emerging Markets Equity; 0.262% for EQ/Putnam Growth & Income Value; 0.273% for EQ/Putnam Investors Growth; and 0.459% for EQ/Putnam International Equity. See "EQ Trust Charges to Portfolios" in Part 5.

(8)Equitable Distributors Inc. (EDI) has agreed to waive the 0.25% 12b-1 fee to the extent necessary to limit annual expenses for the Alliance Small Cap Growth Portfolio to 1.20% of the average daily net assets of that Portfolio as set forth above. This agreement may be modified by EDI and HR Trust at any time, and there can be no assurance that the 12b-1 fee will not be restored to 0.25% in the future. Absent the fee waiver, we estimate that the annual expenses for 1997 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner (who has elected the baseBUILDER benefit) would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

-------------------------------------------------------------------------------------------------------------------------------
                                IF YOU SURRENDER YOUR CERTIFICATE AT THE        IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT
                                END OF EACH PERIOD SHOWN, THE EXPENSES          THE END OF EACH PERIOD SHOWN, THE EXPENSES
                                WOULD BE:                                       WOULD BE:
                                       1 YEAR                 3 YEARS                  1 YEAR                 3 YEARS
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
--------
Alliance Money
   Market                            $  90.19                 $118.74                  $23.37                $  72.31
Alliance High Yield                     92.88                  126.82                   26.06                   80.39
Alliance Common
   Stock                                90.39                  119.34                   23.57                   72.91
Alliance Aggressive
   Stock                                92.08                  124.42                   25.26                   78.00
Alliance Small Cap
   Growth                               95.76                  135.44                   28.94                   89.01


EQ TRUST
--------
BT Equity 500 Index                     89.30                  116.04                   22.48                   69.62
BT Small Company Index                  89.80                  117.55                   22.98                   71.12
BT International Equity
   Index                                91.78                  123.52                   24.96                   77.10
JPM Core Bond                           91.78                  123.52                   24.96                   77.10
Lazard Large Cap Value                  92.78                  126.52                   25.96                   80.09
Lazard Small Cap Value                  95.76                  135.44                   28.94                   89.01
MFS Research                            92.28                  125.02                   25.46                   78.59
MFS Emerging
   Growth Companies                     92.28                  125.02                   25.46                   78.59
Merrill Lynch Basic Value
   Equity                               92.28                  125.02                   25.46                   78.59
Merrill Lynch World
   Strategy                             95.76                  135.44                   28.94                   89.01
Morgan Stanley Emerging
   Markets Equity                      101.22                  151.65                   34.40                  105.23
EQ/Putnam Growth
   & Income Value                       92.28                  125.02                   25.46                   78.59
EQ/Putnam
   Investors Growth                     92.28                  125.02                   25.46                   78.59
EQ/Putnam International
   Equity                               95.76                  135.44                   28.94                   89.01

-------------------
Note:

(1)The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 4. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

--------------------------------------------------------------------------------

                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS

--------------------------------------------------------------------------------

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's
Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

HR TRUST

HR Trust is an open-end, diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its

Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the HR Trust prospectus which accompanies this prospectus or in the HR Trust statement of additional information.

HR TRUST'S MANAGER AND ADVISER

HR Trust is managed and advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable Life. On September 30, 1997, Alliance was managing approximately $217.3 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

EQ TRUST

EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the EQ Trust prospectus which accompanies this prospectus or in the EQ Trust statement of additional information.

EQ TRUST'S MANAGER AND ADVISERS

EQ Trust is managed by EQ Financial Consultants, Inc. (EQ FINANCIAL) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management and administration of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios; J.P. Morgan Investment Management Inc., adviser to the JPM Core Bond Portfolio; Lazard Asset Management, adviser to the Lazard Large Cap Value and Lazard Small Cap Value Portfolios; Massachusetts Financial Services Company, adviser to the MFS Research and MFS Emerging Growth Companies Portfolios; Merrill Lynch Asset Management, L.P., adviser to the Merrill Lynch Basic Value Equity and Merrill Lynch World Strategy Portfolios; Morgan Stanley Asset Management Inc., adviser to the Morgan Stanley Emerging Markets Equity Portfolio; and Putnam Investments, adviser to the EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity Portfolios.

INVESTMENT POLICIES AND OBJECTIVES OF HR TRUST'S PORTFOLIOS AND EQ TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------

         HR TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------

Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------
         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 500 stocks included in the Standard             (before the deduction of
                                      & Poor's 500 Composite Stock Price Index            Portfolio expenses) the total
                                      ("S&P 500").                                        return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 2,000 stocks included in the Russell 2000       (before the deduction of
                                      Small Stock Index ("Russell 2000").                 Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of        Replicate as closely as possible
                                      the securities of companies included in the         (before the deduction of
                                      Morgan Stanley Capital International Europe,        Portfolio expenses) the total
                                      Australia, Far East Index ("EAFE"), although        return of the EAFE
                                      not all companies within a country will be
                                      represented in the Portfolio at the same time.
-------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                         Under normal circumstances, all of the              High total return consistent with
                                      Portfolio's  assets  will,  at the time of          moderate  risk of  capital  and
                                      purchase,  consist  of  investment  grade           maintenance of liquidity
                                      fixed-income securities  rated BBB or better
                                      by  Standard  and  Poor's or Baa  or   better
                                      by   Moody's   Investors Service, Inc.
                                      or unrated securities of comparable quality.

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with relatively large market
                                      capitalizations (i.e., companies having market
                                      capitalizations of greater than $1 billion)
                                      that the Portfolio adviser considers to be
                                      inexpensively priced and financially productive.
-------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with small market capitalizations
                                      (i.e., companies having market capitalizations
                                      of $1  billion or less) that the Portfolio
                                      adviser considers inexpensively priced and
                                      financially productive.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock  or  securities  convertible           future income
                                      into  common stock  of companies believed
                                      by the Portfolio adviser to possess better
                                      than  average prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the Portfolio
                                      adviser believes are early in their life cycle
                                      but which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value             Investment in securities, primarily equities,       Capital appreciation and,
   Equity                             that the Portfolio adviser believes are             secondarily, income
                                      undervalued and therefore represent basic
                                      investment value.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy          Investment primarily in a portfolio of equity       High total investment return
                                      and fixed-income securities, including
                                      convertible securities, of U.S. and foreign
                                      issuers.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets       Primarily equity securities of emerging market      Long-term capital appreciation
   Equity                             country issuers with a focus on those in which
                                      the  Portfolio's  adviser believes  the
                                      economies are developing strongly and in
                                      which the  markets are becoming more
                                      sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth            Primarily common stocks that the Portfolio          Long-term growth of capital and
                                      adviser believes afford the best opportunity        any increased income that results
                                      for long-term capital growth.                       from this growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International               Primarily a diversified portfolio of equity         Capital appreciation
   Equity                             securities of companies organized under laws of
                                      countries other than the United States.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      PART 2: THE GUARANTEED PERIOD ACCOUNT

--------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in
Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of December 10, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------

      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF       DECEMBER 10,        PER $100 OF
    MATURITY YEAR            1997          MATURITY VALUE
-------------------------------------------------------------

        1999                 4.78%             $94.62
        2000                 4.88               90.12
        2001                 4.95               85.73
        2002                 4.98               81.59
        2003                 5.03               77.53
        2004                 5.09               73.56
        2005                 5.11               69.89
        2006                 5.12               66.44
        2007                 5.14               63.09
        2008                 5.08               60.36
-------------------------------------------------------------

Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of December 10, 1997 would be $429.59 (the sum of the prices per $100 of Maturity Value for each maturity year from 1999 through
2003).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:

     (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

     (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

    (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

    (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We  determine  the  current   Guaranteed   Rate  which  applies  on  the
        Transaction Date to new allocations to the same Guarantee Period.

    (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------

         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR?

The Equitable Accumulator is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Equitable Accumulator Certificates can be issued as two different types of individual retirement annuities (IRAS), TRADITIONAL IRAS and ROTH IRAS, or non-qualified annuities (NQ). The provisions of your Certificate may be restricted by applicable laws or regulations. Roth IRA Certificates may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may also be subject to tax penalty.

IRA CERTIFICATES

IRA Certificates are available for Annuitant issue ages 20 through 78. IRA Certificates are not available in Puerto Rico.

NQ CERTIFICATES

NQ Certificates are available for Annuitant issue ages 20 through 83.

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) of the Code. Such purchases may not be available in all states. Plan fiduciaries considering purchase of a Certificate should read the important information in Appendix II.

JOINT OWNERSHIP

If a Joint Owner is named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.

CONTRIBUTIONS UNDER THE CERTIFICATES

The minimum initial contribution is $5,000. Under Traditional IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 7: Tax Aspects of the Certificates."

Under NQ Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 84.

Under Traditional IRA Certificates, your subsequent contributions of at least $1,000 may be made at any time until you attain age 79. Subsequent Traditional IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" contributions to Traditional IRAs may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 7.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time during your lifetime provided you meet certain requirements. See "Roth Individual Retirement Annuities (Roth IRAs)" in Part 7.

We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

Section 1035 Exchanges

You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Equitable Accumulator NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified Annuities: Withdrawals" in
Part 7. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.

Automatic Investment Program

Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a checking account, bank money market account or credit union checking account and to be contributed as a subsequent contribution into an NQ or a Traditional IRA Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your registered representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available for Roth IRA Certificates.

You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation

You allocate your contributions to one or up to all of the available Investment Options. Allocations among the Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation

This option (for Annuitant issue ages 20 through 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for a Traditional IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 7.

Dollar Cost Averaging Allocation

A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 3 under "Dollar Cost Averaging."

FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

In the case of a complete conversion of an existing Equitable Accumulator Traditional IRA Certificate to an Equitable Accumulator Roth IRA Certificate, you may cancel your Equitable Accumulator Roth IRA Certificate and return to an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates.

A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:

o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At Annuitant age 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

We offer two programs for Dollar Cost Averaging as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the Alliance Money Market Fund to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 4) is in effect.

Special Dollar Cost Averaging

For Certificate Owners who at issue of the Certificate want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and the administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.

General Dollar Cost Averaging

If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.

The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st). If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

REBALANCING

We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your registered representative or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Benefit Charge" in Part 5). The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. As part of the baseBUILDER you will have a choice of two Guaranteed Minimum Death Benefit options: (i) a 6% Roll Up to Age 80 or (ii) an Annual Ratchet to Age 80 (both options are described below). If you do not elect the baseBUILDER benefit, the Guaranteed Minimum Death Benefit choices are still provided under the Certificate. The baseBUILDER benefit is not currently available in New York.

If the Annuitant's age at issue is 76 or older and you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your registered representative for a copy of the prospectus supplement describing this benefit.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the baseBUILDER, you should consider the extent to which you expect to utilize the Investment Funds. You elect the baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, it may not be changed or cancelled.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you apply the Annuity Account Value under your Equitable Accumulator Certificate to an Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate during the periods of time indicated below. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of
(i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.

-------------------------------------------------------------

                                 GUARANTEED MINIMUM
                              INCOME BENEFIT -- ANNUAL
      CONTRACT DATE         INCOME PAYABLE FOR LIFE WITH
 ANNIVERSARY AT ELECTION       10 YEAR PERIOD CERTAIN
-------------------------------------------------------------

             7                        $ 8,992
            10                         12,160
            15                         18,358
-------------------------------------------------------------

Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Equitable Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Equitable Accumulator Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

-------------------------------------------------------------

                      LEVEL PAYMENTS*

                                   PERIOD CERTAIN YEARS
         ANNUITANT'S           TRADITIONAL
       AGE AT ELECTION        AND ROTH IRA          NQ
-------------------------------------------------------------

           60 to 75                  10             10
              76                      9             10
              77                      8             10
              78                      7             10
              79                      7             10
              80                      7             10
              81                      7              9
              82                      7              8
              83                      7              7

----------------
 * Other forms and period  certains may also be  available.
   For   Traditional   IRA    Certificates,    please   see
   "Traditional     Individual     Retirement     Annuities
   (Traditional IRAs):  Required Minimum  Distributions" in
   Part  7 to see  how  this  option  may  be  affected  if
   exercised after age 70 1/2.
--------------------------------------------------------------------------------
Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum Income Benefit by submitting the proper form and returning your Equitable Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity certificates. You may request an illustration from your registered representative.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your registered representative. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner (discussed below) elects to continue the Certificate after your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date of your Equitable Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The Joint Owner feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for Annuitant Issue Ages 20 through 79

You elect either the "6% Roll Up to Age 80" or the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit when you apply for a Certificate. Once elected, the benefit may not be changed.

6% Roll Up to Age 80 -- On the Contract Date the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. The 6% Roll Up to Age 80 is not available in New York.

Annual Ratchet to Age 80 -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Applicable for Annuitant Issue Ages 80 through 83

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4. For Certificates issued in New York, the Guaranteed Minimum Death Benefit at the Annuitant's death will not be less than the Annuity Account Value in the Investment Funds plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant/Certificate Owner

If you are both the Certificate Owner and the Annuitant, and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/Certificate Owner by completing the appropriate form and sending it to our Processing Office.

If the successor Annuitant/Certificate Owner elects to continue the Certificate, then on the Contract Date anniversary following your death, the Annuity Account Value will be reset to the then current Guaranteed Minimum Death Benefit if it is higher than the Annuity Account Value as of such date. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN AN NQ CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.

The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and Annuitant are living.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 5: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Payout Annuity Options" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

Traditional IRA and Roth IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 7: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE

   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 13014
     Newark, NJ 07188-0014

   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Income Management Group
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. For 1996, EDI was paid a fee of $1,204,370 for its services under a "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 6.0% of total contributions made under the Certificates. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------

               PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES

--------------------------------------------------------------------------------

The Certificates offer several distribution methods specifically designed to provide retirement income. Traditional IRA and Roth IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are available only under Traditional IRA Certificates. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager payout annuity options. Traditional IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 7: Tax Aspects of the Certificates."

For Traditional IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your distribution in the form of a life contingent annuity before that time).

WITHDRAWAL OPTIONS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7:
Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS
(Available under Traditional IRA, Roth IRA  and NQ Certificates)

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 3.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 5.

SYSTEMATIC WITHDRAWALS
(Available under Traditional IRA, Roth IRA  and NQ Certificates)

Under Traditional IRA and Roth IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS
(Available under Traditional IRA and Roth IRA Certificates)

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 7: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper election form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Available under Traditional IRA Certificates)

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases a Traditional IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

     [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA GRAPH IN THE PROSPECTUS]

                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                            Age      Amount Withdrawn
                             70           $6,250
                             75           $7,653
                             80           $8,667
                             85           $8,770
                             90           $6,931
                             95           $3,727
                            100           $1,179

                           Assumes 6.0% Rate of Return

                      [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Traditional IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME
BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% Roll Up to Age 80, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000, you have withdrawn 40% ($4,000/$10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000
- $8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT
BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 3) will be 6%. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Equitable Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Equitable Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.

The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS

Under Equitable Accumulator Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period.
The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuity certificates provide guaranteed level (Traditional IRA, Roth IRA and NQ Certificates) under both forms of certificate, or guaranteed increasing (NQ Certificates) payments under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.

If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Equitable Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Equitable Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under
an  Income  Manager  (Life  Annuity  with  a  Period   Certain)  payout  annuity
certificate.

You may also apply your Annuity Account Value to an Income Manager (Period Certain) payout annuity certificate once withdrawal charges are no longer in effect under your Equitable Accumulator Certificate. No withdrawal charges will apply under this Income Manager (Period Certain) payout annuity certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity certificate we also require the return of your Equitable Accumulator Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

--------------------------------------------------------------------------------

                         PART 5: DEDUCTIONS AND CHARGES

--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                 1    2     3     4     5     6     7    8+
--------------------------------------------------------------------------------
Percentage of
Contribution   7.0% 6.0%  5.0%   4.0%  3.0% 2.0%  1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under a Traditional IRA Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings under Equitable Accumulator Certificates as withdrawn first. See "Part 7: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses.

For NQ Certificates issued to a charitable remainder trust (CRT), the free corridor amount will be changed to be the greater of (1) the current Annuity Account Value, less contributions that have not been withdrawn (earnings in the Certificate), and (2) the free corridor amount defined above. If you are considering an annuity for use in a CRT, see "Charitable Remainder Trusts" in
Part 7 concerning recent IRS announcements on the use of annuities in CRTs.

baseBUILDER Benefit Charge

If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. The percentage is equal to 0.30%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally, we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for Traditional and Roth IRA Certificates, and from 0% to 3.5% for NQ Certificates (1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HR TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                           AVERAGE DAILY ASSETS
               ----------------------------------------------
                   FIRST    NEXT     NEXT     NEXT
                   $750     $750      $1      $2.5    THERE-
                  MILLION  MILLION  BILLION  BILLION  AFTER
-------------------------------------------------------------

Alliance
   Money Market   0.350%   0.325%   0.300%   0.280%   0.270%
Alliance High
   Yield          0.600%   0.575%   0.550%   0.530%   0.520%
Alliance
   Common
   Stock          0.475%   0.425%   0.375%   0.355%   0.345%*
Alliance
   Aggressive
   Stock          0.625%   0.575%   0.525%   0.500%   0.475%
Alliance Small
   Cap Growth     0.900%   0.850%   0.825%   0.800%   0.775%

-------------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.
--------------------------------------------------------------------------------

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HR Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. EDI is currently waiving a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolio cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                           AVERAGE DAILY
                                             NET ASSETS
                                        ---------------------

BT Equity 500 Index                            0.25%
BT Small Company Index                         0.25%
BT International Equity Index                  0.35%
JPM Core Bond                                  0.45%
Lazard Large Cap Value                         0.55%
Lazard Small Cap Value                         0.80%
MFS Research                                   0.55%
MFS Emerging Growth Companies                  0.55%
Merrill Lynch Basic Value Equity               0.55%
Merrill Lynch World Strategy                   0.70%
Morgan Stanley Emerging
   Markets Equity                              1.15%
EQ/Putnam Growth & Income Value                0.55%
EQ/Putnam Investors Growth                     0.55%
EQ/Putnam International Equity                 0.70%
-------------------------------------------------------------

Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; 0.80% for the BT International Equity Index and JPM Core Bond Portfolios; 0.85% for the MFS Research, MFS Emerging Growth Companies, Merrill Lynch Basic Value Equity, EQ/Putnam Growth & Income Value, and EQ/Putnam Investors Growth Portfolios; 0.90% for the Lazard Large Cap Portfolio; 1.20% for the Lazard Small Cap Value, Merrill Lynch World Strategy and EQ/Putnam International Equity Portfolios; and 1.75% for the Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQ Trust prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA Certificates. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or  sponsored  arrangements  may be  governed  by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

--------------------------------------------------------------------------------

                              PART 6: VOTING RIGHTS

--------------------------------------------------------------------------------

HR TRUST AND EQ TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HR Trust and EQ Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect each trust's Board of Trustees,

o  to ratify the selection of independent auditors for each trust, and

o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------

                     PART 7: TAX ASPECTS OF THE CERTIFICATES

--------------------------------------------------------------------------------

This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ, Traditional IRA, and Roth IRA Certificates owned by United States taxpayers.

This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed in Appendix II.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and, if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.

Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate, for example, as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the NQ Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Equitable Accumulator NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of Payment:
Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Equitable Accumulator NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.

If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remain-der of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after the taxpayer's death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When an NQ Certificate Owner Dies before the Annuitant" in Part 3.

CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulations concerning CRTs. The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pretax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. As the Equitable Accumulator Roth IRA is an individual retirement annuity, the term "Roth IRA" refers to a Roth individual retirement annuity unless the context requires otherwise.

There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This  prospectus  contains the  information  which the Internal  Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases a Traditional IRA.

The  Equitable   Accumulator  IRA  Certificate  is  designed  to  qualify  as  a
Traditional IRA under Section 408(b) of the Code. Your rights under the IRA Certificate cannot be forfeited.

This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that a Traditional IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Traditional IRA Certificates.

Further information on Traditional IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Equitable Accumulator IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Equitable Accumulator IRA Certificate.

Cancellation

You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 3. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs (including Roth IRAs) by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

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


The amount of Traditional IRA contributions for a tax year that an individual can deduct depends on whether the individual is covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000. This amount will be indexed every year until 2005. If the individual is married and files a joint return, and the individual is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000. This amount will be indexed every year until 2007.

Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. To determine the deductible amount of the contribution with the phase out, the individual determines AGI and subtracts $30,000 if the individual is a single person, $50,000 if the individual is married and files a joint return with the spouse. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for Traditional IRA contributions using the following formula:

                                Maximum           Adjusted
   $10,000 - Excess AGI   x   Permissible   =      Dollar
   ------------------            Dollar           Deduction
        $10,000                Deduction            Limit

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to a Traditional IRA in prior years and is receiving amounts from any Traditional IRA must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

EXCESS CONTRIBUTIONS

Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

TAX-FREE TRANSFERS AND ROLLOVERS

Tax-free rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by the individual in gross income.

If the individual has made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. The individual must keep records of all such nondeductible contributions. At the end of each tax year in which the individual has received a distribution from any traditional individual retirement arrangement, the individual determines a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by the individual at the end of the tax year (including rollover Traditional
IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2 ) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS

The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

An individual who has been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) may subsequently apply such funds to a life annuity-based payout, provided that the individual had elected to recalculate life expectancy annually (and the spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment

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


of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.

TAXATION OF DEATH BENEFITS

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

PROHIBITED TRANSACTION

A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher educational expense payments, all as defined in the Code.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain) payout annuity certificates, both of which are described in Part 4. The version of the Income Manager payout annuity certificates which would meet this exception must provide level payments for life. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates" above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or

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


five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This prospectus contains the information which the IRS requires to be disclosed to you before you purchase a Roth IRA. This section of Part 7 covers some of the special tax rules that apply to Roth IRAs.

The Equitable Accumulator Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for the Equitable Accumulator as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

Cancellation

You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 3 under "Free Look Period." In addition, you can cancel an Equitable Accumulator Roth IRA Certificate issued as a result of a full conversion of an Equitable Accumulator Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 3. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.)

However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 5. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties," and "Penalty Tax on Premature Distributions."

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.

(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Additional Taxes and Penalties," and "Excess Contributions" below).

Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are
(1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Equitable Accumulator Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

Non-Qualified Distributions from Roth IRAs

Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it is highly possible that you will be required to keep your own records of regular and conversion rollover contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions

A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.

Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs," and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.

FEDERAL AND STATE INCOME TAX WITHHOLDING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation. No withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below.

The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

--------------------------------------------------------------------------------

                         PART 8: INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

                         PART 9: INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "Adjusted Historical Performance Data," reflects all applicable fees and charges, including the optional benefit charge, but not the charges for any applicable taxes such as premium taxes.

The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the optional benefit charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were not offered prior to August 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date.

HR Trust Portfolios

The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results prior to October 1996, when Class IB shares were not available, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Alliance Common Stock Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Trust Portfolios

The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established. EQ Trust commenced operations on May 1, 1997. In this connection, see the discussion immediately following the tables below.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

ADJUSTED HISTORICAL PERFORMANCE DATA

The performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period. These tables (which reflect the first calculation method described above) are prepared for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1996*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
-------------------------------------------------------------------------------------------------------------- ----------------
HR TRUST

Alliance Money Market                          (3.16)%            1.79%             2.08%             4.17%         5.37%
Alliance High Yield                            14.14              9.58             12.48                --          9.61
Alliance Common Stock                          15.51             14.12             13.53             14.02         13.44
Alliance Aggressive Stock                      13.46             12.54              9.62             16.78         18.21

-------------------
See footnotes below.
--------------------------------------------------------------------------------

The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the basis described above for the first method of calculation.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                       ONE              THREE              FIVE            TEN            SINCE
FUND                                             YEAR             YEARS             YEARS           YEARS        INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST

Alliance Money Market                           $  968            $1,055            $1,108            $1,504       $ 2,309
Alliance High Yield                              1,141             1,316             1,800                --         2,504
Alliance Common Stock                            1,155             1,486             1,886             3,713        14,130
Alliance Aggressive Stock                        1,135             1,425             1,583             4,716         6,298

-------------------
 * The tables reflect the withdrawal charge and the optional benefit charge.
** The "Since  Inception"  dates for the  Portfolios of HR Trust are as follows:
   Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); and Alliance Aggressive Stock (January 27, 1986).
   -----------------------------------------------------------------------------

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth
Portfolio is subject and that they are managed for tax-exempt clients of Alliance. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Growth Portfolio is based on actual historical performance.

The investment performance data for HR Trust's Alliance Small Cap Growth Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Growth Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, or any withdrawal or optional benefit charge, under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.


PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

The Lipper Variable Insurance Products Performance Analysis Survey (LIPPER) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.


                              ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------

HR TRUST
ALLIANCE MONEY MARKET                      3.84%       3.59%       2.90%       4.46%       5.66%          --        5.85%
   Lipper Money Market                     3.82        3.60        2.93        4.52        5.72           --        5.89
   Benchmark                               5.25        5.07        4.37        5.67        6.72           --        6.97

ALLIANCE HIGH YIELD                       21.14       11.18       13.09          --          --           --        9.90
   Lipper High Yield                      12.46        7.93       11.47          --          --           --        9.13
   Benchmark                              11.06        9.59       12.76          --          --           --       11.24

ALLIANCE COMMON STOCK                     22.51       15.62       14.15       14.25       14.93        13.39%      13.67
   Lipper Growth                          18.78       14.80       12.39       13.08       14.04        13.60       13.42
   Benchmark                              22.96       19.66       15.20       15.28       16.79        14.55       14.63

ALLIANCE AGGRESSIVE
   STOCK                                  20.46       14.08       10.31       16.99          --           --       18.55
   Lipper Small Company Growth            16.55       12.70       17.53       16.29          --           --       16.47
   Benchmark                              17.85       14.14       14.80       14.29          --           --       13.98

-------------------
See footnote on next page.
--------------------------------------------------------------------------------

                               CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                         1 YEAR     3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------

HR TRUST
ALLIANCE MONEY MARKET                      3.84%      11.16%      15.35%      54.77%     128.30%            --       141.10%
   Lipper Money Market                     3.82       11.18       15.58       55.73      130.46             --       141.99
   Benchmark                               5.25       16.99       23.86       73.61      165.31             --       184.26

ALLIANCE HIGH YIELD                       21.14       37.44       85.00          --          --             --       156.96
   Lipper High Yield                      12.46       25.77       72.39          --          --             --       142.30
   Benchmark                              11.06       31.63       82.29          --          --             --       190.43

ALLIANCE COMMON STOCK                     22.51       54.54       93.78      279.01      706.25       1,257.82%    1,366.24
   Lipper Growth                          18.78       51.65       80.51      243.70      627.03       1,185.21     1,298.19
   Benchmark                              22.96       71.39      102.85      314.34      925.25       1,416.26     1,655.74

ALLIANCE AGGRESSIVE
   STOCK                                  20.46       48.45       63.33      380.33          --             --       514.64
   Lipper Small Company Growth            16.55       43.42      142.70      352.31          --             --       428.32
   Benchmark                              17.85       48.69       99.38      280.32          --             --       318.19

-------------------
See footnote below.

----------------------------------------------------------------------------------------------------------------------------------
                                                    YEAR-BY-YEAR RATES OF RETURN*
----------------------------------------------------------------------------------------------------------------------------------
                    1984     1985    1986     1987    1988     1989    1990     1991    1992     1993     1994    1995     1996
                  ----------------------------------------------------------------------------------------------------------------
HR TRUST
ALLIANCE MONEY
   MARKET**         9.37%    7.01%   5.17%    5.19%   5.87%    7.72%   6.77%    4.75%   2.16%    1.57%    2.62%   4.32%    3.84%
ALLIANCE HIGH
   YIELD              --       --      --     3.29    8.26     3.72   (2.46)   22.79   10.79    21.49    (4.09)  18.30    21.14
ALLIANCE
   COMMON
   STOCK*          (3.29)   31.63   15.79     5.99   20.79    23.90   (9.36)   36.03    1.82    23.14    (3.46)  30.67    22.51
ALLIANCE
   AGGRESSIVE
   STOCK              --       --   33.58     5.85   (0.23)   41.57    6.70    84.35   (4.47)   15.17    (5.11)  29.87    20.46

-------------------

* Returns do not reflect the optional benefit charge, and any charge for tax such as premium taxes.

** Prior to 1984 the  Year-by-Year  Rates of  Return
   were:                                               1976     1977      1978      1979     1980      1981     1982      1983
                                                      ------------------------------------------------------------------------
   ALLIANCE COMMON STOCK                              7.98%    (10.47)%  6.77%    28.09%    48.10%   (7.13)%   15.99%   24.42%
   ALLIANCE MONEY MARKET                                --         --      --        --        --     5.61     11.50     7.48

--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 9, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business

Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, the optional benefit charge, and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.
--------------------------------------------------------------------------------

                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003
                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------
As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value, also
     Annuity Account Value.......................................               $144,048                     $119,487
(2)  Guaranteed Period Amount....................................                131,080                      131,080
(3)  Market Value Adjustment: (1) - (2)..........................                 12,968                      (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................               $  4,501                     $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............................                 45,499                       54,851
(6)  Guaranteed Period Amount: (2) - (5).........................                 85,581                       76,229
(7)  Maturity Value..............................................                120,032                      106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................                 94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

           APPENDIX II: QUALIFIED PLAN CERTIFICATES -- NQ CERTIFICATES
--------------------------------------------------------------------------------

AVAILABILITY

When issued in connection with a qualified plan, NQ Certificates are available for Annuitant issue ages 20 through 70.

CONTRIBUTIONS UNDER THE CERTIFICATES

When issued with the appropriate endorsement, NQ Certificates may be used as an investment vehicle for a defined contribution plan maintained by an employer and which is a tax-qualified plan within the meaning of Section 401(a) of the Code. Such Certificates will be referred to as qualified plan (QP) Certificates.

When issued in connection with such a qualified plan, we will only accept employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If the plan contains a cash or deferred arrangement within the meaning of Section 401(k) of the Code, contributions may include employee pretax and employer matching or other employer contributions, but not employee after-tax contributions to the plan.

The minimum initial contribution is $5,000. Subsequent Contributions of at least $1,000 may be made at any time until the Annuitant attains age 71.

METHODS OF PAYMENT

Automatic Investment Program

AIP, discussed in Part 3 of the prospectus, is not available for subsequent contributions under Certificates issued to qualified plans.

CERTIFICATE OWNER, ANNUITANT AND BENEFICIARY

The Certificate Owner must be the trustee of a trust for a qualified plan maintained by the employer. The Annuitant must be the participant/employee and the beneficiary under the QP Certificate must be the Certificate Owner.

PURCHASE CONSIDERATIONS

Any trustee considering a purchase of a QP Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This QP Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. Further, Equitable will not perform or provide any plan recordkeeping services with respect to this QP Certificate. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP Certificates, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the QP Certificates and the features of the QP Certificates may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP Certificates are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

BASEBUILDER BENEFITS

If the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit described in Part 3 of the prospectus is elected, the Guaranteed Minimum Income Benefit may be exercised only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant and the Annuitant, as the new Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The only annuity benefits available under a Certificate issued in connection with a qualified plan are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager payout annuity options are available only after the QP Certificate is rolled over into a Traditional IRA Certificate. See "Annuity Benefits and Payout Annuity Options" in Part 4 of the prospectus.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 3).

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market Fund or the Guarantee Periods), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

         ----------------------------------------------------------------------------------------------------------------------
                END OF                                              6% ROLL UP TO AGE 80          ANNUAL RATCHET TO AGE 80
               CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
                 YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
         ----------------------------------------------------------------------------------------------------------------------
                   1                       $105,000                        $106,000                        $105,000(2)
                   2                       $115,500                        $112,360                        $115,500(2)
                   3                       $132,825                        $119,102                        $132,825(2)
                   4                       $106,260                        $126,248                        $132,825(3)
                   5                       $116,886                        $133,823                        $132,825(3)
                   6                       $140,263                        $141,852                        $140,263(2)
                   7                       $140,263                        $150,363                        $140,263(3)
         ----------------------------------------------------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.

6% ROLL UP TO AGE 80

(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

ANNUAL RATCHET TO AGE 80

(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                            PAGE
--------------------------------------------------------------------------------

Part 1:           Minimum Distribution Withdrawals-- Traditional IRA
                  Certificates                                               2
--------------------------------------------------------------------------------
Part 2:           Accumulation Unit Values                                   2
--------------------------------------------------------------------------------
Part 3:           Annuity Unit Values                                        2
--------------------------------------------------------------------------------
Part 4:           Custodian and Independent Accountants                      3
--------------------------------------------------------------------------------
Part 5:           Alliance Money Market Fund Yield Information               3
--------------------------------------------------------------------------------
Part 6:           Long-Term Market Trends                                    3
--------------------------------------------------------------------------------
Part 7:           Key Factors in Retirement Planning                         5
--------------------------------------------------------------------------------
Part 8:           Financial Statements                                       9
--------------------------------------------------------------------------------





                  HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49






                  Send this request form to:


                      Equitable Life
                      Income Management Group
                      P.O. Box 1547
                      Secaucus, NJ 07096-1547





              Please send me an Equitable Accumulator SAI dated December 31,
              1997:


              ------------------------------------------------------------------
              Name

              ------------------------------------------------------------------
              Address

              ------------------------------------------------------------------
              City                             State                Zip


(MLSAI)

                                  SUPPLEMENT TO
                        EQUITABLE ACCUMULATOR(SM) SELECT
                                  (IRA AND NQ)
                       PROSPECTUS DATED DECEMBER 31, 1997

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(SM) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 through 83 under the Equitable Accumulator Select (IRA and NQ) prospectus. The baseBUILDER Benefits are not available for Annuitant issue ages 84 and 85. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 20 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 through 83. The charge for this benefit is still 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER Benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 through 83 is as discussed below:

         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.

The Guaranteed Minimum Income Benefit benefit base described on page 27 of the prospectus is as follows:

         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.

--------------------------------------------------------------------------------
              Accumulator and baseBUILDER are service marks of The
             Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED DECEMBER 31, 1997

PROS 4ACS SUPP1(1/98)

                                                               DECEMBER 31, 1997


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

           PROFILE OF THE EQUITABLE ACCUMULATOR(SM) SELECT (IRA AND NQ) COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.

1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Select Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS) or as non-qualified annuities (NQ) for after-tax contributions only. The Equitable Accumulator Select Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of (a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.

You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called GUARANTEED FIXED INTEREST ACCOUNTS) that when held to maturity provide guaranteed interest rates that we have set for your class of Certificate and a guarantee of principal. If you make any transfers or withdrawals, the Guaranteed Fixed Interest Accounts' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Select Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under Guaranteed Fixed Interest Accounts, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and Guaranteed Fixed Interest Accounts. The value of Guaranteed Fixed Interest Accounts prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.

                                 --------------
     Accumulator and baseBUILDER are service marks, and Income Manager is a registered service mark of The Equitable Life Assurance
                          Society of the United States.


                                        1
PROS 4ACS(1/98)                                        CATALOG. NO. 127469

You can elect the baseBUILDER(SM) at issue of the Certificate for an additional charge. The baseBUILDER provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate.

2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to an Income Manager payout annuity certificate. You can also have your Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for your life, (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity Benefits (other than the Refund Certain which is only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your annuity benefit.

3. PURCHASE. You can purchase an Equitable Accumulator Select IRA Certificate by rolling over or transferring at least $25,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts under a Traditional IRA Certificate are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.

An Equitable Accumulator Select NQ Certificate can be purchased with $25,000 or more. Additional amounts of $1,000 or more can be made at anytime (subject to certain restrictions).

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST). The portfolios are described in the prospectuses for HR Trust and EQ Trust.

HR TRUST INVESTMENT FUNDS                           EQ TRUST INVESTMENT FUNDS
-------------------------            -------------------------------------------------
o Alliance Money Market              o BT Equity 500 Index                 o MFS Research
o Alliance High Yield                o BT Small Company Index              o MFS Emerging Growth Companies
o Alliance Common Stock              o BT International Equity Index       o Morgan Stanley Emerging Markets Equity
o Alliance Aggressive Stock          o JPM Core Bond                       o EQ/Putnam Growth & Income Value
o Alliance Small Cap Growth          o Lazard Large Cap Value              o EQ/Putnam Investors Growth
                                     o Lazard Small Cap Value              o EQ/Putnam International Equity

You may also invest in one or more Guaranteed Fixed Interest Accounts currently maturing in years 1999 through 2008.

5. EXPENSES. The Certificates have expenses as follows: As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit) at an annual rate of 1.10%, a daily charge is deducted for administration expenses at an annual rate of 0.25%, and a daily distribution charge is deducted for sales expenses at an annual rate of 0.25%. If the baseBUILDER benefit is elected, there is an annual charge of 0.30% expressed as a percentage of the Guaranteed Minimum Income Benefit benefit base.

The charges for the portfolios of HR Trust range from 0.64% to 1.20% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected. The charges for the portfolios of EQ Trust range from 0.55% to 1.75% of the average daily net assets of EQ Trust portfolios, depending upon EQ Trust portfolios selected. The amounts for HR Trust are based on restated values during 1996 (as well as an expense cap for the Alliance Small Cap Growth portfolio), and the amounts for EQ Trust are based on current expense caps. The 12b-1 fee for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the benefit based charge for the baseBUILDER benefit. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                                         EXAMPLES
                                  TOTAL ANNUAL              TOTAL ANNUAL            TOTAL                Total Annual
                                  CERTIFICATE               PORTFOLIO               ANNUAL               Expenses at End of:
INVESTMENT FUND                   CHARGES                   CHARGES                 CHARGES              (1)       (2)
                                                                                                         1 Year    10 Years
Alliance Money Market             1.60%                     0.64%                   2.24%                $25.93    $294.91
Alliance High Yield               1.60%                     0.91%                   2.51%                $28.61    $321.24
Alliance Common Stock             1.60%                     0.66%                   2.26%                $26.13    $296.88
Alliance Aggressive Stock         1.60%                     0.83%                   2.43%                $27.81    $313.50
Alliance Small Cap Growth         1.60%                     1.20%                   2.80%                $31.48    $348.77
BT Equity 500 Index               1.35%                     0.55%                   1.90%                $25.04    $285.99
BT Small Company Index            1.35%                     0.60%                   1.95%                $25.53    $290.95
BT International Equity Index     1.35%                     0.80%                   2.15%                $27.52    $310.62
JPM Core Bond                     1.35%                     0.80%                   2.15%                $27.52    $310.62
Lazard Large Cap Value            1.35%                     0.90%                   2.25%                $28.51    $320.30
Lazard Small Cap Value            1.35%                     1.20%                   2.55%                $31.48    $348.77
MFS Research                      1.60%                     0.85%                   2.45%                $28.01    $315.46
MFS Emerging Growth
   Companies                      1.60%                     0.85%                   2.45%                $28.01    $315.46
Morgan Stanley Emerging
   Markets Equity                 1.35%                     1.75%                   3.10%                $36.94    $398.94
EQ/Putnam Growth & Income
   Value                          1.60%                     0.85%                   2.45%                $28.01    $315.46
EQ/Putnam Investors Growth        1.60%                     0.85%                   2.45%                $28.01    $315.46
EQ/Putnam International
   Equity                         1.60%                     1.20%                   2.80%                $31.48    $348.76

Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation. For more detailed information, see the Fee Table in the prospectus.

We also offer other Equitable Accumulator certificates that do not have a distribution charge, but certain withdrawals are subject to a charge which declines to zero after seven years for each contribution. These other certificates may also provide higher guaranteed interest rates for Guaranteed Fixed Interest Accounts. A current prospectus for the Equitable Accumulator with a withdrawal charge instead of a distribution charge may be obtained from your registered representative.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under both IRA and NQ Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under both The Traditional IRA and Roth IRA Certificates only: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and under Traditional IRA Certificates only (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.

You also have access to your Certificate's value by surrendering the Certificate. Withdrawals and surrenders are not subject to withdrawal charges, but may be subject to income tax and a tax penalty. Withdrawals from Guaranteed Fixed Interest Accounts prior to their maturity may result in a market value adjustment.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.

9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to your Certificate's value in the Investment Funds and Guaranteed Fixed Interest Accounts, or if greater, the Guaranteed Minimum Death Benefit.

If you are between the ages of 20 through 79, you choose one of two types of Guaranteed Minimum Death Benefit available under the Certificate: a "6% Roll Up to Age 80" and an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For ages 80 through 85 a return of the money you have invested under the Certificate will be the Guaranteed Minimum Death Benefit.

6% Roll Up to Age 80 (Not available in New York) -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market Fund and Guaranteed Fixed Interest Accounts) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

Annual Ratchet to Age 80 --The Guaranteed Minimum Death Benefit is reset each year through the Annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. In New York, the Guaranteed Minimum Death Benefit at the death of the annuitant will never be less than the amounts in the Investment Funds, plus amounts (not reflecting any increase due to interest rate changes) in the Guaranteed Fixed Interest Accounts reflecting guaranteed interest.

10. OTHER INFORMATION.

QUALIFIED PLANS. If the Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFIT. The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. A baseBUILDER benefit (which is different than the one described below) may be available for annuitant issue ages 76 through 83. The baseBUILDER benefit is currently not available in New York.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors.

         Death Benefit - As part of the baseBUILDER you have the choice, at issue of the Certificate, of two Guaranteed Minimum Death Benefit options: (i) the 6% Roll Up to Age 80 or, (ii) the Annual Ratchet to Age 80. These options are described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the Guaranteed Fixed Interest Accounts, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your registered representative.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a Guaranteed Fixed Interest Account maturity date, by putting a portion of your money in a particular Guaranteed Fixed Interest Account, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the Guaranteed Fixed Interest Account, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time mortality and expense risks, administration, and distribution charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semi-annually or annually in order to retain the investments percentage allocations you select. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to Guaranteed Fixed Interest Accounts.

11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                        EQUITABLE ACCUMULATOR(SM) SELECT
                                  (IRA AND NQ)
                       PROSPECTUS DATED DECEMBER 31, 1997

                             ----------------------
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRAS, which can be either TRADITIONAL IRAS or ROTH IRAS), or non-qualified annuities for after-tax contributions only (NQ). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $25,000 is required to put an IRA or NQ Certificate into effect.

The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. There are no withdrawal charges under the Certificates; however an asset-based distribution charge applies for the life of the Certificate.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 17 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST), and EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.

                                INVESTMENT FUNDS
------------------------------------------------------------------------------------------------------------------------------------
O  ALLIANCE MONEY MARKET                  O  BT EQUITY 500 INDEX                    O  MFS RESEARCH
O  ALLIANCE HIGH YIELD                    O  BT SMALL COMPANY INDEX                 O  MFS EMERGING GROWTH COMPANIES
O  ALLIANCE COMMON STOCK                  O  BT INTERNATIONAL EQUITY INDEX          O  MORGAN STANLEY EMERGING MARKETS
O  ALLIANCE AGGRESSIVE STOCK              O  JPM CORE BOND                             EQUITY
O  ALLIANCE SMALL CAP GROWTH              O  LAZARD LARGE CAP VALUE                 O  EQ/PUTNAM GROWTH & INCOME VALUE
                                          O  LAZARD SMALL CAP VALUE                 O  EQ/PUTNAM INVESTORS GROWTH
                                                                                    O  EQ/PUTNAM INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set for your class of Certificate (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1999 through 2008.

This prospectus provides information about IRA and NQ Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HR Trust and EQ Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated December 31, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

--------------------------------------------------------------------------------
    Copyright 1997 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
       All rights reserved. Accumulator and baseBUILDER are service marks and Income Manager is a registered service mark
          of The Equitable Life Assurance Society of the United States.

PROS 4ACS (1/98)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, and a current report on Form 8-K dated July 10, 1997 are incorporated herein by reference.

      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).



















--------------------------------------------------------------------------------
This prospectus dated December 31, 1997 is a revision of Equitable Life's prospectus dated October 1, 1997 for the Equitable Accumulator Select (IRA and
NQ) Certificates, and reflects limited changes in the Certificates and features described in the October prospectus. These Certificates were first offered on October 1, 1997. For convenience, in lieu of a supplement to the October prospectus, the prospectus has been reprinted in its entirety.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PROSPECTUS TABLE OF CONTENTS
--------------------------------------------------------------------------------

GENERAL TERMS                                                             PAGE 4

FEE TABLE                                                                 PAGE 6

PART 1:  EQUITABLE LIFE, THE SEPARATE ACCOUNT
         AND THE INVESTMENT FUNDS                                         PAGE 9
Equitable Life                                                                 9
Separate Account No. 49                                                        9
HR Trust                                                                       9
HR Trust's Manager and Adviser                                                10
EQ Trust                                                                      10
EQ Trust's Manager and Advisers                                               10
Investment Policies and Objectives of HR Trust's
  Portfolios and EQ Trust's Portfolios                                        11

PART 2:  THE GUARANTEED PERIOD
         ACCOUNT                                                         PAGE 13
Guarantee Periods                                                             13
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior
  to the Expiration Date                                                      14
Investments                                                                   14

PART 3:  PROVISIONS OF THE CERTIFICATES
         AND SERVICES WE PROVIDE                                         PAGE 16
What Is the Equitable Accumulator Select?                                     16
Availability of the Certificates                                              16
Joint Ownership                                                               16
Contributions under the Certificates                                          16
Methods of Payment                                                            16
Allocation of Contributions                                                   17
Free Look Period                                                              18
Annuity Account Value                                                         18
Transfers among Investment Options                                            19
Dollar Cost Averaging                                                         19
Rebalancing                                                                   20
baseBUILDER Benefits                                                          20
Guaranteed Minimum Income Benefit                                             20
Death Benefit                                                                 22
How Death Benefit Payment Is Made                                             22
When an NQ Certificate Owner Dies
  before the Annuitant                                                        23
Cash Value                                                                    23
Surrendering the Certificates to Receive
  the Cash Value                                                              23
When Payments Are Made                                                        23
Assignment                                                                    23
Services We Provide                                                           24
Distribution of the Certificates                                              24

PART 4:  DISTRIBUTION METHODS
         UNDER THE CERTIFICATES                                          PAGE 25
Withdrawal Options                                                            25
How Withdrawals Affect Your Guaranteed
  Minimum Income Benefit and Guaranteed
  Minimum Death Benefit                                                       27
Annuity Benefits and Payout Annuity Options                                   27

PART 5:  DEDUCTIONS AND CHARGES                                          PAGE 30
Charges Deducted from the Annuity
  Account Value                                                               30
Charges Deducted from the Investment
  Funds                                                                       30
HR Trust Charges to Portfolios                                                30
EQ Trust Charges to Portfolios                                                31
Group or Sponsored Arrangements                                               31

PART 6:  VOTING RIGHTS                                                   PAGE 33
HR Trust and EQ Trust Voting Rights                                           33
Voting Rights of Others                                                       33
Separate Account Voting Rights                                                33
Changes in Applicable Law                                                     33

PART 7:  TAX ASPECTS OF THE
         CERTIFICATES                                                    PAGE 34
Tax Changes                                                                   34
Taxation of Non-Qualified Annuities                                           34
Charitable Remainder Trusts                                                   35
Special Rules for NQ Certificates Issued
  in Puerto Rico                                                              35
IRA Tax Information                                                           35
Traditional Individual Retirement
  Annuities (Traditional IRAs)                                                36
Roth Individual Retirement Annuities
  (Roth IRAs)                                                                 41
Federal and State Income Tax Withholding                                      45
Other Withholding                                                             45
Impact of Taxes to Equitable Life                                             45
Transfers among Investment Options                                            45

PART 8:  INDEPENDENT ACCOUNTANTS                                         PAGE 46

PART 9:  INVESTMENT PERFORMANCE                                          PAGE 47
Adjusted Historical Performance Data                                          47
Rate of Return Data for Investment Funds                                      48
Communicating Performance Data                                                50
Alliance Money Market Fund Yield
  Information                                                                 51

APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE                                                     PAGE 52

APPENDIX II: QUALIFIED PLAN
  CERTIFICATES --  NQ CERTIFICATES                                       PAGE 53

APPENDIX III: GUARANTEED MINIMUM
  DEATH BENEFIT EXAMPLE                                                  PAGE 54

STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS                                                      PAGE 55

--------------------------------------------------------------------------------
                                  GENERAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE -- The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT -- The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates, the Annuitant can be different from the Certificate Owner; under both Traditional and Roth IRA Certificates, the Annuitant and Certificate Owner must be the same individual.

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Benefit payments are to commence.

BASEBUILDER(SM) -- Optional protection benefit, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.

BUSINESS DAY -- Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE -- The Cash Value is equal to the Annuity Account Value.

CERTIFICATE -- The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER -- The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates, the Certificate Owner can be different from the Annuitant; under both Traditional and Roth IRA Certificates, the Certificate Owner must be the same individual as the Annuitant.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT DATE -- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR -- The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST -- EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ FINANCIAL) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE -- The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT -- The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT -- The minimum amount of future guaranteed lifetime income.

GUARANTEE PERIOD -- Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Fixed Interest Accounts.

GUARANTEED PERIOD ACCOUNT -- The Account that contains the Guarantee Periods.

GUARANTEED RATE -- The annual interest rate established for each allocation to a Guarantee Period.

HR TRUST -- The  Hudson  River  Trust,  a mutual  fund in which  the  assets  of
separate  accounts  of  insurance  companies  are  invested.   Alliance  Capital
Management L.P. (ALLIANCE) is the manager and adviser to HR Trust.

INVESTMENT FUNDS -- The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS -- The choices for investment: the Investment Funds and each available Guarantee Period.

IRA -- An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA, and a Roth IRA which must also meet the requirements of Section 408A of the Code.

JOINT OWNER -- The person who owns an undivided interest in the entire Certificate in conjunction with the Certificate Owner. If a Joint Owner is named, reference to "Certificate Owner," "you" or "your" will apply to both the Certificate Owner and Joint Owner or either of them. Joint Owners may be selected only for NQ Certificates.

MATURITY VALUE -- The amount in a Guarantee Period on its Expiration Date.

NQ  --  An  annuity   contract  which  may  be  purchased  only  with  after-tax contributions, but is not a Roth IRA.

PORTFOLIOS -- The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE -- The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE -- The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

ROTH IRA -- An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

SAI -- The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT -- Equitable Life's Separate Account No. 49.

TRADITIONAL   IRA  --  An  IRA  which  is   generally   purchased   with  pretax
contributions, the distributions from which are treated as taxable.

TRANSACTION DATE -- The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD -- Each Business Day together with any preceding non-business days.

--------------------------------------------------------------------------------
                                   FEE TABLE
--------------------------------------------------------------------------------

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 5: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISKS(1)..............................................................................       1.10%
ADMINISTRATION(2)...........................................................................................       0.25%
DISTRIBUTION(3).............................................................................................       0.25%
                                                                                                                   ====
   TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...................................................................       1.60%
                                                                                                                   ====
OPTIONAL BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
--------------------------------------------------------------
BASEBUILDER BENEFIT EXPENSE (calculated as a percentage of the Guaranteed Minimum Income
   Benefit benefit base)(4).................................................................................       0.30%

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------------------------------
                                                       INVESTMENT                                                 TOTAL
                                                      MANAGEMENT &                              OTHER             ANNUAL
     PORTFOLIOS                                      ADVISORY FEES        12B-1 FEE (5)        EXPENSES          EXPENSES
     ----------                                      -------------        ---------            --------          --------
     HR TRUST
     Alliance Money Market(6)                            0.35%              0.25%                0.04%             0.64%
     Alliance High Yield(6)                              0.60%              0.25%                0.06%             0.91%
     Alliance Common Stock(6)                            0.38%              0.25%                0.03%             0.66%
     Alliance Aggressive Stock (6)                       0.55%              0.25%                0.03%             0.83%
     Alliance Small Cap Growth(6)                        0.90%              0.25%(8)             0.10%             1.20%(8)

     EQ TRUST
     BT Equity 500 Index(7)                              0.25%              0.25%                0.05%             0.55%
     BT Small Company Index(7)                           0.25%              0.25%                0.10%             0.60%
     BT International Equity Index(7)                    0.35%              0.25%                0.20%             0.80%
     JPM Core Bond(7)                                    0.45%              0.25%                0.10%             0.80%
     Lazard Large Cap Value(7)                           0.55%              0.25%                0.10%             0.90%
     Lazard Small Cap Value(7)                           0.80%              0.25%                0.15%             1.20%
     MFS Research(7)                                     0.55%              0.25%                0.05%             0.85%
     MFS Emerging Growth Companies(7)                    0.55%              0.25%                0.05%             0.85%
     Morgan Stanley Emerging Markets Equity(7)           1.15%              0.25%                0.35%             1.75%
     EQ/Putnam Growth & Income Value(7)                  0.55%              0.25%                0.05%             0.85%
     EQ/Putnam Investors Growth(7)                       0.55%              0.25%                0.05%             0.85%
     EQ/Putnam International Equity(7)                   0.70%              0.25%                0.25%             1.20%

-------------------
See footnotes on next page.

-------------------
Notes:

(1) A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 5.

(2) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(3) The deduction of this charge is subject to regulatory limits. See "Distribution Charge" in Part 5.

(4) If the baseBUILDER Benefit is elected, this charge is deducted annually on each Processing Date. See "baseBUILDER Benefit Charge" in Part 5. For the description of the Guaranteed Minimum Income Benefit benefit base, see "Guaranteed Minimum Income Benefit Benefit Base" in Part 4.

(5) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.

(6) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997 (see footnote 8). The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 5.

(7) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown as "Other Expenses" for these Portfolios are estimated. The MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and is offered under this prospectus as of December 31, 1997). The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in the "Total Annual Expenses" column). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.411% for JPM Core Bond; 0.285% for Lazard Large Cap Value; 0.231% for Lazard Small Cap Value; 0.234% for MFS Research; 0.242% for MFS Emerging Growth Companies; 0.461% for Morgan Stanley Emerging Markets Equity; 0.262% for EQ/Putnam Growth & Income Value; 0.273% for EQ/Putnam Investors Growth; and 0.459% for EQ/Putnam International Equity. See "EQ Trust Charges to Portfolios" in Part 5.

(8) Equitable Distributors Inc. (EDI) has agreed to waive the 0.25% 12b-1 fee to the extent necessary to limit annual expenses for the Alliance Small Cap Growth Portfolio to 1.20% of the average daily net assets of that Portfolio as set forth above. This agreement may be modified by EDI and HR Trust at any time, and there can be no assurance that the 12b-1 fee will not be restored to 0.25% in the future. Absent the fee waiver, we estimate that the annual expenses for 1997 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

We also offer other Equitable Accumulator certificates that do not have a distribution charge, but withdrawals of contributions are subject to a charge which declines to zero after seven years for each contribution. These other certificates may also provide higher Guaranteed Rates for the Guarantee Periods. A current prospectus for the Equitable Accumulator with a withdrawal charge instead of a distribution charge may be obtained from your registered representative.

EXAMPLE
-------

The example below shows the expenses that a hypothetical Certificate Owner (who has elected the baseBUILDER benefit) would pay assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

This example should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

--------------------------------------------------------------------------------
AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                                             1 YEAR                     3 YEARS
--------------------------------------------------------------------------------

HR TRUST
Alliance Money Market                        $25.93                     $80.00
Alliance High Yield                           28.61                      88.02
Alliance Common Stock                         26.13                      80.60
Alliance Aggressive Stock                     27.81                      85.64
Alliance Small Cap Growth                     31.48                      96.58

EQ TRUST
BT Equity 500 Index                           25.04                      77.32
BT Small Company Index                        25.53                      78.80
BT International Equity Index                 27.52                      84.77
JPM Core Bond                                 27.52                      84.77
Lazard Large Cap Value                        28.51                      87.73
Lazard Small Cap Value                        31.48                      96.58
MFS Research                                  28.01                      86.24
MFS Emerging Growth Companies                 28.01                      86.24
Morgan Stanley Emerging Markets Equity        36.94                     112.70
EQ/Putnam Growth & Income Value               28.01                      86.24
EQ/Putnam Investors Growth                    28.01                      86.24
EQ/Putnam International Equity                31.48                      96.58

-------------------
Note:

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the example. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Payout Annuity Options" in Part 4. The example does not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

--------------------------------------------------------------------------------
                  PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                            AND THE INVESTMENT FUNDS
--------------------------------------------------------------------------------
EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's
Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law: (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

HR TRUST

HR Trust is an open-end, diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the HR Trust prospectus which accompanies this prospectus or in the HR Trust statement of additional information.

HR TRUST'S MANAGER AND ADVISER

HR Trust is managed and advised by Alliance Capital Management L.P. (ALLIANCE), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable Life. On September 30, 1997, Alliance was managing approximately $217.3 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

EQ TRUST

EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in the EQ Trust prospectus which accompanies this prospectus or in the EQ Trust statement of additional information.

EQ TRUST'S MANAGER AND ADVISERS

EQ Trust is managed by EQ Financial Consultants, Inc. (EQ FINANCIAL) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management and administration of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios; J.P. Morgan Investment Management Inc., adviser to the JPM Core Bond Portfolio; Lazard Asset Management, adviser to the Lazard Large Cap Value and Lazard Small Cap Value Portfolios; Massachusetts Financial Services Company, adviser to the MFS Research and MFS Emerging Growth Companies Portfolios; Morgan Stanley Asset Management Inc., adviser to the Morgan Stanley Emerging Markets Equity
Portfolio; and Putnam Investments, adviser to the EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity Portfolios.

INVESTMENT POLICIES AND OBJECTIVES OF HR TRUST'S PORTFOLIOS AND EQ TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.

-------------------------------------------------------------------------------------------------------------------------------
         HR TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                 Primarily high-quality U.S. dollar-denominated      High level of current income
                                      money market instruments.                           while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                   Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities which generally involve     income and, to the extent
                                      greater volatility of price and risk of             consistent with that objective,
                                      principal and income than higher-quality            capital appreciation
                                      fixed-income securities. Lower-quality debt
                                      securities are commonly known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                 Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock             Primarily common stocks and other equity-type       Long-term growth of capital
                                      securities issued by quality small- and
                                      intermediate-sized companies with strong growth
                                      prospects and in covered options on those
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth             Primarily U.S. common stocks and other              Long-term growth of capital
                                      equity-type securities issued by smaller
                                      companies that, in the opinion of the adviser,
                                      have favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                   Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 500 stocks included in the Standard             (before the deduction of
                                      & Poor's 500 Composite Stock Price Index            Portfolio expenses) the total
                                      ("S&P 500").                                        return of the S&P 500
-------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                Invest in a statistically selected sample of        Replicate as closely as possible
                                      the 2,000 stocks included in the Russell 2000       (before the deduction of
                                      Small Stock Index ("Russell 2000").                 Portfolio expenses) the total
                                                                                          return of the Russell 2000
-------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index         Invest in a statistically selected sample of        Replicate as closely as possible
                                      the securities of companies included in the         (before the deduction of
                                      Morgan Stanley Capital International Europe,        Portfolio expenses) the total
                                      Australia, Far East Index ("EAFE"), although        return of the EAFE
                                      not all companies within a country will be
                                      represented in the Portfolio at the same time.
-------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                         Under normal circumstances, all of the              High total return consistent with
                                      Portfolio's assets will, at the time of             moderate risk of capital and
                                      purchase, consist of investment grade               maintenance of liquidity
                                      fixed-income securities rated
                                      BBB or better by Standard and Poor's or
                                      Baa or better by Moody's Investors
                                      Service, Inc. or unrated securities
                                      of comparable quality.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         EQ TRUST PORTFOLIO                          INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies with relatively large market
                                      capitalizations (i.e., companies having market
                                      capitalizations of greater than $1 billion)
                                      that the Portfolio adviser considers to be
                                      inexpensively priced and financially productive.
-------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                Primarily equity securities of United States        Capital appreciation
                                      companies      with      small      market
                                      capitalizations  (i.e.,  companies  having
                                      market  capitalizations  of $1  billion or
                                      less) that the Portfolio adviser considers
                                      inexpensively   priced   and   financially
                                      productive.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                          A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock or securities convertible              future income
                                      into common stock of companies believed by
                                      the Portfolio adviser to possess better
                                      than average prospects for long-term
                                      growth.

-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                   Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the Portfolio
                                      adviser believes are early in their life cycle
                                      but which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging               Primarily equity securities of emerging market      Long-term capital appreciation
   Markets Equity                     country issuers with a focus on those in which
                                      the  Portfolio's   adviser   believes  the
                                      economies are  developing  strongly and in
                                      which  the  markets  are   becoming   more
                                      sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth                      Primarily common stocks that offer potential        Capital growth and, secondarily,
   & Income Value                     for capital growth and may, consistent with the     current income
                                      Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth            Primarily common stocks that the Portfolio          Long-term growth of capital and
                                      adviser believes afford the best opportunity        any increased income that results
                                      for long-term capital growth.                       from this growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International               Primarily a diversified portfolio of equity         Capital appreciation
   Equity                             securities of companies organized under laws of
                                      countries other than the United States.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PART 2: THE GUARANTEED PERIOD ACCOUNT
--------------------------------------------------------------------------------
GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable under your class of Certificate to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1999 through 2008. Not all of these Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in
Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept  allocations  to a  Guarantee  Period if, on the  Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of December 10, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

-------------------------------------------------------------
      GUARANTEE
    PERIODS WITH          GUARANTEED
   EXPIRATION DATE        RATE AS OF            PRICE
  FEBRUARY 15TH OF       DECEMBER 10,        PER $100 OF
    MATURITY YEAR            1997          MATURITY VALUE
-------------------------------------------------------------
        1999                 4.53%             $94.89
        2000                 4.63               90.59
        2001                 4.70               86.39
        2002                 4.73               82.41
        2003                 4.78               78.49
        2004                 4.84               74.65
        2005                 4.86               71.09
        2006                 4.87               67.75
        2007                 4.89               64.49
        2008                 4.83               61.84
-------------------------------------------------------------

Allocation among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1999 through 2003, then according to the above table the lump sum contribution you would have to make as of December 10, 1997 would be $432.77 (the sum of the prices per $100 of Maturity Value for each maturity year from 1999 through
2003).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer-term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York

Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

--------------------------------------------------------------------------------
         PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?

The Equitable Accumulator Select is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Equitable Accumulator Select Certificates can be issued as two different types of individual retirement annuities (IRAS), TRADITIONAL IRAS and ROTH IRAS, or non-qualified annuities (NQ). The provisions of your Certificate may be restricted by applicable laws or regulations. The Certificates may not be available in all states. Your registered representative can provide information about state availability, or you may contact our Processing Office

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may also be subject to tax penalty.

AVAILABILITY OF THE CERTIFICATES

The Certificates are available for Annuitant issue ages 20 through 85. IRA Certificates are not available in Puerto Rico.

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) of the Code. Such purchases may not be available in all states. Plan fiduciaries considering purchase of a Certificate should read the important information in Appendix II.

JOINT OWNERSHIP

If a Joint Owner is named under an NQ Certificate, both Owners must be of legal age, and joint ownership with non-natural persons is not permitted. Unless otherwise provided in writing, the exercise of any ownership right in the Certificate must be in a written form satisfactory to us and signed by both Owners. A Joint Owner designation supersedes any beneficiary designation (see "Death Benefit" below). This feature may not currently be available in your state. Your registered representative can provide information about state availability, or you may contact our Processing Office.

CONTRIBUTIONS UNDER THE CERTIFICATES

The minimum initial contribution is $25,000. Under Traditional IRA Certificates, we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Under Roth IRA Certificates, we will only accept rollover contributions from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. See "Part 7: Tax Aspects of the Certificates."

Under NQ Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant attains age 86.

Under Traditional IRA Certificates, your subsequent contributions of at least $1,000 may be made at any time until you attain age 86. Subsequent Traditional IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" contributions to Traditional IRAs may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 7.

We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time during your lifetime provided you meet certain requirements. See "Roth Individual Retirement Annuities (Roth IRAs)" in Part 7.

We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

Section 1035 Exchanges

You may apply the values of an existing NQ life insurance or deferred annuity contract to purchase an Equitable Accumulator Select NQ Certificate in a tax-deferred exchange, if you follow certain procedures. For further information, consult your tax adviser. See also "Taxation of Non-Qualified
Annuities: Withdrawals" in Part 7. In the case of joint ownership, 1035 exchanges will not be permitted unless both owners authorize the exchange.

Automatic Investment Program

Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into an NQ or a Traditional IRA Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your registered representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th, or 31st) you wish to have your account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available for Roth IRA Certificates.

You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation

You allocate your contributions to one or up to all of the available Investment Options. Allocations among the Investment Options must be in whole percentages.

Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance Allocation

This option (for Annuitant issue ages 20 through 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for a Traditional IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other Traditional IRA funds that you may have or from the Investment Funds to the extent possible. See "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 7.

Dollar Cost Averaging Allocation

A Special Dollar Cost Averaging program is available for allocation of your initial contribution. Also, a General Dollar Cost Averaging program is available for allocation of your initial contribution, or if elected at a later date, your Annuity Account Value. Both programs are more fully described later in this Part 3 under "Dollar Cost Averaging."

FREE LOOK PERIOD

You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look period is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.

In the case of a complete conversion of an existing Equitable Accumulator Select Traditional IRA Certificate to an Equitable Accumulator Select Roth IRA
Certificate, you may cancel your Equitable Accumulator Select Roth IRA Certificate and return to an Equitable Accumulator Select Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following:

o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

o At Annuitant age 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

We offer two programs for Dollar Cost Averaging as described below. The main objective of Dollar Cost Averaging is to attempt to shield your investment from short-term price fluctuations. Since approximately the same dollar amounts are transferred from the Alliance Money Market Fund to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Dollar  Cost  Averaging  may  not  be  elected  while  the  rebalancing  program
(discussed   below)  or  the  Systematic   Withdrawal  option  (described  under
"Withdrawal Options" in Part 4) is in effect.

Special Dollar Cost Averaging

For Certificate Owners who at issue of the Certificate want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks charge, the administration charge, and the distribution charge normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.

General Dollar Cost Averaging

If you have at least $25,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the program is elected, divided by the number of transfers scheduled to be made each Contract Year.

The transfer date will be the same calendar day of the month as the Contract Date (other than the 29th, 30th or 31st). If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

REBALANCING

We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your registered representative or our Processing Office.

You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

Rebalancing may not be elected if a Dollar Cost Averaging program (discussed above) is in effect.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Benefit Charge" in Part 5). The baseBUILDER provides a degree of protection while you live (Income Benefit), as well as for your beneficiary should you die. As part of the baseBUILDER you will have a choice of two Guaranteed Minimum Death Benefit options: (i) a 6% Roll Up to Age 80 or (ii) an Annual Ratchet to Age 80 (both options are described below). If you do not elect the baseBUILDER benefit, the Guaranteed Minimum Death Benefit choices are still provided under the Certificate. The baseBUILDER benefit is not currently available in New York.

For Annuitant issue ages 76 through 83, if you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your registered representative for a copy of the prospectus supplement describing this benefit. The baseBUILDER benefit is not available for Annuitant issue ages 84 and 85.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the baseBUILDER, you should consider the extent to which you expect to utilize the Investment Funds. You elect the baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, it may not be changed or cancelled.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you apply the Annuity Account Value under your Equitable Accumulator Certificate to an Income Manager(R) (Life Annuity with a Period Certain) payout annuity certificate during the periods of time indicated below. This Income Manager payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. This means that payments will be made for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (period certain) has ended, payments will continue to the beneficiary for the balance of the period certain.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) payout annuity certificate will be the greater of
(i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity

Account Value at our then current annuity purchase factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity purchase factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male Annuitant age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.

-------------------------------------------------------------
                                 GUARANTEED MINIMUM
      CONTRACT DATE        INCOME BENEFIT -- ANNUAL INCOME
      ANNIVERSARY AT            PAYABLE FOR LIFE WITH
        ELECTION               10 YEAR PERIOD CERTAIN
-------------------------------------------------------------
             7                       $  8,992
            10                         12,160
            15                         18,358
-------------------------------------------------------------

Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the seventh or later Contract Date anniversary under your Equitable Accumulator Select Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 through 44, it may be exercised following the 15th or later Contract Date anniversary.

When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) payout annuity certificate and extinguish your rights in your Equitable Accumulator Select Certificate, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

-------------------------------------------------------------
                      LEVEL PAYMENTS*
                                  PERIOD CERTAIN YEARS
         ANNUITANT'S           TRADITIONAL AND
       AGE AT ELECTION            ROTH IRA            NQ
-------------------------------------------------------------
           60 to 75                  10               10
              76                      9               10
              77                      8               10
              78                      7               10
              79                      7               10
              80                      7               10
              81                      7                9
              82                      7                8
              83                      7                7

----------------

* Other forms and period  certains may also be available.  For  Traditional  IRA
  Certificates, please see "Traditional Individual Retirement Annuities (Traditional IRAs): Required Minimum Distributions" in Part 7 to see how this option may be affected if exercised after age 70 1/2.
--------------------------------------------------------------------------------

Payments will start one payment mode from the Contract Date of the Income Manager payout annuity certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum Income Benefit by submitting the proper form and returning your Equitable Accumulator Select Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, and you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Income Manager payout annuity certificates and may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity certificates. You may request an illustration from your registered representative.

The Income Manager (Life Annuity with a Period Certain) payout annuity certificates are offered through our prospectus for the Income Manager payout annuities. A copy of the most current version may be obtained from your registered representative. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner (discussed below) elects to continue the Certificate after your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries specified above based on the Contract Date of your Equitable Accumulator Select Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. If the Certificate is jointly owned, the surviving Owner will be deemed the beneficiary, superseding any other beneficiary designations. (The Joint Owner feature may not currently be available in your state.) The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for Annuitant Issue Ages 20 through 79

You elect either the "6% Roll Up to Age 80" or the "Annual Ratchet to Age 80" Guaranteed Minimum Death Benefit when you apply for a Certificate. Once elected, the benefit may not be changed.

6% Roll Up to Age 80 -- On the Contract Date the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Death Benefit interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described above) will be 6%. The 6% Roll Up to Age 80 is not available in New York.

Annual Ratchet to Age 80 -- On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the then current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Applicable for Annuitant Issue Ages 80 through 85

On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the initial contribution is adjusted for any subsequent contributions, and any withdrawals.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4. For Certificates issued in New York, the Guaranteed Minimum Death Benefit at the Annuitant's death will not be less than the Annuity Account Value in the Investment Funds plus the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Payout Annuity Options" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant/Certificate Owner

If you are both the Certificate Owner and the Annuitant, and if your spouse is the sole primary beneficiary or the Joint Owner under the Certificate, then upon your death your spouse beneficiary may elect to receive the death benefit, or to continue the Certificate and become the successor Annuitant/Certificate Owner by completing the appropriate form and sending it to our Processing Office.

If the successor Annuitant/Certificate Owner elects to continue the Certificate, then on the Contract Date anniversary following your death, the Annuity Account Value will be reset to the then current Guaranteed Minimum Death Benefit if it is higher than the Annuity Account Value as of such date. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN AN NQ CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). If the Certificate is jointly owned and the first Owner to die is not the Annuitant, the surviving Owner becomes the sole Certificate Owner and will be deemed the "beneficiary" for purposes of the distribution rules described in this section, automatically superseding any other beneficiary designation.

Unless the surviving spouse of the deceased Owner (or in the case of a joint ownership situation, the surviving spouse of the first Owner to die) is the designated beneficiary for this purpose, the entire interest in the Certificate must be distributed under these rules.

The Cash Value in the Certificate must be fully paid to the designated beneficiary (new Owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first Owner to die).

A permissible alternative is for the new Owner to elect to receive such amounts as a life annuity (or payments for a period certain of not longer than the new Owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-Annuitant Owner's death. If such an annuity benefit or payments for a period certain is not elected, we will pay any Cash Value in the Certificate on December 31st of the fifth calendar year following the year of your death (or the death of the first Owner to die).

Where a surviving spouse is designated beneficiary or Joint Owner, the spouse may elect to continue the Certificate. No distributions are required as long as the surviving spouse and Annuitant are living.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value.

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Payout Annuity Options" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments Are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted,
(2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

Traditional IRA and Roth IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 7: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o Three additional reports of your Certificate values each year;

   o Annual and semiannual statements of each trust; and

   o Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE

   o FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 13014
     Newark, NJ 07188-0014

   o FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
     Equitable Life
     Income Management Group
     P.O. Box 1547
     Secaucus, NJ 07096-1547

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
     Equitable Life
     Income Management Group
     200 Plaza Drive, 4th Floor
     Secaucus, NJ 07096

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. For 1996, EDI was paid a fee of $1,204,370 for its services under a "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will not exceed 1.0% annually of the Annuity Account Value on a Contract Date anniversary. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

--------------------------------------------------------------------------------
               PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES
--------------------------------------------------------------------------------

The Certificates offer several distribution methods specifically designed to provide retirement income. Traditional IRA and Roth IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, and Systematic Withdrawals. Minimum Distribution Withdrawals are available only under Traditional IRA Certificates. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager payout annuity options. Traditional IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 7: Tax Aspects of the Certificates."

For Traditional IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your distribution in the form of a life contingent annuity before that time).

WITHDRAWAL OPTIONS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive.

Withdrawals are not subject to a withdrawal charge. Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7: Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2), the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS
(Available under Traditional IRA, Roth IRA and NQ Certificates)

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" in Part 3.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

SYSTEMATIC WITHDRAWALS
(Available under Traditional IRA, Roth IRA and NQ Certificates)

Under Traditional IRA and Roth IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS
(Available under Traditional IRA and Roth IRA Certificates)

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Part 7: Tax Aspects of the Certificates." Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper election form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount. As indicated in the preceding paragraph, you may be liable for the 10% penalty tax on Substantially Equal Payment Withdrawals made before cancellation.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

MINIMUM DISTRIBUTION WITHDRAWALS
(Available under Traditional IRA Certificates)

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases a Traditional IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.


                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE -- MALE AGE 70

                 [THE FOLLOWING TABLE WAS REPRESENTED AS AN AREA
                            GRAPH IN THE PROSPECTUS]

                            AGE      AMOUNT WITHDRAWN
                             70           $6,250
                             75           $7,653
                             80           $8,667
                             85           $8,770
                             90           $6,931
                             95           $3,727
                            100           $1,179

                           Assumes 6.0% Rate of Return

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1 -- Minimum Distribution Withdrawals -- Traditional IRA Certificates" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Traditional IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% Roll Up to Age 80, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $30,000 and you withdraw $12,000 you have withdrawn 40% ($12,000/$30,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $40,000 prior to the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $24,000 ($40,000
- $16,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods, except as indicated below) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base interest applicable to amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program (described in Part 3) will be 6%.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity purchase factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The Equitable Accumulator Select Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Equitable Accumulator Select Certificates provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office anytime before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity -- Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity -- Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity -- period certain and the life annuity -- refund certain are available on either a single life or joint and survivor life basis.

The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS

Under Equitable Accumulator Select Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate, or an Income Manager (Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificates provide guaranteed payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant. Income Manager (Period Certain) payout annuity certificates provide payments for a specified period.
The Certificate Owner and Annuitant must meet the issue age and payment requirements. Income Manager payout annuity certificates provide guaranteed level (Traditional, Roth IRA and NQ Certificates) payments under both forms of certificate, or guaranteed increasing (NQ Certificates) payments under only Income Manager (Life Annuity with a Period Certain) payout annuity certificates.

If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal. See "Withdrawal Options" above. Amounts received under the Income Manager payout annuity certificates in such case will be taxable as withdrawals. See Part 7, "Tax Aspects of the Certificates."

No subsequent contributions will be permitted under an Income Manager (Life Annuity with a Period Certain) payout annuity certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity certificate we also require the return of your Equitable Accumulator Select Certificate. An Income Manager payout annuity certificate will be issued to put one of the payout annuity options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

--------------------------------------------------------------------------------
                         PART 5: DEDUCTIONS AND CHARGES
--------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

baseBUILDER Benefit Charge

If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. The percentage is equal to 0.30%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally, we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for Traditional and Roth IRA Certificates, and from 0% to 3.5% for NQ Certificates (1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE INVESTMENT FUNDS

Mortality and Expense Risks Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Administration Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

Distribution Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for sales expenses. The daily charge is at a rate of 0.000695% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. This charge will never exceed applicable regulatory limitations.

We also offer other Equitable Accumulator certificates that do not have a distribution charge, but withdrawals of contributions are subject to a charge which declines to zero after seven years for each contribution. These other certificates may also provide higher Guaranteed Rates for the Guarantee Periods. A current prospectus for the Equitable Accumulator with a withdrawal charge instead of a distribution charge may be obtained from your registered representative.

HR TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                           AVERAGE DAILY ASSETS
               ----------------------------------------------
                 FIRST    NEXT     NEXT     NEXT
                 $750     $750      $1      $2.5    THERE-
                MILLION  MILLION  BILLION  BILLION  AFTER
-------------------------------------------------------------
Alliance
   Money
   Market       0.350%   0.325%   0.300%   0.280%   0.270%
Alliance High
   Yield        0.600%   0.575%   0.550%   0.530%   0.520%
Alliance
   Common
   Stock        0.475%   0.425%   0.375%   0.355%   0.345%*
Alliance
   Aggressive
   Stock        0.625%   0.575%   0.525%   0.500%   0.475%
Alliance Small
   Cap Growth   0.900%   0.850%   0.825%   0.800%   0.775%

-------------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.
--------------------------------------------------------------------------------

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HR Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. EDI is currently waiving a portion of the 12b-1 fee with respect to the Alliance Small Cap Growth Portfolio. Fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolio cannot be changed without a vote by shareholders. They are as follows:

-------------------------------------------------------------
                                           AVERAGE DAILY
                                             NET ASSETS
                                        ---------------------
BT Equity 500 Index                            0.25%
BT Small Company Index                         0.25%
BT International Equity Index                  0.35%
JPM Core Bond                                  0.45%
Lazard Large Cap Value                         0.55%
Lazard Small Cap Value                         0.80%
MFS Research                                   0.55%
MFS Emerging Growth Companies                  0.55%
Morgan Stanley Emerging
   Markets Equity                              1.15%
EQ/Putnam Growth & Income Value                0.55%
EQ/Putnam Investors Growth                     0.55%
EQ/Putnam International Equity                 0.70%
-------------------------------------------------------------

Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; 0.80% for the BT International Equity Index and JPM Core Bond Portfolios; 0.85% for the MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, and EQ/Putnam Investors Growth Portfolios; 0.90% for the Lazard Large Cap Portfolio; 1.20% for the Lazard Small Cap Value and EQ/Putnam International Equity Portfolios; and 1.75% for the Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQ Trust prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge, the distribution charge, or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for

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

Traditional IRA and Roth IRA Certificates. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variations will reflect differences in costs or services and will not be unfairly discriminatory.

Group or  sponsored  arrangements  may be  governed  by the Code,  the  Employee
Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

--------------------------------------------------------------------------------
                              PART 6: VOTING RIGHTS
--------------------------------------------------------------------------------

HR TRUST AND EQ TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HR Trust and EQ Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect each trust's Board of Trustees,

o  to ratify the selection of independent auditors for each trust, and

o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------
                     PART 7: TAX ASPECTS OF THE CERTIFICATES
--------------------------------------------------------------------------------

This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ, Traditional IRA, and Roth IRA Certificates owned by United States taxpayers.

This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed in Appendix II.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes, Federal income tax and withholding rules for non-U.S. taxpayers, or Federal gift and estate taxes. A gift or estate tax transfer may arise whenever payments or contract rights are provided to someone other than the original owner of the Certificates. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws and, if you are not a United States resident, foreign tax laws, may also affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars and not subject to any special retirement plan rules.

Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate, for example, as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the NQ Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the NQ Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. If your Equitable Accumulator Select NQ Certificate was issued as a result of a tax-free exchange of another NQ life insurance or deferred annuity contract as described in "Methods of
Payment: Section 1035 Exchanges" in Part 3, your investment in that original contract generally is treated as the basis in the Equitable Accumulator Select NQ Certificate regardless of the value of that original contract at the time of the exchange. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.

If you surrender or cancel the NQ Certificate, the distribution is taxable to the extent it exceeds the investment in the NQ Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the NQ Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after the taxpayer's death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take taxable distribution of the contract within a specified period of time. This includes the surviving Joint Owner in a nonspousal joint ownership situation. See "When an NQ Certificate Owner Dies before the Annuitant" in Part 3.

CHARITABLE REMAINDER TRUSTS

On April 17, 1997, the IRS issued proposed regulations concerning charitable remainder trusts (CRTS). The preamble to the proposed regulation indicates that the IRS is studying whether the use of deferred annuities or other assets offering similar tax benefits causes a CRT to fail to qualify as a CRT under the tax law. The IRS also issued a Revenue Procedure which indicates that effective such date it will no longer issue rulings that a trust qualifies as a CRT in situations where the timing of trust income can be controlled to take advantage of the difference between trust income and taxable income for the benefit of the unitrust recipient.

SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pretax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retire-ment plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. As the Equitable Accumulator Select Roth IRA is an individual retirement annuity, the term "Roth IRA" refers to a Roth individual retirement annuity unless the context requires otherwise.

There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This  prospectus  contains the  information  which the Internal  Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases a Traditional IRA.

The Equitable Accumulator Select IRA Certificate is designed to qualify as a Traditional IRA under Section 408(b) of the Code. Your rights under the IRA Certificate cannot be forfeited.

This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that a Traditional IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Traditional IRA Certificates.

Further information on Traditional IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Equitable Accumulator Select IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Equitable Accumulator Select IRA Certificate.

Cancellation

You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to Traditional IRAs

Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 3. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs (including Roth IRAs) by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and

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

Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

The amount of Traditional IRA contributions for a tax year that an individual can deduct depends on whether the individual is covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000. This amount will be indexed every year until 2005. If the individual is married and files a joint return, and the individual is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000. This amount will be indexed every year until 2007.

Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. To determine the deductible amount of the contribution with the phase out, the individual determines AGI and subtracts $30,000 if the individual is a single person, $50,000 if the individual is married and files a joint return with the spouse. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for Traditional IRA contributions using the following formula:

                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------           Dollar           Deduction
        $10,000                Deduction            Limit

Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to a Traditional IRA in prior years and is receiving amounts from any Traditional IRA must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

EXCESS CONTRIBUTIONS

Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings

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

attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

TAX-FREE TRANSFERS AND ROLLOVERS

Tax-free rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by the individual in gross income.

If the individual has made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. The individual must keep records of all such nondeductible contributions. At the end of each tax year in which the individual has received a distribution from any traditional individual retirement arrangement, the individual determines a ratio of the total nondeductible

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

Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by the individual at the end of the tax year (including rollover Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS

The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

An individual who has been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) may subsequently apply such funds to a life annuity-based payout, provided that the individual had elected to recalculate life expectancy annually (and the spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require

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

may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.

TAXATION OF DEATH BENEFITS

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If your spouse is the sole primary beneficiary and elects to become the successor Annuitant and Certificate Owner, no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

PROHIBITED TRANSACTION

A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or
(7) higher educational expense payments, all as defined in the Code.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain) payout annuity certificates, both of which are described in Part 4. The version of the Income Manager payout annuity certificates which would meet this exception must provide level payments for life. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment With-

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

drawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates" above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This prospectus contains the information which the IRS requires to be disclosed to you before you purchase a Roth IRA. This section of Part 7 covers some of the special tax rules that apply to Roth IRAs.

The Equitable Accumulator Select Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for the Equitable Accumulator Select as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

Cancellation

You can cancel a Certificate issued as a Roth IRA by following the directions in
Part 3 under "Free Look Period." In addition, you can cancel an Equitable Accumulator Select Roth IRA Certificate issued as a result of a full conversion of an Equitable Accumulator Select Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your registered representative. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

Contributions to Roth IRAs

The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 3. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer transaction is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions and can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.)

However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 5. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties," and "Penalty Tax on Premature Distributions."

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.

(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

(3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Additional Taxes and Penalties," and "Excess Contributions" below).

Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of four following qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are (1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Equitable Accumulator Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

Non-Qualified Distributions from Roth IRAs

Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it is highly possible that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

TAXATION OF DEATH BENEFIT

Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

ADDITIONAL TAXES AND PENALTIES

You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

Prohibited Transactions

A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

As of the date of this  prospectus,  there  is some  uncertainty  regarding  the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o  "Qualified first-time homebuyer distributions" as defined in the Code, and

o Distributions used to pay specified higher education expenses as defined in the Code.

Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs," and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.

FEDERAL AND STATE INCOME TAX WITHHOLDING

Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation. No withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below.

The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

--------------------------------------------------------------------------------
                         PART 8: INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
                         PART 9: INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "Adjusted Historical Performance Data," reflects all applicable fees and charges, including the optional benefit charge, but not the charges for any applicable taxes such as premium taxes.

The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the optional benefit charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Certificates were not offered prior to October 1, 1997. Accordingly, the performance data for the Investment Funds have been adjusted for expenses, as described herein, that would have been incurred had these Certificates been available prior to such date.

HR Trust Portfolios

The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results prior to October 1996, when Class IB shares were not available, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Alliance Common Stock Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Trust Portfolios

The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established. EQ Trust commenced operations on May 1, 1997. In this connection, see the discussion immediately following the tables below.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

ADJUSTED HISTORICAL PERFORMANCE DATA

The performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period. These tables (which reflect the first calculation method described above) are prepared for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1996*

-------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                     ONE              THREE              FIVE               TEN            SINCE
FUND                                           YEAR             YEARS              YEARS             YEARS         INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
Alliance Money Market                           3.57%             3.11%             2.36%             3.90%         5.11%
Alliance High Yield                            20.83             10.67             12.56                --          9.33
Alliance Common Stock                          22.20             15.09             13.60             13.73         13.15
Alliance Aggressive Stock                      20.16             13.56              9.75             16.48         17.91

-------------------
See footnotes below.
--------------------------------------------------------------------------------

The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the basis described above for the first method of calculation.

                      ADJUSTED HISTORICAL PERFORMANCE DATA
     GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*

------------------------------------------ ------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                           ------------------------------------------------------------------------------------
INVESTMENT                                      ONE               THREE             FIVE               TEN          SINCE
FUND                                            YEAR              YEARS             YEARS             YEARS       INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
HR TRUST
Alliance Money Market                           $1,036            $1,096            $1,124            $1,466      $ 2,218
Alliance High Yield                              1,208             1,355             1,807                --        2,440
Alliance Common Stock                            1,222             1,525             1,892             3,620       13,394
Alliance Aggressive Stock                        1,202             1,464             1,592             4,598        6,125

-------------------
 * The tables reflect the optional benefit charge.
** The "Since  Inception"  dates for  Portfolios of the HR Trust are as follows:
   Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); and Alliance Aggressive Stock (January 27, 1986).
--------------------------------------------------------------------------------

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth
Portfolio is subject and that they are managed for tax-exempt clients of Alliance. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Growth Portfolio is based on actual historical performance.

The investment performance data for HR Trust's Alliance Small Cap Growth Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Growth Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, distribution charge, or optional benefit charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

The Lipper Variable Insurance Products Performance Analysis Survey (LIPPER) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Select performance relative to other variable annuity products.

                               ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     SINCE
                                          1 YEAR      3 YEARS     5 YEARS     10 YEARS    15 YEARS     20 YEARS    INCEPTION
                                      -----------------------------------------------------------------------------------------
HR TRUST
ALLIANCE MONEY MARKET                      3.57%       3.33%       2.64%       4.20%       5.39%          --        5.59%
   Lipper Money Market                     3.82        3.60        2.93        4.52        5.72           --        5.89
   Benchmark                               5.25        5.07        4.37        5.67        6.72           --        6.97

ALLIANCE HIGH YIELD                       20.83       10.90       12.81          --          --           --        9.62
   Lipper High Yield                      12.46        7.93       11.47          --          --           --        9.13
   Benchmark                              11.06        9.59       12.76          --          --           --       11.24

ALLIANCE COMMON STOCK                     22.20       15.32       13.86       13.96       14.64        13.64%      13.38
   Lipper Growth                          18.78       14.80       12.39       13.08       14.04        13.60       13.42
   Benchmark                              22.96       19.66       15.20       15.28       16.79        14.55       14.63

ALLIANCE AGGRESSIVE STOCK                 20.16       13.79       10.03       16.69          --           --       18.25
   Lipper Small Company Growth            16.55       12.70       17.53       16.29          --           --       16.47
   Benchmark                              17.85       14.14       14.80       14.29          --           --       13.98

-------------------
See footnote on next page.
--------------------------------------------------------------------------------

                               CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     SINCE
                                          1 YEAR      3 YEARS    5 YEARS     10 YEARS    15 YEARS     20 YEARS     INCEPTION
                                      -----------------------------------------------------------------------------------------
HR TRUST
ALLIANCE MONEY MARKET                      3.57%      10.31%      13.89%      50.89%     119.78%            --       131.84%
   Lipper Money Market                     3.82       11.18       15.58       55.73      130.46             --       141.99
   Benchmark                               5.25       16.99       23.86       73.61      185.31             --       184.26

ALLIANCE HIGH YIELD                       20.83       36.40       82.67          --          --             --       150.53
   Lipper High Yield                      12.46       25.77       72.39          --          --             --       142.30
   Benchmark                              11.06       31.63       82.29          --          --             --       190.43

ALLIANCE COMMON STOCK                     22.20       53.37       91.34      269.51      676.19       1,190.82%    1,290.50
   Lipper Growth                          18.78       51.65       80.51      243.70      627.03       1,185.21     1,298.19
   Benchmark                              22.96       71.39      102.85      314.34      925.25       1,416.26     1,655.74

ALLIANCE AGGRESSIVE STOCK                 20.16       47.32       61.27      368.29          --             --       524.09
   Lipper Small Company Growth            16.55       43.42      142.70      352.31          --             --       428.32
   Benchmark                              17.85       48.69       99.38      280.32          --             --       318.19

-------------------
See footnote below.

----------------------------------------------------------------------------------------------------------------------------------
                                                             YEAR-BY-YEAR RATES OF RETURN*
----------------------------------------------------------------------------------------------------------------------------------
                   1984     1985    1986      1987   1988     1989    1990     1991    1992     1993     1994    1995     1996
                  ----------------------------------------------------------------------------------------------------------------
HR TRUST
ALLIANCE MONEY
   MARKET**         9.09%    6.74%   4.91%    4.93%   5.60%    7.44%   6.50%    4.49%   1.90%    1.32%    2.36%   4.06%    3.57%
ALLIANCE HIGH
   YIELD              --       --      --     3.03    7.98     3.46   (2.71)   22.47   10.51    21.18    (4.34)  18.01    20.83
ALLIANCE COMMON
   STOCK**         (3.53)   31.30   15.49     5.72   20.48    23.59   (9.59)   35.68    1.57    22.83    (3.70)  30.34    22.20
ALLIANCE
   AGGRESSIVE
   STOCK              --       --   33.27     5.58   (0.48)   41.21    6.43    83.89   (4.71)   14.88    (5.35)  29.54    20.16

-------------------
* Returns do not reflect the optional benefit charge, and any charge for tax such as premium taxes.
** Prior to 1984 the  Year-by-Year Rates of  Return were:

                                                      1976     1977      1978     1979      1980     1981     1982      1983
                                                      ----------------------------------------------------------------------------
   ALLIANCE COMMON STOCK                              7.72%   (10.69)%   6.51%    27.77%    47.73%   (7.37)%   15.70%   24.11%
   ALLIANCE MONEY MARKET                                --        --       --        --        --     5.49     11.22     7.21

--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 9, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business

Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the optional benefit charge, and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund Yield Information" in the SAI.

                   APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------
The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 1999 to a Guarantee Period with an Expiration Date of February 15, 2008 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2003.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             ASSUMED
                                                                               GUARANTEED RATE ON FEBRUARY 15, 2003
                                                                            5.00%                      9.00%
                                                                    -----------------------------------------------------------
As of February 15, 2003 (Before Withdrawal)
-------------------------------------------
(1)  Present Value of Maturity Value,
     also Annuity Account Value..................................           $144,048                   $119,487
(2)  Guaranteed Period Amount....................................            131,080                    131,080
(3)  Market Value Adjustment: (1) - (2)..........................             12,968                    (11,593)

On February 15, 2003 (After Withdrawal)
---------------------------------------
(4)  Portion of (3) Associated
     with Withdrawal: (3) x [$50,000/(1)]........................           $  4,501                   $ (4,851)
(5)  Reduction in Guaranteed
     Period Amount: [$50,000 - (4)]..............................             45,499                     54,851
(6)  Guaranteed Period Amount: (2) - (5).........................             85,581                     76,229
(7)  Maturity Value..............................................            120,032                    106,915
(8)  Present Value of (7), also
     Annuity Account Value.......................................             94,048                     69,487
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

           APPENDIX II: QUALIFIED PLAN CERTIFICATES -- NQ CERTIFICATES
--------------------------------------------------------------------------------

AVAILABILITY OF THE CERTIFICATES

When issued in connection with a qualified plan, NQ Certificates are available for Annuitant issue ages 20 through 70.

CONTRIBUTIONS UNDER THE CERTIFICATES

When issued with the appropriate endorsement, NQ Certificates may be used as an investment vehicle for a defined contribution plan maintained by an employer and which is a tax-qualified plan within the meaning of Section 401(a) of the Code. Such Certificates will be referred to as qualified plan (QP)Certificates.

When issued in connection with such a qualified plan, we will only accept employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If the plan contains a cash or deferred arrangement within the meaning of Section 401(k) of the Code, contributions may include employee pretax and employer matching or other employer contributions, but not employee after-tax contributions to the plan.

The minimum initial contribution is $25,000. Subsequent Contributions of at least $1,000 may be made at any time until the Annuitant attains age 71.

METHODS OF PAYMENT

Automatic Investment Program

AIP, discussed in Part 3 of the prospectus, is not available for subsequent contributions under Certificates issued to qualified plans.

CERTIFICATE OWNER, ANNUITANT AND BENEFICIARY

The Certificate Owner must be the trustee of a trust for a qualified plan maintained by the employer. The Annuitant must be the participant/employee and the beneficiary under the QP Certificate must be the Certificate Owner.

PURCHASE CONSIDERATIONS

Any trustee considering a purchase of a QP Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This QP Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. Further, Equitable will not perform or provide any plan recordkeeping services with respect to this QP Certificate. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP Certificates, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the QP Certificates and the features of the QP Certificates may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP Certificates are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

BASEBUILDER BENEFITS

If the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit described in Part 3 of the prospectus is elected, the Guaranteed Minimum Income Benefit may be exercised only after the trustee of the qualified plan changes ownership of the QP Certificate to the Annuitant and the Annuitant, as the new Owner, converts such QP Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of the change. The change of ownership and rollover to a Traditional IRA Certificate may only occur when the Annuitant will no longer be a participant in the qualified plan.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS

The only annuity benefits available under a Certificate issued in connection with a qualified plan are a Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager payout annuity options are available only after the QP Certificate is rolled over into a Traditional IRA Certificate. See "Annuity Benefits and Payout Annuity Options" in Part 4 of the prospectus.

             APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
--------------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 3).

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Alliance Money Market Fund or the Guarantee Periods), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:

         ----------------------------------------------------------------------------------------------------------------------
                END OF                                              6% ROLL UP TO AGE 80          ANNUAL RATCHET TO AGE 80
               CONTRACT                   ANNUITY                    GUARANTEED MINIMUM              GUARANTEED MINIMUM
                 YEAR                  ACCOUNT VALUE                  DEATH BENEFIT(1)                 DEATH BENEFIT
         ----------------------------------------------------------------------------------------------------------------------
                   1                       $105,000                        $106,000                        $105,000(2)
                   2                       $115,500                        $112,360                        $115,500(2)
                   3                       $132,825                        $119,102                        $132,825(2)
                   4                       $106,260                        $126,248                        $132,825(3)
                   5                       $116,886                        $133,823                        $132,825(3)
                   6                       $140,263                        $141,852                        $140,263(2)
                   7                       $140,263                        $150,363                        $140,263(3)
         ----------------------------------------------------------------------------------------------------------------------

The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%,
20.00% and 0.00%, respectively.

6% ROLL UP TO AGE 80

(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

ANNUAL RATCHET TO AGE 80

(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            PAGE
--------------------------------------------------------------------------------
Part 1:    Minimum Distribution Withdrawals -- Traditional IRA Certificates    2
--------------------------------------------------------------------------------
Part 2:    Accumulation Unit Values                                            2
--------------------------------------------------------------------------------
Part 3:    Annuity Unit Values                                                 2
--------------------------------------------------------------------------------
Part 4:    Custodian and Independent Accountants                               3
--------------------------------------------------------------------------------
Part 5:    Alliance Money Market Fund Yield Information                        3
--------------------------------------------------------------------------------
Part 6:    Long-Term Market Trends                                             4
--------------------------------------------------------------------------------
Part 7:    Key Factors in Retirement Planning                                  5
--------------------------------------------------------------------------------
Part 8:    Financial Statements                                                9
--------------------------------------------------------------------------------



      HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49



      Send this request form to:

         Equitable Life
         Income Management Group
         P.O. Box 1547
         Secaucus, NJ 07096-1547



Please send me an Equitable  Accumulator  Select  SAI  dated December 31, 1997:



--------------------------------------------------------------------------------
Name



--------------------------------------------------------------------------------
Address



--------------------------------------------------------------------------------
City                                     State                   Zip



(SELSAI)

                      SUPPLEMENT DATED DECEMBER 31, 1997 TO
                INCOME MANAGER(R) ROLLOVER IRA AND CHOICE INCOME
                   PLAN PROSPECTUS DATED OCTOBER 17, 1996, AS
                     PREVIOUSLY SUPPLEMENTED ON MAY 1, 1997

This supplement dated December 31, 1997, updates certain information in the Rollover IRA and Choice Income Plan prospectus dated October 17, 1996, as previously supplemented on May 1, 1997, of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE). You should read this supplement in conjunction with the prospectus and May 1, 1997 supplement. You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) a supplement dated December 31, 1997 to our statement of additional information (SAI) dated May 1, 1997. If you do not presently have a copy of the prospectus and May 1, 1997 supplement, you may obtain additional copies, as well as copies of the SAI and SAI supplement, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI or SAI supplement, you may mail in the SAI request form located at the end of this supplement. The SAI and SAI supplement have been incorporated by reference into this supplement.

In this supplement, each section of the prospectus and/or May 1, 1997 supplement in which a change has been made is identified and the number of each page on which a change occurs is also noted. Special terms used in this supplement have the same meaning as in the prospectus and May 1, 1997 supplement, unless otherwise noted.

THROUGHOUT THE PROSPECTUS, THE DISCUSSION OF THE CHARGES, FEATURES AND PROVISIONS OF THE CERTIFICATES WILL APPLY TO BOTH TRADITIONAL IRA CERTIFICATES AND ROTH IRA CERTIFICATES, UNLESS OTHERWISE NOTED IN THIS SUPPLEMENT.

ON THE FIRST PAGE OF THE MAY 1, 1997 SUPPLEMENT WHERE PROSPECTUS COVER PAGE REVISIONS ARE NOTED:

   THE SECOND  SENTENCE IN THE FIRST  PARAGRAPH  IS  REPLACED  BY THE  FOLLOWING
   SENTENCE:

   These Investment Options include 24 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

   THE INVESTMENT FUNDS CHART IS REPLACED BY THE FOLLOWING CHART:

--------------------------------------------------------------------------------------------------------------
                                               EQUITY SERIES
--------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                    INTERNATIONAL EQUITY                AGGRESSIVE EQUITY
 Alliance Common Stock               Alliance Global                     Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International              Alliance Small Cap Growth
 BT Equity 500 Index                 BT International Equity Index       BT Small Company Index
 EQ/Putnam Growth & Income Value     Morgan Stanley Emerging Markets     MFS Emerging Growth Companies
 MFS Research                            Equity                          Warburg Pincus Small Company Value
 Merrill Lynch Basic Value Equity    T. Rowe Price International
 T. Rowe Price Equity Income         Stock
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
     ASSET ALLOCATION SERIES                                FIXED INCOME SERIES
--------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   AGGRESSIVE FIXED INCOME             DOMESTIC FIXED INCOME
 Alliance Growth Investors           Alliance High Yield                 Alliance Intermediate Government
 EQ/Putnam Balanced                                                          Securities
 Merrill Lynch World Strategy                                            Alliance Money Market
--------------------------------------------------------------------------------------------------------------

   FOLLOWING THE INVESTMENT FUNDS CHART, THE SENTENCE ADDED TO THE END OF THE FIFTH PARAGRAPH IS REPLACED BY THE FOLLOWING SENTENCE:

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1999 through 2008 under the Rollover IRA and 1999 through 2012 under the Choice Income Plan. The Guarantee Period maturing on February 15, 2013 will become available under the IRA Assured Payment Option and IRA APO Plus on January 2, 1998.

THROUGHOUT THE PROSPECTUS AND SUPPLEMENTS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.

--------------------------------------------------------------------------------
   Copyright 1997 The Equitable Life Assurance Society of the United States,
 New York, New York 10104. All rights reserved. Income Manager is a registered service mark of The Equitable Life Assurance Society of the United States.

IM-98-4 IRA

ON PAGES 4 AND 5 OF THE PROSPECTUS UNDER "GENERAL TERMS"

   REPLACE THE DEFINITION FOR "IRA" WITH THE FOLLOWING DEFINITION:

   IRA - An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA, and a Roth IRA which must also meet the requirements of Section 408A of the Code.

   INSERT THE FOLLOWING DEFINITION AFTER THE DEFINITION OF "PROCESSING OFFICE":

   ROTH IRA - An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

   INSERT THE FOLLOWING DEFINITION AFTER THE DEFINITION OF "SEPARATE ACCOUNT":

   TRADITIONAL IRA - An IRA which is generally purchased with pre-tax contributions, the distributions from which are treated as taxable. The Certificate you currently own is a Traditional IRA.

PAGES 3 AND 4 OF THE MAY 1, 1997 SUPPLEMENT ARE REPLACED BY THE FOLLOWING
INFORMATION:

                                    FEE TABLE

   The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

   As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 7: Deduction and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------
DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE FIRST
  CONTRACT YEAR (percentage deducted annually on each of the first seven Processing Dates)(1) ............0.20%

                                                                                           CONTRACT
                                                                                             YEAR
                                                                                             ----
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon                   1..........7.00%
  surrender or for certain withdrawals.  The applicable withdrawal charge percentage           2..........6.00
  determined by the Contract Year in which the withdrawal is made or the Certificate           3..........5.00
  is surrendered beginning with "Contract Year 1" with respect to each contribution            4..........4.00
  is withdrawn or surrendered.  For each contribution, the Contract Year in which              5..........3.00
  we receive that contribution is "Contract Year 1")(2)                                        6..........2.00
                                                                                               7..........1.00
                                                                                               8+.........0.00

                                                                                           COMBINED       GMDB
                                                                                           GMDB/GMIB      ONLY
                                                                                            BENEFIT      BENEFIT
                                                                                           (PLAN A)     (PLAN B)
                                                                                           --------     --------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing
  Date as a percentage of the guaranteed minimum death benefit then in effect)(3)  ..........0.45%        0.20%

ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE)(4)
------------------------------------------------------------------------------------
  If the initial contribution is less than $25,000......................................................$30
  If the initial contribution is $25,000 or more.........................................................$0

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
  MORTALITY AND EXPENSE RISK CHARGE.......................................................................0.90%
  TOTAL ASSET BASED ADMINISTRATIVE CHARGE.................................................................0.25%
                                                                                                          ----
     TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...............................................................1.15%
                                                                                                          ====

----------
Notes:

(1) The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not apply while the IRA Assured Payment Option or IRA APO Plus is in effect. See "Part 7: Deductions and Charges," "Distribution Fee."

(2) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 7.

(3) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. The 0.45% charge covers a 6% to Age 80 Benefit or, if a combined 6% to Age 70 Benefit is elected, the charge is 0.30%. See "Part 7: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan A) and Charges for GMDB Only Benefit (Plan
    B)."

(4) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 7: Deductions and Charges," "Annual Contract Fee."

   HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

                                                                     INVESTMENT PORTFOLIOS
                                            -----------------------------------------------------------------------
                                            ALLIANCE           ALLIANCE      ALLIANCE        ALLIANCE
                                          CONSERVATIVE          GROWTH       GROWTH &         COMMON        ALLIANCE
HR TRUST                                    INVESTORS          INVESTORS      INCOME           STOCK         GLOBAL
                                            ---------          ---------      ------           -----         ------
Investment Management and Advisory Fee        0.48%               0.53%        0.55%           0.38%          0.65%
Other Expenses                                0.07%               0.06%        0.05%           0.03%          0.08%
                                              ----                ----         ----            ----           ----
   TOTAL HR TRUST ANNUAL EXPENSES(5)          0.55%               0.59%        0.60%           0.41%          0.73%
                                              ====                ====         ====            ====           ====

                                                                                                   ALLIANCE
                                                        ALLIANCE      ALLIANCE       ALLIANCE    INTERMEDIATE   ALLIANCE
                                          ALLIANCE     AGGRESSIVE       SMALL          MONEY      GOVERNMENT      HIGH
HR TRUST                                INTERNATIONAL     STOCK      CAP GROWTH       MARKET      SECURITIES      YIELD
                                        -------------     -----      ----------       ------      ----------      -----
Investment Management and Advisory Fee      0.90%          0.55%        0.90%         0.35%          0.50%        0.60%
Other Expenses                              0.18%          0.03%        0.10%         0.04%          0.09%        0.06%
                                            ----           ----         ----          ----           ----         ----
   TOTAL HR TRUST ANNUAL EXPENSES(5)        1.08%          0.58%        1.00%         0.39%          0.59%        0.66%
                                            ====           ====         ====          ====           ====         ====

                                                           BT            BT             MFS                      MERRILL
                                             BT           SMALL     INTERNATIONAL    EMERGING                     LYNCH
                                         EQUITY 500      COMPANY       EQUITY         GROWTH          MFS      BASIC VALUE
EQ TRUST                                    INDEX         INDEX         INDEX        COMPANIES     RESEARCH      EQUITY
                                            -----         -----         -----        ---------     --------      ------
Investment Management and Advisory Fee      0.25%          0.25%        0.35%         0.55%          0.55%        0.55%
12b-1 Fee(6)                                0.25%          0.25%        0.25%         0.25%          0.25%        0.25%
Other Expenses                              0.05%          0.10%        0.20%         0.05%          0.05%        0.05%
                                            ----           ----         ----          ----           ----         ----
   TOTAL EQ TRUST ANNUAL EXPENSES(7)        0.55%          0.60%        0.80%         0.85%          0.85%        0.85%
                                            ====           ====         ====          ====           ====         ====

                                                     MORGAN                                                       WARBURG
                                         MERRILL     STANLEY                             T. ROWE     T. ROWE      PINCUS
                                          LYNCH     EMERGING                EQ/PUTNAM     PRICE       PRICE        SMALL
                                          WORLD      MARKETS    EQ/PUTNAM   GROWTH &     EQUITY   INTERNATIONAL   COMPANY
EQ TRUST                                STRATEGY     EQUITY     BALANCED     INCOME      INCOME       STOCK        VALUE
                                        --------     ------     --------     ------      ------       -----        -----
Investment Management and Advisory Fee   0.70%        1.15%       0.55%       0.55%       0.55%       0.75%       0.65
12b-1 Fee(6)                             0.25%        0.25%       0.25%       0.25%       0.25%       0.25%       0.25%
Other Expenses                           0.25%        0.35%       0.10%       0.05%       0.05%       0.20%       0.10%
                                         ----         ----        ----        ----        ----        ----        ----
   TOTAL EQ TRUST ANNUAL EXPENSES(7)     1.20%        1.75%       0.90%       0.85%       0.85%       1.20%       1.00%
                                         ====         ====        ====        ====        ====        ====        ====

---------------------------
Notes:

(5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 7.

(6) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.

(7) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown for "Other Expenses" for these Portfolios are estimated. The MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and was offered under the prospectus as of September 2, 1997). The BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses but, pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in "Total Annual Expenses"). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.412% for EQ/Putnam Balanced; 0.262% for EQ/Putnam Growth & Income Value; 0.242% for MFS Emerging Growth Companies; 0.234% for MFS Research; 0.247% for Merrill Lynch Basic Value Equity; 0.497% for Merrill Lynch World Strategy; 0.461% for Morgan Stanley Emerging Markets Equity; 0.235% for T. Rowe Price Equity Income; 0.422% for T. Rowe Priced International Stock; and 0.191% for Warburg Pincus Small Company Value. See "EQ Trust Charges to Portfolios" in Part 7.

ON PAGE 5 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EXAMPLES" ADD THE FOLLOWING INFORMATION TO THE EXAMPLES FOR THE "COMBINED GMDB/GMIB BENEFIT (PLAN A) ELECTION" UNDER EQ TRUST:

                                  1 YEAR     3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                  ------     -------    -------   --------      ------     -------    -------   --------
BT Equity 500 Index               $90.26    $125.78       --         --         $27.03     $83.14       --         --
BT Small Company Index             90.75     127.28       --         --          27.52      84.63       --         --
BT International Equity Index      92.74     133.25       --         --          29.51      90.62       --         --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT ADD THE FOLLOWING INFORMATION TO THE EXAMPLES FOR THE "GMDB ONLY BENEFIT (PLAN B) ELECTION" UNDER EQ TRUST:

                                  1 YEAR     3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                  ------     -------    -------   --------      ------     -------    -------   --------
BT Equity 500 Index               $90.26    $120.46       --         --         $24.38     $74.85       --         --
BT Small Company Index             90.75     121.96       --         --          24.87      76.34       --         --
BT International Equity Index      92.74     127.95       --         --          26.86      82.34       --         --

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT REPLACE THE INFORMATION UNDER "CONDENSED FINANCIAL INFORMATION" WITH THE FOLLOWING INFORMATION:

   ACCUMULATION UNIT VALUES

   Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day of the periods shown. No Accumulation Unit Values are shown for the Alliance Small Cap Growth and Alliance High Yield Funds, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Funds were first offered in 1997.

                                                                LAST BUSINESS DAY OF
                                 -----------------------------------------------------------------------------------
HR TRUST                         MAY 1, 1995           DECEMBER 1995           DECEMBER 1996           NOVEMBER 1997
--------                         -----------           -------------           -------------           -------------
Alliance Conservative
  Investors                     $ 14.647383           $ 16.549050              $ 17.209382             $ 19.050075
Alliance Growth Investors         20.073331             23.593613                26.260729               29.994648
Alliance Growth &
  Income                          10.376155             11.989601                14.231408               17.506722
Alliance Common Stock            102.335691            124.519251               152.955877              188.510944
Alliance Global                   19.478146             22.293921                25.253538               27.481079
Alliance International            10.125278             11.033925                11.976127               11.606472
Alliance Aggressive Stock         44.025496             54.591448                65.938687               72.992152
Alliance Money Market             23.150932             23.830754                24.810781               25.757675
Alliance Intermediate
  Government Securities           12.498213             13.424767                11.976127               14.506815

ON PAGE 11 OF THE PROSPECTUS UNDER THE HEADING "WITHDRAWAL OPTIONS," THE DISCUSSION OF MINIMUM DISTRIBUTION WITHDRAWALS APPLIES ONLY TO TRADITIONAL IRA CERTIFICATES.

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT UNDER REVISIONS FOR "EQUITABLE LIFE" REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

   Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance related financial service companies.

   Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT

   UNDER THE REVISED HEADING "HR TRUST'S INVESTMENT ADVISOR," REPLACE THE SENTENCE WITH THE FOLLOWING SENTENCE:

   On September 30, 1997, Alliance was managing approximately $217.3 billion in assets.

   UNDER "EQ TRUST'S MANAGER AND ADVISERS" INSERT THE FOLLOWING SENTENCE AT THE END OF THE THIRD PARAGRAPH:

   EQ Financial has also entered into an investment advisory agreement with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios.

ON PAGES 8 TO 10 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGE 14 OF THE PROSPECTUS UNDER "INVESTMENT POLICIES AND OBJECTIVES OF TRUST'S PORTFOLIOS" REPLACE THE SECTION WITH THE FOLLOWING INFORMATION:

   Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
------------------                    -----------------                          ---------
Alliance Conservative         Diversified mix of publicly traded            High total return without, in the
Investors                     equity and debt securities.                   adviser's opinion, undue risk to
                                                                            principal

Alliance Growth Investors     Diversified mix of publicly traded            High total return consistent with
                              equity and fixed-income securities,           the adviser's determination of
                              including at times common stocks              reasonable risk
                              issued by intermediate- and
                              small-sized companies and at times
                              lower-quality fixed-income securities
                              commonly known as "junk bonds."

Alliance Growth & Income      Primarily income producing common             High total return through a
                              stocks and securities convertible             combination of current income and
                              into common stocks.                           capital appreciation

Alliance Common Stock         Primarily common stock and other              Long-term growth of capital and
                              equity-type instruments.                      increasing income

Alliance Global               Primarily equity securities of                Long-term growth of capital
                              non-United States as well as United
                              States companies.

Alliance International        Primarily equity securities selected          Long-term growth of capital
                              principally to permit participation in
                              non-United States companies with prospects
                              for growth.

Alliance Aggressive Stock     Primarily common stocks and other             Long-term growth of capital
                              equity-type securities issued by quality
                              small- and intermediate-sized companies with
                              strong growth prospects and in covered
                              options on those securities.

HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
------------------                    -----------------                          ---------
Alliance Small Cap Growth     Primarily U.S. common stocks and              Long-term growth of capital
                              other equity-type securities issued
                              by smaller companies that, in the
                              opinion of the adviser, have
                              favorable growth prospects.

Alliance Money Market         Primarily high-quality U.S.                   High level of current income while
                              dollar-denominated money market               preserving assets and maintaining
                              instruments.                                  liquidity

Alliance Intermediate         Primarily debt securities issued or           High current income consistent
Government Securities         guaranteed as to principal and                with relative stability of
                              interest by the U.S. government or            principal
                              any of its agencies or
                              instrumentalities.  Each investment
                              will have a final maturity of not
                              more than 10 years or a duration not
                              exceeding that of a 10-year Treasury
                              note.

Alliance High Yield           Primarily a diversified mix of                High return by maximizing current
                              high-yield, fixed-income securities           income and, to the extent
                              which generally involve greater               consistent with that objective,
                              volatility of price and risk of               capital appreciation
                              principal and income than
                              higher-quality fixed-income
                              securities.  Lower-quality debt
                              securities are commonly known as
                              "junk bonds."

EQ TRUST PORTFOLIO
------------------

BT Equity 500 Index           Invest in a statistically selected            Replicate as closely as possible
                              sample of the 500 stocks included in          (before the deduction of Portfolio
                              the Standard & Poor's 500 Composite           expenses) the total return of the
                              Stock Price Index ("S&P 500").                S&P 500

BT Small Company Index        Invest in a statistically selected            Replicate as closely as possible
                              sample of the 2,000 stocks included           (before the deduction of Portfolio
                              in the Russell 2000 Small Stock Index         expenses) the total return of the
                              ("Russell 2000").                             Russell 2000

BT International Equity       Invest in a statistically selected            Replicate as closely as possible
Index                         sample of the securities of companies         (before the deduction of Portfolio
                              included in the Morgan Stanley                expenses) the total return of the
                              Capital International Europe,                 EAFE
                              Australia, Far East Index ("EAFE"),
                              although not all companies within a country
                              will be represented in the Portfolio at the
                              same time.

MFS Emerging Growth           Primarily (i.e., at least 80% of its          Long-term growth of capital
Companies                     assets under normal circumstances) in
                              common stocks of emerging growth companies
                              that the Portfolio adviser believes are
                              early in their life cycle but which have
                              the potential to become major enterprises.

EQ TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
------------------                    -----------------                          ---------
MFS Research                  A substantial portion of assets               Long-term growth of capital and
                              invested in common stock or                   future income
                              securities convertible into common
                              stock of companies believed by the
                              Portfolio adviser to possess better
                              than average prospects for long-term
                              growth.

Merrill Lynch Basic Value     Investment in securities, primarily           Capital appreciation and,
Equity                        equities, that the Portfolio adviser          secondarily, income
                              believes are under-valued and
                              therefore represent basic investment
                              value.

Merrill Lynch World           Investment primarily in a portfolio           High total investment return
Strategy                      of equity and fixed-income
                              securities, including convertible
                              securities, of U.S. and foreign
                              issuers.

Morgan Stanley Emerging       Primarily equity securities of                Long-term capital appreciation
Markets Equity                emerging market country issuers with
                              a focus on those in which the Portfolio's
                              adviser believes the economies are
                              developing strongly and in which the
                              markets are becoming more sophisticated.

EQ/Putnam Balanced            A well-diversified portfolio of               Balanced investment
                              stocks and bonds that will produce both
                              capital growth and current income.

EQ/Putnam Growth & Income     Primarily common stocks that offer            Capital growth and, secondarily,
Value                         potential for capital growth and may,         current income
                              consistent with the Portfolio's investment
                              objective, invest in common stocks that
                              offer potential for current income.

T. Rowe Price Equity Income   Primarily dividend paying common              Substantial dividend income and
                              stocks of established companies.              also capital appreciation

T. Rowe Price International   Primarily common stocks of                    Long-term growth of capital
Stock                         established non-United States
                              companies.

Warburg Pincus Small          Primarily in a portfolio of equity            Long-term capital appreciation
Company Value                 securities of small capitalization
                              companies (i.e., companies having market
                              capitalizations of $1 billion or less at
                              the time of initial purchase) that the
                              Portfolio adviser considers to be
                              relatively undervalued.

ON PAGE 25 OF THE PROSPECTUS UNDER THE HEADING "CONTRIBUTIONS UNDER THE CERTIFICATES" INSERT THE FOLLOWING PARAGRAPH AFTER THE FIFTH PARAGRAPH OF THE
SECTION:

   We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time during your lifetime provided you meet certain requirements. See "Part 9: Tax Aspects of the Certificates."

ON PAGES 25 AND 26 OF THE PROSPECTUS UNDER THE HEADING "METHODS OF PAYMENTS" INSERT THE FOLLOWING SUB-SECTION AFTER THE LAST PARAGRAPH OF THE SECTION:

   Automatic Investment Program

   Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into a Traditional IRA Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually for Traditional IRAs). AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th or 31st) you wish to have your bank account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available for Roth IRA Certificates.

   You may cancel AIP at any time by notifying our Processing Office in writing at least two business day prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ON PAGE 26 OF THE PROSPECTUS UNDER THE HEADING "FREE LOOK PERIOD" INSERT THE FOLLOWING PARAGRAPH AFTER THE LAST PARAGRAPH OF THIS SECTION:

   In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA Certificate, you may cancel your Roth IRA Certificate and return to a Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent.

ON PAGE 28 OF THE PROSPECTUS BEFORE THE "DEATH BENEFIT" SECTION INSERT THE
FOLLOWING:

   REBALANCING

   We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

   Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

   You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office.

   You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program. You must then submit a new request in a written form satisfactory to us to start the rebalancing program again.

   Rebalancing may not be elected if a Dollar Cost Averaging program (described on page 28 of the prospectus) is in effect.

IN "PART 6: DISTRIBUTION METHODS UNDER THE CERTIFICATES" ANY DISCUSSION OF MINIMUM DISTRIBUTION WITHDRAWALS APPLIES ONLY TO TRADITIONAL IRA CERTIFICATES.

ON PAGE 39 OF THE PROSPECTUS UNDER THE HEADING "MINIMUM DISTRIBUTION WITHDRAWALS" ADD THE FOLLOWING INFORMATION:

   (Available under Traditional IRA Certificates)

ON PAGE 17 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EQ TRUST CHARGES TO PORTFOLIOS"

   ADD THE FOLLOWING INFORMATION TO THE TABLE:

                                         AVERAGE DAILY NET ASSETS
                                         ------------------------
BT Equity 500 Index                              0.25%
BT Small Company Index                           0.25%
BT International Equity Index                    0.35%

   ADD THE FOLLOWING SENTENCE TO THE END OF THE PARAGRAPH WHICH FOLLOWS THE ABOVE TABLE:

   EQ Financial has also agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Bankers Trust Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; and 0.80% for the BT International Equity Index Portfolio.

ON PAGES 17 AND 18 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGES 45 THROUGH 51 OF THE PROSPECTUS, REPLACE "PART 9: TAX ASPECTS OF THE CERTIFICATES" WITH THE FOLLOWING INFORMATION:

   IRA TAX INFORMATION

   The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pretax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. As the Rollover Roth IRA is an individual retirement annuity, the term "Roth IRA" refers to a Roth individual retirement annuity unless the context requires otherwise.

   There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

   TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

   This prospectus contains the information which the Internal Revenue Service
   (IRS) requires to be disclosed to an individual before he or she purchases a Traditional IRA.

   The Rollover IRA Certificate is designed to qualify as a Traditional IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

   This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that a Traditional IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

   This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Traditional IRA Certificates.

   Further information on Traditional IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

   The Rollover IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, and does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Rollover IRA Certificates.

   Cancellation

   You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 5 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

   Contributions to Traditional IRAs

   Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA:
   "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").

   The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 5. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

   Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs (including Roth IRAs) by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

   Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

   The amount of Traditional IRA contributions for a tax year that an individual can deduct depends on whether the individual is covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

   Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.

   If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000. This amount will be indexed every year until 2005. If the individual is married and files a joint return, and the individual is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000. This amount will be indexed every year until 2007.

   Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. To determine the deductible amount of the contribution with the phase out, the individual determines AGI and subtracts $30,000 if the individual is a single person, $50,000 if the individual is married and files a joint return with the spouse. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for Traditional IRA contributions using the following formula:

                                      Maximum                    Adjusted
   $10,000 - Excess AGI       x       Permissible        =       Dollar
   --------------------               Dollar                     Deduction
   $10,000                            Deduction                  Limit


   Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

   An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

   An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to a Traditional IRA in prior years and is receiving amounts from any Traditional IRA must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

   EXCESS CONTRIBUTIONS

   Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

   If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

   TAX-FREE TRANSFERS AND ROLLOVERS

   Tax-free rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

   The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

   Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

   Under the conditions and limitations of the Code, an individual may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

   The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

   DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

   Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by the individual in gross income.

   If the individual has made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. The individual must keep records of all such nondeductible contributions. At the end of each tax year in which the individual has received a distribution from any traditional individual retirement arrangement, the individual determines a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by the individual at the end of the tax year (including rollover Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

   In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

   Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

   REQUIRED MINIMUM DISTRIBUTIONS

   The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

   Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

   There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

   An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

   You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

   Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

   An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

   An individual who has been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) may subsequently apply such funds to a life annuity-based payout, provided that the individual had elected to recalculate life expectancy annually (and the spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

   If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.

   Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

   If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

   If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.

   TAXATION OF DEATH BENEFITS

   Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

   If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

   GUARANTEED MINIMUM DEATH BENEFIT

   The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

   TAX CONSIDERATIONS FOR THE IRA ASSURED PAYMENT OPTION AND IRA APO PLUS

   Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your Traditional IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any Traditional IRA funds under the IRA Assured Payment Option or IRA APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the IRA Assured Payment Option and IRA APO Plus in view of your own particular situation.

   When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

   If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other Traditional IRA funds you may have. Alternatively, you may convert your Traditional IRA Life Contingent Annuity under the Rollover IRA to a non-qualified Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the Traditional IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of a Traditional IRA, its value would not have to be taken into account in determining future required minimum distributions.

   If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

   Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" Traditional IRA treatment. See "Tax-Free Transfers and Rollovers" above.

   PROHIBITED TRANSACTION

   A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Traditional IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

   PENALTY TAX ON EARLY DISTRIBUTIONS

   The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are Traditional IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or (7) higher educational expense payments, all as defined in the Code.

   A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options:
   Substantially Equal Payment Withdrawals and the IRA Assured Payment Option with level payments, both of which are described in Part 6. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and IRA Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates," above. Once Substantially Equal Payment Withdrawals or IRA Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.

   Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

   TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

   Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

   We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

   ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

   This prospectus contains the information which the IRS requires to be disclosed to you before you purchase a Roth IRA. This section of Part 9 covers some of the special tax rules that apply to Roth IRAs.

   The Rollover Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

   Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

   We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for the Rollover IRA as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

   Cancellation

   You can cancel a Certificate issued as a Roth IRA by following the directions in Part 5 under "Free Look Period." You can cancel a Rollover Roth IRA Certificate issued as a result of a full conversion of a Rollover Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

   Contributions to Roth IRAs

   The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

   Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 5. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

   ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

   Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under
   Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

   Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

   The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

   CONVERSION CONTRIBUTIONS TO ROTH IRAS

   In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.)

   However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

   YOU CANNOT MAKE CONVERSION ROLLOVER CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

   Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

   WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

   NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 6. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions."

   DISTRIBUTIONS FROM ROTH IRAS

   Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

   The following distributions from Roth IRAs are free of income tax:

   (1) Rollovers from a Roth IRA to another Roth IRA.

   (2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

   (3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

   (4) Return of excess contributions (see "Additional Taxes and Penalties" and "Excess Contributions" below).

   Qualified Distributions from Roth IRAs

   Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are (1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

   Five-Year Holding or Aging Period

   The applicable five-year holding or aging period depends on the type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Rollover Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

   For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

   Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

   Non-Qualified Distributions from Roth IRAs

   Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

   Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

   Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it is highly possible that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

   REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

   If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

   TAXATION OF DEATH BENEFIT

   Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

   ADDITIONAL TAXES AND PENALTIES

   You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

   Prohibited Transactions

   A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

   EXCESS CONTRIBUTIONS

   Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

   As of the date of this prospectus, there is some uncertainty regarding the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

   As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

   PENALTY TAX ON PREMATURE DISTRIBUTIONS

   The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

   o   Your death,

   o   Your disability,

   o   Distributions used to pay certain extraordinary medical expenses,

   o Distributions used to pay medical insurance premiums for certain unemployed individuals,

   o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

   o "Qualified first-time homebuyer distributions" as defined in the Code, and

   o Distributions used to pay specified higher education expenses as defined in the Code.

   Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

   Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs" and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

   Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.

   FEDERAL AND STATE INCOME TAX WITHHOLDING

   Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation. No withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below.

   The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

   Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

   Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

   Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

   A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

   All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

   OTHER WITHHOLDING

   As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

   If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

   IMPACT OF TAXES TO EQUITABLE LIFE

   The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

   TRANSFERS AMONG INVESTMENT OPTIONS

   Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

   TAX CHANGES

   The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

   Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                           PAGE
                                                                           ----

Part 1:  Minimum Distribution Withdrawals - Traditional IRA Certificates    2

Part 2:  Accumulation Unit Values                                           2

Part 3:  Annuity Unit Values                                                2

Part 4:  Custodian and Independent Accountants                              3

Part 5:  Alliance Money Market and Alliance Intermediate
         Government Securities Fund Yield Information                       3

Part 6:  Long-Term Market Trends                                            5

Part 7:  Financial Statements                                               7




               HOW TO OBTAIN A ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                           Send this request form to:
                                 Equitable Life
                                 Income Management Group
                                 P.O. Box 1547
                                 Secaucus, NJ 07096-1547

Please send me a Rollover IRA SAI dated May 1, 1997 as supplemented on December 31, 1997 for the Rollover IRA and Choice Income Plan Prospectus dated October 17, 1996, as supplemented on May 1, 1997 and December 31, 1997.

         |_| SAI and SAI Supplement         |_| SAI Supplement only



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                        State                  Zip

IM-98-4 IRA

                      SUPPLEMENT DATED DECEMBER 31, 1997 TO
                   INCOME MANAGER(R) ACCUMULATOR(SM) PROSPECTUS
        DATED OCTOBER 17, 1996, AS PREVIOUSLY SUPPLEMENTED ON MAY 1, 1997


This supplement dated December 31, 1997, updates certain information in the Accumulator prospectus dated October 17, 1996, as previously supplemented on May 1, 1997, of The Equitable Life Assurance Society of the United States (EQUITABLE
LIFE). You should read this supplement in conjunction with the prospectus and May 1, 1997 supplement. You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission
(SEC) a supplement dated December 31, 1997 to our statement of additional information (SAI) dated May 1, 1997. If you do not presently have a copy of the prospectus and May 1, 1997 supplement, you may obtain additional copies, as well as copies of the SAI and SAI supplement, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI or SAI supplement, you may mail in the SAI request form located at the end of this supplement. The SAI and SAI supplement have been incorporated by reference into this supplement.

In this supplement, each section of the prospectus and/or May 1, 1997 supplement in which a change has been made is identified and the number of each page on which a change occurs is also noted. Special terms used in this supplement have the same meaning as in the prospectus and May 1, 1997 supplement, unless otherwise noted.

ON THE FIRST PAGE OF THE MAY 1, 1997 SUPPLEMENT WHERE PROSPECTUS COVER PAGE REVISIONS ARE NOTED:

   THE SECOND SENTENCE IN THE FIRST PARAGRAPH IS REPLACED BY THE FOLLOWING
   SENTENCE:

   These Investment Options include 24 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

   THE INVESTMENT FUNDS CHART IS REPLACED BY THE FOLLOWING CHART:

       --------------------------------------------------------------------------------------------------------------
                                                       EQUITY SERIES
       --------------------------------------------------------------------------------------------------------------
       DOMESTIC EQUITY                    INTERNATIONAL EQUITY                AGGRESSIVE EQUITY

        Alliance Common Stock               Alliance Global                     Alliance Aggressive Stock
        Alliance Growth & Income            Alliance International              Alliance Small Cap Growth
        BT Equity 500 Index                 BT International Equity Index       BT Small Company Index
        EQ/Putnam Growth & Income           Morgan Stanley Emerging Markets     MFS Emerging Growth Companies
           Value                               Equity                           Warburg Pincus Small Company
        MFS Research                        T. Rowe Price International Stock      Value
        Merrill Lynch Basic Value Equity
        T. Rowe Price Equity Income
       -------------------------------------------------------------------------------------------------------------
       -------------------------------------------------------------------------------------------------------------
            ASSET ALLOCATION SERIES                                  FIXED INCOME SERIES
       -------------------------------------------------------------------------------------------------------------
        Alliance Conservative Investors   AGGRESSIVE FIXED INCOME             DOMESTIC FIXED INCOME
        Alliance Growth Investors           Alliance High Yield                 Alliance Intermediate Government
        EQ/Putnam Balanced                                                          Securities
        Merrill Lynch World Strategy                                            Alliance Money Market
       -------------------------------------------------------------------------------------------------------------

   FOLLOWING THE INVESTMENT FUNDS CHART, THE SENTENCE ADDED TO THE END OF THE FIFTH PARAGRAPH IS REPLACED BY THE FOLLOWING SENTENCE:

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1999 through 2008.

THROUGHOUT THE PROSPECTUS AND SUPPLEMENTS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.

--------------------------------------------------------------------------------
   Copyright 1997 The Equitable Life Assurance Society of the United States,
                 New York, New York 10104. All rights reserved.
        Income Manager is a registered service mark and Accumulator is a service mark of The Equitable Life Assurance Society of the United States.

IM-98-2 ACC

PAGES 3 AND 4 OF THE MAY 1, 1997 SUPPLEMENT ARE REPLACED BY THE FOLLOWING
INFORMATION:

                                    FEE TABLE

   The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

   As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 6: Deduction and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

   OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
   ----------------------------------------------------------------
   DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE FIRST
     CONTRACT YEAR (percentage deducted annually on each of the first seven Processing Dates) (1) ...........0.20%

                                                                                              CONTRACT
                                                                                                YEAR
                                                                                                ----
   WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon                   1..........7.00%
     surrender or for certain withdrawals.  The applicable withdrawal charge percentage           2..........6.00
     determined by the Contract Year in which the withdrawal is made or the Certificate           3..........5.00
     is surrendered beginning with "Contract Year 1" with respect to each contribution            4..........4.00
     is withdrawn or surrendered.  For each contribution, the Contract Year in which              5..........3.00
     we receive that contribution is "Contract Year 1") (2)                                       6..........2.00
                                                                                                  7..........1.00
                                                                                                  8+.........0.00

                                                                                              COMBINED       GMDB
                                                                                              GMDB/GMIB      ONLY
                                                                                               BENEFIT      BENEFIT
                                                                                              (PLAN A)     (PLAN B)
                                                                                               -------     --------
   GMDB/GMIB CHARGES (percentage deducted annually on each Processing
     Date as a percentage of the guaranteed minimum death benefit then in effect) (3)...........0.45%        0.20%

   ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE (4)
   ------------------------------------------------------------------------------------
     If the initial contribution is less than $25,000.......................................................$30
     If the initial contribution is $25,000 or more..........................................................$0

   SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
   ------------------------------------------------------------------------------------
     MORTALITY AND EXPENSE RISK CHARGE.......................................................................0.90%
     TOTAL ASSET BASED ADMINISTRATIVE CHARGE.................................................................0.25%
                                                                                                             -----
        TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...............................................................1.15%
                                                                                                             -----

-------------------------------
See footnotes on next page.

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
---------------------------------------------------------------------------

                                                                        INVESTMENT PORTFOLIOS
                                               -----------------------------------------------------------------------
                                               ALLIANCE           ALLIANCE      ALLIANCE        ALLIANCE
   HR TRUST                                  CONSERVATIVE          GROWTH       GROWTH &         COMMON        ALLIANCE
                                               INVESTORS          INVESTORS      INCOME           STOCK         GLOBAL
                                               ---------          ---------      ------           -----         ------
   Investment Management and Advisory Fee        0.48%               0.53%        0.55%           0.38%          0.65%
   Other Expenses                                0.07%               0.06%        0.05%           0.03%          0.08%
                                                 ----                ----         ----            ----           ----
      TOTAL HR TRUST ANNUAL EXPENSES(5)          0.55%               0.59%        0.60%           0.41%          0.73%
                                                 ====                ====         ====            ====           ====

                                                                                                      ALLIANCE
                                                           ALLIANCE      ALLIANCE       ALLIANCE    INTERMEDIATE   ALLIANCE
   HR TRUST                                  ALLIANCE     AGGRESSIVE       SMALL          MONEY      GOVERNMENT      HIGH
                                           INTERNATIONAL     STOCK      CAP GROWTH       MARKET      SECURITIES      YIELD
                                           -------------     -----      ----------       ------      ----------      -----
   Investment Management and Advisory Fee      0.90%          0.55%        0.90%         0.35%          0.50%        0.60%
   Other Expenses                              0.18%          0.03%        0.10%         0.04%          0.09%        0.06%
                                               ----           ----         ----          ----           ----         ----
      TOTAL HR TRUST ANNUAL EXPENSES(5)        1.08%          0.58%        1.00%         0.39%          0.59%        0.66%
                                               ====           ====         ====          ====           ====         ====

                                                              BT            BT             MFS                      MERRILL
                                                BT           SMALL     INTERNATIONAL    EMERGING                     LYNCH
   EQ TRUST                                 EQUITY 500      COMPANY       EQUITY         GROWTH          MFS      BASIC VALUE
                                               INDEX         INDEX         INDEX        COMPANIES     RESEARCH      EQUITY
                                               -----         -----         -----        ---------     --------      ------
   Investment Management and Advisory Fee      0.25%          0.25%        0.35%         0.55%          0.55%        0.55%
   12b-1 Fee(6)                                0.25%          0.25%        0.25%         0.25%          0.25%        0.25%
   Other Expenses                              0.05%          0.10%        0.20%         0.05%          0.05%        0.05%
                                               ----           ----         ----          ----           ----         ----
      TOTAL EQ TRUST ANNUAL EXPENSES(7)        0.55%          0.60%        0.80%         0.85%          0.85%        0.85%
                                               ====           ====         ====          ====           ====         ====

                                                        MORGAN                                                       WARBURG
                                            MERRILL     STANLEY                             T. ROWE     T. ROWE      PINCUS
                                             LYNCH     EMERGING                EQ/PUTNAM     PRICE       PRICE        SMALL
   EQ TRUST                                  WORLD      MARKETS    EQ/PUTNAM   GROWTH &     EQUITY   INTERNATIONAL   COMPANY
                                           STRATEGY     EQUITY     BALANCED     INCOME      INCOME       STOCK        VALUE
                                           --------     ------     --------     ------      ------       -----        -----
   Investment Management and Advisory Fee   0.70%        1.15%       0.55%       0.55%       0.55%       0.75%       0.65
   12b-1 Fee(6)                             0.25%        0.25%       0.25%       0.25%       0.25%       0.25%       0.25%
   Other Expenses                           0.25%        0.35%       0.10%       0.05%       0.05%       0.20%       0.10%
                                            ----         ----        ----        ----        ----        ----        ----
      TOTAL EQ TRUST ANNUAL EXPENSES(7)     1.20%        1.75%       0.90%       0.85%       0.85%       1.20%       1.00%
                                            ====         ====        ====        ====        ====        ====        ====

---------------------------------------
Notes:

(1) The amount deducted is based on contributions that have not been withdrawn. See "Part 6: Deductions and Charges," "Distribution Fee."
(2) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 6.
(3) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. See "Part 6: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan A) and Charges for GMDB Only Benefit (Plan B)."
(4) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 6: Deductions and Charges," "Annual Contract Fee."
(5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 6.
(6) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.
(7) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown for "Other Expenses" for these Portfolios are estimated. The MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and was offered under the prospectus as of September 2, 1997). The BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses but, pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in "Total Annual Expenses"). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.412% for EQ/Putnam Balanced; 0.262% for EQ/Putnam Growth & Income Value; 0.242% for MFS Emerging Growth Companies; 0.234% for MFS Research; 0.247% for Merrill Lynch Basic Value Equity; 0.497% for Merrill Lynch World Strategy; 0.461% for Morgan Stanley Emerging Markets Equity; 0.235% for T. Rowe Price Equity Income; 0.422% for T. Rowe Priced International Stock; and 0.191% for Warburg Pincus Small Company Value. See "EQ Trust Charges to Portfolios" in Part 6.

ON PAGE 5 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EXAMPLES" ADD THE FOLLOWING INFORMATION TO THE EXAMPLES FOR THE "COMBINED GMDB/GMIB (PLAN A) ELECTION" UNDER EQ TRUST:


                                     1 YEAR     3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                     ------     -------    -------   --------      ------     -------    -------   --------

   BT Equity 500 Index               $90.26    $125.78       --         --         $27.03     $83.14       --         --

   BT Small Company Index             90.75     127.28       --         --          27.52      84.63       --         --

   BT International Equity Index      92.74     133.25       --         --          29.51      90.62       --         --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT ADD THE FOLLOWING INFORMATION TO THE
EXAMPLES FOR THE "GMDB BENEFIT ONLY (PLAN B) ELECTION" UNDER EQ TRUST:

                                     1 YEAR     3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                     ------     -------    -------   --------      ------     -------    -------   --------

   BT Equity 500 Index               $90.26    $120.46       --         --         $24.38     $74.85       --         --

   BT Small Company Index             90.75     121.96       --         --          24.87      76.34       --         --

   BT International Equity Index      92.74     127.95       --         --          26.86      82.34       --         --


ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT REPLACE THE INFORMATION UNDER "CONDENSED FINANCIAL INFORMATION" WITH THE FOLLOWING INFORMATION:

   ACCUMULATION UNIT VALUES

   Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day of the periods shown. No Accumulation Unit Values are shown for the Alliance Small Cap Growth and Alliance High Yield Funds, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Funds were first offered in 1997.

                                                                   LAST BUSINESS DAY OF
                                    -----------------------------------------------------------------------------------
   HR TRUST                         MAY 1, 1995           DECEMBER 1995           DECEMBER 1996           NOVEMBER 1997
   --------                         -----------           -------------           -------------           -------------
   Alliance Conservative
     Investors                     $ 14.647383           $ 16.549050              $ 17.209382             $ 19.050075
   Alliance Growth Investors         20.073331             23.593613                26.260729               29.994648
   Alliance Growth &
     Income                          10.376155             11.989601                14.231408               17.506722
   Alliance Common Stock            102.335691            124.519251               152.955877              188.510944
   Alliance Global                   19.478146             22.293921                25.253538               27.481079
   Alliance International            10.125278             11.033925                11.976127               11.606472
   Alliance Aggressive Stock         44.025496             54.591448                65.938687               72.992152
   Alliance Money Market             23.150932             23.830754                24.810781               25.757675
   Alliance Intermediate
     Government Securities           12.498213             13.424767                11.976127               14.506815

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT UNDER REVISIONS FOR "EQUITABLE LIFE" REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

   Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance related financial service companies.

   Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT:

   UNDER THE REVISED HEADING "HR TRUST'S INVESTMENT ADVISOR," REPLACE THE SENTENCE WITH THE FOLLOWING SENTENCE:

   On September 30, 1997, Alliance was managing approximately $217.3 billion in assets.

   UNDER "EQ TRUST'S MANAGER AND ADVISERS" INSERT THE FOLLOWING SENTENCE AT THE END OF THE THIRD PARAGRAPH:

   EQ Financial has also entered into an investment advisory agreement with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios.

ON PAGES 8 TO 10 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGE 13 OF THE PROSPECTUS UNDER "INVESTMENT POLICIES AND OBJECTIVES OF TRUST'S PORTFOLIOS" REPLACE THE SECTION WITH THE FOLLOWING INFORMATION:

   Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                            OBJECTIVE
       ------------------                    -----------------                            ---------
       Alliance Conservative         Diversified mix of publicly traded        High total return without, in the
       Investors                     equity and debt securities.               adviser's opinion, undue risk to
                                                                               principal


       Alliance Growth Investors     Diversified mix of publicly traded        High total return consistent with
                                     equity and fixed-income securities,       the adviser's determination of
                                     including at times common stocks          reasonable risk
                                     issued by intermediate - and
                                     small-sized companies and at times
                                     lower-quality fixed-income securities
                                     commonly known as "junk bonds."


       Alliance Growth & Income      Primarily income producing common         High total return through a
                                     stocks and securities convertible         combination of current income and
                                     into common stocks.                       capital appreciation


       Alliance Common Stock         Primarily common stock and other          Long-term growth of capital and
                                     equity-type instruments.                  increasing income


       Alliance Global               Primarily equity securities of            Long-term growth of capital
                                     non-United States as well as United
                                     States companies.


       Alliance International        Primarily equity securities selected      Long-term growth of capital
                                     principally to permit participation in
                                     non-United States companies with
                                     prospects for growth.



       Alliance Aggressive Stock     Primarily common stocks and other         Long-term growth of capital
                                     equity-type securities issued by
                                     quality small-and intermediate-sized
                                     companies with strong growth
                                     prospects and in covered options on
                                     those securities.

                                       5


       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------

       Alliance Small Cap Growth     Primarily U.S. common stocks and        Long-term growth of capital
                                     other equity-type securities issued
                                     by smaller companies that, in the
                                     opinion of the adviser, have
                                     favorable growth prospects.


       Alliance Money Market         Primarily high-quality U.S.             High level of current income while
                                     dollar-denominated money market         preserving assets and maintaining
                                     instruments.                            liquidity


       Alliance Intermediate         Primarily debt securities issued or     High current income consistent
       Government Securities         guaranteed as to principal and          with relative stability of
                                     interest by the U.S. government or      principal
                                     any of its agencies or
                                     instrumentalities.  Each investment
                                     will have a final maturity of not
                                     more than 10 years or a duration not
                                     exceeding that of a 10-year Treasury
                                     note.


       Alliance High Yield           Primarily a diversified mix of          High return by maximizing current
                                     high-yield, fixed-income securities     income and, to the extent
                                     which generally involve greater         consistent with that objective,
                                     volatility of price and risk of         capital appreciation
                                     principal and income than
                                     higher-quality fixed-income
                                     securities.  Lower-quality debt
                                     securities are commonly known as
                                     "junk bonds."

       EQ TRUST PORTFOLIO
       ------------------
       BT Equity 500 Index           Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 500 stocks included in    (before the deduction of Portfolio
                                     the Standard & Poor's 500 Composite     expenses) the total return of the
                                     Stock Price Index ("S&P 500").          S&P 500

       BT Small Company              Invest in a statistically selected      Replicate as closely as possible sample
        Index                        sample  of the 2,000 stocks included    (before the deduction of Portfolio
                                     in the Russell 2000 Small Stock Index   expenses) the total return of the EAFE
                                     ("Russell 2000").

       BT International Equity       Invest in a statistically selected      Replicate as closely as possible
           Index                     sample of the securities of companies   (before the deduction of Portfolio
                                     included in the Morgan Stanley          expenses) the total return of the
                                     Capital International Europe,           EAFE
                                     Australia, Far East Index ("EAFE"),
                                     although not all companies within a
                                     country will be represented in the
                                     Portfolio at the same time.

       MFS Emerging Growth           Primarily (i.e., at least 80% of its    Long-term growth of capital
       Companies                     assets under normal circumstances) in
                                     common stocks of emerging growth
                                     companies that the Portfolio adviser
                                     believes are early in their life cycle
                                     but which have the potential to become
                                     major enterprises.

       EQ TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       MFS Research                  A substantial portion of assets         Long-term growth of capital and
                                     invested in common stock or             future income
                                     securities convertible into common
                                     stock of companies believed by the
                                     Portfolio adviser to possess better
                                     than average prospects for long-term
                                     growth.

       Merrill Lynch Basic Value     Investment in securities, primarily     Capital appreciation and,
       Equity                        equities, that the Portfolio adviser    secondarily, income
                                     believes are under-valued and
                                     therefore represent basic investment
                                     value.

       Merrill Lynch World           Investment primarily in a portfolio     High total investment return
       Strategy                      of equity and fixed-income
                                     securities, including convertible
                                     securities, of U.S. and foreign
                                     issuers.

       Morgan Stanley Emerging       Primarily equity securities of          Long-term capital appreciation
       Markets Equity                emerging market country issuers with
                                     a focus on those in which the
                                     Portfolio's adviser believes the
                                     economies are developing strongly
                                     and in which the markets are
                                     becoming more sophisticated.

       EQ/Putnam Balanced            A well-diversified portfolio of         Balanced investment
                                     stocks and bonds that will produce
                                     both capital growth and current
                                     income.

       EQ/Putnam Growth & Income     Primarily common stocks that offer      Capital growth and, secondarily,
       Value                         potential for capital growth and may,   current income
                                     consistent with the Portfolio's
                                     investment objective, invest in
                                     common stocks that offer potential
                                     for current income.

       T. Rowe Price Equity Income   Primarily dividend paying common        Substantial dividend income and
                                     stocks of established companies.        also capital appreciation

       T. Rowe Price International   Primarily common stocks of              Long-term growth of capital
       Stock                         established non-United States
                                     companies.

       Warburg Pincus Small          Primarily in a portfolio of equity      Long-term capital appreciation
       Company Value                 securities of small capitalization
                                     companies (i.e., companies having
                                     market capitalizations of $1 billion
                                     or less at the time of initial
                                     purchase, that the Portfolio adviser
                                     considers to be relatively undervalued.

ON PAGE 23 OF THE PROSPECTUS UNDER THE HEADING "METHODS OF PAYMENT" INSERT THE FOLLOWING SUB-SECTION AFTER THE LAST PARAGRAPH OF THE SECTION:

   Automatic Investment Program
   Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into an Accumulator Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly. AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th or 31st) you wish to have your bank account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.

   You may cancel AIP at any time by notifying our Processing Office in writing at least two business day prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ON PAGE 26 OF THE PROSPECTUS BEFORE THE "WITHDRAWAL OPTIONS" SECTION INSERT THE FOLLOWING INFORMATION:

   REBALANCING

   We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

   Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

   You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office.

   You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

   Rebalancing may not be elected if a Dollar Cost Averaging program (described on page 25 of the prospectus) is in effect.

ON PAGE 15 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EQ TRUST CHARGES TO PORTFOLIOS"

   ADD THE FOLLOWING INFORMATION TO THE TABLE:
                                                  AVERAGE DAILY NET ASSETS
                                                  ------------------------
   BT Equity 500 Index                                     0.25%

   BT Small Company Index                                  0.25%

   BT International Equity Index                           0.35%

   ADD THE FOLLOWING SENTENCE TO THE END OF THE PARAGRAPH WHICH FOLLOWS THE ABOVE TABLE:

   EQ Financial has also agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Bankers Trust Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; and 0.80% for the BT International Equity Index Portfolio.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----
Part 1:       Accumulation Unit Values                                       2

Part 2:       Annuity Unit Values                                            2

Part 3:       Custodian and Independent Accountants                          3

Part 4:       Alliance Money Market and Alliance Intermediate
              Government Securities Fund Yield Information                   3

Part 5:       Long-Term Market Trends                                        5

Part 6:       Financial Statements                                           7


     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                        Send this request form to:
                                 Equitable Life
                                 Income Management Group
                                 P.O. Box 1547
                                 Secaucus, NJ 07096-1547


Please send me an Accumulator SAI dated May 1, 1997 as supplemented December 31, 1997 for the Accumulator Prospectus dated October 17, 1996 as supplemented on May 1, 1997 and December 31, 1997:

         |_| SAI and SAI Supplement         |_| SAI Supplement only



---------------------------------------------------------------------
Name

---------------------------------------------------------------------
Address

---------------------------------------------------------------------
City                           State                       Zip

                      SUPPLEMENT DATED DECEMBER 31, 1997 TO
        INCOME MANAGER(R) ROLLOVER IRA AND CHOICE INCOME PLAN PROSPECTUS
          DATED MAY 1, 1996, AS PREVIOUSLY SUPPLEMENTED ON MAY 1, 1997

This supplement dated December 31, 1997, updates certain information in the Rollover IRA and Choice Income Plan prospectus dated May 1, 1996, as previously supplemented on May 1, 1997, of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE). You should read this supplement in conjunction with the prospectus and May 1, 1997 supplement. You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) a supplement dated December 31, 1997 to our statement of additional information (SAI) dated May 1, 1997. If you do not presently have a copy of the prospectus and May 1, 1997 supplement, you may obtain additional copies, as well as copies of the SAI and SAI supplement, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI or SAI supplement, you may mail in the SAI request form located at the end of this supplement. The SAI and SAI supplement have been incorporated by reference into this supplement.

In this supplement, each section of the prospectus and/or May 1, 1997 supplement in which a change has been made is identified and the number of each page on which a change occurs is also noted. Special terms used in this supplement have the same meaning as in the prospectus and May 1, 1997 supplement, unless otherwise noted.

THROUGHOUT THE PROSPECTUS, THE DISCUSSION OF THE CHARGES, FEATURES AND PROVISIONS OF THE CERTIFICATES WILL APPLY TO BOTH TRADITIONAL IRA CERTIFICATES AND ROTH IRA CERTIFICATES, UNLESS OTHERWISE NOTED IN THIS SUPPLEMENT.

ON THE FIRST PAGE OF THE MAY 1, 1997 SUPPLEMENT WHERE PROSPECTUS COVER PAGE REVISIONS ARE NOTED:

   THE SECOND SENTENCE IN THE FIRST PARAGRAPH IS REPLACED BY THE FOLLOWING
   SENTENCE:

   These Investment Options include 24 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

   THE INVESTMENT FUNDS CHART IS REPLACED BY THE FOLLOWING CHART:

--------------------------------------------------------------------------------------------------------------
                           EQUITY SERIES
--------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                    INTERNATIONAL EQUITY                AGGRESSIVE EQUITY
 Alliance Common Stock               Alliance Global                     Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International              Alliance Small Cap Growth
 BT Equity 500 Index                 BT International Equity Index       BT Small Company Index
 EQ/Putnam Growth & Income Value     Morgan Stanley Emerging Markets     MFS Emerging Growth Companies
 MFS Research                            Equity                          Warburg Pincus Small Company
 Merrill Lynch Basic Value Equity    T. Rowe Price International             Value
 T. Rowe Price Equity Income             Stock
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
     ASSET ALLOCATION SERIES                                  FIXED INCOME SERIES
--------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   AGGRESSIVE FIXED INCOME             DOMESTIC FIXED INCOME
 Alliance Growth Investors           Alliance High Yield                 Alliance Intermediate Government
 EQ/Putnam Balanced                                                          Securities
 Merrill Lynch World Strategy                                            Alliance Money Market
--------------------------------------------------------------------------------------------------------------

   FOLLOWING THE INVESTMENT FUNDS CHART, THE SENTENCE ADDED TO THE END OF THE FIFTH PARAGRAPH IS REPLACED BY THE FOLLOWING SENTENCE:

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1999 through 2008 under the Rollover IRA and 1999 through 2012 under the Choice Income Plan. The Guarantee Period maturing on February 15, 2013 will become available under the IRA Assured Payment Option and IRA APO Plus on January 2, 1998.

--------------------------------------------------------------------------------
    Copyright 1997 The Equitable Life Assurance Society of the United States, New York, New York 10104. All rights reserved. Income Manager is a registered service mark of The Equitable Life Assurance Society of the United States.

IM-98-3 IRA

THROUGHOUT THE PROSPECTUS AND SUPPLEMENTS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.

ON PAGES 4 AND 5 OF THE PROSPECTUS UNDER "GENERAL TERMS"

   REPLACE THE DEFINITION FOR "IRA" WITH THE FOLLOWING DEFINITION:

   IRA - An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA, and a Roth IRA which must also meet the requirements of Section 408A of the Code.

   INSERT THE FOLLOWING DEFINITION AFTER THE DEFINITION OF "PROCESSING OFFICE":

   ROTH IRA - An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

   INSERT THE FOLLOWING DEFINITION AFTER THE DEFINITION OF "SEPARATE ACCOUNT":

   TRADITIONAL IRA - An IRA which is generally purchased with pre-tax contributions, the distributions from which are treated as taxable. The Certificate you currently own is a Traditional IRA.

PAGES 3 AND 4 OF THE MAY 1, 1997 SUPPLEMENT ARE REPLACED BY THE FOLLOWING
INFORMATION:

                                    FEE TABLE

   The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

   As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 7: Deduction and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

   OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
   ----------------------------------------------------------------

   DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE FIRST
     CONTRACT YEAR (percentage deducted annually on each of the first seven Processing Dates) (1) .......0.20%

                                                                                           CONTRACT
                                                                                             YEAR
   WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon               1..........7.00%
     surrender or for certain withdrawals.  The applicable withdrawal charge percentage       2..........6.00
     determined by the Contract Year in which the withdrawal is made or the Certificate       3..........5.00
     is surrendered beginning with "Contract Year 1" with respect to each contribution        4..........4.00
     is withdrawn or surrendered.  For each contribution, the Contract Year in which          5..........3.00
     we receive that contribution is "Contract Year 1") (2)                                   6..........2.00
                                                                                              7..........1.00
                                                                                              8+.........0.00
   TRANSFER CHARGE (3)..................................................................................$0.00

   GUARANTEED MINIMUM DEATH BENEFIT CHARGE (percentage deducted annually on each
     Processing Date as a percentage of the guaranteed minimum death benefit then in effect) (4) ................................................................................0.20%

   ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE) (5)
   -------------------------------------------------------------------------------------
     If the initial contribution is less than $25,000.....................................................$30
     If the initial contribution is $25,000 or more........................................................$0

   SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
   ------------------------------------------------------------------------------------
     MORTALITY AND EXPENSE RISK CHARGE...................................................................0.90%
     TOTAL ASSET BASED ADMINISTRATIVE CHARGE.............................................................0.25%
        TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...........................................................1.15%

---------------------------
Notes:

(1) The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not apply while the IRA Assured Payment Option of IRA APO Plus is in effect. See "Part 7: Deductions and Charges," "Distribution Fee." Under Certificates issued prior to May 1, 1996, the distribution fee is 0%.
(2) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge."
(3) We reserve the right to impose a charge in the future at a maximum of $25 for each transfers among the Investment Options in excess of five per Contract Year.
(4) See "Part 7: Deductions and Charges," "Guaranteed Minimum Death Benefit Charge." (5) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 7: Deductions and Charges," "Annual Contract Fee."

   HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
   -----------------------------------------------------------------------------

                                                                        INVESTMENT PORTFOLIOS
                                             --------------------------------------------------------------------------
                                               ALLIANCE           ALLIANCE      ALLIANCE        ALLIANCE
   HR TRUST                                  CONSERVATIVE          GROWTH       GROWTH &         COMMON        ALLIANCE
                                               INVESTORS          INVESTORS      INCOME           STOCK         GLOBAL
                                               ---------          ---------      ------           -----         ------
   Investment Management and Advisory Fee        0.48%               0.53%        0.55%           0.38%          0.65%
   Other Expenses                                0.07%               0.06%        0.05%           0.03%          0.08%
                                                 ----                ----         ----            ----           ----
      TOTAL HR TRUST ANNUAL EXPENSES(6)          0.55%               0.59%        0.60%           0.41%          0.73%
                                                 ====                ====         ====            ====           ====

                                                                                                      ALLIANCE
                                                           ALLIANCE      ALLIANCE       ALLIANCE    INTERMEDIATE   ALLIANCE
   HR TRUST                                  ALLIANCE     AGGRESSIVE       SMALL          MONEY      GOVERNMENT      HIGH
                                           INTERNATIONAL     STOCK      CAP GROWTH       MARKET      SECURITIES      YIELD
                                           -------------     -----      ----------       ------      ----------      -----
   Investment Management and Advisory Fee      0.90%          0.55%        0.90%         0.35%          0.50%        0.60%
   Other Expenses                              0.18%          0.03%        0.10%         0.04%          0.09%        0.06%
                                               ----           ----         ----          ----           ----         ----
      TOTAL HR TRUST ANNUAL EXPENSES(6)        1.08%          0.58%        1.00%         0.39%          0.59%        0.66%
                                               ====           ====         ====          ====           ====         ====

                                                              BT            BT             MFS                      MERRILL
                                                BT           SMALL     INTERNATIONAL    EMERGING                     LYNCH
   EQ TRUST                                 EQUITY 500      COMPANY       EQUITY         GROWTH          MFS      BASIC VALUE
                                               INDEX         INDEX         INDEX        COMPANIES     RESEARCH      EQUITY
                                               -----         -----         -----        ---------     --------      ------
   Investment Management and Advisory Fee      0.25%          0.25%        0.35%         0.55%          0.55%        0.55%
   12b-1 Fee(7)                                0.25%          0.25%        0.25%         0.25%          0.25%        0.25%
   Other Expenses                              0.05%          0.10%        0.20%         0.05%          0.05%        0.05%
                                               ----           ----         ----          ----           ----         ----
      TOTAL EQ TRUST ANNUAL EXPENSES(8)        0.55%          0.60%        0.80%         0.85%          0.85%        0.85%
                                               ====           ====         ====          ====           ====         ====

                                                        MORGAN                                                       WARBURG
                                            MERRILL     STANLEY                             T. ROWE     T. ROWE      PINCUS
                                             LYNCH     EMERGING                EQ/PUTNAM     PRICE       PRICE        SMALL
   EQ TRUST                                  WORLD      MARKETS    EQ/PUTNAM   GROWTH &     EQUITY   INTERNATIONAL   COMPANY
                                           STRATEGY     EQUITY     BALANCED     INCOME      INCOME       STOCK        VALUE
                                           --------     ------     --------     ------      ------       -----        -----
   Investment Management and Advisory Fee   0.70%        1.15%       0.55%       0.55%       0.55%       0.75%       0.65
   12b-1 Fee(7)                             0.25%        0.25%       0.25%       0.25%       0.25%       0.25%       0.25%
   Other Expenses                           0.25%        0.35%       0.10%       0.05%       0.05%       0.20%       0.10%
                                            ----         ----        ----        ----        ----        ----        ----
      TOTAL EQ TRUST ANNUAL EXPENSES(8)     1.20%        1.75%       0.90%       0.85%       0.85%       1.20%       1.00%
                                            ====         ====        ====        ====        ====        ====        ====

---------------------------
Notes:

(6) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 7.
(7) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.
(8) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown for "Other Expenses" for these Portfolios are estimated. The MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and was offered under the prospectus as of September 2, 1997). The BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses but, pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in "Total Annual Expenses"). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.412% for EQ/Putnam Balanced; 0.262% for EQ/Putnam Growth & Income Value; 0.242% for MFS Emerging Growth Companies; 0.234% for MFS Research; 0.247% for Merrill Lynch Basic Value Equity; 0.497% for Merrill Lynch World Strategy; 0.461% for Morgan Stanley Emerging Markets Equity; 0.235% for T. Rowe Price Equity Income; 0.422% for T. Rowe Priced International Stock; and 0.191% for Warburg Pincus Small Company Value. See "EQ Trust Charges to Portfolios" in Part 7.

ON PAGE 5 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EXAMPLES" ADD THE FOLLOWING INFORMATION TO THE EXAMPLE OF "IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE" UNDER EQ TRUST:

                                                  1 YEAR              3 YEARS         5 YEARS           10 YEARS
                                                  ------              -------         -------           --------

   BT Equity 500 Index                            $90.26             $120.46            --                 --

   BT Small Company Index                          90.75              121.96            --                 --

   BT International Equity Index                   92.74              127.95            --                 --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT ADD THE FOLLOWING INFORMATION TO THE EXAMPLE OF "IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE" UNDER EQ TRUST:

   EQ TRUST                                       1 YEAR              3 YEARS         5 YEARS           10 YEARS
                                                  ------              -------         -------           --------

   BT Equity 500 Index                            $24.38              $74.85            --                 --

   BT Small Company Index                          24.87               76.34            --                 --

   BT International Equity Index                   26.86               82.34            --                 --

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT REPLACE THE INFORMATION UNDER "CONDENSED FINANCIAL INFORMATION" WITH THE FOLLOWING INFORMATION:

   ACCUMULATION UNIT VALUES

   Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day of the periods shown. No Accumulation Unit Values are shown for the Alliance Small Cap Growth and Alliance High Yield Funds, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Funds were first offered in 1997.

                                                                   LAST BUSINESS DAY OF
                                    -----------------------------------------------------------------------------------
   HR TRUST                         MAY 1, 1995           DECEMBER 1995           DECEMBER 1996           NOVEMBER 1997
   --------                         -----------           -------------           -------------           -------------
   Alliance Conservative
     Investors                     $ 14.647383           $ 16.549050              $ 17.209382             $ 19.050075
   Alliance Growth Investors         20.073331             23.593613                26.260729               29.994648
   Alliance Growth &
     Income                          10.376155             11.989601                14.231408               17.506722
   Alliance Common Stock            102.335691            124.519251               152.955877              188.510944
   Alliance Global                   19.478146             22.293921                25.253538               27.481079
   Alliance International            10.125278             11.033925                11.976127               11.606472
   Alliance Aggressive Stock         44.025496             54.591448                65.938687               72.992152
   Alliance Money Market             23.150932             23.830754                24.810781               25.757675
   Alliance Intermediate
     Government Securities           12.498213             13.424767                11.976127               14.506815

ON PAGE 11 OF THE PROSPECTUS UNDER THE HEADING "WITHDRAWAL OPTIONS," THE DISCUSSION OF MINIMUM DISTRIBUTION WITHDRAWALS APPLIES ONLY TO TRADITIONAL IRA CERTIFICATES.

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT UNDER REVISIONS FOR "EQUITABLE LIFE" REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

   Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance related financial service companies.

   Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT

   UNDER THE REVISED HEADING "HR TRUST'S INVESTMENT ADVISOR," REPLACE THE SENTENCE WITH THE FOLLOWING SENTENCE:

   On September 30, 1997, Alliance was managing approximately $217.3 billion in assets.

   UNDER "EQ TRUST'S MANAGER AND ADVISERS" INSERT THE FOLLOWING SENTENCE AT THE END OF THE THIRD PARAGRAPH:

   EQ Financial has also entered into an investment advisory agreement with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGE 14 OF THE PROSPECTUS UNDER "INVESTMENT POLICIES AND OBJECTIVES OF TRUST'S PORTFOLIOS" REPLACE THE SECTION WITH THE FOLLOWING INFORMATION:

     Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------

       Alliance Conservative         Diversified mix of publicly traded      High total return without, in the
       Investors                     equity and debt securities.             adviser's opinion, undue risk to
                                                                             principal


       Alliance Growth Investors     Diversified mix of publicly traded      High total return consistent with
                                     equity and fixed-income securities,     the adviser's determination of
                                     including at times common stocks        reasonable risk
                                     issued by intermediate - and
                                     small-sized companies and at times
                                     lower-quality fixed-income securities
                                     commonly known as "junk bonds."


       Alliance Growth & Income      Primarily income producing common       High total return through a
                                     stocks and securities convertible       combination of current income and
                                     into common stocks.                     capital appreciation


       Alliance Common Stock         Primarily common stock and other        Long-term growth of capital and
                                     equity-type instruments.                increasing income


       Alliance Global               Primarily equity securities of          Long-term growth of capital
                                     non-United States as well as United
                                     States companies.


       Alliance International        Primarily equity securities selected    Long-term growth of capital
                                     principally to permit participation
                                     in non-United States companies with
                                     prospects for growth.


       Alliance Aggressive Stock     Primarily common stocks and other       Long-term growth of capital
                                     equity-type securities issued by
                                     quality small- and intermediate-sized
                                     companies with strong growth prospects
                                     and in covered options on those
                                     securities.

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------

       Alliance Small Cap Growth     Primarily U.S. common stocks and        Long-term growth of capital
                                     other equity-type securities issued
                                     by smaller companies that, in the
                                     opinion of the adviser, have
                                     favorable growth prospects.


       Alliance Money Market         Primarily high-quality U.S.             High level of current income while
                                     dollar-denominated money market         preserving assets and maintaining
                                     instruments.                            liquidity


       Alliance Intermediate         Primarily debt securities issued or     High current income consistent
       Government Securities         guaranteed as to principal and          with relative stability of
                                     interest by the U.S. government or      principal
                                     any of its agencies or
                                     instrumentalities.  Each investment
                                     will have a final maturity of not
                                     more than 10 years or a duration not
                                     exceeding that of a 10-year Treasury
                                     note.


       Alliance High Yield           Primarily a diversified mix of          High return by maximizing current
                                     high-yield, fixed-income securities     income and, to the extent
                                     which generally involve greater         consistent with that objective,
                                     volatility of price and risk of         capital appreciation
                                     principal and income than
                                     higher-quality fixed-income
                                     securities.  Lower-quality debt
                                     securities are commonly known as
                                     "junk bonds."

       EQ TRUST PORTFOLIO
       ------------------

       BT Equity 500 Index           Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 500 stocks included in    (before the deduction of Portfolio
                                     the Standard & Poor's 500 Composite     expenses) the total return of the
                                     Stock Price Index ("S&P 500").          S&P 500

       BT Small Company Index        Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 2,000 stocks included     (before the deduction of Portfolio
                                     in the Russell 2000 Small Stock Index   expenses) the total return of the
                                     ("Russell 2000").                       Russell 2000

       BT International Equity       Invest in a statistically selected      Replicate as closely as possible
           Index                     sample of the securities of companies   (before the deduction of Portfolio
                                     included in the Morgan Stanley          expenses) the total return of the
                                     Capital International Europe,           EAFE
                                     Australia, Far East Index ("EAFE"),
                                     although not all companies within a
                                     country will be represented in the
                                     Portfolio at the same time.

       MFS Emerging Growth           Primarily (i.e., at least 80% of its    Long-term growth of capital
       Companies                     assets under normal circumstances) in
                                     common stocks of emerging growth
                                     companies that the Portfolio adviser
                                     believes are early in their life cycle
                                     but which have the potential to become
                                     major enterprises.

                                       7

       EQ TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       MFS Research                  A substantial portion of assets         Long-term growth of capital and
                                     invested in common stock or             future income
                                     securities convertible into common
                                     stock of companies believed by the
                                     Portfolio adviser to possess better
                                     than average prospects for long-term
                                     growth.

       Merrill Lynch Basic Value     Investment in securities, primarily     Capital appreciation and
       Equity                        equities, that the Portfolio adviser    secondarily, income
                                     believes are under-valued and
                                     therefore represent basic investment
                                     value.

       Merrill Lynch World           Investment primarily in a portfolio     High total investment return
       Strategy                      of equity and fixed-income
                                     securities, including convertible
                                     securities, of U.S. and foreign
                                     issuers.

       Morgan Stanley Emerging       Primarily equity securities of          Long-term capital appreciation
       Markets Equity                emerging market country issuers with
                                     a focus on those in which the
                                     Portfolio's adviser believes the
                                     economies are developing strongly and
                                     in which the markets are becoming more
                                     sophisticated.

       EQ/Putnam Balanced            A well-diversified portfolio of         Balanced investment
                                     stocks and bonds that will produce
                                     both capital growth and current income.

       EQ/Putnam Growth & Income     Primarily common stocks that offer      Capital growth and, secondarily,
       Value                         potential for capital growth and may,   current income
                                     consistent with the Portfolio's
                                     investment objective, invest in common
                                     stocks that offer potential for current
                                     income.

       T. Rowe Price Equity Income   Primarily dividend paying common        Substantial dividend income and
                                     stocks of established companies.        also capital appreciation

       T. Rowe Price International   Primarily common stocks of              Long-term growth of capital
       Stock                         established non-United States
                                     companies.

       Warburg Pincus Small          Primarily in a portfolio of equity      Long-term capital appreciation
       Company Value                 securities of small capitalization
                                     companies (i.e., companies having
                                     market capitalizations of $1 billion
                                     or less at the time of initial
                                     purchase) that the Portfolio adviser
                                     considers to be relatively undervalued.

ON PAGE 25 OF THE PROSPECTUS UNDER THE HEADING "CONTRIBUTIONS UNDER THE CERTIFICATES" INSERT THE FOLLOWING PARAGRAPH AFTER THE FIFTH PARAGRAPH OF THE
SECTION:

   We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time during your lifetime provided you meet certain requirements. See Part 9: Tax Aspects of the Certificates."

ON PAGES 25 AND 26 OF THE PROSPECTUS UNDER THE HEADING "METHODS OF PAYMENT" INSERT THE FOLLOWING SUB- SECTION AFTER THE LAST PARAGRAPH OF THE SECTION:

   Automatic Investment Program
   Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into a Traditional IRA Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum of $2,000 annually for Traditional
   IRAs). AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th or 31st) you wish to have your bank account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available for Roth IRA Certificates.

   You may cancel AIP at any time by notifying our Processing Office in writing at least two business day prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ON PAGE 26 OF THE PROSPECTUS UNDER THE HEADING "FREE LOOK PERIOD" INSERT THE FOLLOWING PARAGRAPH AFTER THE LAST PARAGRAPH OF THIS SECTION:

   In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA Certificate, you may cancel your Roth IRA Certificate and return to a Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent.

ON PAGE 28 OF THE PROSPECTUS BEFORE THE "DEATH BENEFIT" SECTION INSERT THE
FOLLOWING:

   REBALANCING

   We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.



   Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

   You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office.

   You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program. You must then submit a new request in a written form satisfactory to us to start the rebalancing program again.

   Rebalancing may not be elected if a Dollar Cost Averaging program (described on page 28 of the prospectus) is in effect.

IN "PART 6: DISTRIBUTION METHODS UNDER THE CERTIFICATES" ANY DISCUSSION OF MINIMUM DISTRIBUTION WITHDRAWALS APPLIES ONLY TO TRADITIONAL IRA CERTIFICATES.

ON PAGE 38 OF THE PROSPECTUS UNDER THE HEADING "MINIMUM DISTRIBUTION WITHDRAWALS" ADD THE FOLLOWING INFORMATION:

   (Available under Traditional IRA Certificates)

ON PAGE 17 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EQ TRUST CHARGES TO PORTFOLIOS"

   ADD THE FOLLOWING INFORMATION TO THE TABLE:
                                                     AVERAGE DAILY NET ASSETS
                                                     ------------------------

   BT Equity 500 Index                                        0.25%

   BT Small Company Index                                     0.25%

   BT International Equity Index                              0.35%

   ADD THE FOLLOWING SENTENCE TO THE END OF THE PARAGRAPH WHICH FOLLOWS THE ABOVE TABLE:

   EQ Financial has also agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Bankers Trust Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; and 0.80% for the BT International Equity Index Portfolio.

ON PAGES 17 AND 18 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGES 44 THROUGH 50 OF THE PROSPECTUS, REPLACE THE INFORMATION IN "PART 9: TAX ASPECTS OF THE CERTIFICATES" WITH THE FOLLOWING INFORMATION:

   IRA TAX INFORMATION

   The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pretax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. As the Rollover Roth IRA is an individual retirement annuity, the term "Roth IRA" refers to a Roth individual retirement annuity unless the context requires otherwise.

   There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

   TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

   This prospectus contains the information which the Internal Revenue Service
   (IRS) requires to be disclosed to an individual before he or she purchases a Traditional IRA.

   The Rollover IRA Certificate is designed to qualify as a Traditional IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

   This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that a Traditional IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

   This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Traditional IRA Certificates.

   Further information on Traditional IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

   The Rollover IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, and does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Rollover IRA Certificates.

   Cancellation

   You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 5 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

   Contributions to Traditional IRAs

   Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA:
   "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").

   The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 5. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

   Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs (including Roth IRAs) by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

   Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

   The amount of Traditional IRA contributions for a tax year that an individual can deduct depends on whether the individual is covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

   Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.

   If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000. This amount will be indexed every year until 2005. If the individual is married and files a joint return, and the individual is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000. This amount will be indexed every year until 2007.

   Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. To determine the deductible amount of the contribution with the phase out, the individual determines AGI and subtracts $30,000 if the individual is a single person, $50,000 if the individual is married and files a joint return with the spouse. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for Traditional IRA contributions using the following formula:

                                    Maximum                Adjusted
       $10,000 - Excess AGI    x    Permissible      =     Dollar
       --------------------         Dollar                 Deduction
       $10,000                      Deduction              Limit

   Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.
                                       12

   An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

   An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to a Traditional IRA in prior years and is receiving amounts from any Traditional IRA must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

   EXCESS CONTRIBUTIONS

   Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

   If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

   TAX-FREE TRANSFERS AND ROLLOVERS

   Tax-free rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

   The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

   Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

   Under the conditions and limitations of the Code, an individual may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

   The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

   DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

   Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by the individual in gross income.

   If the individual has made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. The individual must keep records of all such nondeductible contributions. At the end of each tax year in which the individual has received a distribution from any traditional individual retirement arrangement, the individual determines a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by the individual at the end of the tax year (including rollover Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

   In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

   Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

   REQUIRED MINIMUM DISTRIBUTIONS

   The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

   Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

   There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

   An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

   You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

   Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

   An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

   An individual who has been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) may subsequently apply such funds to a life annuity-based payout, provided that the individual had elected to recalculate life expectancy annually (and the spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

   If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.

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


   Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

   If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

   If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.

   TAXATION OF DEATH BENEFITS

   Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

   If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

   GUARANTEED MINIMUM DEATH BENEFIT

   The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

   TAX CONSIDERATIONS FOR THE IRA ASSURED PAYMENT OPTION AND IRA APO PLUS

   Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your Traditional IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any Traditional IRA funds under the IRA Assured Payment Option or IRA APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the IRA Assured Payment Option and IRA APO Plus in view of your own particular situation.

   When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

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


  If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other Traditional IRA funds you may have. Alternatively, you may convert your Traditional IRA Life Contingent Annuity under the Rollover IRA to a non-qualified Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the Traditional IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of a Traditional IRA, its value would not have to be taken into account in determining future required minimum distributions.

   If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

   Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" Traditional IRA treatment. See "Tax-Free Transfers and Rollovers" above.

   PROHIBITED TRANSACTION

   A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Traditional IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

   PENALTY TAX ON EARLY DISTRIBUTIONS

   The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are Traditional IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or (7) higher educational expense payments, all as defined in the Code.

   A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options:
   Substantially Equal Payment Withdrawals and the IRA Assured Payment Option with level payments, both of which are described in Part 6. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and IRA Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates," above. Once Substantially Equal Payment Withdrawals or IRA Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.

   Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

   TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

   Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

   We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

   ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

   This prospectus contains the information which the IRS requires to be disclosed to you before you purchase a Roth IRA. This section of Part 9 covers some of the special tax rules that apply to Roth IRAs.

   The Rollover Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

   Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

   We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for the Rollover IRA as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

   Cancellation

   You can cancel a Certificate issued as a Roth IRA by following the directions in Part 5 under "Free Look Period." You can cancel a Rollover Roth IRA Certificate issued as a result of a full conversion of a Rollover Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

   Contributions to Roth IRAs

   The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

   Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 5. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

   ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

   Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under
   Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

   Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

   The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

   CONVERSION CONTRIBUTIONS TO ROTH IRAS

   In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.)

   However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

   YOU CANNOT MAKE CONVERSION ROLLOVER CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

   Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

   WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

   NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 6. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions."

   DISTRIBUTIONS FROM ROTH IRAS

   Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

   The following distributions from Roth IRAs are free of income tax:

   (1) Rollovers from a Roth IRA to another Roth IRA.

   (2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

   (3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

   (4) Return of excess contributions (see "Additional Taxes and Penalties" and "Excess Contributions" below).

   Qualified Distributions from Roth IRAs

   Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are (1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

   Five-Year Holding or Aging Period

   The applicable five-year holding or aging period depends on the type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Rollover Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

   For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

   Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

   Non-Qualified Distributions from Roth IRAs

   Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

   Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

   Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it is highly possible that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

   REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

   If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

   TAXATION OF DEATH BENEFIT

   Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

   ADDITIONAL TAXES AND PENALTIES

   You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

   Prohibited Transactions

   A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

   EXCESS CONTRIBUTIONS

   Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

   As of the date of this prospectus, there is some uncertainty regarding the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

   As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

   PENALTY TAX ON PREMATURE DISTRIBUTIONS

   The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

   o   Your death,

   o   Your disability,

   o   Distributions used to pay certain extraordinary medical expenses,

   o Distributions used to pay medical insurance premiums for certain unemployed individuals,

   o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

   o "Qualified first-time homebuyer distributions" as defined in the Code, and

   o Distributions used to pay specified higher education expenses as defined in the Code.

   Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

   Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs" and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

   Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.

   FEDERAL AND STATE INCOME TAX WITHHOLDING

   Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation. No withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below.

   The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

   Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

   Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

   Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

   A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

   All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

   OTHER WITHHOLDING

   As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

   If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

   IMPACT OF TAXES TO EQUITABLE LIFE

   The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

   TRANSFERS AMONG INVESTMENT OPTIONS

   Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

   TAX CHANGES

   The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

   Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                           PAGE
                                                                           ----

Part 1:      Minimum Distribution Withdrawals - Traditional
             IRA Certificates                                                2
Part 2:      Accumulation Unit Values                                        2

Part 3:      Annuity Unit Values                                             2

Part 4:      Custodian and Independent Accountants                           3

Part 5:      Alliance Money Market and Alliance Intermediate
             Government Securities Fund Yield Information                    3

Part 6:      Long-Term Market Trends                                         4

Part 7:      Financial Statements                                            6




    HOW TO OBTAIN A ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                            Send this request form to:
                                   Equitable Life
                                   Income Management Group
                                   P.O. Box 1547
                                   Secaucus, NJ 07096-1547


Please send me a Rollover IRA SAI dated May 1, 1997 as supplemented on December 31, 1997 for the Rollover IRA and Choice Income Plan Prospectus dated May 1, 1996, as supplemented on May 1, 1997 and December 31, 1997.

         |_| SAI and SAI Supplement         |_| SAI Supplement only



--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                State                         Zip

                                       26
IM-98-3 IRA

                      SUPPLEMENT DATED DECEMBER 31, 1997 TO
                  INCOME MANAGER(R) ACCUMULATOR(SM) PROSPECTUS
          DATED MAY 1, 1996, AS PREVIOUSLY SUPPLEMENTED ON MAY 1, 1997

This supplement dated December 31, 1997, updates certain information in the Accumulator prospectus dated May 1, 1996, as previously supplemented on May 1, 1997, of The Equitable Life Assurance Society of the United States (EQUITABLE
LIFE). You should read this supplement in conjunction with the prospectus and May 1, 1997 supplement. You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission
(SEC) a supplement dated December 31, 1997 to our statement of additional information (SAI) dated May 1, 1997. If you do not presently have a copy of the prospectus and May 1, 1997 supplement, you may obtain additional copies, as well as copies of the SAI and SAI supplement, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI or SAI supplement, you may mail in the SAI request form located at the end of this supplement. The SAI and SAI supplement have been incorporated by reference into this supplement.

In this supplement, each section of the prospectus and/or May 1, 1997 supplement in which a change has been made is identified and the number of each page on which a change occurs is also noted. Special terms used in this supplement have the same meaning as in the prospectus and May 1, 1997 supplement, unless otherwise noted.

ON THE FIRST PAGE OF THE MAY 1, 1997 SUPPLEMENT WHERE PROSPECTUS COVER PAGE REVISIONS ARE NOTED:

   THE SECOND SENTENCE IN THE FIRST PARAGRAPH IS REPLACED BY THE FOLLOWING
   SENTENCE:

   These Investment Options include 24 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

   THE INVESTMENT FUNDS CHART IS REPLACED BY THE FOLLOWING CHART:

--------------------------------------------------------------------------------------------------------------
                                                 EQUITY SERIES
--------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                    INTERNATIONAL EQUITY                AGGRESSIVE EQUITY
 Alliance Common Stock               Alliance Global                     Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International              Alliance Small Cap Growth
 BT Equity 500 Index                 BT International Equity Index       BT Small Company Index
 EQ/Putnam Growth & Income Value     Morgan Stanley Emerging Markets     MFS Emerging Growth Companies
 MFS Research                            Equity                          Warburg Pincus Small Company
 Merrill Lynch Basic Value Equity    T. Rowe Price International             Value
 T. Rowe Price Equity Income             Stock
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
     ASSET ALLOCATION SERIES                                  FIXED INCOME SERIES
--------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   AGGRESSIVE FIXED INCOME             DOMESTIC FIXED INCOME
 Alliance Growth Investors           Alliance High Yield                 Alliance Intermediate Government
 EQ/Putnam Balanced                                                          Securities
 Merrill Lynch World Strategy                                            Alliance Money Market
--------------------------------------------------------------------------------------------------------------

   FOLLOWING THE INVESTMENT FUNDS CHART, THE SENTENCE ADDED TO THE END OF THE FIFTH PARAGRAPH IS REPLACED BY THE FOLLOWING SENTENCE:

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1999 through 2008.

THROUGHOUT THE PROSPECTUS AND SUPPLEMENTS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.

--------------------------------------------------------------------------------
  Copyright 1997 The Equitable Life Assurance Society of the United States, New
    York, New York 10104. All rights reserved. Income Manager is a registered service mark and Accumulator is a service mark of The Equitable Life
                     Assurance Society of the United States.

IM-98-1 ACC

PAGES 3 AND 4 OF THE MAY 1, 1997 SUPPLEMENT ARE REPLACED BY THE FOLLOWING
INFORMATION:

                                    FEE TABLE

   The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

   As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 6: Deduction and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------
DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE FIRST
   CONTRACT YEAR (deducted annually on each of the first seven Processing Dates)(1) ..................0.20%

                                                                                        CONTRACT
                                                                                          YEAR
                                                                                          ----
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon               1..........7.00%
   surrender or for certain withdrawals.  The applicable withdrawal charge percentage      2..........6.00
   determined by the Contract Year in which the withdrawal is made or the Certificate      3..........5.00
   is surrendered beginning with "Contract Year 1" with respect to each contribution       4..........4.00
   is withdrawn or surrendered.  For each contribution, the Contract Year in which         5..........3.00
   we receive that contribution is "Contract Year 1")(2)                                   6..........2.00
                                                                                           7..........1.00
                                                                                           8+.........0.00

TRANSFER CHARGE(3)...................................................................................$0.00

GUARANTEED MINIMUM DEATH BENEFIT CHARGE (percentage deducted annually on each
   Processing Date as a percentage of the guaranteed minimum death benefit then in effect)(4) ................................................................................0.35%

ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE)(5)
------------------------------------------------------------------------------------
   If the initial contribution is less than $25,000.................................................$30
   If the initial contribution is $25,000 or more....................................................$0

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
   MORTALITY AND EXPENSE RISK CHARGE..................................................................0.90%
   TOTAL ASSET BASED ADMINISTRATIVE CHARGE............................................................0.25%
                                                                                                     -----
      TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES..........................................................1.15%
                                                                                                     =====

------------------------------
See footnotes on next page.

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------------------------------

                                                                INVESTMENT PORTFOLIOS
                                        ------------------------------------------------------------------------------
                                            ALLIANCE           ALLIANCE      ALLIANCE        ALLIANCE
HR TRUST                                  CONSERVATIVE          GROWTH       GROWTH &         COMMON        ALLIANCE
                                            INVESTORS          INVESTORS      INCOME           STOCK         GLOBAL
                                            ---------          ---------      ------           -----         ------
Investment Management and Advisory Fee        0.48%               0.53%        0.55%           0.38%          0.65%
Other Expenses                                0.07%               0.06%        0.05%           0.03%          0.08%
                                              ----                ----         ----            ----           ----
   TOTAL HR TRUST ANNUAL EXPENSES(6)          0.55%               0.59%        0.60%           0.41%          0.73%
                                              ====                ====         ====            ====           ====

                                                                                                   ALLIANCE
                                                        ALLIANCE      ALLIANCE       ALLIANCE    INTERMEDIATE   ALLIANCE
HR TRUST                                  ALLIANCE     AGGRESSIVE       SMALL          MONEY      GOVERNMENT      HIGH
                                        INTERNATIONAL     STOCK      CAP GROWTH       MARKET      SECURITIES      YIELD
                                        -------------     -----      ----------       ------      ----------      -----
Investment Management and Advisory Fee      0.90%          0.55%        0.90%         0.35%          0.50%        0.60%
Other Expenses                              0.18%          0.03%        0.10%         0.04%          0.09%        0.06%
                                            ----           ----         ----          ----           ----         ----
   TOTAL HR TRUST ANNUAL EXPENSES(6)        1.08%          0.58%        1.00%         0.39%          0.59%        0.66%
                                            ====           ====         ====          ====           ====         ====

                                                           BT            BT             MFS                      MERRILL
                                             BT           SMALL     INTERNATIONAL    EMERGING                     LYNCH
EQ TRUST                                 EQUITY 500      COMPANY       EQUITY         GROWTH          MFS      BASIC VALUE
                                            INDEX         INDEX         INDEX        COMPANIES     RESEARCH      EQUITY
                                            -----         -----         -----        ---------     --------      ------
Investment Management and Advisory Fee      0.25%          0.25%        0.35%         0.55%          0.55%        0.55%
12b-1 Fee(7)                                0.25%          0.25%        0.25%         0.25%          0.25%        0.25%
Other Expenses                              0.05%          0.10%        0.20%         0.05%          0.05%        0.05%
                                            ----           ----         ----          ----           ----         ----
   TOTAL EQ TRUST ANNUAL EXPENSES(8)        0.55%          0.60%        0.80%         0.85%          0.85%        0.85%
                                            ====           ====         ====          ====           ====         ====

                                                     MORGAN                                                       WARBURG
                                         MERRILL     STANLEY                             T. ROWE     T. ROWE      PINCUS
                                          LYNCH     EMERGING                EQ/PUTNAM     PRICE       PRICE        SMALL
EQ TRUST                                  WORLD      MARKETS    EQ/PUTNAM   GROWTH &     EQUITY   INTERNATIONAL   COMPANY
                                        STRATEGY     EQUITY     BALANCED     INCOME      INCOME       STOCK        VALUE
                                        --------     ------     --------     ------      ------       -----        -----
Investment Management and Advisory Fee   0.70%        1.15%       0.55%       0.55%       0.55%       0.75%       0.65
12b-1 Fee(7)                             0.25%        0.25%       0.25%       0.25%       0.25%       0.25%       0.25%
Other Expenses                           0.25%        0.35%       0.10%       0.05%       0.05%       0.20%       0.10%
                                         ----         ----        ----        ----        ----        ----        ----
   TOTAL EQ TRUST ANNUAL EXPENSES(8)     1.20%        1.75%       0.90%       0.85%       0.85%       1.20%       1.00%
                                         ====         ====        ====        ====        ====        ====        ====

----------------------------
Notes:
(1) The amount deducted is based on contributions that have not been withdrawn. See "Part 6: Deductions and Charges," "Distribution Fee." (2) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6: Deductions and Charges," "Withdrawal Charge."
(3) We reserve the right to impose a charge in the future at a maximum of $25 for each transfers among the Investment Options in excess of five per Contract Year.
(4) See "Part 6: Deductions and Charges," "Guaranteed Minimum Death Benefit Charge."
(5) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 6: Deductions and Charges," "Annual Contract Fee."
(6) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 6.
(7) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.
(8) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown for "Other Expenses" for these Portfolios are estimated. The MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and was offered under the prospectus as of September 2, 1997). The BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses but, pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in "Total Annual Expenses"). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.412% for EQ/Putnam Balanced; 0.262% for EQ/Putnam Growth & Income Value; 0.242% for MFS Emerging Growth Companies; 0.234% for MFS Research; 0.247% for Merrill Lynch Basic Value Equity; 0.497% for Merrill Lynch World Strategy; 0.461% for Morgan Stanley Emerging Markets Equity; 0.235% for T. Rowe Price Equity Income; 0.422% for T. Rowe Priced International Stock; and 0.191% for Warburg Pincus Small Company Value. See "EQ Trust Charges to Portfolios" in Part 6.

ON PAGE 5 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EXAMPLES" ADD THE FOLLOWING INFORMATION TO THE EXAMPLE OF "IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE" UNDER EQ TRUST:

                                               1 YEAR              3 YEARS         5 YEARS           10 YEARS
                                               ------              -------         -------           --------
BT Equity 500 Index                            $90.26             $123.66            --                 --
BT Small Company Index                          90.75              125.15            --                 --
BT International Equity Index                   92.74              131.13            --                 --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT ADD THE FOLLOWING INFORMATION TO THE EXAMPLE OF "IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE" UNDER EQ TRUST:

                                               1 YEAR              3 YEARS         5 YEARS           10 YEARS
                                               ------              -------         -------           --------
BT Equity 500 Index                            $25.97              $79.83            --                 --
BT Small Company Index                          26.46               81.32            --                 --
BT International Equity Index                   28.45               87.31            --                 --


ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT REPLACE THE INFORMATION UNDER "CONDENSED FINANCIAL INFORMATION" WITH THE FOLLOWING INFORMATION:

   ACCUMULATION UNIT VALUES

   Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day of the periods shown. No Accumulation Unit Values are shown for the Alliance Small Cap Growth and Alliance High Yield Funds, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Funds were first offered in 1997.

                                                                LAST BUSINESS DAY OF
                                 -----------------------------------------------------------------------------------
HR TRUST                         MAY 1, 1995           DECEMBER 1995           DECEMBER 1996           NOVEMBER 1997
--------                         -----------           -------------           -------------           -------------
Alliance Conservative
  Investors                     $ 14.647383           $ 16.549050              $ 17.209382             $ 19.050075
Alliance Growth Investors         20.073331             23.593613                26.260729               29.994648
Alliance Growth &
  Income                          10.376155             11.989601                14.231408               17.506722
Alliance Common Stock            102.335691            124.519251               152.955877              188.510944
Alliance Global                   19.478146             22.293921                25.253538               27.481079
Alliance International            10.125278             11.033925                11.976127               11.606472
Alliance Aggressive Stock         44.025496             54.591448                65.938687               72.992152
Alliance Money Market             23.150932             23.830754                24.810781               25.757675
Alliance Intermediate
  Government Securities           12.498213             13.424767                11.976127               14.506815

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT UNDER REVISIONS FOR "EQUITABLE LIFE" REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

   Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance related financial service companies.

   Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT:

   UNDER THE REVISED HEADING "HR TRUST'S INVESTMENT ADVISOR," REPLACE THE SENTENCE WITH THE FOLLOWING SENTENCE:

   On September 30, 1997, Alliance was managing approximately $217.3 billion in assets.

   UNDER "EQ TRUST'S MANAGER AND ADVISERS" INSERT THE FOLLOWING SENTENCE AT THE END OF THE THIRD PARAGRAPH:

   EQ Financial has also entered into an investment advisory agreement with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT, AND PAGE 13 OF THE PROSPECTUS UNDER "INVESTMENT POLICIES AND OBJECTIVES OF TRUST'S PORTFOLIOS" REPLACE THE SECTION WITH THE FOLLOWING INFORMATION:

   Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       Alliance Conservative         Diversified mix of publicly traded      High total return without, in the
       Investors                     equity and debt securities.             adviser's opinion, undue risk to
                                     principal

       Alliance Growth Investors     Diversified mix of publicly traded      High total return consistent with
                                     equity and fixed-income securities,     the adviser's determination of
                                     including at times common stocks        reasonable risk
                                     issued by intermediate- and
                                     small-sized companies and at times
                                     lower-quality fixed-income securities
                                     commonly known as "junk bonds."

       Alliance Growth & Income      Primarily income producing common       High total return through a
                                     stocks and securities convertible       combination of current income and
                                     into common stocks.                     capital appreciation

       Alliance Common Stock         Primarily common stock and other        Long-term growth of capital and
                                     equity-type instruments.                increasing income

       Alliance Global               Primarily equity securities of          Long-term growth of capital
                                     non-United States as well as United
                                     States companies.

       Alliance International        Primarily equity  securities            Long-term growth of capital
                                     principally to permit  participation
                                     in non-United  States companies with
                                     prospects for growth.

       Alliance Aggressive  Stock    Primarily  common stocks and  other     Long-term growth of capital
                                     equity-type securities issued by
                                     quality small- and intermediate-sized
                                     companies with strong growth prospects
                                     and in covered options on those
                                     securities.

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       Alliance Small Cap Growth     Primarily U.S. common stocks and        Long-term growth of capital
                                     other equity-type securities issued
                                     by smaller companies that, in the
                                     opinion of the adviser, have
                                     favorable growth prospects.

       Alliance Money Market         Primarily high-quality U.S.             High level of current income while
                                     dollar-denominated money market         preserving assets and maintaining
                                     instruments.                            liquidity

       Alliance Intermediate         Primarily debt securities issued or     High current income consistent
       Government Securities         guaranteed as to principal and          with relative stability of
                                     interest by the U.S. government or      principal
                                     any of its agencies or
                                     instrumentalities.  Each investment
                                     will have a final maturity of not
                                     more than 10 years or a duration not
                                     exceeding that of a 10-year Treasury
                                     note.

       Alliance High Yield           Primarily a diversified mix of          High return by maximizing current
                                     high-yield, fixed-income securities     income and, to the extent
                                     which generally involve greater         consistent with that objective,
                                     volatility of price and risk of         capital appreciation
                                     principal and income than
                                     higher-quality fixed-income
                                     securities.  Lower-quality debt
                                     securities are commonly known as
                                     "junk bonds."

       EQ TRUST PORTFOLIO
       ------------------

       BT Equity 500 Index           Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 500 stocks included in    (before the deduction of Portfolio
                                     the Standard & Poor's 500 Composite     expenses) the total return of the
                                     Stock Price Index ("S&P 500").          S&P 500

       BT Small Company Index        Invest in a statistically selected      Replicate as closely as  possible
                                     sample of the 2,000 stocks included     (before the deduction of Portfolio
                                     in the Russell 2000 Small Stock Index   expenses) the total return of the
                                     ("Russell 2000").                       Russell 2000

       BT International Equity       Invest in a statistically selected      Replicate as closely as possible
           Index                     sample of the securities of companies   (before the deduction of Portfolio
                                     included in the Morgan Stanley          expenses) the total return of the
                                     Capital International Europe,           EAFE
                                     Australia, Far East Index ("EAFE"),
                                     although not all companies within a
                                     country will be represented in the
                                     Portfolio at the same time.

       MFS Emerging Growth           Primarily (i.e., at least 80% of its    Long-term growth of capital
       Companies                     assets under normal circumstances) in
                                     common stocks of emerging growth
                                     companies that the Portfolio adviser
                                     believes are early in their life
                                     cycle but which have the potential
                                     to become major enterprises.

       EQ TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       MFS Research                  A substantial portion of assets         Long-term growth of capital and
                                     invested in common stock or             future income
                                     securities convertible into common
                                     stock of companies believed by the
                                     Portfolio adviser to possess better
                                     than average prospects for long-term
                                     growth.

       Merrill Lynch Basic Value     Investment in securities, primarily     Capital appreciation and,
       Equity                        equities, that the Portfolio adviser    secondarily, income
                                     believes are under-valued and
                                     therefore represent basic investment
                                     value.

       Merrill Lynch World           Investment primarily in a portfolio     High total investment return
       Strategy                      of equity and fixed-income
                                     securities, including convertible
                                     securities, of U.S. and foreign
                                     issuers.

       Morgan Stanley Emerging       Primarily equity securities of          Long-term capital appreciation
       Markets Equity                emerging market country issuers with
                                     a focus on those in which the Portfolio's
                                     adviser believes the economies are
                                     developing strongly and in which the
                                     markets are becoming more sophisticated.

       EQ/Putnam Balanced            A well-diversified portfolio of         Balanced  investment
                                     stocks and bonds that will  produce
                                     both capital growth and current income.

       EQ/Putnam Growth & Income     Primarily common stocks that offer      Capital growth and, secondarily,
       Value                         potential for capital growth and may,   current income
                                     consistent with the Portfolio's
                                     investment objective, invest in
                                     common stocks that offer potential
                                     for current income.

       T. Rowe Price Equity Income   Primarily dividend paying common        Substantial dividend income and
                                     stocks of established companies.        also capital appreciation

       T. Rowe Price International   Primarily common stocks of              Long-term growth of capital
       Stock                         established non-United States
                                     companies.

       Warburg Pincus Small          Primarily in a portfolio of equity      Long-term capital appreciation
       Company Value                 securities of small capitalization
                                     companies (i.e., companies having
                                     market capitalizations of $1 billion
                                     or less at the time of initial
                                     purchase, that the Portfolio adviser
                                     considers to be relatively undervalued.

ON PAGE 23 OF THE PROSPECTUS UNDER THE HEADING "METHODS OF PAYMENT" INSERT THE FOLLOWING SUB-SECTION AFTER THE LAST PARAGRAPH OF THIS SECTION:

   Automatic Investment Program
   Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into an Accumulator Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly. AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th or 31st) you wish to have your bank account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.

   You may cancel AIP at any time by notifying our Processing Office in writing at least two business day prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ON PAGE 26 OF THE PROSPECTUS BEFORE THE "WITHDRAWALS" SECTION INSERT THE FOLLOWING INFORMATION:

   REBALANCING

   We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

   Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

   You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office.

   You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program.

   Rebalancing may not be elected if a Dollar Cost Averaging program (described on page 25 of the prospectus) is in effect.

ON PAGES 16 AND 17 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EQ TRUST CHARGES TO PORTFOLIOS"

   ADD THE FOLLOWING INFORMATION TO THE TABLE:

                                   AVERAGE DAILY NET ASSETS
                                   ------------------------
BT Equity 500 Index                         0.25%
BT Small Company Index                      0.25%
BT International Equity Index               0.35%

   ADD THE FOLLOWING SENTENCE TO THE END OF THE PARAGRAPH WHICH FOLLOWS THE ABOVE TABLE:

   EQ Financial has also agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Bankers Trust Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; and 0.80% for the BT International Equity Index Portfolio.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                       PAGE
                                                                       ----

Part 1:   Accumulation Unit Values                                       2

Part 2:   Annuity Unit Values                                            2

Part 3:   Custodian and Independent Accountants                          3

Part 4:   Alliance Money Market and Alliance Intermediate
          Government Securities Fund Yield Information                   3

Part 5:   Long-Term Market Trends                                        5

Part 6:   Financial Statements                                           7



     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

            Send this request form to:
                     Equitable Life
                     Income Management Group
                     P.O. Box 1547
                     Secaucus, NJ 07096-1547


Please send me an Accumulator SAI dated May 1, 1997 as supplemented on December 31, 1997 for the Accumulator Prospectus dated May 1, 1996 as supplemented on May 1, 1997 and December 31, 1997:

         |_| SAI and SAI Supplement         |_| SAI Supplement only




--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                        State                    Zip

IM-98-IACC

                      SUPPLEMENT DATED DECEMBER 31, 1997 TO
                 ROLLOVER IRA AND CHOICE INCOME PLAN PROSPECTUS
        DATED OCTOBER 16, 1996, AS PREVIOUSLY SUPPLEMENTED ON MAY 1, 1997

This supplement dated December 31, 1997, updates certain information in the Rollover IRA and Choice Income Plan prospectus dated October 16, 1996, as previously supplemented on May 1, 1997, of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE). You should read this supplement in conjunction with the prospectus and May 1, 1997 supplement. You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) a supplement dated December 31, 1997 to our statement of additional information (SAI) dated May 1, 1997. If you do not presently have a copy of the prospectus and May 1, 1997 supplement, you may obtain additional copies, as well as copies of the SAI and SAI supplement, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI or SAI supplement, you may mail in the SAI request form located at the end of this supplement. The SAI and SAI supplement have been incorporated by reference into this supplement.

In this supplement, each section of the prospectus and/or May 1, 1997 supplement in which a change has been made is identified and the number of each page on which a change occurs is also noted. Special terms used in the supplement have the same meaning as in the prospectus and May 1, 1997 supplement, unless otherwise noted.

THROUGHOUT THE PROSPECTUS, THE DISCUSSION OF THE CHARGES, FEATURES AND PROVISIONS OF THE CERTIFICATES WILL APPLY TO BOTH TRADITIONAL IRA CERTIFICATES AND ROTH IRA CERTIFICATES.

ON THE FIRST PAGE OF THE MAY 1, 1997 SUPPLEMENT WHERE PROSPECTUS COVER PAGE REVISIONS ARE NOTED:

   THE SECOND SENTENCE IN THE FIRST PARAGRAPH IS REPLACED BY THE FOLLOWING
   SENTENCE:

   These Investment Options include 19 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

   THE INVESTMENT FUNDS CHART IS REPLACED BY THE FOLLOWING CHART:

                                INVESTMENT FUNDS
--------------------------------------------------------------------------------
o Alliance Money Market                 o JPM Core Bond
o Alliance High Yield                   o Lazard Large Cap Value
o Alliance Common Stock                 o Lazard Small Cap Value
o Alliance Aggressive Stock             o MFS Research
o Alliance Small Cap Growth             o MFS Emerging Growth Companies
o Alliance Growth Investors             o Morgan Stanley Emerging Markets Equity
o Alliance Global                       o EQ/Putnam Growth & Income Value
o BT Equity 500 Index                   o EQ/Putnam Investors Growth
o BT Small Company Index                o EQ/Putnam International Equity
o BT International Equity Index

   FOLLOWING THE INVESTMENT FUNDS CHART, THE SENTENCE ADDED TO THE END OF THE FIFTH PARAGRAPH IS REPLACED BY THE FOLLOWING SENTENCE:

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1999 through 2008. The Guarantee Period maturing on February 15, 2013 will become available under the IRA Assured Payment Option and IRA APO Plus on January 2, 1998.

THROUGHOUT THE PROSPECTUS AND SUPPLEMENTS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.

--------------------------------------------------------------------------------
   Copyright 1997 The Equitable Life Assurance Society of the United States,
                 New York, New York 10104. All rights reserved.

EDI-98-2 IRA

ON PAGES 4 AND 5 OF THE PROSPECTUS UNDER "GENERAL TERMS"

   REPLACE THE DEFINITION FOR "IRA" WITH THE FOLLOWING DEFINITION:

   IRA - An individual retirement annuity, as defined in Section 408(b) of the Code. There are two types of IRAs, a Traditional IRA, and a Roth IRA which must also meet the requirements of Section 408A of the Code.

   INSERT THE FOLLOWING DEFINITION AFTER THE DEFINITION OF "PROCESSING OFFICE":

   ROTH IRA - An IRA which must be funded on an after-tax basis, the distributions from which may be tax free under specified circumstances.

   INSERT THE FOLLOWING DEFINITION AFTER THE DEFINITION OF "SEPARATE ACCOUNT":

   TRADITIONAL IRA - An IRA which is generally purchased with pre-tax contributions, the distributions from which are treated as taxable. The Certificate you currently own is a Traditional IRA.

PAGES 3 AND 4 OF THE MAY 1, 1997 SUPPLEMENT ARE REPLACED BY THE FOLLOWING
INFORMATION:

                                    FEE TABLE

   The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of EQ Trust and HR Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for EQ Trust and HR Trust.

   As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

                                                                                                CONTRACT
   OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)                               YEAR
   ----------------------------------------------------------------                               ----
   WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon                     1..........7.00%
     surrender or for certain withdrawals.  The applicable withdrawal charge percentage             2..........6.00
     determined by the Contract Year in which the withdrawal is made or the Certificate             3..........5.00
     is surrendered beginning with "Contract Year 1" with respect to each contribution              4..........4.00
     is withdrawn or surrendered.  For each contribution, the Contract Year in which                5..........3.00
     we receive that contribution is "Contract Year 1") (1)                                         6..........2.00
                                                                                                    7..........1.00
                                                                                                    8+.........0.00

                                                                                                COMBINED        GMDB
                                                                                                GMDB/GMIB       ONLY
                                                                                                 BENEFIT       BENEFIT
                                                                                                 -------       -------
   GMDB/GMIB CHARGES (percentage deducted annually on each Processing
     Date as a percentage of the guaranteed minimum death benefit then in effect) (2).............0.45%        0.20%

   SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
   ------------------------------------------------------------------------------------
     MORTALITY AND EXPENSE RISK CHARGE.........................................................................0.90%
     ASSET BASED ADMINISTRATIVE CHARGE(3)......................................................................0.30%
                                                                                                               -----
        TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES.................................................................1.20%
                                                                                                               =====

-------------------------------
Notes:

(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 7.

(2) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. The 0.45% charge covers a 6% to Age 80 Benefit, or, if a combined 6% to Age 70 Benefit is elected, the charge is 0.30%. See "Part 7: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit" and "Charges for GMDB Only Benefit."

(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------

                                                  INVESTMENT                                                   TOTAL
                                                 MANAGEMENT &                                 OTHER           ANNUAL
PORTFOLIOS                                       ADVISORY FEES         12B-1 FEE(4)         EXPENSES         EXPENSES
----------                                       -------------         ------------         --------         --------
HR TRUST
Alliance Money Market(5)                            0.35%                0.25%                0.04%            0.64%
Alliance High Yield(5)                              0.60%                0.25%                0.06%            0.91%
Alliance Common Stock(5)                            0.38%                0.25%                0.03%            0.66%
Alliance Aggressive Stock(5)                        0.55%                0.25%                0.03%            0.83%
Alliance Small Cap Growth(5)                        0.90%                0.25%(7)             0.10%            1.20%(7)
Alliance Growth Investors(5)                        0.53%                0.25%                0.06%            0.84%
Alliance Global(5)                                  0.65%                0.25%                0.08%            0.98%

EQ TRUST
BT Equity 500 Index(6)                              0.25%                0.25%                0.05%            0.55%
BT Small Company Index(6)                           0.25%                0.25%                0.10%            0.60%
BT International Equity Index(6)                    0.35%                0.25%                0.20%            0.80%
JPM Core Bond(6)                                    0.45%                0.25%                0.10%            0.80%
Lazard Large Cap Value(6)                           0.55%                0.25%                0.10%            0.90%
Lazard Small Cap Value(6)                           0.80%                0.25%                0.15%            1.20%
MFS Research(6)                                     0.55%                0.25%                0.05%            0.85%
MFS Emerging Growth Companies(6)                    0.55%                0.25%                0.05%            0.85%
Morgan Stanley Emerging Markets Equity(6)           1.15%                0.25%                0.35%            1.75%
EQ/Putnam Growth & Income Value(6)                  0.55%                0.25%                0.05%            0.85%
EQ/Putnam Investors Growth(6)                       0.55%                0.25%                0.05%            0.85%
EQ/Putnam International Equity(6)                   0.70%                0.25%                0.25%            1.20%

--------------------------
Notes:

 (4) The Class IB shares of EQ Trust and HR Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by EQ Trust and HR Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that EQ Trust and HR Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.

 (5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997. The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 6.

 (6) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown for "Other Expenses" for these Portfolios are estimated. The MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and is offered under this prospectus supplement as of December 31, 1997). The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses but, pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in the "Total Annual Expenses" column). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.411% for JPM Core Bond; 0.285% for Lazard Large Cap Value; 0.231% for Lazard Small Cap Value; 0.234% for MFS Research; 0.242% for MFS Emerging Growth Companies; 0.461% for Morgan Stanley Emerging Markets Equity; 0.262% for EQ/Putnam Growth & Income Value; 0.273% for EQ/Putnam Investors Growth; and 0.459% for EQ/Putnam International Equity. See "EQ Trust Charges to Portfolios" in Part 6.

 (7) Equitable Distributors Inc. (EDI) has agreed to waive the 0.25% 12b-1 fee to the extent necessary to limit annual expenses for the Alliance Small Cap Growth Portfolio to 1.20% of the average daily net assets of that Portfolio as set forth above. This agreement may be modified by EDI and HR Trust at any time, and there can be no assurance that the 12b-1 fee will not be restored to 0.25% in the future. Absent the fee waiver, we estimate that the annual expenses for 1997 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

ON PAGE 5 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EXAMPLES" ADD THE FOLLOWING INFORMATION TO THE EXAMPLES FOR THE "COMBINED GMDB/GMIB BENEFIT ELECTION" UNDER EQ TRUST:

                                     1 YEAR     3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                     ------     -------    -------   --------      ------     -------    -------   --------
   BT Equity 500 Index               $87.77    $114.59       --         --         $22.54     $69.95       --         --
   BT Small Company Index             88.26     116.09       --         --          23.03      71.45       --         --
   BT International Equity Index      90.25     122.09       --         --          25.02      77.45       --         --
   JPM Core Bond                      90.25     122.09       --         --          25.02      77.45       --         --
   Lazard Large Cap Value             91.25     125.09       --         --          26.02      80.45       --         --
   Lazard Small Cap Value             94.23     134.03       --         --          29.00      89.39       --         --
   Morgan Stanley Emerging
      Markets Equity                  99.70     150.28       --         --          34.47     105.65       --         --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT ADD THE FOLLOWING INFORMATION TO THE EXAMPLES FOR THE "GMDB ONLY BENEFIT ELECTION" UNDER EQ TRUST:

                                     1 YEAR     3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                     ------     -------    -------   --------      ------     -------    -------   --------
   BT Equity 500 Index               $87.77    $109.28       --         --         $19.89     $61.65       --         --
   BT Small Company Index             88.26     110.78       --         --          20.38      63.16       --         --
   BT International Equity Index      90.25     116.80       --         --          22.37      69.18       --         --
   JPM Core Bond                      90.25     116.80       --         --          22.37      69.18       --         --
   Lazard Large Cap Value             91.25     119.81       --         --          23.37      72.18       --         --
   Lazard Small Cap Value             94.23     128.77       --         --          26.35      81.15       --         --
   Morgan Stanley Emerging
      Markets Equity                  99.70     145.07       --         --          31.82      97.45       --         --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT REPLACE THE INFORMATION UNDER "CONDENSED FINANCIAL INFORMATION" WITH THE FOLLOWING INFORMATION:

   ACCUMULATION UNIT VALUES

   Equitable Life commenced the offering of the Certificates on October 16, 1996. The following table shows the Accumulation Unit Values, as of October 16, 1996 and the last Business Day of the periods shown. No Accumulation Unit Values are shown for Alliance Small Cap Growth, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Funds were first offered in 1997.

                                                               LAST BUSINESS DAY OF
                                    ------------------------------------------------------------------------
                                    OCTOBER 16, 1996               DECEMBER 1996               NOVEMBER 1997
                                    ----------------               -------------               -------------
   Alliance Money Market                24.472785                    24.675315                   25.548659
   Alliance High Yield                  25.466366                    26.090042                   30.064454
   Alliance Common Stock               143.741180                   151.232750                  185.879312
   Alliance Aggressive Stock            65.166142                    65.534670                   72.347208
   Alliance Growth Investors            25.496401                    26.148649                   29.785785
   Alliance Global                      24.381648                    25.118937                   27.260512

ON PAGE 10 OF THE PROSPECTUS UNDER THE HEADING "WITHDRAWAL OPTIONS," THE DISCUSSION OF MINIMUM DISTRIBUTION WITHDRAWALS APPLIES ONLY TO TRADITIONAL IRA CERTIFICATES.

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT

   UNDER REVISIONS FOR "EQUITABLE LIFE" REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

   Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance related financial service companies.

   Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

   UNDER "EQ TRUST'S MANAGER AND ADVISERS" INSERT THE FOLLOWING SENTENCE AT THE END OF THE THIRD PARAGRAPH:

   EQ Financial has also entered into an investment advisory agreement with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios; J.P. Morgan Investment Management Inc., adviser to the JPM Core Bond Portfolio; Lazard Asset Management, adviser to the Lazard Large Cap Value and Lazard Small Cap Value Portfolios; and Morgan Stanley Asset Management Inc., adviser to the Morgan Stanley Emerging Markets Equity Portfolio.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT UNDER THE REVISED HEADING "HR TRUST'S INVESTMENT ADVISOR" REPLACE THE SENTENCE WITH THE FOLLOWING SENTENCE:

   On September 30, 1997, Alliance was managing approximately $217.3 billion in assets.

ON PAGES 8 AND 9 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGE 14 OF THE PROSPECTUS UNDER "INVESTMENT POLICIES AND OBJECTIVES OF TRUST'S PORTFOLIOS" REPLACE THE SECTION WITH THE FOLLOWING INFORMATION:

   Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       Alliance Money Market         Primarily high-quality U.S.             High level of current income while
                                     dollar-denominated money market         preserving assets and maintaining
                                     instruments.                            liquidity

       Alliance High Yield           Primarily a diversified mix of          High return by maximizing current
                                     high-yield, fixed-income securities     income and, to the extent
                                     which generally involve greater         consistent with that objective,
                                     volatility of price and risk of         capital appreciation
                                     principal and income than
                                     higher-quality fixed-income
                                     securities.  Lower-quality debt
                                     securities are commonly known as
                                     "junk bonds."

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       Alliance Common Stock         Primarily common stock and other        Long-term growth of capital and
                                     equity-type instruments.                increasing income

       Alliance Aggressive Stock     Primarily common stocks and other       Long-term growth of capital
                                     equity-type securities issued by
                                     quality small-and intermediate-sized
                                     companies with strong growth prospects
                                     and in covered options on those
                                     securities.

       Alliance Small Cap Growth     Primarily U.S. common stocks and        Long-term growth of capital
                                     other equity-type securities issued
                                     by smaller companies that, in the
                                     opinion of the adviser, have
                                     favorable growth prospects.

       Alliance Growth Investors     Diversified mix of publicly traded      High total return consistent with
                                     equity and fixed-income securities,     the adviser's determination of
                                     including at times common stocks        reasonable risk
                                     issued by intermediate - and
                                     small-sized companies and at times
                                     lower-quality fixed-income securities
                                     commonly known as "junk bonds."

       Alliance Global               Primarily equity securities of          Long-term growth of capital
                                     non-United States as well as United
                                     States companies.

       EQ TRUST PORTFOLIO
       ------------------

       BT Equity 500 Index           Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 500 stocks included in    (before the deduction of Portfolio
                                     the Standard & Poor's 500 Composite     expenses) the total return of the
                                     Stock Price Index ("S&P 500").          S&P 500

       BT Small Company Index        Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 2,000 stocks included     (before the deduction of Portfolio
                                     in the Russell 2000 Small Stock Index   expenses) the total return of the
                                     ("Russell 2000").                       Russell 2000

       BT International Equity       Invest in a statistically selected      Replicate as closely as possible
           Index                     sample of the securities of companies   (before the deduction of Portfolio
                                     included in the Morgan Stanley          expenses) the total return of the
                                     Capital International Europe,           EAFE
                                     Australia, Far East Index ("EAFE"),
                                     although not all companies within a
                                     country will be represented in the
                                     Portfolio at the same time.

       EQ TRUST PORTFOLIO
       ------------------
       JPM Core Bond                 Under normal circumstances, all of           High total return consistent with
                                     the Portfolio's assets will, at the          moderate risk of capital and
                                     time of purchase, consist of                 maintenance of liquidity
                                     investment grade fixed-income
                                     securities rated BBB or better by
                                     Standard & Poor's or Baa or better by
                                     Moody's Investors Services, Inc. or
                                     unrated securities of comparable
                                     quality.

       Lazard Large Cap Value        Primarily equity securities of United        Capital appreciation
                                     States companies with relatively
                                     large market capitalizations (i.e.,
                                     companies having market
                                     capitalizations of greater than $1
                                     billion) that the Portfolio adviser
                                     considers to be inexpensively priced
                                     and financially productive.

       Lazard Small Cap Value        Primarily equity securities of United        Capital appreciation
                                     States companies with small market
                                     capitalizations (i.e., companies
                                     having market capitalizations of $1
                                     billion or less) that the Portfolio
                                     adviser considers inexpensively
                                     priced and financially productive.

       MFS Research                  A substantial portion of assets              Long-term growth of capital and
                                     invested in common stock or                  future income
                                     securities convertible into common
                                     stock of companies believed by the
                                     Portfolio adviser to possess better
                                     than average prospects for long-term
                                     growth.

       MFS Emerging Growth           Primarily (i.e., at least 80% of its         Long-term growth of capital
       Companies                     assets under normal circumstances) in
                                     common stocks of emerging growth companies
                                     that the Portfolio adviser believes are
                                     early in their life cycle but which have
                                     the potential to become major enterprises.

       Morgan Stanley Emerging       Primarily equity securities of               Long-term capital appreciation
       Markets Equity                emerging market country issuers with
                                     a focus on those in which the Portfolio's
                                     adviser believes the economies are
                                     developing strongly and in which the
                                     markets are becoming more sophisticated.

       EQ/Putnam Growth & Income     Primarily common stocks that offer           Capital growth and, secondarily,
       Value                         potential for capital growth and may,        current income
                                     consistent with the Portfolio's
                                     investment objective, invest in common
                                     stocks that offer potential for current
                                     income.

       EQ TRUST PORTFOLIO
       ------------------
       EQ/Putnam Investors Growth    Primarily common stocks that the        Long-term growth of capital and
                                     Portfolio adviser believes afford the   any increased income that results
                                     best opportunity for long-term          from this growth
                                     capital growth.

       EQ/Putnam International       Primarily a diversified portfolio of    Capital appreciation
       Equity                        equity securities of companies
                                     organized under laws of countries
                                     other than the United States.

ON PAGE 25 OF THE PROSPECTUS UNDER THE HEADING "CONTRIBUTIONS UNDER THE CERTIFICATES" INSERT THE FOLLOWING PARAGRAPH AFTER THE FIFTH PARAGRAPH OF THE
SECTION:

   We will not accept "regular" IRA contributions to Roth IRAs. Rollover and direct custodian-to-custodian transfer contributions can be made any time during your lifetime provided you meet certain requirements. See "Part 9: Tax Aspects of the Certificates."

ON PAGES 23 AND 24 OF THE PROSPECTUS UNDER THE HEADING "METHODS OF PAYMENT" INSERT THE FOLLOWING SUB-SECTION AFTER THE LAST PARAGRAPH OF THE SECTION:

   Automatic Investment Program
   Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into a Traditional IRA Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly (subject to the maximum $2,000 annually). AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th or 31st) you wish to have your bank account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available for Roth IRA Certificates.

   You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ON PAGE 24 OF THE PROSPECTUS UNDER THE HEADING "FREE LOOK PERIOD" INSERT THE FOLLOWING PARAGRAPH AFTER THE LAST PARAGRAPH OF THIS SECTION:

   In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA Certificate, you may cancel your Roth IRA Certificate and return to a Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent.

ON PAGE 26 OF THE PROSPECTUS BEFORE THE "DEATH BENEFIT" SECTION INSERT THE
FOLLOWING:

   REBALANCING
   We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which the transfers will take place. The period of time may be quarterly, semiannually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the

   Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

   Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

   You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your agent or our Processing Office.

   You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect, will cancel the rebalancing program. You must then submit a new request in a written form satisfactory to us to start the rebalancing program again.

   Rebalancing may not be elected if a Dollar Cost Averaging program (described on page 22 of the prospectus) is in effect.

IN "PART 6: DISTRIBUTION METHODS UNDER THE CERTIFICATES" ANY DISCUSSION OF MINIMUM DISTRIBUTION WITHDRAWALS APPLIES ONLY TO TRADITIONAL IRA CERTIFICATES.

ON PAGE 37 OF THE PROSPECTUS UNDER THE HEADING "MINIMUM DISTRIBUTION WITHDRAWALS" ADD THE FOLLOWING INFORMATION:

   (Available under Traditional IRA Certificates)

ON PAGES 12 AND 13 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EQ TRUST CHARGES TO PORTFOLIOS"

   ADD THE FOLLOWING INFORMATION TO THE TABLE:
                                          AVERAGE DAILY NET ASSETS
                                          ------------------------
   BT Equity 500 Index                                0.25%
   BT Small Company Index                             0.25%
   BT International Equity Index                      0.35%
   JPM Core Bond                                      0.45%
   Lazard Large Cap Value                             0.55%
   Lazard Small Cap Value                             0.80%
   Morgan Stanley Emerging Markets Equity             1.15%

   ADD THE FOLLOWING SENTENCE TO THE END OF THE PARAGRAPH WHICH FOLLOWS THE ABOVE TABLE:

   EQ Financial has also agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; 0.80% for the BT International Equity Index and JPM Core Bond Portfolios; 0.90% for the Lazard Large Cap Portfolio; 1.20% for the Lazard Small Cap Value Portfolio; and 1.75% for the Morgan Stanley Emerging Markets Equity Portfolio.

ON PAGE 14 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGES 43 THROUGH 49 OF THE PROSPECTUS, REPLACE THE INFORMATION IN "PART 9: TAX ASPECTS OF THE CERTIFICATES" WITH THE FOLLOWING INFORMATION:

   IRA TAX INFORMATION

   The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pretax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. There are also Education IRAs, which are not discussed herein because they are not available in individual retirement annuity form. As the Rollover Roth IRA is an individual retirement annuity, the term "Roth IRA" refers to a Roth individual retirement annuity unless the context requires otherwise.

   There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

   TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

   This prospectus contains the information which the Internal Revenue Service
   (IRS) requires to be disclosed to an individual before he or she purchases a Traditional IRA.

   The Rollover IRA Certificate is designed to qualify as a Traditional IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

   This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that a Traditional IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

   This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Traditional IRA Certificates.

   Further information on Traditional IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

   The Rollover IRA Certificate has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity, and does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Rollover IRA Certificates.

   Cancellation

   You can cancel a Certificate issued as a Traditional IRA by following the directions in Part 5 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled Traditional IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

   Contributions to Traditional IRAs

   Individuals may make three different types of contributions to purchase a Traditional IRA, or as later additions to an existing Traditional IRA:
   "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other traditional individual retirement arrangements ("direct transfers").

   The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers" discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" Traditional IRA contributions. See "Contributions under the Certificates" in Part 5. The immediately following discussion relates to "regular" Traditional IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to a Traditional IRA which is intended to serve as a "conduit" IRA.

   Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs (including Roth IRAs) by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA.

   Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earnings are less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth individual retirement arrangements. Each spouse owns his or her individual retirement arrangements (Traditional and Roth IRA) even if contributions were fully funded by the other spouse.

   The amount of Traditional IRA contributions for a tax year that an individual can deduct depends on whether the individual is covered by an employer-sponsored tax-favored retirement plan. An employer-sponsored tax-favored retirement plan includes a qualified plan, a tax-sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

   Regardless of adjusted gross income (AGI), you may make deductible contributions to a Traditional IRA for each tax year up to the lesser of $2,000 or 100% of compensation (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) if not covered by a retirement plan.

   If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $30,000 and $40,000. This amount will be indexed every year until 2005. If the individual is married and files a joint return, and the individual is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000. This amount will be indexed every year until 2007.

   Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. To determine the deductible amount of the contribution with the phase out, the individual determines AGI and subtracts $30,000 if the individual is a single person, $50,000 if the individual is married and files a joint return with the spouse. The resulting amount is the individual's Excess

   AGI. The individual then determines the limit on the deduction for Traditional IRA contributions using the following formula:

                                          Maximum                     Adjusted
      $10,000-Excess AGI           x      Permissible          =      Dollar
      ------------------                  Dollar                      Deduction
      $10,000                             Deduction                   Limit

   Traditional IRA contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

   An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from Traditional IRA Certificates" below.

   An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to a Traditional IRA in prior years and is receiving amounts from any Traditional IRA must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

   EXCESS CONTRIBUTIONS

   Excess contributions to a Traditional IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Traditional IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the Traditional IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

   If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

   TAX-FREE TRANSFERS AND ROLLOVERS

   Tax-free rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other traditional individual retirement arrangements.

   The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. Any amount contributed to a Traditional IRA after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

   Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" Traditional IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

   Under the conditions and limitations of the Code, an individual may elect for each Traditional IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

   The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other traditional individual retirement arrangements unless the distribution was received under an inherited Traditional IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

   DISTRIBUTIONS FROM TRADITIONAL IRA CERTIFICATES

   Income or gains on contributions under Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from a Traditional IRA is fully includable as ordinary income by the individual in gross income.

   If the individual has made nondeductible IRA contributions to any Traditional IRA (whether or not this particular arrangement), those contributions are recovered tax free when distributions are received. The individual must keep records of all such nondeductible contributions. At the end of each tax year in which the individual has received a distribution from any traditional individual retirement arrangement, the individual determines a ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by the individual at the end of the tax year (including rollover Traditional IRAs) plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the Traditional IRA during that tax year to determine the nontaxable portion of each distribution.

   In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another traditional individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the Traditional IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

   Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

   REQUIRED MINIMUM DISTRIBUTIONS

   The minimum distribution rules require Traditional IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

   Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

   There are two approaches to taking minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

   An account-based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity-based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

   You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

   Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your traditional individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more traditional individual retirement arrangements that you maintain.

   An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse.

   An individual who has been computing minimum distributions with respect to Traditional IRA funds on an account-based approach (discussed above) may subsequently apply such funds to a life annuity-based payout, provided that the individual had elected to recalculate life expectancy annually (and the spouse's life expectancy if a spousal joint annuity is selected). For example, if you anticipate exercising your Guaranteed

   Minimum Income Benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

   If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.

   Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.)

   If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

   If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited Traditional IRA into the surviving spouse's own Traditional IRA.

   TAXATION OF DEATH BENEFITS

   Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

   If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

   GUARANTEED MINIMUM DEATH BENEFIT

   The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as a Traditional IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

   TAX CONSIDERATIONS FOR THE IRA ASSURED PAYMENT OPTION AND IRA APO PLUS

   Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your Traditional IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any Traditional IRA funds under the IRA Assured Payment Option or IRA APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the IRA Assured Payment Option and IRA APO Plus in view of your own particular situation.

   When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

   If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other Traditional IRA funds you may have. Alternatively, you may convert your Traditional IRA Life Contingent Annuity under the Rollover IRA to a non-qualified Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the Traditional IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of a Traditional IRA, its value would not have to be taken into account in determining future required minimum distributions.

   If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

   Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" Traditional IRA treatment. See "Tax-Free Transfers and Rollovers" above.

   PROHIBITED TRANSACTION

   A Traditional IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Traditional IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the Traditional IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

   PENALTY TAX ON EARLY DISTRIBUTIONS

   The taxable portion of Traditional IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or (4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are Traditional IRA distributions used to pay (5) certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals, (6) qualified first-time home buyer expense payments, or (7) higher educational expense payments, all as defined in the Code.

   A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options:
   Substantially Equal Payment Withdrawals and the IRA Assured Payment Option with level payments, both of which are described in Part 6. If you are a Traditional IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and IRA Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from Traditional IRA Certificates," above. Once Substantially Equal Payment Withdrawals or IRA Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.

   Where a taxpayer under age 59 1/2 purchases a traditional individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

   TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

   Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

   We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

   ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

   This prospectus contains the information which the IRS requires to be disclosed to you before you purchase a Roth IRA. This section of Part 9 covers some of the special tax rules that apply to Roth IRAs.

   The Rollover Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. Your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

   Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

   We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for the Rollover IRA as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

   Cancellation

   You can cancel a Certificate issued as a Roth IRA by following the directions in Part 5 under "Free Look Period." You can cancel a Rollover Roth IRA Certificate issued as a result of a full conversion of a Rollover Traditional IRA Certificate by following the instructions in the request for full conversion form available from our Processing Office or your agent. Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision.

   Contributions to Roth IRAs

   The following discussion relates to contributions to Roth IRAs. Contributions to Traditional IRAs are discussed above.

   Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: (1) "regular" after-tax contributions out of earnings, (2) taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), (3) tax-free rollover contributions from other Roth IRAs, or (4) tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). See "Contributions under the Certificates" in Part 5. Since only direct transfer and rollover contributions are permitted under the Roth IRA Certificate, regular after-tax contributions are not discussed here.

   ROLLOVERS AND DIRECT TRANSFERS -- WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

   Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA ("tax-free rollover contribution"), or (ii) another Traditional IRA in a taxable "conversion" rollover ("conversion contribution"). No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under
   Section 403(b) of the Code. Currently we also do not accept rollover contributions from SEP-IRAs, SARSEP-IRAs or SIMPLE-IRAs. The rollover contribution must be applied to the new Roth IRA Certificate within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA was received by you.

   Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover transaction and a direct transfer transaction is that in a rollover transaction the individual actually takes possession of the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer transaction, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. Direct transfer transactions can only be made between identical plan types (for example, Roth IRA to Roth IRA); rollover transactions may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover transaction and a Roth IRA to Roth IRA direct transfer is the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollover transactions are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

   The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

   CONVERSION CONTRIBUTIONS TO ROTH IRAS

   In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.)

   However, even if you are under age 59 1/2 there is no premature distribution penalty on the Traditional IRA withdrawal that you are converting to a Roth IRA. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion rollover transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of the pre-age 59 1/2 withdrawal penalty and the special penalties that may apply to premature withdrawals of converted funds under "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions" below.

   YOU CANNOT MAKE CONVERSION ROLLOVER CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

   Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age
   70 1/2. For the potential effects of violating these rules, see discussion of "Additional Taxes and Penalties" and "Excess Contributions" below.

   WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

   NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a withdrawal charge as stated in your Certificate. See discussion in Part 6. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to tax penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs," "Additional Taxes and Penalties" and "Penalty Tax on Premature Distributions."

   DISTRIBUTIONS FROM ROTH IRAS

   Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions.

   The following distributions from Roth IRAs are free of income tax:

   (1) Rollovers from a Roth IRA to another Roth IRA.

   (2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" above).

   (3) "Qualified Distributions" from Roth IRAs (see "Qualified Distributions from Roth IRAs" below).

   (4) Return of excess contributions (see "Additional Taxes and Penalties" and "Excess Contributions" below).

   Qualified Distributions from Roth IRAs

   Distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are (1) you attain age 59 1/2, (2) your death, (3) your disability, or (4) a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

   Five-Year Holding or Aging Period

   The applicable five-year holding or aging period depends on the type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable year period beginning with the first taxable year for which you made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period. The Rollover Roth IRA does not accept "regular" contributions. However, it does accept Roth IRA to Roth IRA rollovers and direct transfers. If the source of your contribution is (indirectly) regular contributions made to another Roth IRA and not conversion contributions, the five-year holding or aging period discussed in the prior sentence applies to you.

   For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion rollover transaction to a Roth IRA.

   Although there is currently no statutory prohibition against commingling regular contributions and conversion contributions in any Roth IRA, or against commingling conversion contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion contributions. It also strongly encourages individuals to differentiate conversion Roth IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion contributions and regular contributions, or conversion contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

   Non-Qualified Distributions from Roth IRAs

   Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. In contrast to Traditional IRA distributions, which are assumed to be fully taxable, non-qualified distributions receive return-of-investment-first treatment. That is, the recipient is taxed only on the difference between the amount of the distribution and the amount of Roth IRA contributions (less any distributions previously recovered tax free).

   Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

   Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it is highly possible that you will be required to keep your own records of regular and conversion contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

   REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

   If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed to your designated beneficiary by December

   31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions to a beneficiary are required until after the surviving spouse's death.

   TAXATION OF DEATH BENEFIT

   Distributions received by a beneficiary are generally given the same tax treatment you would have received if distribution had been made to you.

   ADDITIONAL TAXES AND PENALTIES

   You are subject to additional taxation for using your Roth IRA funds in prohibited transactions (as described below). There are also additional taxes for making excess contributions and making certain pre-age 59 1/2 distributions.

   Prohibited Transactions

   A Roth IRA may not be borrowed against or used as collateral for a loan or other obligation. If the Roth IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, you may be required to include in your Federal gross income for that year an amount equal to the fair market value of your Roth IRA Certificate as of the first day of that tax year. Also, an early distribution penalty tax of 10% could apply if you have not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

   EXCESS CONTRIBUTIONS

   Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion contributions from a Traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

   As of the date of this prospectus, there is some uncertainty regarding the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing your Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in your gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax.

   As of the date of this prospectus, pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution. There can be no assurance that such pending legislation will be enacted or will not be modified. Please consult your tax adviser for information on the status of any legislation concerning Roth IRAs.

   PENALTY TAX ON PREMATURE DISTRIBUTIONS

   The taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

   o   Your death,

   o   Your disability,

   o   Distributions used to pay certain extraordinary medical expenses,

   o Distributions used to pay medical insurance premiums for certain unemployed individuals,

   o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

   o "Qualified first-time homebuyer distributions" as defined in the Code, and

   o Distributions used to pay specified higher education expenses as defined in the Code.

   Under legislation pending as of the date of this prospectus, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, EVEN IF THE AMOUNT WITHDRAWN FROM THE ROTH IRA IS NOT INCLUDABLE IN INCOME BECAUSE OF THE RECOVERY-OF-INVESTMENT FIRST RULE. However, if the recipient is eligible for one of the penalty exceptions described above (e.g., being age 59 1/2 or older) no penalty will apply.

   Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs" and "Conversion Contributions to Roth IRAs" above. It is not known whether this legislation will be enacted in its current form, but it may be retroactive to January 1, 1998.

   Because Roth IRAs have only been recently approved, you should consult with your tax adviser as to whether they are an appropriate investment vehicle for you.

   FEDERAL AND STATE INCOME TAX WITHHOLDING

   Equitable Life is required to withhold Federal income tax from Traditional IRA distributions and the taxable portion of payments from annuity contracts, unless the recipient elects not to be subject to income tax withholding. Withholding may also apply to taxable amounts paid under a free look or cancellation. No withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described below.

   The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you think you may be affected by such rules.

   Any income tax withheld is a credit against your income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

   Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

   Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption.

   For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

   A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

   All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

   OTHER WITHHOLDING

   As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

   If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

   IMPACT OF TAXES TO EQUITABLE LIFE

   The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

   TRANSFERS AMONG INVESTMENT OPTIONS

   Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

   TAX CHANGES

   The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

   Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

--------------------------------------------------------------------------------

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                      PAGE
                                                                      ----

Part 1:   Minimum Distribution Withdrawals - Traditional
          IRA Certificates                                              2

Part 2:   Accumulation Unit Values                                      2

Part 3:   Annuity Unit Values                                           2

Part 4:   Custodian and Independent Accountants                         3

Part 5:   Alliance Money Market Fund Yield Information                  3

Part 6:   Long-Term Market Trends                                       4

Part 7:   Financial Statements                                          6




     HOW TO OBTAIN ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

           Send this request form to:
                    Equitable Life
                    Income Management Group
                    P.O. Box 1547
                    Secaucus, NJ 07096-1547


Please send me a Rollover IRA SAI dated May 1, 1997 as supplemented on December 31, 1997 for the Rollover IRA and Choice Income Plan Prospectus dated October 16, 1996 as supplemented on May 1, 1997 and December 31, 1997:

         |_| SAI and SAI Supplement         |_| SAI Supplement only



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                            State                           Zip


EDI-98-2 IRA

                      SUPPLEMENT DATED DECEMBER 31, 1997 TO
                ACCUMULATOR(SM) PROSPECTUS DATED OCTOBER 16, 1996,
                    AS PREVIOUSLY SUPPLEMENTED ON MAY 1, 1997

This supplement dated December 31, 1997, updates certain information in the Accumulator prospectus dated October 16, 1996, as previously supplemented on May 1, 1997, of The Equitable Life Assurance Society of the United States (EQUITABLE
LIFE). You should read this supplement in conjunction with the prospectus and May 1, 1997 supplement. You should keep the supplements and the prospectus for future reference. We have filed with the Securities and Exchange Commission
(SEC) a supplement dated December 31, 1997 to our statement of additional information (SAI) dated May 1, 1997. If you do not presently have a copy of the prospectus and May 1, 1997 supplement, you may obtain additional copies, as well as copies of the SAI and SAI supplement, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI or SAI supplement, you may mail in the SAI request form located at the end of this supplement. The SAI and SAI supplement have been incorporated by reference into this supplement.

In this supplement, each section of the prospectus and/or May 1, 1997 supplement in which a change has been made is identified and the number of each page on which a change occurs is also noted. Special terms used in this supplement have the same meaning as in the prospectus and May 1, 1997 supplement, unless otherwise noted.

ON THE FIRST PAGE OF THE MAY 1, 1997 SUPPLEMENT WHERE PROSPECTUS COVER PAGE REVISIONS ARE NOTED:

   THE SECOND SENTENCE IN THE FIRST PARAGRAPH IS REPLACED BY THE FOLLOWING
   SENTENCE:

   These Investment Options include 19 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

   THE INVESTMENT FUNDS CHART IS REPLACED BY THE FOLLOWING CHART:

                                                  INVESTMENT FUNDS
                                INVESTMENT FUNDS
--------------------------------------------------------------------------------

o Alliance Money Market                 o JPM Core Bond
o Alliance High Yield                   o Lazard Large Cap Value
o Alliance Common Stock                 o Lazard Small Cap Value
o Alliance Aggressive Stock             o MFS Research
o Alliance Small Cap Growth             o MFS Emerging Growth Companies
o Alliance Growth Investors             o Morgan Stanley Emerging Markets Equity
o Alliance Global                       o EQ/Putnam Growth & Income Value
o BT Equity 500 Index                   o EQ/Putnam Investors Growth
o BT Small Company Index                o EQ/Putnam International Equity
o BT International Equity Index

   FOLLOWING THE INVESTMENT FUNDS CHART, THE SENTENCE ADDED TO THE END OF THE FIFTH PARAGRAPH IS REPLACED BY THE FOLLOWING SENTENCE:

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1999 through 2008.

THROUGHOUT THE PROSPECTUS AND SUPPLEMENTS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.

--------------------------------------------------------------------------------
        Copyright 1997 The Equitable Life Assurance Society of the United States, New York, New York 10104. All rights reserved. Accumulator is a service mark of The Equitable Life Assurance Society of the United States.

EDI-98-1 ACC

PAGES 3 AND 4 OF THE MAY 1, 1997 SUPPLEMENT ARE REPLACED BY THE FOLLOWING
INFORMATION:

                                    FEE TABLE

   The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

   As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

                                                                                             CONTRACT
OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)                               YEAR
----------------------------------------------------------------                               ----
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon surrender           1..........7.00%
  or for certain withdrawals.  The applicable withdrawal charge percentage                       2..........6.00
  determined by the Contract Year in which the withdrawal is made or the Certificate             3..........5.00
  is surrendered beginning with "Contract Year 1" with respect to each contribution              4..........4.00
  is withdrawn or surrendered.  For each contribution, the Contract Year in which                5..........3.00
  we receive that contribution is "Contract Year 1")(1)                                          6..........2.00
                                                                                                 7..........1.00
                                                                                                 8+.........0.00

                                                                                             COMBINED        GMDB
                                                                                             GMDB/GMIB       ONLY
                                                                                              BENEFIT       BENEFIT
                                                                                              -------       -------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing
  Date as a percentage of the guaranteed minimum death benefit then in effect)(2)..............0.45%        0.20%

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
  MORTALITY AND EXPENSE RISK CHARGE.........................................................................0.90%
  ASSET BASED ADMINISTRATIVE CHARGE(3)......................................................................0.30%
                                                                                                           -----
     TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES.................................................................1.20%
                                                                                                           =====

-----------------
Notes:

(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 6.

(2) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. See "Part 6: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit" and "Charges for GMDB Only Benefit."

(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

   HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
   ----------------------------------------------------------------------------

                                                     INVESTMENT                                                   TOTAL
                                                    MANAGEMENT &                                 OTHER           ANNUAL
   PORTFOLIOS                                       ADVISORY FEES         12B-1 FEE(4)         EXPENSES         EXPENSES
   ----------                                       -------------         ------------         --------         --------
   HR TRUST
   Alliance Money Market(5)                            0.35%                0.25%                0.04%            0.64%
   Alliance High Yield(5)                              0.60%                0.25%                0.06%            0.91%
   Alliance Common Stock(5)                            0.38%                0.25%                0.03%            0.66%
   Alliance Aggressive Stock(5)                        0.55%                0.25%                0.03%            0.83%
   Alliance Small Cap Growth(5)                        0.90%                0.25%(7)             0.10%            1.20%(7)
   Alliance Growth Investors(5)                        0.53%                0.25%                0.06%            0.84%
   Alliance Global(5)                                  0.65%                0.25%                0.08%            0.98%

   EQ TRUST
   BT Equity 500 Index(6)                              0.25%                0.25%                0.05%            0.55%
   BT Small Company Index(6)                           0.25%                0.25%                0.10%            0.60%
   BT International Equity Index(6)                    0.35%                0.25%                0.20%            0.80%
   JPM Core Bond(6)                                    0.45%                0.25%                0.10%            0.80%
   Lazard Large Cap Value(6)                           0.55%                0.25%                0.10%            0.90%
   Lazard Small Cap Value(6)                           0.80%                0.25%                0.15%            1.20%
   MFS Research(6)                                     0.55%                0.25%                0.05%            0.85%
   MFS Emerging Growth Companies(6)                    0.55%                0.25%                0.05%            0.85%
   Morgan Stanley Emerging Markets Equity(6)           1.15%                0.25%                0.35%            1.75%
   EQ/Putnam Growth & Income Value(6)                  0.55%                0.25%                0.05%            0.85%
   EQ/Putnam Investors Growth(6)                       0.55%                0.25%                0.05%            0.85%
   EQ/Putnam International Equity(6)                   0.70%                0.25%                0.25%            1.20%

------------------------
Notes:

(4) The Class IB shares of EQ Trust and HR Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by EQ Trust and HR Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that EQ Trust and HR Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Certificates.
(5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for 1997 as this Portfolio commenced operations on May 1, 1997 (see footnote 7). The investment management and advisory fees for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 6.
(6) The EQ Trust Portfolios had no operations prior to May 1, 1997. Therefore, the amounts shown for "Other Expenses" for these Portfolios are estimated. The MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity Portfolios of EQ Trust commenced operations on May 1, 1997. The Morgan Stanley Emerging Markets Equity Portfolio commenced operations on August 20, 1997 (and is offered under this prospectus supplement as of December 31, 1997). The BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value Portfolios commenced operations on December 31, 1997. The maximum investment management and advisory fees for each EQ Trust Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses but, pursuant to agreement, cannot together with other fees exceed total annual expense limitations (which are the respective amounts shown in the "Total Annual Expenses" column). Absent the expense limitation, we estimate that the other expenses for 1998 for each Portfolio would be 0.285% for BT Equity 500 Index; 0.231% for BT Small Company Index; 0.472% for BT International Equity Index; 0.411% for JPM Core Bond; 0.285% for Lazard Large Cap Value; 0.231% for Lazard Small Cap Value; 0.234% for MFS Research; 0.242% for MFS Emerging Growth Companies; 0.461% for Morgan Stanley Emerging Markets Equity; 0.262% for EQ/Putnam Growth & Income Value; 0.273% for EQ/Putnam Investors Growth; and 0.459% for EQ/Putnam International Equity. See "EQ Trust Charges to Portfolios" in Part 6.
(7) Equitable Distributors Inc. (EDI) has agreed to waive the 0.25% 12b-1 fee to the extent necessary to limit annual expenses for the Alliance Small Cap Growth Portfolio to 1.20% of the average daily net assets of that Portfolio as set forth above. This agreement may be modified by EDI and HR Trust at any time, and there can be no assurance that the 12b-1 fee will not be restored to 0.25% in the future. Absent the fee waiver, we estimate that the annual expenses for 1997 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

ON PAGE 5 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EXAMPLES" ADD THE FOLLOWING INFORMATION TO THE EXAMPLES FOR THE "COMBINED GMDB/GMIB BENEFIT ELECTION" UNDER EQ TRUST:

                                      1 YEAR    3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                      ------    -------    -------   --------      ------     -------    -------   --------

   BT Equity 500 Index               $87.77    $114.59       --         --         $22.54     $69.95       --         --
   BT Small Company Index             88.26     116.09       --         --          23.03      71.45       --         --
   BT International Equity Index      90.25     122.09       --         --          25.02      77.45       --         --
   JPM Core Bond                      90.25     122.09       --         --          25.02      77.45       --         --
   Lazard Large Cap Value             91.25     125.09       --         --          26.02      80.45       --         --
   Lazard Small Cap Value             94.23     134.03       --         --          29.00      89.39       --         --
   Morgan Stanley Emerging
      Markets Equity                  99.70     150.28       --         --          34.47     105.65       --         --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT ADD THE FOLLOWING INFORMATION TO THE EXAMPLES FOR THE "GMDB ONLY BENEFIT ELECTION" UNDER EQ TRUST:

                                      1 YEAR    3 YEARS    5 YEARS   10 YEARS      1 YEAR     3 YEARS    5 YEARS   10 YEARS
                                      ------    -------    -------   --------      ------     -------    -------   --------
   BT Equity 500 Index               $87.77    $109.28       --         --         $19.89     $61.65       --         --
   BT Small Company Index             88.26     110.78       --         --          20.38      63.16       --         --
   BT International Equity Index      90.25     116.80       --         --          22.37      69.18       --         --
   JPM Core Bond                      90.25     116.80       --         --          22.37      69.18       --         --
   Lazard Large Cap Value             91.25     119.81       --         --          23.37      72.18       --         --
   Lazard Small Cap Value             94.23     128.77       --         --          26.35      81.15       --         --
   Morgan Stanley Emerging
      Markets Equity                  99.70     145.07       --         --          31.82      97.45       --         --

ON PAGE 6 OF THE MAY 1, 1997 SUPPLEMENT REPLACE THE INFORMATION UNDER "CONDENSED FINANCIAL INFORMATION" WITH THE FOLLOWING INFORMATION:

   ACCUMULATION UNIT VALUES

   Equitable Life commenced the offering of the Certificates on October 16, 1996. The following table shows the Accumulation Unit Values, as of October 16, 1996 and the last Business Day of the periods shown. No Accumulation Unit Values are shown for Alliance Small Cap Growth, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Funds were first offered in 1997.

                                                               LAST BUSINESS DAY OF
                                    ------------------------------------------------------------------------
                                    OCTOBER 16, 1996               DECEMBER 1996               NOVEMBER 1997
                                    ----------------               -------------               -------------
   Alliance Money Market                24.472785                    24.675315                   25.548659
   Alliance High Yield                  25.466366                    26.090042                   30.064454
   Alliance Common Stock               143.741180                   151.232750                  185.879312
   Alliance Aggressive Stock            65.166142                    65.534670                   72.347208
   Alliance Growth Investors            25.496401                    26.148649                   29.785785
   Alliance Global                      24.381648                    25.118937                   27.260512

ON PAGE 7 OF THE MAY 1, 1997 SUPPLEMENT

   UNDER REVISIONS FOR "EQUITABLE LIFE" REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

   Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (THE HOLDING COMPANY). The largest shareholder the Holding Company is AXA-UAP (AXA). As of September 30, 1997, AXA beneficially owned 59.0% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance related financial service companies.

   Equitable Life, the Holding Company and their subsidiaries managed approximately $272.7 billion of assets as of September 30, 1997.

   UNDER "EQ TRUST'S MANAGER AND ADVISERS" INSERT THE FOLLOWING SENTENCE AT THE END OF THE THIRD PARAGRAPH:

   EQ Financial has also entered into an investment advisory agreement with Bankers Trust Company, who serves as adviser to the BT Equity 500 Index, BT Small Company Index, and BT International Equity Index Portfolios; J.P. Morgan Investment Management Inc., adviser to the JPM Core Bond Portfolio; Lazard Asset Management, adviser to the Lazard Large Cap Value and Lazard Small Cap Value Portfolios; and Morgan Stanley Asset Management Inc., adviser to the Morgan Stanley Emerging Markets Equity Portfolio.

   UNDER THE REVISED HEADING "HR TRUST'S INVESTMENT ADVISOR," REPLACE THE SENTENCE WITH THE FOLLOWING SENTENCE:

   On September 30, 1997, Alliance was managing approximately $217.3 billion in assets.

ON PAGE 8 OF THE MAY 1, 1997 SUPPLEMENT, AND ON PAGE 12 OF THE PROSPECTUS UNDER "INVESTMENT POLICIES AND OBJECTIVES OF TRUST'S PORTFOLIOS" REPLACE THE SECTION WITH THE FOLLOWING INFORMATION:

   Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       Alliance Money Market         Primarily high-quality U.S.             High level of current income while
                                     dollar-denominated money market         preserving assets and maintaining
                                     instruments.                            liquidity

       Alliance High Yield           Primarily a diversified mix of          High return by maximizing current
                                     high-yield, fixed-income securities     income and, to the extent
                                     which generally involve greater         consistent with that objective,
                                     volatility of price and risk of         capital appreciation
                                     principal and income than
                                     higher-quality fixed-income
                                     securities.  Lower-quality debt
                                     securities are commonly known as
                                     "junk bonds."

       Alliance Common Stock         Primarily common stock and other        Long-term growth of capital and
                                     equity-type instruments.                increasing income

       HR TRUST PORTFOLIO                    INVESTMENT POLICY                          OBJECTIVE
       ------------------                    -----------------                          ---------
       Alliance Aggressive Stock     Primarily common stocks and other       Long-term growth of capital
                                     equity-type securities issued by
                                     quality small-and intermediate-sized
                                     companies with strong growth prospects
                                     and in covered options on those
                                     securities.

       Alliance Small Cap Growth     Primarily U.S. common stocks and        Long-term growth of capital
                                     other equity-type securities issued
                                     by smaller companies that, in the
                                     opinion of the adviser, have
                                     favorable growth prospects.

       Alliance Growth Investors     Diversified mix of publicly traded      High total return consistent with
                                     equity and fixed-income securities,     the adviser's determination of
                                     including at times common stocks        reasonable risk
                                     issued by intermediate - and
                                     small-sized companies and at times
                                     lower-quality fixed-income securities
                                     commonly known as "junk bonds."

       Alliance Global               Primarily equity securities of          Long-term growth of capital
                                     non-United States as well as United
                                     States companies.

       EQ TRUST PORTFOLIO
       ------------------

       BT Equity 500 Index           Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 500 stocks included in    (before the deduction of Portfolio
                                     the Standard & Poor's 500 Composite     expenses) the total return of the
                                     Stock Price Index ("S&P 500").          S&P 500

       BT Small Company Index        Invest in a statistically selected      Replicate as closely as possible
                                     sample of the 2,000 stocks included     (before the deduction of Portfolio
                                     in the Russell 2000 Small Stock Index   expenses) the total return of the
                                     ("Russell 2000").                       Russell 2000

       BT International Equity       Invest in a statistically selected      Replicate as closely as possible
           Index                     sample of the securities of companies   (before the deduction of Portfolio
                                     included in the Morgan Stanley          expenses) the total return of the
                                     Capital International Europe,           EAFE
                                     Australia, Far East Index ("EAFE"),
                                     although not all companies within a
                                     country will be represented in the
                                     Portfolio at the same time.

       EQ TRUST PORTFOLIO
       ------------------
       JPM Core Bond                 Under normal circumstances, all of      High total return consistent with
                                     the Portfolio's assets will, at the     moderate risk of capital and
                                     time of purchase, consist of            maintenance of liquidity
                                     investment grade fixed-income
                                     securities rated BBB or better by
                                     Standard & Poor's or Baa or better by
                                     Moody's Investors Services, Inc. or
                                     unrated securities of comparable
                                     quality.

       Lazard Large Cap Value        Primarily equity securities of United   Capital appreciation
                                     States companies with relatively
                                     large market capitalizations (i.e.,
                                     companies having market
                                     capitalizations of greater than $1
                                     billion) that the Portfolio adviser
                                     considers to be inexpensively priced
                                     and financially productive.

       Lazard Small Cap Value        Primarily equity securities of United   Capital appreciation
                                     States companies with small market
                                     capitalizations (i.e., companies
                                     having market capitalizations of $1
                                     billion or less) that the Portfolio
                                     adviser considers inexpensively
                                     priced and financially productive.

       MFS Research                  A substantial portion of assets         Long-term growth of capital and
                                     invested in common stock or             future income
                                     securities convertible into common
                                     stock of companies believed by the
                                     Portfolio adviser to possess better
                                     than average prospects for long-term
                                     growth.

       MFS Emerging Growth           Primarily (i.e., at least 80% of its    Long-term growth of capital
       Companies                     assets under normal circumstances) in
                                     common stocks of emerging growth
                                     companies that the Portfolio adviser
                                     believes are early in their life cycle
                                     but which have the potential to become
                                     major enterprises.

       Morgan Stanley Emerging       Primarily equity securities of          Long-term capital appreciation
       Markets Equity                emerging market country issuers with
                                     a focus on those in which the
                                     Portfolio's adviser believes the
                                     economies are developing strongly and
                                     in which the markets are becoming more
                                     sophisticated.

       EQ/Putnam Growth & Income     Primarily common stocks that offer      Capital growth and, secondarily,
       Value                         potential for capital growth and may,   current income
                                     consistent with the Portfolio's
                                     investment objective, invest in common
                                     stocks that offer potential for current
                                     income.

       EQ TRUST PORTFOLIO
       ------------------
       EQ/Putnam Investors Growth    Primarily common stocks that the        Long-term growth of capital and
                                     Portfolio adviser believes afford the   any increased income that results
                                     best opportunity for long-term          from this growth
                                     capital growth.

       EQ/Putnam International       Primarily a diversified portfolio of    Capital appreciation
       Equity                        equity securities of companies
                                     organized under laws of countries
                                     other than the United States.

ON PAGE 20 OF THE PROSPECTUS UNDER THE HEADING "METHODS OF PAYMENT" INSERT THE FOLLOWING SUB-SECTION AFTER THE LAST PARAGRAPH OF THE SECTION:

   Automatic Investment Program
   Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account, or credit union checking account and to be contributed as a subsequent contribution into an Accumulator Certificate on a monthly or quarterly basis. The minimum amount that will be deducted is $100 monthly and $300 quarterly. AIP subsequent contributions may be made to any Investment Option available under your Certificate. You may elect AIP by properly completing the appropriate form, which is available from your agent, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th or 31st) you wish to have your bank account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date.

   You may cancel AIP at any time by notifying our Processing Office in writing at least two business day prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ON PAGE 23 OF THE PROSPECTUS BEFORE THE "WITHDRAWAL OPTIONS" SECTION INSERT THE FOLLOWING INFORMATION:

   REBALANCING

   We currently offer a rebalancing program under which you authorize us to automatically transfer your Annuity Account Value among the Investment Funds selected by you in order to maintain a particular percentage allocation (which you specify) in such Investment Funds. Such percentages must be in whole numbers. You select the period of time at the end of which transfers will take place. The period of time may be quarterly, semi-annually, or annually on a Contract Year basis on the same day of the month as the Contract Date (other than the 29th, 30th or 31st). The Annuity Account Value allocated to each selected Investment Fund will grow or decline in value at different rates during each time period. Rebalancing automatically reallocates the Annuity Account Value in the chosen Investment Funds at the end of each period to the specified allocation percentages. Rebalancing is intended to transfer specified portions of the Annuity Account Value from those chosen Investment Funds that have increased in value to those chosen Investment Funds that have declined in value. The transfers to and from each chosen Investment Fund will be made at the Accumulation Unit Value next computed after the Transaction Date. Rebalancing is not available for amounts in the Guaranteed Period Account.

   Rebalancing does not assure a profit or protect against a loss in declining markets and should be periodically reviewed as your needs may change. You may want to discuss the rebalancing program with your financial adviser before electing such program.

   You may elect the rebalancing program at any time by properly completing the appropriate form, which is available from your registered representative or our Processing Office.

   You may change your rebalancing allocation percentages or cancel this program at any time by submitting a request in a form satisfactory to us. Such request must be received at our Processing Office at least seven days before the next scheduled rebalancing date. A transfer request from you while the rebalancing program is in effect will cancel the rebalancing program.

   Rebalancing may not be elected if a Dollar Cost Averaging program (described on page 22 of the prospectus) is in effect.

ON PAGES 12 AND 13 OF THE MAY 1, 1997 SUPPLEMENT UNDER "EQ TRUST CHARGES TO PORTFOLIOS"

   ADD THE FOLLOWING INFORMATION TO THE TABLE:

                                              AVERAGE DAILY NET ASSETS
                                              ------------------------
   BT Equity 500 Index                                  0.25%
   BT Small Company Index                               0.25%
   BT International Equity Index                        0.35%
   JPM Core Bond                                        0.45%
   Lazard Large Cap Value                               0.55%
   Lazard Small Cap Value                               0.80%
   Morgan Stanley Emerging Markets Equity               1.15%

   ADD THE FOLLOWING SENTENCE TO THE END OF THE PARAGRAPH WHICH FOLLOWS THE ABOVE TABLE:

   EQ Financial has also agreed to waive or limit its fees and to assume other expenses so that the total operating expenses of each Portfolio are limited to: 0.55% of the respective average daily net assets of the BT Equity 500 Index Portfolio; 0.60% for the BT Small Company Index Portfolio; 0.80% for the BT International Equity Index and JPM Core Bond Portfolios; 0.90% for the Lazard Large Cap Portfolio; 1.20% for the Lazard Small Cap Value Portfolio; and 1.75% for the Morgan Stanley Emerging Markets Equity Portfolio.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE
                                                                            ----

Part 1:           Accumulation Unit Values                                    2

Part 2:           Annuity Unit Values                                         2

Part 3:           Custodian and Independent Accountants                       3

Part 4:           Alliance Money Market Fund Yield Information                3

Part 5:           Long-Term Market Trends                                     4

Part 6:           Financial Statements                                        6


        HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION
                          FOR SEPARATE ACCOUNT NO. 49

                           Send this request form to:
                                 Equitable Life
                                 Income Management Group
                                 P.O. Box 1547
                                 Secaucus, NJ 07096-1547


Please send me an Accumulator SAI dated May 1, 1997 as supplemented on December 31, 1997 for the Accumulator Prospectus dated October 16, 1996 as supplemented on May 1, 1997 and December 31, 1997:

         |_| SAI and Supplement             |_| Supplement only


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Name

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Address

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City                                        State                  Zip

EDI-98-IACC